 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VELATEL GLOBAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Nevada		98-0489800
State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code	(I.R.S. Employer Identification Number)

5950 La Place Court, Suite 160

Carlsbad, California 92008

(Address, Including Zip Code, of Principal Executive Offices)

Kenneth L. Waggoner

5950 La Place Court, Suite 160

Carlsbad, California 92008

(760) 230-8986

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:

 [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.

Large accelerated filer [ ]	Non-accelerated filer [ ]
Accelerated filer [ ]	Smaller reporting company [x]

CALCULATION OF REGISTRATION FEE

Title of securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Series A Common Shares(1)	32,000,000	$0.20	$6,400,000	$872.96

(1)Represents the amount, and maximum aggregate value, of Series A common shares that may be issued upon conversion of the Series B preferred shares issued to Ironridge Technology Co. a division of Ironridge Global IV, Ltd. pursuant to the terms of a Stock Purchase Agreement dated December 14, 2012.  In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of Series A common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended.

(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 based on the conversion price of $.20 per Series A common share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Preliminary Prospectus Dated January 30, 2013.  SUBJECT TO COMPLETION

$6,400,000

Up to a maximum of 32,000,000 Series A common shares

at $.0.20 per Series A common share being sold by Selling Stockholder

VELATEL GLOBAL COMMUNICATIONS, INC.

This prospectus relates to the resale of up to 32,000,000 Series A common shares, par value $0.001 per Series A common share of VelaTel Global Communications, Inc., a Nevada corporation issuable upon conversion of Series B preferred shares, by Selling Stockholder, Ironridge Technology Co., a division of Ironridge Global IV, Ltd.

We will not receive any proceeds from the resale of the Series A common shares by Selling Stockholder.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement; provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by this registration statement.

Selling Stockholder is offering these Series A common shares.   Selling Stockholder may sell all or a portion of these Series A common shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.  Selling Stockholder will receive all proceeds from the sale of the Series A common shares.

Our Series A common shares are quoted on the OTC Link™ quotation platform of OTC Markets Group, Inc. under the symbol VELA.QB.  The liquidity of our Series A common shares is restricted as our Series A common shares fall within the definition of a penny stock.

In their opinion on our financial statements as of and for the period from inception to December 31, 2011, our auditors have indicated that there is substantial doubt about our ability to continue as a going concern.

Investing in our Series A common shares involves a high degree of risk.  See Risk Factors beginning on page 6 to read about factors you should consider before buying our Series A common shares.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with different information from that contained in this prospectus.  Selling Stockholder is offering to sell and seeking offers to buy our Series A common shares only in jurisdictions where offers and sales are permitted.   The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.   This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy the securities in any circumstances under which the offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any distribution of securities in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these Series A common shares or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the SEC is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

Prospectus Summary

6

Stock Purchase Agreement and Registration Rights Agreement

8

Risk Factors

10

Forward Looking Statements

41

Use of Proceeds

41

Selling Stockholder

42

Plan of Distribution

43

Business Operations

45

Dilution

75

Dividend Policy

75

Management’s Discussion and Analysis of Financial Condition and Results of Operations

76

Directors, Executive Officers and Control Persons

98

Security Ownership of Certain Beneficial Owners and Management

110

Certain Relationships and Related Transactions

111

Description of Capital Stock

114

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

123

Market for Common Stock and Related Stockholder Matters

124

Experts

135

Legal Proceedings

135

Legal Matters

139

Financial Statements

140

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 10 and the financial statements.

General

VelaTel Global Communications, Inc. was incorporated under the laws of the state of Nevada on September 19, 2005 under the name Mortlock Ventures, Inc. for the purpose of acquiring and developing mineral properties. On April 8, 2008, Mortlock Ventures changed its name to China Tel Group, Inc. and began focusing on the telecommunications industry.  On July 5, 2011, we filed an amendment that changed our name to VelaTel Global Communications, Inc., to reflect more accurately the global nature of our businesses and objectives.

On July 10, 2012, the board of directors approved a reverse 100 for 1 stock split of its issued and outstanding common shares. On July 10, 2012, the board approved an increase in the number of authorized Series A common shares and Series B common shares available for issuance to 1,000,000,000 Series A common shares and 100,000,000 Series B common shares.

Operations

The Company currently holds investments or contracts in nine projects that we refer to as:

(i) VelaTel Peru Network;

(ii) VN Tech Fuel Cell Business;

(iii) Exclusive Services Agreement with NGSN;

(iv) Exclusive Services Agreement with Aerostrong;

(v) Sino Crossings Fiber Joint Venture;

(vi) Zapna Voice Applications;

(vii) Novi-Net Network; and

(viii) Montenegro Connect Network; and

(ix) China Motion MVNO Network.

The Company’s primary business model is to combine its engineering and deployment expertise, its equity funding relationships, its vendor partnership, radio frequency spectrum, fiber optic cable and concession rights assets acquired through a subsidiary or a joint venture relationship to create and operate wireless broadband access networks worldwide.  We offer or will offer internet access, voice, video, and data services to the subscribers of the various WBA networks we own, operate or deploy.  The Company’s secondary business model is to distribute products and services used in connection with WBA networks, specifically hydrogen fuel cells used as a back-up power source for certain transmission equipment and devices and services that enable lower cost voice long distance and voice and data roaming fees to subscribers of cellular, voice over internet protocol or WBA networks.

The Company’s present operational focus is on the deployment of WBA networks in emerging international markets, using either 2.5 GHz or 3.5 GHz radio frequency spectrum.

The Offering

This prospectus relates to the resale of up to 32,000,000 Series A common shares by Selling Stockholder.  The Series A common shares are issuable upon conversion of Series B preferred shares held by Selling Stockholder.

Common Shares

Outstanding

124,445,928 Series A common shares and 40,000,000 Series B common shares

Common shares

being offered

by Selling

Stockholder

32,000,000 Series A common shares

Common shares

outstanding after

offering

156,445,928 Series A common shares and 40,000,000 Series B common shares

Market for our

common stock

Our Series A common shares are quoted on the OTC Link™ quotation platform of OTC Markets Group, Inc. under the symbol VELA.QB.  The liquidity of our common stock is restricted, as our common stock falls within the definition of a penny stock.

Use of Proceeds:

We will not receive any proceeds from the sale of the Series A common shares by Selling Stockholder.  However, we will receive proceeds from the sale of securities pursuant to the stock purchase agreement for the 1,200 Series B preferred shares.   The proceeds received under the stock purchase agreement will be used for payment of general corporate and operating expenses.

Penny Stock

Regulation

The liquidity of our Series A common shares is restricted as our common stock falls within the definition of a penny stock.  These requirements may restrict the ability of broker/dealers to sell the Company’s Series A common shares, and may affect the ability to resell the Company’s common stock.

STOCK PURCHASE AGREEMENT AND

REGISTRATION RIGHTS AGREEMENT

On December 14, 2012, the Company entered into a stock purchase agreement with Selling Stockholder.

The initial closing under the stock purchase agreement, pursuant to which the Company sold to Selling Stockholder 60 Series B preferred shares for a purchase price of $600,000, and also issued to Selling Stockholder 60 Series B preferred shares as a commitment fee, occurred on December 17, 2012.

Subsequent closings under the stock purchase agreement will occur in tranches of 60 Series B preferred shares, on the first day of each calendar month (or earlier, at the Company’s option), following satisfaction of certain conditions set forth in the stock purchase agreement including a registration statement, covering at least the number of shares reasonably necessary for the conversion of all Series B preferred shares then outstanding and to be issued at such subsequent closing, being current and effective, and at least $3 million in aggregate trading volume since the prior closing under the stock purchase agreement.

On January 25, 2013, the Company entered into an Amendment to Stock Purchase Agreement with Selling Stockholder.  The amendment amended the terms of the stock purchase agreement between the Company and Selling Stockholder dated December 14, 2012 to provide that Selling Stockholder may not assign any or all of its rights under the stock purchase agreement.

In connection with the stock purchase agreement, on December 14, 2012, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock with the Secretary of State of Nevada. Under the Certificate of Designation, the Series B preferred shares rank senior with respect to dividend and rights upon liquidation to the Company’s common stock and junior to all existing and future indebtedness.  Except as otherwise required by law (or with respect to approval of certain actions), the Series B preferred shares shall have no voting rights. Holders of Series B preferred shares are entitled to cumulative dividends at a rate of 2.5% per annum when and if declared by the Board of Directors in its sole discretion.

The Series B preferred shares may be converted into Series A common shares at the option of the Company (subject to the satisfaction of certain Equity Conditions set forth in the Certificate of Designation, or if the closing price of the common stock exceeds 200% of the conversion price of $0.20 for any 20 consecutive trading days) or of the holder.  In the event of a conversion at the election of the holder or the Company, the Company shall issue to the holder such number of shares of common stock equal to:

(a) the Early Redemption Price (as defined in the Certificate of Designation), multiplied by

(b) the number of shares being converted, divided by (c) the conversion price of $0.20.

Unless the Company has received the approval of the holders of a majority of the Series B preferred shares then outstanding, the Company may not

(i) alter or change adversely the powers, preferences or rights of the holders of the Series B preferred shares or alter or amend the Certificate of Designation;

(ii) authorize or create any class of stock ranking senior as to distribution of dividends senior to the Series B preferred shares;

(iii) amend its certificate of incorporation in breach of any provisions of the Certificate of Designation;

(iv) increase the authorized number of Series B preferred shares; or

(v) liquidate, or wind-up the business and affairs of the Company or effect any Deemed Liquidation Event, as defined in the Certificate of Designation.

Upon or after 18 years after the Issuance Date, the Company will have the right to redeem 100% of the Series B preferred shares at a price of $10,000 per share plus any accrued and unpaid dividends.  The Company is also permitted to redeem the Series B preferred shares at any time after issuance at a price per share equal to the sum of the following:

(a) the Corporation Redemption Price, plus

(b) the Embedded Derivative Liability (as defined in the Certificate of Designation), less

(c) any dividends that have been paid.

The Certificate of Designation also provides for mandatory redemption if the Company determines to liquidate, dissolve or wind-up its business or effects any Deemed Liquidation Event.

In connection with the stock purchase agreement, the Company entered into a registration rights agreement, and an amendment thereto, pursuant to which the Company agreed to register the shares of common stock issuable upon conversion of the Series B preferred shares issuable under the stock purchase agreement. The Company agreed to file such registration statement on or before January 13, 2013 and to use its best efforts to have such registration statement declared effective on or before the 90th day thereafter.

This prospectus includes 32,000,000 Series A common shares issuable upon conversion of Series B preferred shares.  The amount of Series A common shares included in this prospectus was determined based on one-third of the Company’s public float as of January 27, 2013.  As of January 27, 2013, the corresponding number of overlying shares of Series B preferred shares is equal to 640.  This number of overlying shares of Series B preferred shares will vary with the market price of the Series B preferred shares.

RISK FACTORS

Our business is subject to numerous risk factors, including the following:

We may not be able to pay our current obligations.  Our auditors have issued a going concern opinion with respect to our financial statements.  If we are not able to raise substantial additional capital in a timely manner we may be forced to cease operations.

We will require substantial additional capital to finance our planned business operations and expect to incur operating losses in future periods, due to the expense of deploying the projects.  We have not realized material revenue since our inception and cannot assure you that we will be successful in generating revenues in the future.  Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

If we are not able to raise substantial additional capital in a timely manner from the Selling Stockholder or other sources, we may lose our rights to participate in the operation of and/or the deployment of all of the WBA networks.  In each case, we may be forced to cease operations.  Moreover, any agreement we may enter into for additional capital may discourage other equity investments during the term of any such agreement.

We are an unproven company and should be considered speculative and highly risky to investors.

The Company has only recently embarked on the business plans and strategies described in this prospectus.  Potential investors should be aware of the risk and difficulties encountered by a new enterprise in the WBA business in, especially in view of the intense competition from existing businesses in the same industry sector.

We currently do not have the funds necessary to conduct any meaningful business activity.  As of September 30, 2012, we had $280,032 of cash and $26,385,920 in current liabilities.  Since our inception, we have incurred accumulated losses of $(263,130,585).  We are currently in default on the payment of principal of approximately $300,000 of our convertible note purchase agreements and on our amended and restated convertible note purchase agreements.  During the year ended December 31, 2009, three judgments were entered against the Company relating to certain convertible notes in default.  The judgments are accruing interest at rates between 3.6% and 10% per annum.  Accordingly, the carrying value of the convertible notes, accrued interest and legal fees on the judgments are recorded at $882,858 and $768,875 as of September 30, 2012 and December 31, 2011, respectively.  The principal balance of the three judgments totaled $829,893 as of September 30, 2012 and December 31, 2011.  In addition, the Company currently owes approximately $5.9 million in principal in default to the Isaac Organization, Inc.

The Company has a lack of revenue history, and investors cannot view the Company’s past performance since it is a start-up company.

There is no assurance that the Company’s intended activities will be successful or result in significant revenue or profit to the Company.  We face all risks that are associated with any new business, such as under-capitalization, insufficient cash flow and personnel, financial and resource limitations, as well as special risks associated with its proposed operations. There is no assurance that we will be successful in implementing our business plans and strategies.

The Company has no meaningful operating history and minimal assets that may impair our ability to raise capital and to sustain operations, which could cause failure of the Company.

The Company is considered a start-up operation and, as such, it has no material operating history, little revenue and little earnings from operations.  We have minimal assets and limited financial resources.  We will continue to sustain operating expenses without corresponding revenues, at least until we further develop the projects, which is not expected to occur until we receive sufficient proceeds from additional capital raising.  The Company has incurred a net operating loss that will continue until we more fully implement our business plans and strategies, and are producing sufficient revenues to break even. There can be no assurance that our operations will become profitable in the near future or at all.

The limited operating history or lack thereof may not serve as an adequate basis to judge the future prospects and results of operations of our operating subsidiaries and joint venture partners.

Each of the projects has a limited or no operating history providing WBA services, fiber services and/or related products that enable providers of such services to connect to their respective networks.  Accordingly, one cannot evaluate the viability and sustainability of their businesses.  You should consider their future prospects in light of the risks and uncertainties that other companies operating in the same markets with limited or nor operating history have experienced.  Some of these risks and uncertainties relate to their ability to, among other things, include the following:

(i)

attract, retain and motivate qualified personnel;

(ii)

 maintain effective control of their costs and expenses;

(iii)

expand their market share; and

(iv)

raise sufficient capital to sustain and expand their businesses.

If they are unsuccessful in addressing any of these risks and uncertainties, their competitiveness and their future growth, as well as ours, would be adversely affected.

The registration and potential sale, pursuant to this prospectus, by Selling Stockholder of a significant number of Series A common shares could depress the price of our common stock.

Because there is a limited public market for our common stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of Series A common shares pursuant to this prospectus, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock.  The presence of short sellers in our common stock may further depress the price of our common stock.

If Selling Stockholder sells a significant number of Series A common shares, the market price of our common stock may decline.  Furthermore, the sale or potential sale of the offered Series A common shares pursuant to the prospectus and the depressive effect of such sales or potential sales could make it difficult for us to raise funds from other sources.

We are registering the resale of a maximum of 32,000,000 Series A common shares issuable upon conversion of Selling Stockholder’s Series B preferred shares.  The resale of such Series A common shares by Selling Stockholder could depress the market price of our common shares.

We are registering the resale of a maximum of 32,000,000 Series A common shares under the registration statement of which this prospectus forms a part.  The sale of these Series A common shares into the public market by Selling Stockholder could depress the market price of our common shares.   As of January 30, 2013, there were 124,445,928 Series A common shares issued and outstanding.  The sale of additional Series A common shares into the public market by Selling Stockholder could further depress the market price of our common stock.

Existing stockholders could experience substantial dilution upon the issuance of Series A common shares upon conversion of the Series B preferred shares.

Our agreement with the Selling Stockholder contemplates our issuance of up to at least 60,000,000 Series A common shares to Selling Stockholder, subject to certain restrictions and obligations.  If the terms and conditions of the stock purchase agreement are satisfied, and all of Series B preferred shares are sold and converted into Series A common shares, our existing stockholders' ownership will be diluted by such sales.

Selling Stockholder will pay less than the then-prevailing market price for our common stock under the stock purchase agreement and conversion provisions.

The Series A common shares to be issued to Selling Stockholder pursuant to the stock purchase agreement will be issued at a conversion price equal to $0.20 per Series A common share, subject to adjustment.  Therefore, Selling Stockholder has a financial incentive to sell our common shares upon receiving the Series A common shares to realize the profit equal to the difference between the discounted price and the market price. If Selling Stockholder sells the Series A common shares, the price of our Series A common shares could decrease.

We may not be able to access sufficient funds when needed.

Our ability to obtain funds from the sale of the Series B preferred shares is limited by the terms and conditions in the stock purchase agreement, including restrictions on when we may exercise our rights and restrictions on the amount we may obtain from Selling Stockholder at any one time, which is determined in part by the trading volume of our common stock.

Most of our executive officers and directors do not have experience in managing a public company.  In addition, we have not established enough internal control procedures over our financial accounting.

Almost all of our executive officers and directors do not have the training or experience in managing and fulfilling the regulatory reporting obligations of a public company.  We have to hire professionals to undertake these filing requirements, which will increase the overall cost of our operations.  We have not yet established enough internal control procedures over our financial reporting.

The Company may have a shortage of working capital in the future that could jeopardize its ability to carry out our business plans and strategies.

The Company’s capital needs consist primarily of operating overhead and funding the deployment of our networks and other businesses.  At the present time, we have not raised enough capital to fully fund all of these projects.  If we are unsuccessful in raising the needed capital, we may need to abandon one or more of our projects.

The Company may, in the future, issue debt having priority, which, if foreclosed, could cause loss of some or all of the Company’s assets or business.

While management has no immediate plans to issue any securities that would have a higher priority in terms of repayment or be secured by Company assets than those unsecured convertible note purchase agreements and the amended and restated convertible note purchase agreements, collectively, convertible notes”, previously sold, these plans may change in the future.  In the event the Company defaults on its obligations to repay all sums due pursuant to the convertible notes, the holders of our convertible notes will have the same rights as any of the Company's other unsecured creditors, and the assets of the Company at that time may be insufficient to repay all of its creditors in full.

The Company may not be able to manage its growth effectively, which could adversely affect the Company’s operations and financial performance.

The ability to manage and operate the Company’s businesses as we execute our development and growth strategy will require effective planning.  Significant rapid growth could strain our internal resources and exacerbate other problems that could adversely affect our financial performance.  We expect that our efforts to grow will place a significant strain on our personnel, management systems, infrastructure and other resources in the immediate future.  The ability to manage future growth effectively will also require the Company to successfully attract, train, motivate, retain, and manage new employees and continue to update and improve the Company’s operational, financial and management controls and procedures.  If we fail to manage our growth effectively, our operations could be adversely affected, resulting in slower growth and a failure to achieve or sustain profitability.

We may not voluntarily implement various corporate governance measures, in the absence of which, stockholders may have reduced protections against insider director transactions, conflicts of interest and other matters.

At this time, we are not subject to any law, rule or regulation requiring that we adopt any of the corporate governance measures that are required by the rules of national securities exchanges or NASDAQ, such as independent directors and audit committees.  It is possible that, if the Company were to adopt some or all of the corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

The success of the Company’s business is dependent on our ability to retain the Company’s existing key employees and to add and retain senior officers to our management team.

Our success will depend largely on the expertise and reputation of George Alvarez, our chairman of the board and chief executive officer, and the other members of our senior management team, including Colin Tay, our president, Mario Alvarez, our chief operating officer, Carlos Trujillo, our chief financial officer, Kenneth L. Waggoner, our executive vice president legal, general counsel and secretary and Kenneth Hobbs, our vice president of mergers and acquisitions.  With the exception of Mr. Tay, none of our senior management team is a party to an employment agreement.  In addition, we intend to hire additional highly skilled individuals to staff our operations in each market where a project is being deployed and/or operated.  Loss of any of our key personnel, or the inability to recruit and retain qualified individuals for our operations, could adversely affect our ability to implement our business strategy and operate our businesses.

We have contracted a significant amount of our operations through independent contractors; accordingly, this subjects us to a number of significant risks.

Since our acquisition of Trussnet Nevada, we have contracted with independent contractors to perform services, representing substantially all of our operations, including the engineering, architectural and deployment services we provide to the projects.  If our independent contractors performed their services in an unsatisfactory manner, it would have a material adverse effect on our business.

Our officers and directors own a substantial amount of our common stock and will be able to control the vote on matters submitted to our stockholders.

Our directors and officers collectively own 27,874,083 Series A common shares, representing approximately 22% of our outstanding Series A common shares.  Our officers and directors collectively own or hold irrevocable proxies for 40,000,000 Series

B common shares, representing 100% of the outstanding Series B common shares. Series B common shareholders are entitled to ten votes per Series B common share on any issue presented to our shareholders.  As a result, our officers and directors control the vote on any issue presented to the shareholders of the Company and can effect transactions without the consent of other shareholders.  It is unlikely any shareholder or group of shareholders could replace the existing directors or officers.  This concentration of beneficial ownership may also have the effect of delaying or preventing a change in control or being listed on a major stock exchange.

There may be limited liquidity for our Series A common shares, and our shareholders may have difficulty selling their Series A common shares.

Our Series A common shares are quoted on the OTC Link™ quotation platform of OTC Markets Group, Inc.  However, due to the possibility of limited trading volume, our shareholders may not be able to sell their Series A common shares in an organized market.  If this happens, our shareholders might not receive a price per Series A common share which they might have received had there been a larger public market for our Series A common shares.

Our Series A common shares are “penny stocks” and are covered by Section 15(g) of the Exchange Act.  Federal securities laws impose additional sales practice requirements on broker/dealers who sell securities, such as;

(i)

the delivery of a standardized disclosure document;

(ii)

disclosure and confirmation of the quotation process;

(iii)

disclosure of compensation the broker/dealer receives; and

(iv)

furnishing monthly account statements.

For sales of our Series A common shares, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale.  The imposition of the foregoing additional sales practices could adversely affect a shareholder’s ability to dispose of its, his or her Series A common shares.

Sales of our Series A common shares will dilute the interests of our existing shareholders.

We may seek additional funds through the sale of our Series A common shares.  This will dilute the percentage ownership of our existing shareholders.  The magnitude of this dilution will be determined by the number of Series A common shares we will have to issue in the future to obtain the funds required, in addition to the dilutive effect of Series A common shares that may be in payment of various promissory notes.

The number of our authorized Series A common shares and our Series B Common Stock may discourage unsolicited takeover attempts.

The authorized Series A common shares, together with the number of our outstanding Series B common shares, may have the effect of discouraging unsolicited takeover attempts, potentially limiting the opportunity for our shareholders to dispose of their Series A common shares at a premium, which is often offered in takeover attempts or that may be available under a merger proposal.

The number of our authorized Series A common shares and our Series B common shares may make it impossible for our shareholders to change management of the Company.

The authorized Series A common shares, together with the number of our outstanding Series B common shares, may have the effect of permitting our current senior management, including the current members of our board of directors, to retain their positions and place them in a better position to resist changes that shareholders wish to make, if they are dissatisfied with the conduct of the Company’s business.

Acquisitions, investments and other strategic transactions could result in operating difficulties, dilution and distractions from our core business.

We may enter into strategic transactions and acquisitions of other assets and businesses.  Any such transactions can be risky, may require a disproportionate amount of our management and financial resources and may create unforeseen operating difficulties or expenditures, including, but not limited to:

(i)

difficulties in integrating acquired technologies and operations into our business, while maintaining uniform standards, controls, policies and procedures;

(ii)

obligations imposed by counterparties in such transactions that limit our ability to obtain additional financial funding or to complete our existing projects, or specific lines of business, or other aspects of their operational flexibility; and

(iii)

inability to predict or anticipate market developments and capital commitments relating to our projects, businesses or required technologies.

The anticipated benefit of any of our strategic transactions may never materialize.  Future investments, acquisitions, dispositions or similar arrangements could result in dilutive issuances of our Series A common shares, the incurrence of debt, contingent liabilities, amortization expenses or write-offs of goodwill, any of which could harm our financial condition.  Any such transactions may require us to obtain additional equity or debt financing, which may not be available on favorable terms or at all.  We have experienced certain of these risks in connection with our acquisitions and investments in the past, and the occurrence of any of these risks in the future may have a material adverse effect on our business.

If shareholders sought to sue our officers or directors, it may be difficult to obtain jurisdiction over the parties and access to the assets located in countries where our projects are being deployed and/or operated.

It may be difficult, if not impossible, to acquire jurisdiction over officers and directors of our subsidiaries or joint ventures residing outside of the United States, in the event that a lawsuit is initiated against such officers and directors by shareholders in the United States.  It is also unclear if extradition treaties now in effect between the United States and China, Hong Kong, Peru, Croatia, Montenegro, Serbia, Denmark or other countries where our projects may be deployed and/or operated would permit effective enforcement of criminal penalties of federal securities laws.  Furthermore, because a substantial amount of our assets are located in these countries, it would be extremely difficult to access those assets to satisfy an award entered against us in a United States court.

The industries in which we operate are continually evolving.  Our services may become obsolete, and we may not be able to develop competitive services or products on a timely basis or at all.

The WBA, fiber optic telecommunications and fuel cell industries are characterized by rapid technological change, competitive pricing, frequent new services and product introductions, evolving industry standards and changing regulatory requirements.  Our success will depend upon our ability to anticipate and adapt to these and other challenges and to offer competitive services on a timely basis.  Failure to do so would have a material adverse effect upon our business.

Any or all of our projects may fail to attract a commercially viable number of subscribers or customers.

We have incurred significant obligations relating to the deployment of our projects.  We expect to make significant further expenditures on equipment and construction expenses relating to the deployment of WBA networks and operations associated with our projects.  If subscribership to these networks and/or revenue generated from these businesses is insufficient to make any particular venture commercially viable, this would have a material adverse effect upon our business.

Our operating subsidiaries and joint venture partners may not be granted the requisite licenses, permits or authorizations, or the renewals thereof, in order to operate their respective networks and/or businesses.

The regulatory authorities in the countries where we do business have significant discretion in granting licenses, permits and authorizations requisite for the operation of each of our operating subsidiaries and joint venture partners, and in determining the conditions for use of the frequencies and other public assets covered by their licenses, permits and authorizations.  The regulatory authorities in these countries may have no obligation to renew the licenses, permits and authorizations when they expire.  As a result, these regulatory authorities may refuse to grant any licenses, permits or authorizations or renewals thereof.  In addition, these regulatory authorities may impose conditions for use of the frequencies and other public assets covered by their licenses, permits and authorizations that would adversely affect our operating subsidiaries and joint venture partners in operating their respective networks and/or businesses.  If any of our subsidiaries or joint venture partners do not receive their necessary licenses, permits and authorizations, they may have to cease operations or contract operations to third parties who hold the appropriate licenses, permits and authorizations.  Additionally, even where  a subsidiary or joint venture partner currently hold licenses, permits or authorizations or may successfully obtain new licenses, permits or authorizations in the future, they may be required to seek modifications to the licenses, permits or authorizations or the regulations applicable to the licenses, permits or authorizations to implement the Company’s business strategy.  The occurrence of any of these events would have a material adverse effect on our business.

The networks and/or businesses of our operating subsidiaries and joint venture partners are subject to extensive regulation that could limit or restrict their respective activities.  If our operating subsidiaries or joint venture partners fail to comply with certain regulations, they may be subject to penalties, including fines and suspensions, which may adversely affect our business.

The acquisition, lease, maintenance and use of WBA licenses or other permits or authorizations of each of our subsidiaries and joint venture partners are extensively regulated in their respective markets.  Regulations promulgated by applicable regulatory agencies are subject to change over time.  In addition, a number of other laws and regulations apply to the businesses of our operating subsidiaries and joint venture partners.  These laws and regulations and their application to our projects are subject to continual change, as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities in these countries.  Current regulations directly affect the breadth of the services or products our operating subsidiaries and joint venture partners are able to offer and may affect the rates, terms and conditions of services and products they can provide to the public for a fee.  Regulation of companies that offer competing services, such as cable and DSL providers and incumbent telecommunications carriers, also affects the businesses of our operating subsidiaries and joint venture partners indirectly.

In addition, the regulatory authorities in any of the countries where we operate may in the future restrict the ability to manage subscribers’ use of their respective networks or customers of their respective businesses, thereby limiting the ability to prevent or manage excessive bandwidth demands on our networks.  Conversely, regulators in any given country may limit the bandwidth or the amount of fiber (as the case may be) to be used by subscribers’ applications, in part by restricting the types of applications that may be used over these networks.  If applicable regulatory authorities were to adopt regulations that constrain the ability to employ bandwidth or fiber management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of their services for all subscribers.  A decline in the quality of the services provided could result in loss of customers or litigation from dissatisfied subscribers and/or customers.  Any of these developments could have a material adverse effect on our business.

The breach of a license or applicable law, even if inadvertent, could result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines.  In addition, applicable regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where our subsidiaries and joint venture partners already have rights to licensed WBA spectrum, use of fiber or product offerings in connection with a WBA network.  In order to promote competition, licenses may also require that third parties be granted access to the bandwidth, frequency capacity, facilities or services offered by our operating subsidiaries and joint venture partners.  As a result, these entities may not be able to obtain or retain any required license and they may not be able to renew their licenses on favorable terms or at all.

In addition, our operating subsidiaries may engage in business activities that regulators consider to be outside the authorized scope of their business licenses or permitted activities.  For companies that exceed the scope of their business licenses or permitted activities, or are operated without licenses or needed approvals in the past, but are now compliant, as well as for any companies that may currently operate without the appropriate licenses, renewals or approvals or outside the scope of their business licenses or permitted activities, the applicable regulatory authorities may have the authority to impose fines or other penalties.  These fines or penalties can be sometimes as much as five to ten times the amount of the illegal revenues and may require the disgorgement of profits or revocation of the business licenses or approvals of the offending company.  Fines, penalties, disgorgement of profits or revocations of their respective licenses or approvals might have a material adverse effect on our business.

Our operating subsidiaries and joint venture partners have committed to deploy WBA networks using WBA technologies, even if there are alternative technologies available in the future that would be technologically superior or more cost effective.

Our operating subsidiaries and joint venture partners intend to deploy WBA networks.  Sino Crossings intends to install the required equipment to enable the fiber it owns in China to become operable and commercialized.  VN Tech intends to sell, install and service fuel cells utilized in WBA networks.  Zapna intends to distribute products and services associated with voice long distance charges voice and data roaming charges. We cannot assure that commercial quantities of WBA equipment that meets their respective requirements will become available on the schedule we expect, or at all, or that vendors will continue to develop, produce or service WBA equipment.  Other competing technologies which allow higher data transfer speeds and capacity may be developed that have advantages over WBA technology.  Operators of other networks based on those competing technologies may be able to deploy their networks at a lower cost and more quickly than the cost and speed with which our operating subsidiaries and joint venture partners deploy their respective networks and/or businesses, which may allow those operators to compete more effectively.  Additionally, if other network operators do not continue to adopt and deploy similar WBA technology, equipment manufacturers may be unwilling to invest the time, money and resources necessary to develop further infrastructure equipment and end user devices that meet our business needs.

Additionally, WBA technology may not perform as we expect.  Accordingly, our operating subsidiaries and joint venture partners may not be able to deliver the quality or types of services or products they expect, or may discover unanticipated costs associated with deploying and maintaining their respective WBA networks and/or businesses or deliver services and products they must offer in order to remain competitive.  These risks could reduce subscriber growth and have a material adverse effect on our business.

If third parties fail to develop and deliver the equipment that our operating subsidiaries and joint venture partners need for their existing and future networks and/or businesses, we may be unable to execute our business strategy or operate our business.

The Company currently depends on third parties to develop and deliver complex systems, software and hardware products and components for WBA networks being deployed by our operating subsidiaries and joint venture partners in a timely manner, at a high level of quality.  To successfully execute our business strategy, we must not only continue to have third parties produce the software and hardware components we require, and deliver them timely when needed, but we must also continue to further upgrade and evolve the technology for our businesses to remain competitive.  Any failure by our third party vendors to meet these needs may impair our ability to execute our business strategy.

For our planned WBA deployment, we are relying on third parties to develop the network components and subscriber equipment necessary to build and operate the networks and/or businesses and other similar networks and businesses throughout the world.  As WBA technology is a new and highly sophisticated technology, we cannot be certain that these third parties will be successful in their development efforts.  The development process for WBA network components and subscriber equipment has been lengthy, has been subject to some short-term delays and may still encounter more significant delays.  If these third parties are unable or unwilling to develop WBA technology components and subscriber equipment on a timely basis that perform according to our expectations, we may be unable to deploy the networks when we expect, or at all.  If we are unable to deploy these networks and/or businesses in a timely manner, we may be unable to execute our business strategy.

Many of the competitors of our operating subsidiaries and joint venture partners are better established and have significantly greater resources than we have, which may make it difficult to attract and retain subscribers and customers.

WBA services, including voice, data and video, in the markets where our projects operate are highly competitive.  Our operating subsidiaries and joint venture partners compete with several other major WBA service and product providers and telecommunications companies.  Many of these competitors are well established with larger and better developed WBA and telecommunications networks and support systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than do our operating subsidiaries and joint venture partners.  Their competitors may reduce the prices of their services and products significantly or may offer WBA connectivity packaged with their other products or services.   Our operating subsidiaries and joint venture partners may not be able to reduce their prices or otherwise combine their services with other products or services to remain competitive with these offerings, which may make it more difficult to attract and retain subscribers, all of which could have an adverse effect on our business.

We expect existing and prospective competitors to adopt technologies or business plans similar to the business plans for our operating subsidiaries and joint venture partners, or seek other means to develop services competitive with these companies, particularly if their services prove to be attractive in their respective target markets.  There can be no assurances that there will be sufficient customer demand for services offered over the various networks we are deploying in the same markets to allow multiple operators, if any, to succeed.

We may experience difficulties in constructing, upgrading and maintaining the networks or businesses of our projects, which could adversely affect the satisfaction of their subscribers and customers and reduce our revenues.

Our business success depends on developing and providing services and products that give their subscribers and customers a high quality experience.  Significant resources in constructing, maintaining, improving and operating the networks and/or businesses will be spent.  Additionally, as the number of subscribers and customers using their networks and purchasing their products increase, as the usage habits of their subscribers and customers change.  As other network operators increase their service and product offerings, our operating subsidiaries and joint venture partners may need to upgrade their networks and products to maintain or improve the quality of the services and products they provide to their subscribers and customers.  If they do not successfully maintain or implement upgrades to their networks and product offerings, the quality of the services and products provided to their subscribers and customers may decline.

We may experience quality deficiencies, cost overruns and delays with our construction, maintenance and upgrade projects, including the portions of our networks not within our control.  The construction of the require permits and approvals from numerous governmental agencies.  Such agencies often limit the expansion of transmission towers and other construction necessary for the successful deployment of WBA networks and related businesses we are deploying.  Failure to receive approvals in a timely fashion can delay new market deployments and upgrades in existing markets and raise the cost of completing construction projects.  In addition our operating subsidiaries and joint venture partners typically will be required to obtain rights from land, building and tower owners to install the antennas and other equipment that provide their services and products to their subscribers and customers.  They may not be able to obtain, on terms acceptable to them or at all, the rights necessary to construct the networks and businesses we are deploying and expanding.

We may face challenges in managing and operating the networks and businesses we are deploying.  These challenges include ensuring the availability of subscriber or customer equipment that is compatible with the networks being deployed and managing sales, advertising, customer support and billing and collection functions of the businesses, while providing reliable network services that meet subscribers’ or customers’ expectations.  Our failure to meet subscriber or customer needs in any of these areas could adversely affect customer satisfaction, increase costs, decrease revenues and otherwise have a material adverse effect on our business and prospects for future business.

If our operating subsidiaries and joint venture partners do not maintain rights to use licensed spectrum in their respective markets, they may be unable to operate in these markets, which could adversely affect our ability to execute our business strategies.

To offer WBA and related services and products, our operating subsidiaries and joint venture partners depend on their ability to acquire and maintain sufficient rights to use WBA spectrum through ownership or long-term leases in each of the markets in which we operate or intend to operate.  Obtaining the necessary amount of licensed WBA spectrum in these markets can be a long and difficult process that can be costly and require a disproportionate amount of the resources of our operating subsidiaries and joint venture partners.  Each company may not be able to acquire, lease or maintain the WBA spectrum necessary to execute their respective business strategies.  In addition, it may be necessary to spend significant resources to acquire WBA spectrum in additional or existing markets, even if the amount of WBA spectrum actually acquired in certain markets is not adequate to deploy the networks on a commercial basis in all such markets.

Using licensed WBA spectrum, whether owned or leased, poses additional risks to our operating subsidiaries and joint venture partners, including, but not limited to, the following:

(i)

inability to satisfy build-out or service deployment requirements upon which some of the WBA spectrum licenses or leases are, or may be, conditioned;

(ii)

adverse changes to regulations governing the WBA spectrum rights;

(iii)

inability to use a portion of the WBA spectrum each company has acquired or leased due to interference from licensed or unlicensed operators in each licensed WBA area or in adjacent WBA areas;

(iv)

refusal by the applicable licensing authorities to recognize each company’s acquisition or lease of WBA spectrum licenses from others or investments in other license holders;

(v)

inability of our operating subsidiaries and joint venture partners to offer new services or to expand existing services to take advantage of new capabilities of their respective networks resulting from advancements in technology due to regulations governing each company’s WBA spectrum rights;

 (vi)

inability to control leased WBA spectrum, due to contractual disputes with, or the bankruptcy or other reorganization of, the license holders or third parties;

 (vii)

failure of applicable regulators to renew the WBA licenses of our operating subsidiaries and joint venture partners as they expire and their failure to obtain extensions or renewals of such spectrum leases before they expire;

 (viii)

failure to obtain extensions or renewals of WBA spectrum leases on acceptable terms, or an inability to renegotiate such leases on terms acceptable to us and before they expire;

 (ix)

potentially significant increases in WBA spectrum prices, because of increased competition for the limited supply of licensed WBA spectrum in the countries where we operate; and

 (x)

invalidation of authorization to use all or a significant portion of the WBA spectrum licensed to our operating subsidiaries and joint venture partners, resulting in, among other things, impairment charges related to assets recorded for such spectrum.

In addition, other companies hold WBA spectrum rights that could be made available for lease or sale in the countries where we operate.  The availability of additional WBA spectrum in the marketplace could change the market value of WBA spectrum rights generally and, as a result, may adversely affect the value of the WBA spectrum assets utilized by our operating subsidiaries and joint venture partners.  The availability of additional fiber in China or better fuel cells could also change the market value of fiber and fuel cells generally and, as a result, may adversely affect the value of the fiber owned by Sino Crossings and the fuel cells produced by VN Tech, both of which may be used by our WBA networks.

Interruption or failure of information technology and communications systems of our operating subsidiaries and joint venture partners could impair their ability to generate revenue or pay for our services and products.

Our operating subsidiaries and joint venture partners may experience service interruptions or system failures in the future.  Any service interruption that adversely affects their ability to operate their businesses could result in an immediate loss of revenues to us and them.  If they experience frequent or persistent system or network failures, their respective reputations and brands could be permanently harmed.  We may make significant capital expenditures in an effort to increase the reliability of their systems, but these capital expenditures may not achieve the results we expect.

The services and products provided to subscribers or customers of our operating subsidiaries and joint venture partners depend on the continuing operation of their respective information technology and telecommunications systems, some of which are not within their control.  Any damage to or failure of these systems could result in interruptions in the services they provide to their subscribers.  Interruptions in their services could reduce their and our revenues and profits, and their respective brands could be damaged if people believe their networks are unreliable.  The systems of our operating subsidiaries and joint venture partners are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm such systems and similar events.   Their systems are not fully redundant and their disaster recovery planning may not be adequate.  The occurrence of a natural disaster or unanticipated problems at their network centers could result in lengthy interruptions in service and adversely affect operating results.

Our operating subsidiaries and joint venture partners could be subject to claims that they have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require them to pay damages and could limit their ability to use necessary technologies in the future.

Competitors or other persons may have independently developed or patented technologies or processes that are substantially equivalent or superior to the technologies or processes utilized by the networks and/or businesses of our operating subsidiaries and joint venture partners, or that are necessary to permit them to deploy and operate their networks and/or businesses based on WBA technology, or to offer additional services, such as VoIP.  Competitors may develop or patent such technologies or processes in the future that could adversely affect our operations and/or businesses.  These persons may claim that the services and products of our operating subsidiaries and joint venture partners infringe on these patents or other proprietary rights.  For instance, certain third parties claim that they hold patents relating to certain aspects of WBA services and VoIP technology.  These third parties may seek to enforce these patent rights against the operators of network providers utilizing such technologies.

Defending against infringement claims, even meritless ones, would be time consuming, distracting and costly.  If any of these companies are found to be infringing the proprietary rights of a third party, it could be enjoined from using such third party’s rights, may be required to pay substantial royalties and damages and may no longer be able to use the intellectual property subject to such rights on acceptable terms or at all.  Failure to obtain licenses to intellectual property held by third parties on reasonable terms, or at all, could delay or prevent the development or deployment of the services and businesses of our operating subsidiaries and joint venture partners and could require us and them to expend significant resources to develop or acquire non-infringing intellectual property.

If data security measures are breached, the subscribers of our operating subsidiaries and joint venture partners may perceive their networks as not secure.

The network security of our operating subsidiaries and joint venture partners, and the authentication of their subscriber credentials, is designed to protect unauthorized access to data on their networks.  Because techniques used to obtain unauthorized access to, or to sabotage, networks change frequently and may not be recognized until launched against a target.  Our operating subsidiaries and joint venture partners may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage.  Consequently, unauthorized parties may overcome the security of their networks and obtain access to data on their networks, including on a device connected to their networks.  In addition, unauthorized access or sabotage of their networks could result in damage to their networks and to the computers or other devices used by their subscribers.  An actual or perceived breach of network security, regardless of who is ultimately held responsible, could harm public perception of the effectiveness of their security measures, adversely affect their ability to attract and retain subscribers, expose them to significant liability and adversely affect their business prospects.

 Unexpected network interruption caused by system failures may reduce user base and harm our operating subsidiaries’ reputation.

Reliable access, consistent speeds while connecting to internet and the performance and reliability of the networks of our operating subsidiaries and joint venture partners are critical to their and their ability to attract and retain users of their internet services.  Any system failure or performance inadequacy that causes interruptions or delays in the availability of our operating subsidiaries services, or increases the response time of their services, could reduce user satisfaction and traffic, which would reduce the internet service appeal to users of “high speed” internet access.  As the number of users and traffic increase, our operating subsidiaries cannot ensure that they will be able to scale their systems proportionately.  In addition, any system failures and electrical outages could materially and adversely impact their businesses.

The businesses of our operating subsidiaries and joint venture partners will depend upon a strong brand, and if they do not maintain and enhance their brands, their ability to attract and retain subscribers may be impaired.

We believe that the brands of our operating subsidiaries and joint venture partners are a critical part of their businesses.  Maintaining and enhancing their brands may require them to make substantial investments, with no assurance that these investments will be successful.  If they fail to promote and maintain their brands, or incur significant expenses to promote their brands and yet are unsuccessful in maintaining a strong brand, their businesses and prospects may be adversely affected.  We anticipate that maintaining and enhancing their brands will become increasingly important, difficult and expensive.

Our contractual arrangements with our operating subsidiaries and joint venture partners not be as effective in providing operational control that our ownership interests in such businesses was designed to have and may be difficult to enforce.

The government of China has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries in the PRC.  The industry groups that are restricted are wide ranging, including certain aspects of telecommunications, such as the internet, advertising, food production and heavy equipment manufacturers.  In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in “important industries” that may affect the national economic security in China, or having famous brand names or well-established brand names.  Subject to the review requirements of the MIIT and other regulatory agencies in China for acquisitions of assets and companies in China, and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties, such as NGSN, Aerostrong, VN Tech and Sino Crossings.  The agreements are designed to provide us with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership.  However, since there has been limited implementation guidance provided with respect to the merger and acquisition regulations by China, there can be no assurance that the relevant government agency would not apply them to our contractual arrangements with NGSN, Aerostrong, VN Tech and Sino Crossings.  If such an agency determines that such an application should have been made, consequences may include levying fines, revoking business and other licenses, such as for WBA services, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired businesses.  Our businesses and control arrangements NGSN, Aerostrong, VN Tech and Sino Crossings that are set forth in our agreements with them may not be followed by them and may not be held enforceable by a court of law or in an arbitration proceeding.  In essence, we may have difficulty enforcing our NGSN, Aerostrong, VN Tech and Sino Crossings ownership and control rights.  Therefore, our agreements with

NGSN, Aerostrong, VN Tech and Sino Crossings may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.

In addition, if any of our operating subsidiaries and joint venture partners fail to perform their obligations under our agreements with them, we may have to incur substantial costs and expend substantial resources to enforce such agreements and rely on legal remedies under the laws of of the countries in which our operating subsidiaries and joint venture partners operate, including seeking specific performance or injunctive relief and claiming damages, which we cannot assure will be sufficient to off-set the cost of enforcement and may adversely affect the benefits we expect to receive from the acquisition of our interest in our agreements with our operating subsidiaries and joint venture partners.  In the event we are unable to enforce these agreements, we may not be able to exert the effective level of control or receive the full economic benefits of full direct ownership over our target businesses.

The contractual arrangements we enter into with our operating subsidiaries and joint venture partners may be subject to a high level of scrutiny by the tax authorities in the countries in which those companies operate.

Under the laws of the countries in which our operating subsidiaries and joint venture partners operate, arrangements and transactions among related parties may be subject to audit or challenge by the tax authorities in these countries.  If any of the transactions we enter into with our operating subsidiaries and joint venture partners are found not to be on an arm’s-length basis, or to result in an unreasonable reduction in tax under the laws of these countries, the tax authorities have the authority to disallow any tax savings, adjust the profits and losses of us and/or our operating subsidiaries and joint venture partners, and assess late payment interest and penalties.  A finding by the tax authorities in these countries that we and/or our operating subsidiaries and joint venture partners are ineligible for any such tax savings, or that we are not eligible for tax exemptions, would substantially increase our possible future taxes to be paid in these countries.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in countries where our projects and their assets are located based on U.S. judgments against us and each of our and their respective subsidiaries, executive officers, directors, shareholders and others.

Substantially all our asset and personnel are located outside of the United States.  In addition, many of the joint ventures and subsidiaries through which each project is operated have additional intermediate holding or subsidiary companies in the Cayman Islands, Seychelles, Cyprus, Hong Kong or other jurisdictions.  As a result, it may not be possible for investors in the United States to effect service of process within the United States or elsewhere outside the particular country where an asset, operating subsidiary, or pertinent representative is located in order to secure jurisdiction over our operating subsidiaries and joint venture partners or their respective, officers, directors and shareholders and others, including with respect to matters arising under United States federal or state securities laws.   Countries where our projects operate or their assets are located may not have treaties providing for reciprocal recognition and enforcement of judgments of courts with the United States or many other countries.  As a result, recognition and enforcement in those countries of these judgments in relation to any matter, including United States securities laws, may be difficult or impossible.  Furthermore, the right to assert an original action in against our assets, subsidiaries, officers, directors, shareholders and advisors may be subject to restrictions under the laws of those countries.

Any revenues from our investment in our operating subsidiaries and joint venture partners will be denominated in foreign currency and subject to currency fluctuations.

The change in value of the foreign currency against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in the political and economic conditions in the countries in which our operating subsidiaries and joint venture partners operate. Any significant revaluation of the currencies may have a material adverse effect on our revenues and financial condition.  For example, to the extent that we need to convert U.S. dollars we receive into Nuevo Soles for operations in Peru, appreciation of the Nuevo Soles against the U.S. dollar would reduce the Nuevo Soles amount we receive from the conversion.  Conversely, if we decide to convert Nuevo Soles into U.S. dollars, appreciation of the U.S. dollar against the Nuevo Soles would reduce the U.S. dollar amount available to us.  Fluctuation in exchange rates between foreign currencies and the U.S. dollar would also have a significant effect upon our reported results, since our reporting currency is the U.S. dollar.

There is a risk that the Company may not be able to meet its financial obligations under agreements with our operating subsidiaries and joint venture partners, resulting in a loss of the business opportunity represented by these acquisitions and joint ventures.

Any material default by the Company in connection with its obligations under each of the agreements with our operating subsidiaries and joint venture partners may be a basis to forfeit or lose our equity or for a joint venture partner to terminate our joint venture agreement.  Termination of any of these relationships could have a materially adverse effect on our business.

Heightened enforcement of the environmental laws and regulations of the countries in which our operating subsidiaries and joint venture partners operate may result in higher costs of compliance with these laws and regulations and costs of raw materials.

The businesses of our operating subsidiaries and joint venture partners and their properties are subject to the environmental laws and regulations of the countries in which our operating subsidiaries and joint venture partners operate relating to the protection of the environment, natural resources and worker health and safety and controlling the use, management, storage, and disposal of hazardous substances, wastes and other regulated materials.  Because our operating subsidiaries and joint venture partners lease, own and/or operate real property, various environmental laws also may impose liability on them for the costs of cleaning up and responding to hazardous substances that may have been released on the properties they utilize, including releases unknown to any of them.  These environmental laws and regulations also could require us or these companies to pay for excessive discharge fees and take remedial actions.  The costs of complying with these various environmental requirements, as they now exist or may be altered in the future, could adversely affect our business.

In addition, our raw material costs and costs of goods have been rising, and may continue to rise, due to suppliers being subject to increasing enforcement of these environmental laws and regulations.  This could also adversely affect our profitability by increasing the cost of our operating subsidiaries and joint venture partners to comply with these laws.

Risk Factors Related To Doing Business in China

If the Chinese government finds that our agreements do not comply with Chinese governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in their operations.

As stated above, China laws and regulations currently prohibit or restrict foreign ownership in certain important industries, including telecommunications, advertising, food production and heavy equipment.  There are uncertainties under China laws and regulations whether obtaining a majority interest through contractual arrangements will comply with regulations prohibiting or restricting foreign ownership in certain industries.  For example, China may apply restrictions in other industries in the future.  In addition, there can be restrictions on the foreign ownership of businesses that are determined from time to time to be in important industries that may affect the national economic security or those in China having famous Chinese brand names or well established Chinese brand names.

If we or any of our potential future subsidiaries or affiliated entities are found to be in violation of any existing or future Chinese laws or regulations, for example, if we are deemed to be holding equity interests in certain of our affiliated entities in which direct foreign ownership is prohibited, the relevant Chinese regulatory authorities might have the discretion to, among other things, do the following:

(i)

revoke the business and operating licenses of NGSN, Aerostrong, VN Tech; and Sino Crossings;

(ii)

confiscate relevant income and impose fines and other penalties;

(iii)

discontinue or restrict existing or possible future operations in China by NGSN, Aerostrong, VN Tech and Sino Crossings;

(iv)

require us and/or NGSN, Aerostrong, VN Tech Sino Crossings to restructure the relevant ownership structure or operations; and

(v)

impose conditions or requirements with which we or NGSN, Aerostrong, VN Tech and Sino Crossings may not be able to comply.

The imposition of any of these penalties could result in a material and adverse effect on our ability to conduct business in China.  In addition, the relevant PRC regulatory authorities may impose further penalties.  Any of these consequences could have a material and adverse effect on our business.

In many cases, existing regulations with regard to investments from foreign investors and domestic private capital lack detailed explanations and operational procedures, and are subject to fluctuating interpretations, which have changed over time.  We thus cannot be certain how the regulations will be applied to our businesses, either currently or in the future.  Moreover, new regulations may be adopted or the interpretation of existing regulations may change, any of which could result in similar penalties resulting in a material and adverse effect on our ability to conduct our business.

The operations and facilities of NGSN, Aerostrong, VN Tech and Sino Crossings in China are subject to extensive regulation, which may subject them to high compliance costs and expose them to penalties for non-compliance.  In addition, they may not be able to obtain required regulatory approvals for their products and services in a cost-effective manner or at all, which could prevent them from successfully developing and marketing their products and services.

Providing and marketing the products and services of NGSN, Aerostrong, VN Tech and Sino Crossings are subject to extensive regulation and review by governmental authorities in China.  The Chinese laws and regulations applicable to WBA services are wide-ranging and govern, among other things, every aspect of such services.  Any failure to obtain regulatory approvals or clearances or to renew licenses for its products and services could prevent NGSN, Aerostrong, VN Tech and Sino Crossing from successfully marketing their products and services and result in a material and adverse effect on our ability to conduct our businesses in China.

The Company, NGSN, Aerostrong, VN Tech and Sino Crossings could be subject to civil liabilities, if we and they fail to comply with applicable laws and regulatory requirements.

Because the Company, NGSN, Aerostrong, VN Tech and Sino Crossings are subject to extensive regulations in China, we and they are subject to the risk that regulations could change in a way that would expose us and them to additional costs, penalties or liabilities.  If additional regulatory requirements are implemented in China, the cost of developing or selling their services and/or products may increase, as may the costs to us of fulfilling our obligations under the agreements with NGSN, Aerostrong, VN Tech and Sino Crossings.

Adverse changes in political and economic policies of the governments in China could have a material adverse effect on the overall economic growth of China, which could reduce the demand for the products and services offered by NGSN VN Tech, Aerostrong, and Sino Crossings and adversely affect their competitive positions in the marketplace and adversely affect our businesses in China.

All of the businesses of NGSN, VN Tech and Sino Crossings are conducted in China.  A substantial amount of sale of devices relating to WBA services are in China.  All of our sales of fiber use will be made in China.  Accordingly, both our and their businesses, financial condition, results of operations and prospects will be affected significantly by economic, political and legal developments in China.  However, the Chinese economy differs from the economies of most developed countries in many respects, including, but not limited to, the following:

(i)

the amount of government involvement;

(ii)

the level of development;

(iii)

the growth rate;

(iv)

the control of foreign exchange; and

(v)

the allocation of resources.

While China’s economy has experienced significant growth in the past 30 years, growth has been uneven, both geographically and among various sectors of the economy.  The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources.  Some of these measures benefit the overall economy of China, but may also have a negative effect on NGSN, Aerostrong, VN Tech and Sino Crossings, and therefore on us.  For example, our growth and expenses may be adversely affected by government control over the distribution of WBA services in China.

The economy in China has been transitioning from a planned economy to a more market-oriented economy.  Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, the Chinese government still owns a substantial portion of the productive assets in China.  The continued control of these assets and other aspects of the national economy by the Chinese government could adversely affect our business and the businesses of NGSN, Aerostrong, VN Tech and Sino Crossings.  The Chinese government also exercises significant control over economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policies and providing preferential treatment to particular industries or companies.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on overall economic growth and the level of internet connectivity spending in China, which in turn could lead to a reduction in demand for the products and services provided by NGSN, Aerostrong, VN Tech and Sino Crossings and adversely affect our business operations.

The Chinese government could change its policies toward, or even nationalize, private enterprises, which could reduce or eliminate the interests held in our company located in China.

Over the past several years, the Chinese government has pursued economic reform policies, including the encouragement of private economic activities and decentralization of economic regulation.  The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time and without notice.  Changes in policies by the Chinese government that result in a change of laws, regulations, their interpretation, or the imposition of high levels of taxation, restrictions on currency conversion or imports and sources of supply could materially and adversely affect our business and operating results. The nationalization or other expropriation of private enterprises by the Chinese government could result in the total loss of our investment in China.

As a result of merger and acquisition regulations relating to acquisitions of assets and equity interests of Chinese companies by foreign entities, we expect that acquisitions will take longer and be subject to economic scrutiny by the Chinese government authorities such that we may not be able to complete a transaction, negotiate a transaction that is acceptable to our shareholders, or sufficiently protect shareholder’s interests in a transaction.

On August 8, 2006, six Chinese regulatory agencies, namely, the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the

China Securities Regulatory Committee, and the Chinese State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which became effective on September 8, 2006.  These comprehensive rules govern the approval process by which a Chinese company may participate in an acquisition of its assets or its equity interests and by which a Chinese company may obtain public trading of its securities on a securities exchange outside China.

Although prior to September 8, 2006 there was a complex series of regulations administered by a combination of provincial and centralized agencies in place for acquisition approval of Chinese enterprises by foreign investors, the merger and acquisition rules have largely centralized and expanded the approval process to MOFCOM, SAIC, SAFE or its branch offices, SASAC and the CSRC.  The merger and acquisition rules establish, among other things, additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the MOFCOM be notified in advance when a foreign investor acquires equity or assets of a Chinese domestic enterprise.  Complying with the requirements of the merger and acquisition rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM, may delay or inhibit our ability to complete such transactions. This could affect our ability to expand our businesses or maintain our market share in China.

Depending on the structure of the transaction, these regulations will require our Chinese partners to make a series of applications and supplemental applications to the aforementioned agencies, some of which must be made within strict time limits and require approvals from one or more of the aforementioned agencies.  The application process has been supplemented to require the presentation of economic data concerning a transaction, introducing aspects of economic and substantive analysis of the target business and the acquirer, and the terms of the transaction by MOFCOM and other governing agencies, as well as an evaluation of compliance with legal requirements.  The application process for approval now includes submissions of an appraisal report, an evaluation report and the acquisition agreement, depending on the structure of the transaction.  An employee settlement plan for the target company is also to be included in the application.

The merger and acquisition rules also prohibit a transaction at an acquisition price obviously lower than the appraised value of the Chinese business or assets.  The regulations require that, in certain transaction structures, the consideration must be paid within strict time periods, generally not in excess of a year.  Because the Chinese authorities have been concerned with offshore transactions which converted domestic companies into foreign investment enterprises in order to take advantage of certain benefits, including reduced taxation in China, the merger and acquisition rules require new foreign sourced capital of not less than 25% of the domestic company’s post-

acquisition capital in order to obtain FIE treatment.  Accordingly, if a sufficient amount of foreign capital is not infused into the domestic company, it will not be eligible to obtain FIE treatment.  In the agreement reached by the foreign acquirer, target, creditors and other parties, there must be no harm to third parties and the public interest in the allocation of assets and liabilities being assumed or acquired.  These aspects of the regulations will limit our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities.  Therefore, we may not be able to negotiate a transaction with terms that will satisfy our investors and protect our shareholders' interests in an acquisition of a Chinese business or its assets.

It is expected that compliance with the regulations will be more time consuming than in the past, will be more costly for our Chinese partners and will permit the government much more extensive evaluation and control over the terms of the transaction.  Therefore, acquisitions in China may not be able to be completed, because the terms of the transaction may not satisfy aspects of the approval process and may not be completed, even if approved, if they are not consummated within the time permitted by the approvals granted.

Since assets and operating subsidiaries are located in China, any distribution of dividends or proceeds from liquidation are subject to the approval of the relevant PRC government agencies.  We are not likely to declare dividends in the near future.

Because a substantial portion of our assets are located inside China, we will be subject to the laws and regulations of China in determining dividends.  Under the laws governing foreign invested enterprises in China, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Under current Chinese tax regulations, dividends paid to are subject to a ten percent Chinese tax.  In the future, tax authorities in China could amend or interpret the regulations in a manner that would materially and adversely affect our ability and that of our joint venture partners or subsidiaries to pay dividends and other distributions to us.  There is also the possibility that other regulatory interpretations by Chinese authorities could prohibit NGSN, Aerostrong, VN Tech and Sino Crossings from recording revenues that could impact our consolidating their financial statements in order to comply with SEC reporting obligations.

In addition, Chinese legal restrictions permit payment of dividends only out of net income as determined in accordance with Chinese accounting standards and regulations. If NGSN, Aerostrong, VN Tech or Sino Crossings or any of their subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to NGSN, Aerostrong, VN Tech or Sino Crossings, which in turn would limit their ability to pay dividends on their common stock.

The Chinese government may nationalize certain businesses or otherwise alter its policy with respect to foreign investment in China in a way that would prohibit or greatly hinder the Company’s ability to do business in China.

While the Chinese government currently advocates foreign investment into China, socio-political changes, war or economic changes and shifts could result in a change in China’s policy with respect to investment from non-Chinese businesses.  The government agencies, for example, could prohibit ownership of businesses by foreigners or revoke WBA licenses, permits and authorizations granted by China or other regulatory authority that we are dependent on, or otherwise alter the Company’s revenue sharing model.  While we do not believe that the foregoing is likely in the near future, no assurance can be made that such events, all of which would adversely affect the Company, will not occur.

Uncertainties with respect to Chinese legal system could have a material adverse effect on our businesses in China and on the Company.

The Chinese legal system is a civil law system based on written statutes.  Unlike in the common law system, prior court decisions may be cited for reference, but have limited precedential value.  Since 1979, China’s legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China.  We are subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises.  However, since these laws and regulations are relatively new and Chinese legal system continues to evolve rapidly, the interpretations of many laws, regulations and rules are not always uniform.  Enforcement of these laws, regulations and rules involve uncertainties that may limit legal protections available to us.  For example, we may have to resort to administrative and court proceedings to enforce the legal protection that we enjoy either by law or contract.  However, since the Chinese administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings, and the level of legal protection we enjoy than in more developed legal systems.

These uncertainties may impede our ability to enforce our agreements and any other contracts that we may enter into in order to successfully deploy and operate the NGSN, Aerostrong VN Tech Sino Crossings networks and/or businesses.  Furthermore, intellectual property rights and confidentiality protections in China are not as effective as in the United States or other countries.  Accordingly, we cannot predict the effect of future developments in Chinese legal system, particularly with regard to the internet, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement of these laws, or the preemption of local regulations by national laws.  These uncertainties could limit the legal protections available to us and other foreign investors, including you.  In addition, any litigation in China may be protracted and result in substantial costs and diversion of our resources and management attention.

Any revenues from our investment in NGSN, Aerostrong, VN Tech and Sino Crossings will be denominated in RMB and subject to currency fluctuations and currency exchange controls.

The change in value of the RMB against the U.S. dollar, Euro and other currencies is affected by, among other things, changes in China’s political and economic conditions.  The RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies.  International pressure on the Chinese government could result in a more significant fluctuation of the RMB against the U.S. dollar.  Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition.  For example, to the extent that we need to convert U.S. dollars we receive into RMB for operations in China, appreciation of the RMB against the U.S. dollar would reduce the RMB amount we receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollars, appreciation of the U.S. dollar against the RMB would reduce the U.S. dollar amount available to us.  Fluctuation in exchange rates between RMB and the U.S. dollar would also have a significant effect upon our reported results, since our reporting currency is the U.S. dollar.  In addition, since China imposes controls over foreign currency exchange, we may encounter difficulty when remitting the revenues generated from our investment in NGSN, Aerostrong, VN Tech and Sino Crossings, for various reasons such as the failure in obtaining appropriate filling or approval and the change of foreign exchange policy.

Regulations relating to offshore investment activities by Chinese residents may limit our ability to pay dividends to us and our ability to increase our investment in NGSN, Aerostrong, VN Tech and Sino Crossings.

In October 2005, SAFE issued a circular entitled “Circular on several issues concerning foreign exchange regulation of corporate finance and round-trip investments by PRC residents through special purpose companies incorporated overseas,” or Circular No. 75.  Circular No. 75 states that if residents of China use assets or equity interests in their Chinese entities as capital contributions to establish offshore companies or inject assets or equity interests of their Chinese entities into offshore companies to raise capital overseas, they must register with local SAFE branches with respect to their overseas investments in offshore companies and must also file amendments to their registrations if their offshore companies experience material events involving capital variation, such as changes in share capital, share transfers, mergers and acquisitions, spin-off transactions, long-term equity or debt investments or uses of assets in China to guarantee offshore obligations.  In May 2008, SAFE issued relevant guidance to its local branches with respect to the operational process for Circular No. 75, which standardized more specific and stringent supervision on the registration according to Circular No. 75.  The new guidance requires any Chinese resident holding shares or options in a special purpose company to register with local SAFE and imposes obligations on onshore subsidiaries of the special purpose company to coordinate and use such registration.  Failure of our

Chinese partners to comply with relevant requirements under Circular No. 75 could subject us to fines or sanctions that the PRC government imposes, including restrictions on our ability to pay dividends to us and our ability to increase our investment in NGSN, Aerostrong, VN Tech and Sino Crossings.

Risk Factors Related To the Company’s Stock

The Company’s Series A common shares are currently listed on the OTC Link™ quotation platform of OTC Markets Group, Inc.  The Company cannot predict the extent to which a trading market will develop or how liquid that market might become.  Accordingly, holders of our Series A common shares may be required to retain their Series A common shares for an indefinite period of time.

The OTC Link™ quotation system provides significantly less liquidity than national stock exchanges.  Quotes for stocks included on the OTC Link™ quotation system are not listed in the financial sections of newspapers, as are those for the national stock exchanges. Therefore, prices for securities traded solely on the OTC Link™ quotation system may be difficult to obtain, and holders of our Series A common shares may be unable to resell their securities at or near their original acquisition price or at any price.  Market prices for our Series A common shares will be influenced by a number of factors, including, but not limited to:

(i)

the issuance of new equity securities pursuant to future offering;

(ii)

changes in interest rates;

(iii)

new services or significant contracts and acquisitions;

(iv)

variations in quarterly operating results;

(v)

change in financial estimates by securities analysts;

(vi)

he depth and liquidity of the market for the Company’s Series A common shares;

(vii)

investor perceptions of us and of investments based in the countries where our projects operate and the project companies generally; and

(viii)

general economic and other national and international conditions.

The regulation of penny stocks by the SEC and FINRA may discourage the tradability and liquidity that will impair investors’ ability to sell our Series A common shares.

The Company’s Series A common shares are a “penny stock.”  The SEC imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors.  For purposes of the applicable SEC rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000, or that, when combined with a spouse’s income, exceeds $300,000. For transactions covered by the rule, the broker-dealer must make a special suitability determination of the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale.  Effectively, this discourages broker-dealers from executing trades in penny stocks.  Consequently, the rule will affect the ability of our shareholders to sell their Series A common shares because it imposes additional regulatory burdens on penny stock transactions.

In addition, the SEC has adopted a number of rules to regulate “penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Securities and Exchange Act of 1934, as amended.  Because the Company’s Series A common shares constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our Series A common shares. The rules will further affect the ability of owners of shares to sell their shares of our Series A common shares in any market that might develop for them, because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to SEC, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

(i)

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(ii)

manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(iii)

“boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(iv)

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

(v)

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, leaving investors with losses.

Our management is aware of these abuses that have occurred historically in the penny stock market.  Although we are in no position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to its Series A common shares.

The Company has no plans to pay dividends in the foreseeable future, and investors may not expect a dividend as a return of or on any investment in the Company.

The Company has not paid dividends on its Series A common shares and does not anticipate paying such dividends in the foreseeable future.

Our investors may suffer future dilution due to issuances of shares for various considerations in the future.

There may be substantial dilution to the Company’s shareholders as a result of future decisions of our Board of Directors to issue shares of our Series A common shares without shareholder approval for cash, services or acquisitions.  The Company can give investors no assurance that they will be able to sell their shares of our Series A common shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of the Company.

The price of the Company’s Series A common shares is volatile, which substantially increases the risk that the investor may not be able to sell their securities at or above the price that the investors may pay for our Series A common shares.

Because of the price volatility the Company has observed since its inception, an investor in our Series A common shares may not be able to sell their Series A common shares when the investor desires to do so at a price he, she or it desires to attain.  The inability to sell securities in a rapidly declining market may substantially increase the risk of loss because the price of our Series A common shares may suffer greater declines due to the price volatility of our Series A common shares.  Certain factors, some of which are beyond our control, that may cause our Series A common share price to fluctuate significantly include, but are not limited to, the following:

(i)

variations in our quarterly operating results;

(ii)

loss of a key relationship or failure to complete significant transactions;

(iii)

additions or departures of key personnel; and

(iv)

fluctuations in stock market price and volume.

In addition, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations.  In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company.  These market and industry factors may materially and adversely affect our Share price, regardless of our operating performance.  In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock.  If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a material adverse effect on the Company’s Series A common shares.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.  Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize.  Unanticipated events and circumstances may occur subsequent to the date of this prospectus or the date of any updates to this prospectus, pursuant to applicable regulations, during our continuous offering.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Series A common shares offered by Selling Stockholder.  However, we will receive proceeds from the sale of our Series B preferred shares to Selling Stockholder pursuant to the stock purchase agreement.  The proceeds from sale of the Series B preferred shares will be used for working capital and general corporate purposes.

SELLING STOCKHOLDER

We are registering for resale 32,000,000 Series A common shares that are issued and outstanding and held by Selling Stockholder identified below.

Selling Stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. Selling Stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

Selling Stockholder may offer for sale all or part of the Series A common shares from time to time. The table below assumes that the Selling Stockholder will sell all of the Series A common shares offered for sale.  Selling Stockholder is under no obligation, however, to sell any Series A common shares pursuant to this prospectus.

Beneficial owner	Series A common shares beneficially owned prior to offering(1)	Series A common shares offered under this prospectus(3)	Series A common shares beneficially owned after offering(4)	Percent ownership after offering
Ironridge Technology Co.(2)	0	32,000,000	0	0
TOTAL	0	32,000,000	0	0

(1) Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into our Series A common shares, or convertible or exercisable into our Series A common shares within 60 days of the date hereof are deemed outstanding.  Such Series A common shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

 (2)  Peter Cooper has voting and investment power over the securities owned by Selling Stockholder. For so long as Selling Stockholder holds any shares of Series A preferred shares or common stock, it is prohibited from, among other actions: (1) voting any shares of common stock owned or controlled by it, exercising any dissenter’s rights, executing or soliciting any proxies or seeking to advise or influence any person with respect to any voting securities; (2) engaging or participating in any actions or plans that relate to or would result in, among other things: (a) acquiring additional securities, alone or together with any other person, which would result in it and its affiliates collectively beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.99% of the total outstanding common stock or other voting securities; (b) an extraordinary corporate transaction such as a merger, reorganization or liquidation; (c) a sale or transfer of a material amount of assets; (d) changes in the present board of directors or management; (e) material changes in the capitalization or dividend policy; (f) any other material change in the issuer’s business or corporate structure; (g) actions which may impede the acquisition of control by any person or entity (h) causing a class of securities to be delisted; (i) causing a class of equity securities to become eligible for termination of registration; or (3) any actions similar to the foregoing.

(3)  Represents shares issuable upon conversion of Series A Preferred Stock issued at the initial Closing, Second Closing and Third Closing under the Ironridge Purchase Agreement.

(4)  Represents shares issuable upon conversion of Series B preferred shares.

(5)  Assumes all shares offered are sold.

PLAN OF DISTRIBUTION

Selling Stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Series A common shares on the OTC Link™ quotation platform of OTC Markets Group, Inc. or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. Selling Stockholder may use any one or more of the following methods when selling shares:

(i)

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

(ii)

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(iii)

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

(iv)

an exchange distribution in accordance with the rules of the applicable exchange;

(v)

privately negotiated transactions;

(vi)

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

(vii)

 broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

(viii)

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

(ix)

a combination of any such methods of sale; or

(x)

any other method permitted pursuant to applicable law.

Broker-dealers engaged by Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from Selling Stockholder or, if any broker-dealer acts as agent for purchaser of shares, from purchaser in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out its short position, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus as supplemented or amended to reflect such transaction.

Selling Stockholder may be deemed an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Series A common shares. In no event shall any broker-dealer receive fees, commissions and markups that, in the aggregate would exceed five percent (5%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Series B common shares.  The Company has agreed to indemnify Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholder may be deemed an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of:

(i) the date on which the Series A common shares may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or

(ii) all of the Series A common shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

The resale Series A common shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by Selling Stockholder or any other person.  We will make copies of this prospectus available to Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

BUSINESS OPERATIONS

Corporate History

The Company was incorporated under the name Mortlock Ventures, Inc. pursuant to the laws of the State of Nevada on September 19, 2005, for the purpose of acquiring and developing mineral properties.  During the quarter ended March 31, 2008, the Company changed its business purpose and commenced concentrating on the telecommunications industry.  The Company changed its name to China Tel Group, Inc. on April 8, 2008 and acquired Trussnet USA, Inc., a Nevada corporation on May 21, 2008.

On May 21, 2008, we entered into a reorganization and merger agreement pursuant to which our wholly owned subsidiary, Chinacomm Acquisition, Inc., merged with and into Trussnet Nevada.  Pursuant to the terms of the reorganization and merger agreement, the acquisition subsidiary and Trussnet Nevada conducted a short-form merger under Nevada law, as a result of which Trussnet Nevada, as the surviving entity, became our wholly owned subsidiary.  In exchange for all of the issued and outstanding Series A common shares of Trussnet Nevada, we issued 66,909,089 Company’s Series B common shares.  In addition, pursuant to the reorganization and merger agreement, certificates representing 57,500,000 Series A common shares held by our shareholders prior to the merger were returned to us and cancelled.

On July 25, 2011, the Company changed its name to VelaTel Global Communications, Inc.  The Company did so to better define the Company’s positioning as a key leader in deploying and operating wireless broadband access networks worldwide.

Business Models

We currently have projects in China, the Balkans, Peru and Denmark.  In China, our earlier projects are joint ventures with China based partners, each of which bear certain similarities in organizational structure designed to comply with restrictions on foreign investment and ownership of public telecommunications assets in effect under Chinese law.  For those Chinese projects, we have entered into one or more related agreements whereby the Chinese partner agrees to transfer to the joint venture the partner’s ownership rights in government-granted licenses and concessions that authorize transmission of data over WBA networks.  The Company agrees to contribute to each joint venture its technical expertise in deploying and operating WBA networks, as well as the capital required to deploy and operate the networks.  The organizational structure of each joint venture consists of a newly formed Cayman Islands Company, a newly formed Hong Kong Company that is a wholly owned subsidiary of the Cayman Company, and a newly formed Chinese Company that is a wholly owned subsidiary of the Hong Kong subsidiary and that also qualifies as a wholly foreign owned enterprise under Chinese law.  The Company and the particular partner for each joint venture subscribe to shares in the Cayman Company to reflect the respective equity interests of each partner in the joint Company for possible future public listing of that venture’s operations.  The WFOE is the operating company through which the revenue and expense generated from the joint venture’s operations will flow.

Our later projects in China have been structured differently than our earlier ones.  For example, our Aerostrong and NGSN projects call for us to enter into an exclusive services agreement with each Chinese partner for the Company to deliver WBA and related services utilizing the partner’s WBA licenses to operate a WBA network.  Each partner will pay our operating subsidiary service fees pursuant to an exclusive services agreement.

With respect to our projects in the Balkans, subsequent to year-end 2011 we acquired a controlling equity interest in two operating companies in exchange for our payment of the capital expenditures and operating expenditures necessary to operate and expand the WBA networks in Croatia and Montenegro.   These entities became or will become subsidiaries through business cooperation agreements by which the existing parent company of each will issue and deliver to us sufficient new common shares to represent our agreed ownership equity percentage.

With respect to Peru, our operations are through our 95% owned subsidiary, VelaTel Peru, formerly known as Perusat.  VelaTel Peru became our subsidiary through a stock purchase agreement where we, through our wholly owned subsidiary, Gulfstream Capital Partners, Ltd., a Cayman Island Company, acquired previously issued capital stock of VelaTel Peru from its shareholders.

Similarly, with respect to Denmark, our operations are through our 75% owned subsidiary, Zapna.  Through our wholly owned subsidiary, Gulfstream, we acquired 75% of Zapna’s previously issued capital stock from Zapna’s existing sole shareholder pursuant to a stock purchase agreement.

Current Projects

The Company currently holds investments or contracts in nine projects that we refer to as:

(i)

VelaTel Peru Network;

(ii)

VN Tech Fuel Cell Business;

(iii)

Business Agreement with NGSN;

(iv)

Exclusive Services Agreement with Aerostrong;

(v)

Sino Crossings Fiber Joint Venture;

(vi)

Zapna;

(vii)

Novi-Net Network;

(viii)

Montenegro Connect Network; and

(ix)

China Motion MVNO Network.

The Company’s primary business model is to combine its engineering and deployment expertise, its equity funding relationships, its vendor partnership, radio frequency spectrum, fiber optic cable and concession rights assets acquired through a subsidiary or a joint venture relationship to create and operate WBA networks worldwide.  We offer or will offer internet access, voice, video, and data services to the subscribers of various WBA networks we operate.  The Company’s secondary business model is to distribute products and services used in connection with WBA networks, specifically hydrogen fuel cells used as a back-up power source for certain transmission equipment, and devices and services that enable lower cost voice long distance and voice

and data roaming fees to subscribers of cellular, voice over internet protocol or WBA networks.   We have included references to projects or milestone events that may no longer be active to the extent such events are material to our overall financial condition and/or our ongoing operations.

The Company’s present operational focus is on the deployment of WBA networks in emerging international markets, using primarily either 2.5 GHz or 3.5 GHz radio frequency spectrum.

VelaTel Peru and Deployment of the VelaTel Peru Network

On April 15, 2009, we acquired 95% of the stock of VelaTel Peru, then known as Perusat), through Gulfstream, our wholly owned subsidiary, in exchange for one million of our Series A common shares valued at $2.50 per Series A common share and cash in the amount of $275,000.  At the closing, we delivered the Series A common share consideration and received the VelaTel Peru shares.  On April 7, 2010, we issued, and the selling shareholders of the VelaTel Peru stock accepted, 458,716 Series A common shares, valued at $0.545 per Series A common share, based on the closing price of our Series A common shares as of April 1, 2010, in exchange for the installments due through March 31, 2010 totaling $250,000.  A final installment of $25,000 was due on or before June 30, 2010.  The installment payment was released by VelaTel Peru in connection with a settlement agreement between the Company and Mario Navarro, VelaTel Peru’s former general manager.

At the time we acquired our interest in VelaTel Peru, it was providing local and long distance telephone services to approximately 6,500 customers in nine cities in Peru (Lima, Arequipa, Chiclayo, Trujillo, Piura, Chimbote, Cusco, Ica and Huanuco).  Based on its status as a licensed telephone operator, VelaTel Peru was granted a license and concessions to provide WBA and related telecommunications services utilizing radio frequency in the 2.5 GHz spectrum band covering these cities, other than Lima and its surrounding metropolitan area.

The first phase of the Company’s deployment of a WBA network in Peru includes geographic coverage in the cities of Trujillo, Ica, Piura, Chiclayo and Chimbote.  In September 2011, the Company launched its WBA network in these cities.  The Company is selling prepaid and postpaid plans, and branded consumer devices using VelaTel Peru’s brand name “GO MOVIL.”  On January 5, 2012, we changed the name of Perusat to VelaTel Peru, S.A.

ZTE Contracts with VelaTel Peru

On August 5, 2010, VelaTel Peru (formerly Perusat) entered into contracts with ZTE for all equipment and services projected to be required for deployment and operation of the VelaTel Peru network.  The total value of the contracts is up to

$41,057,659 for equipment and $6,941,960 for services.  VelaTel Peru also issued purchase orders pursuant to the contracts for the equipment and services projected as necessary to complete deployment of phase 1 of the VelaTel Peru network.  This equipment and services was specified as the amount required to provide geographic coverage in the eight cities where VelaTel Peru currently holds wireless broadband access licenses. The total of the first purchase orders is approximately $7.0 million for infrastructure equipment, for terminal equipment for resale to VelaTel Peru’s subscribers and for engineering and other services, including network design and optimization, equipment installation, training of VelaTel Peru personnel, network operation management for two years and equipment warranty and spare parts for two years.  Payment terms include 85% vendor financing to be provided by ZTE for infrastructure equipment covered under the first equipment purchase order, payable over two and one-half years, with a one year grace period commencing from the first bill of lading date’ in three equal semi-annual installments, including interest at six month LIBOR known as London Inter-Bank Offered Rate plus 2.5% per annum.  Payment terms for subsequent infrastructure equipment purchase orders are 85% bank financing to be provided by commercial lenders in China, to be facilitated by ZTE, payable over six years with a two-year grace period, with the interest rate and other up-front fees to be negotiated and subject to bank underwriting requirements.  ZTE will issue VelaTel Peru a $3 million payment voucher towards network expansion which VelaTel Peru can apply against up to 20% of the value of future purchase orders issued within three years of the date of the equipment contract.  The duration of the contracts is up to seven years, during which ZTE will honor initial unit pricing.  The contracts are subject to termination under certain commercial circumstances, including VelaTel Peru’s right to terminate at any time, except as to purchase orders already issued, if VelaTel Peru determines the quantities already delivered and installed are adequate based on existing and projected subscriber revenue and taking into account the geographic and population coverage of the WBA licenses VelaTel Peru is able to secure.

75% Equity Interest in VN Tech

VN Tech has expertise, relationships and contracts to become a leading international manufacturer, integrator, and applications developer and patent holder for hydrogen fuel cell power supply systems utilized in WBA networks. On April 1, 2011, the Company, VN Tech, and VN Tech’s sole shareholder, Luo Hongye, entered into a subscription and shareholder agreement with Gulfstream Seychelles.  Under the VN Tech original agreement, the parties were to form a series of entities including a Cayman Island parent company, a Hong Kong wholly owned subsidiary of the Cayman company and a PRC wholly owned subsidiary of the Hong Kong company that also qualified as a wholly owned foreign enterprise under Chinese law.  The Company would subscribe to 51% and VN Tech to 49% of the equity interest of the entities comprising the joint venture. VN Tech would assign to the wholly foreign owned enterprise its tangible and intangible assets associated with Fuel Cell Systems, for which the Company would pay VN Tech five million of its Series A common shares.

The parties subsequently formed the Hong Kong company contemplated under the VN Tech original agreement, VN Tech Investment, Ltd. (HK).  The parties are in the process of forming the Cayman Island company under the name VN Tech Investment, Ltd., a Cayman Island Company.

On April 22, 2012, Gulfstream Seychelles and the Company entered into an amended and restated subscription and stockholder agreement with VN Tech and Luo. Under the VN Tech amended and restated agreement, the parties deemed it no longer necessary to form a wholly foreign owned enterprise in connection with this transaction.  Instead, VN Tech will become the wholly owned subsidiary of VN Tech HK, which in turn will become a wholly owned subsidiary of VN Tech Cayman.  Under the VN Tech amended and restated agreement, the Company’s equity interest in the entities comprising the joint venture is increased from 51% to 75% and Luo is subscribing to the remaining 25% in the entities directly, instead of through VN Tech.  Also, under the VN Tech amendment and restated agreement, the consideration the Company is paying Luo instead of VN Tech is increased from 50,000 to 100,000 Series A common shares.  The terms of the VN Tech amended and restated agreement are otherwise similar, but not identical to, the VN Tech original agreement, which the VN Tech amended and restated agreement supersedes entirely.

The VN Tech amended and restated agreement became effective on April 22, 2012, when it was signed by all parties.   All transfers of stock and other formalities described in the VN Tech amended and restated agreement are considered contractual obligations subsequent and not conditions precedent to the rights and obligations of the parties contemplated in the VN Tech amended and restated agreement.  On April 22, the Company issued 100,000 Series A common shares to Luo pursuant to the VN Tech amended and restated agreement.

VN Tech completed an initial round of test trials commissioned by China’s largest mobile telephone operator, China Mobile Limited.  China Mobile Limited has submitted a comprehensive report of the test trial results to key ministries of the PRC’s central government.  Meanwhile, China Telecom Company, China’s largest fixed line telephone operator, has also commissioned VN Tech to construct trial test sites in Beijing on its behalf.  China’s Communications Standards Association has designated Luo to head the technical committee that will develop national standards and specifications in China for the use of hydrogen fuel cells in the telecommunication industry.  After adoption, these standards will also be submitted to the Telecommunications Standards Sector of the International Telecommunication Union.  Once operations commence, the financial statements of VN Tech will be consolidated with those of the Company.

NGSN Agreements

NGSN Business Agreement

On October 21, 2011, the Company and NGSN, a limited liability company organized under the laws of the PRC, entered into a business agreement.

The material terms of the NGSN business agreement are as follows:

(i)

The Company, through one of its subsidiaries, will establish a holding company organized in the Cayman Islands.  Cayman Co shall have a wholly owned subsidiary organized in Hong Kong.  HK Co will have a wholly owned subsidiary organized in Beijing, China, that also qualifies as a wholly foreign owned enterprise under Chinese law.  The wholly foreign owned subsidiary will be licensed to provide the services contemplated under the NGSN business agreement.  The board of directors of Cayman Co will be comprised of three directors, two of whom shall be designated by us, including the chairman, and one of whom shall be designated by NGSN.  HK Co and WFOE will each have one executive director, who shall be designated by the Company;

 (ii)

NGSN holds a PRC-issued license to provide value added telecommunication and information services throughout China.  Such authorized services include internet information services, location based services and advertising services to government, enterprise and individual customers, e.g. fleet tracking by GPS, tracking people with Alzheimer disease, tracking children and pets, meter reading services, video surveillance services, trading services, distance services, education services and agriculture information services.  NGSN has the ability to obtain and is required to apply for PRC-issued licenses to use radio frequency spectrum in the 1.8GHz and 3.5GHz bandwidth, and has special authorizations for the deployment of WBA networks in China.  NGSN is required to authorize one of its subsidiary companies to carry out the telecommunication services business that is covered by NGSN’s existing and future telecommunications business related licenses.  The business of NGSN’s subsidiary is to focus on the following territories: Heilongjiang Province, Jiangsu Province, Guangxi Autonomous Region, Guangzhou City, and Chongqing City. The parties may broaden the business territory through further discussions;

 (iii)

NGSN’s subsidiary and a wholly foreign owned enterprise will enter into one or more agreements for the wholly foreign owned enterprise to act as the exclusive contractor for NGSN’s subsidiary to provide deployment management, operation management and other services related to the telecommunications business.  The wholly foreign owned enterprise and/or the Company will pay capital expenditures, operating expenditures and other negative cash flow in connection with the telecommunications business for NGSN’s subsidiary.  In principal, the total investment to be made by WFOE and/or the Company, including third-party financing, will be no less than $10 million for each municipality and provincial capital city, and $8 million for any other city.  The actual investment intensity and schedule will comply with a business plan to be prepared jointly by NGSN’s subsidiary and the wholly foreign owned enterprise.  NGSN’s subsidiary shall pay a service fee to the wholly foreign owned enterprise, the calculation and payment terms of which shall be agreed to in the service agreement.  The revenue of NGSN’s subsidiary will be used in priority to reimburse the wholly foreign owned enterprise and/or the Company for any amounts paid for by either of them, and to repay any financing arranged by the wholly foreign owned enterprise and/or the Company.  To insure the repayment of the wholly foreign owned enterprise’s financing and payment of service fees to the wholly foreign owned enterprise, the revenue of NGSN’s subsidiary will flow directly from the customers to the wholly foreign owned enterprise to the maximum extent authorized by Chinese law.  If in case some revenues must be paid to NGSN’s subsidiary in order to comply with Chinese law, it will be paid to a special account of NGSN’s subsidiary that is jointly controlled by NGSN’s subsidiary and the wholly owned foreign enterprise.  The shareholders of NGSN’s subsidiary are required to pledge their shares in NGSN’s subsidiary to the wholly foreign owned enterprise as collateral for this repayment obligation;

 (iv)

The Company and NGSN are required to enter into a shareholders and share subscription agreement according to which NGSN will be entitled to obtain up to 45% of the shares of Cayman Co.  25% of the shares of Cayman Co will be issued to NGSN after the execution of the NGSN subscription agreement, 10% after NGSN obtains licenses to use 3.5GHz spectrum in the telecommunications business territory or other spectrum that is suitable for the telecommunications business, and the remaining 10% when New Co is approved for public listing on a stock exchange.  In exchange for shares in Cayman Co, NGSN will insure the continuous validity of its telecommunications licenses during the term of operation of the New Co and shall use its best efforts to obtain additional telecommunications licenses, to secure NGSN’s subsidiary’s exclusive right of use of its telecommunications licenses and the effective performance of the service agreement.  Based on the success in obtaining additional telecommunications licenses and the revenue of New Co, NGSN will be entitled to issuance of shares of our Series A common shares in amounts and based on milestones which will be set forth in the NGSN subscription agreement;

 (v)

As part of its capital contribution for its interest in New Co, the Company will transfer to WFOE its resources concerning the design, planning and engineering works of a WBA network in 29 major cities throughout China.  NGSN’s subsidiary and/or the wholly foreign owned enterprise shall have the right to use such resources when the business of NGSN’s subsidiary is expanded to include the desired cities;

(vi)

The parties were required to use their respective best efforts to complete follow up actions identified in the NGSN business agreement by the following dates:

(a)

create the entities comprising New Co by end of December 2011;

(b)  draft, negotiate and sign the services agreement and NGSN subscription agreement by end of December 2011;

(c)  NGSN will secure the radio frequency licenses by end of March 2012; and

(d)  the parties will use their best efforts to have New Co be listed in a domestic or overseas stock market in approximately three years.

We have completed the formation of the holding company entities contemplated by the NGSN business agreement, specifically NGSN Communications Network Co., Ltd. a Cayman Islands Company and NGSN Communications Network (HK) Co., Ltd., a Hong Kong Company.  Pending formation of the WFOE contemplated under the NGSN business agreement, which will be an operating subsidiary of NSGN HK, we may begin providing services to NGSN under the NGSN exclusive services agreement described below through our existing WFOE, Beijing Yunji.

NGSN Exclusive Services Agreement

On February 1, 2012, the Company, through its wholly owned subsidiary, Gulfstream Seychelles, entered into an exclusive consulting and technical service agreement with NGSN contemplated by the NGSN business agreement.  The material terms of the NGSN exclusive services agreement are as follows:

(i)

Since WFOE and NGSN’s subsidiary are in the process of formation, the parties entered into the NGSN exclusive services agreement to expedite the progress of cooperation, with the expectation that NGSN and Gulfstream will be replaced by NGSN’s subsidiary and WFOE after their respective formation and that the terms of the NGSN exclusive services agreement will be carried out by NGSN’s subsidiary and WFOE;

 (ii)

Gulfstream Seychelles will be the exclusive provider of the following consulting and technical support services:

(a)  Project technical solution design;

(b) Project site selection and construction;

(c)  Project financing;

(d)  Equipment (including software) procurement, installation, operation and maintenance;

(e)  Engineering;

(f)  Bandwidth rent;

(g)  Radio frequency design;

(h)  System security and optimization;

(i)  Project management and operation management;

(j)  Warranty service; and

(k)  Other services deemed necessary by the Parties.

Service fees will be in amounts mutually agreed to by the Company and NGSN.  Service fees for the first phase of the services contemplated to be included in the business plan are reflected along with other financial projections in a pro forma prepared by the Company and approved by NGSN.  Unless earlier terminated or extended, the initial term of the NGSN exclusive services agreement is 15 years from the effective date.  Unless either party sends a written notice of non-extension prior to expiration of the initial term, the NGSN exclusive services agreement will be automatically renewed for consecutive additional terms of five years, until otherwise terminated in accordance with the provisions of the NGSN exclusive services agreement.  The grounds for early termination are prevention of performance due to a force majeure for a period of six months or more, or insolvency or bankruptcy of either party that would restrict the ability of that party to conduct its business.  In the event of the termination of the NGSN exclusive services agreement, the amount of all service fees already accrued shall be paid within 30 days of demand;

(iii)

The Company will provide proof of funds for $500,000 within 30 days of the effective date and will pay as needed from such funds the amount required as registered capital for the wholly foreign owned enterprise, with the first injection of funds paid within five business days of completion of WFOE’s registration to do business.  The Company also committed to invest $18 million within twelve months of NGSN obtaining radio frequency spectrum licenses in 3.5 or 1.8 GHz spectrum as capital expenditures and operating expenses for the wholly foreign owned enterprise.  The actual investment intensity and schedule will comply with the business plan that will be jointly prepared by NGSN’s Subsidiary and the wholly foreign owned enterprise.  The business plan will be attached to the NGSN subscription agreement as a binding addendum thereto.  Failure to do so constitutes a material breach of the NGSN subscription agreement.

Aerostrong Agreements

Aerostrong Business Agreement

On November 11, 2011, the Company entered into a business agreement with Aerostrong Company Limited, a limited liability company organized under the laws of People’s Republic of China.

The material terms of the Aerostrong business agreement are as follows:

(i)

The Company will partially meet its contractual obligations with Aerostrong through Beijing Yunji, which is a technical service company engaged mainly in the business of telecommunication service related technology development, consulting, design, deployment management and operation management;

(i)

Aerostrong is a subsidiary of China Aerospace Science and Technology Group.  Aerostrong holds a PRC-issued license for value added telecommunication services by which Aerostrong is authorized to provide these services nationwide and internet access service in 18 major cities in China.  Aerostrong has the ability to obtain and is required to apply for licenses to use radio frequency spectrum in the 1.8GHz and 3.5GHz bandwidth and other relevant bandwidths.  Aerostrong has been commissioned by Beijing Shenzhou Software Technology Co., Ltd., a subsidiary of the China Aerospace, to deploy an internal WBA network and application platform for China Aerospace, known as the Commercial Network.  The Commercial Network will cover the companies, research institutions and other entities owned by or affiliated with China Aerospace.  The Commercial Network will include an electronic platform for human resources administration and financial management of China Aerospace, and various application services. The main target customers of the Commercial Network are all of the entities owned by or affiliated with China Aerospace, their customers, suppliers, employees and external users.  The preliminary estimated total investment in the Commercial Network is 200 million RMB, and the estimated investment for Phase 1 of the Commercial Network is 50 million RMB. The telecommunications business of Aerostrong will cover all the business that is permitted by Aerostrong’s telecommunication licenses and other related businesses.  This includes wireless and wired broadband network access, special network access, cloud computing, application service, content service and integrated solutions.;

 (iii)

Aerostrong and Beijing Yunji will enter into one or more agreements for the implementation of projects to be agreed to by both parties and for Beijing Yunji to act as the exclusive contractor for Aerostrong to provide deployment management, operation management and other services for the projects, collectively service agreement.  Beijing Yunji and/or the Company will pay for all capital expenditures, operating expenditures and other negative cash flow in connection with the projects, and will arrange financing for the projects.  The revenue generated by the telecommunication business will be used in priority to reimburse Beijing Yunji and/or the Company for any amounts paid for by either of them and to repay any financing arranged by Beijing Yunji and/or the Company.  Aerostrong and Beijing Yunji will share the profit generated from the telecommunication business in a manner to be agreed to in the service agreement.  The term of the service agreement will be no less than 15 years.  The parties will make proper arrangement on revenue collection, financial control and other aspects to ensure the repayment of Beijing Yunji’s financing and payment of service fees for the projects, the details of which will be specified in the service agreement;

 (iv)

To facilitate market development of the projects, Aerostrong will establish a network business department, the staffing of which will be specified in the service agreement.  Beijing Yunji will strictly comply with PRC laws, regulations and policies, especially those on internet security, information security and national security.  Aerostrong will have the right to supervise the quality and content of Beijing Yunji’s service to ensure Beijing Yunji’s lawful operation;

(v)

Where a project needs fiber connection for data transportation of its telecommunication business, the Company will provide to Aerostrong and/or Beijing Yunji access to the 34,000 km nationwide fiber optics network of which the Company has exclusive access rights, provided that the normal fees are paid to the fiber network operation company.  The Company will provide to Beijing Yunji its resources concerning the design, planning and engineering works of a WBA network in 29 major cities in China; and

 (vi)

The parties will use their respective best efforts to complete follow up actions identified in the Aerostrong business agreement by the following dates:

(a)  the parties will draft, negotiate and sign the services agreement by end of December 2011; and

(b)  when radio frequency licenses are needed during the course of the telecommunication business, Aerostrong will apply for such licenses as soon as possible and is required obtain approval from appropriate government agencies in the shortest time.

Aerostrong Strategic Agreement

On April 19, 2011, Beijing Yunji entered into a strategic business agreement with Aerostrong, which is the exclusive services agreement contemplated under the business agreement.  Under the Aerostrong strategic agreement:

(i)

The parties will cooperate on application of jointly approved wireless broadband projects for which the rights and obligations of each party will be set forth in a separate project agreement.  The initial cooperation projects the parties agree to develop are:

(a) Digital Lijiang management platform project in Guangxi Autonomous Region,   (b) Shen Hua wireless broadband special network project for railway, and

(c) overload wireless broadband surveillance projects in Shanxi Province.

For each specific cooperation project, the parties shall jointly formulate the budget and implementation plan, and sign a project agreement in accordance with the principles set forth in the strategic business agreement.

(ii)

For each cooperation project, Aerostrong shall be responsible for the development and follow-up of governmental markets and industrial markets.  The Company shall be responsible to provide the following support:

(a)  project technical solution design;

(b)  project site selection and construction;

(c)  project financing;

(d)  equipment (including software) procurement, installation, operation and maintenance;

(e)  bandwidth rent;

(f)  system security and optimization;

(g) project management and operation management;

(h)  warranty service; and

(i)  other services needed for the development and implementation of each cooperation project.

Aerostrong shall not delegate or subcontract any part of a cooperation project without the prior written consent of the Company.  If the implementation of any part of a cooperation project requires special qualification or expertise, Beijing Yunji may subcontract to a qualified third party, and will grant Aerostrong priority as subcontractor where Aerostrong has the qualifications and expertise to conduct such work.

(iii)

The term of the Aerostrong strategic agreement is from April 19, 2012 until all projects are completed and BeijingYunji receives the last payment from Aerostrong.  During the term, neither party has the right to terminate the agreement except in the event of breach by the other party or the business operation term of the other party expires or is otherwise discontinued.  Early termination due to breach shall not affect the right of a party to pursue legal liability of the other party.

(iv)  For each project, Aerostrong shall:

(a)  prepare relevant materials required by clients, send relevant staff to coordinate with Beijing Yunji for implantation of relevant work, and bear relevant T&L costs;

(b)  where Aerostrong signs a project agreement with a project owner, remit payment to Beijing Yunji from payments it receives from the owner according to the agreement between Aerostrong and Beijing Yunji for such project; and

(c)  designate a contact person to communicate with Beijing Yunji at all times during implementation of a project.

(v)  For each project, Beijing Yunji shall:

(a)  cooperate with Aerostrong and provide necessary information;

(b)  during development of cooperation projects, prepare tender documents, equipment cost estimates, site surveys, engineering cost estimates, overall budget control, and bear relevant costs;

(c)  during its service to Aerostrong, strictly comply with Chinese laws, regulations and relevant policies, particularly those regulations in relation with internet operation security, information security and state security, and accept supervision and to relevant advice from Aerostrong, and

(d)  designate a contact person to communicate with Yunji at all times during implementation of a project.

(vi)

With the exception of information that has already come into the public domain through no fault or disclosure by the receiving party, all information provided by both parties shall be deemed a business secret and shall only be used for purposes of the cooperation projects.  Neither party shall disclose any information to a third party unless the other party has agreed in writing, and shall be liable for any losses caused by its unauthorized disclosure.  The term of confidentiality shall be the 730th day after termination of the Aerostrong strategic agreement; and

(vii)

Any amendment of the Aerostrong strategic agreement shall be in writing in the form of a supplementary agreement.  All documents between the parties shall be in Chinese.

Sino Crossings Joint Venture

On November 11, 2010, the Company entered into two related subscription and shareholder agreements, collectively, Sino Crossings Agreements.  The first agreement is between three parties:

 (i)

Shanghai Ying Yu Network Technology Ltd., a PRC limited liability company;

(ii)

Azur Capital SDN BHD, a Brunei company; and

 (iii)

the Company.

The second agreement is between Azur and the Company.

Under the Sino Crossings Agreements, the parties will each contribute certain defined resources in order to upgrade existing installed but unimproved by infrastructure equipment fiber optic cable located in China with engineering services and equipment that will make it suitable for transmission of data and to charge market rate transport fees to telecommunications operators who use the lit fiber comprising the Sino Crossings network.  On December 2, 2010, the Company issued 90,000 Series A common shares to Azur.

The Company expects to utilize the fiber for the same purposes for its China based projects, but at a discount compared to amounts charged to third party telecommunication providers.  On December 2, 2011, the Company and Azur amended their agreement to require Azur to undertake additional duties.  On that same date, the Company issued 150,000 additional Series A common shares to Azur. The Company will record its equity interest in the profit and loss of the operating company to be formed pursuant to the Sino Crossings Agreements once the entity is formed and operations commence.

On July 13, 2012, Azur served a Notice of Arbitration against the Company.  The claim was filed with the Hong Kong International Arbitration Centre and was brought pursuant to Article 3 of the United Nations Commission on International Trade Law Arbitration Rules for breach of the Sino Crossings Agreements.  The claim alleges that Azur suffered damages and losses due to breaches by the Company in implementing the terms of the Sino Crossings Agreements.  In the claim, Azur demanded acknowledgment of termination and a declaration of rescission of the Sino Crossings Agreements.  Further, it demanded indemnification by the Company for Azur’s claimed damages, including $2,000,000 Azur paid to YYNT.  On August 11, 2012, the Company responded to the allegations of Azur, asserted counterclaims against Azur and named additional parties the Company requested be joined into the arbitration proceeding.  An arbitrator has been appointed, but there have been no rulings on the Company’s request to join additional parties or on any substantive matters.

75% Equity Interest in Zapna

On April 3, 2012, the Company, through its subsidiary Gulfstream Seychelles, entered into and closed a stock purchase agreement with Omair Khan, the sole shareholder of Zapna, ApS, for the Company to acquire a 75% equity interest in Zapna.  Pursuant to the Zapna stock purchase agreement, Khan transferred 75 shares of Zapna’s capital stock to Gulfstream Seychelles, which represented 75% of the total shares issued and outstanding, and the Company issued 66,667 Series A common shares to Alhamd Holding Company, a Danish Company Khan formed.

Zapna launched commercial service in Denmark in 2010 and has since rolled out service with partners in several countries including Sweden, Norway, Finland, Spain, Germany and Holland.  Zapna offers solutions for telephony operators and subscribers, and adaptable to WBA operators and subscribers, including mobile application IP rights, prepaid and postpaid billing platforms, front end portals, administration modules, roaming, SMS and voice termination services, and products to deliver such services. Zapna’s products and services include distribution rights to a SIM overlay technology that provides subscribers access to reduced cost international long distance and roaming charges using their own mobile telephone.  Zapna currently has 11 employees with headquarters in Denmark and a development team in Pakistan.

75% Equity Interest in Herlong and its Subsidiaries Novi-Net and Montenegro Connect

On December 6, 2011, the Company entered into a business cooperation agreement with Herlong Investments, Ltd., a Cyprus corporation and others to acquire a 75% equity interest in Herlong and its operating subsidiaries, and its wholly owned operating subsidiaries, Novi-Net, d.o.o., a Croatia corporation and Montenegro Connect, d.o.o., a Montenegro corporation.  The Republic of Croatia granted Novi-Net a nationwide license to provide WBA and related services.  The license grants the use of 63 MHz of radio frequency spectrum in the 3.5 GHz bandwidth to serve Croatia’s 4.5 million citizens.  Since 2006, Novi-Net has been providing wireless broadband access services in five counties in northern Croatia under a regional license.  Novi-Net currently owns a data center, a network core and 11base transceiver stations to provide WBA and related services to approximately 1,500 subscribers.  Montenegro Connect holds a nationwide license in Montenegro, covering 40 MHz in the 3.5 GHz bandwidth.  Montenegro

Connect is a “greenfield” operation with two BTS installed for testing purposes and no commercial operations or subscriber base.  In exchange for its 75% equity interest in Herlong, the Company will contribute all capital and operating expenditures necessary to deploy and operate the Novi-Net Network and the Montenegro Network until each of Novi-Net and Montenegro Connect attain a positive cash flow.

On April 2, 2012, the Company closed its acquisition of 75% of Herlong by paying a €500,000. The actual amount paid was $668,402 USD.  The amounts were a down payment towards the total budgeted capital and operating expenses, plus credit for a €528,086 that was approximately $649,546 USD based on the exchange rate on the closing date deposit on an initial equipment order placed with ZTE.  Herlong issued the Company 48,843 common shares, which represents 75% of Herlong’s total common shares issued and outstanding.  The Company has made additional payments toward its Herlong acquisition in the form of $500,000 additional down payment to ZTE, and in the form of $105,128 paid to Joinmax Engineering & Consulting Services (HK), Ltd. for shipping logistics services.  The payments to ZTE and to Joinmax were in the form of liabilities relieved through assignment of those creditors’ receivables with the Company through assignment to Ironridge Global, IV, Ltd.

China Motion Holdings Limited Stock Purchase Agreement

On November 27, 2012, the Company, through its wholly owned subsidiary Gulfstream Seychelles entered into a Stock Purchase Agreement with China Motion Telecom International Limited, its wholly owned subsidiary China Motion Holdings Limited, and Holdings’ 95% subsidiary ChinaMotion InfoServices Limited to acquire 100% of the capital stock of China Motion Telecom (HK) Limited. The material terms of the stock purchase agreement are as follows:

 (i)

In exchange for a total purchase price of HK$45,000,000 (which equates to approximately US$5,806,000 based on the current exchange rate between Hong Kong dollars and U.S. dollars), we shall purchase 100% of the capital stock of China Motion Telecom (HK) Limited that shall be issued and outstanding as of closing.

 (ii)

The capital stock of CMTHK currently consists of 1,000,000 ordinary shares with a par value of HK$1.00 each. However, prior to closing, seller shall cause the net balance of all loans and advances owed between CMTHK and seller to be capitalized and converted to capital stock of CMTHK that will be included in the stock to be purchased by the Company in exchange for the purchase price.

(iii)

The purchase price is payable as HK$4,500,000 (approximately US$580,600), which we delivered to an escrow agent within 15 business days of November 27, 2012, and the remaining balance of HK$40,500,000 (approximately US$5,225,400) to be delivered to seller at closing (along with release of our deposit from escrow), in exchange for delivery of the CMTHK stock to the Company. The purchase price is subject to adjustment to net out the balances, as reflected on the books of CMTHK, of all cash, accounts receivable, other receivables, inventory, and prepayments to others against the balances of all accounts payable, accruals and other payable, and advance income received. The first adjustment shall occur and shall be paid or credited at closing based on the net balance as reflected on the books of CMTHK for the month ending immediately before closing, which shall exclude the balance of the shareholder loans. A second adjustment shall occur four months following closing, using the same method.

(iv)

Closing is contingent upon compliance with the Listing Rules of the Hong Kong Stock Exchange, upon which the shares of CMTHK are listed.  Such compliance includes obtaining approval of the transaction by the shareholders of CMTIL. However, because CMTIL has already secured written consent to the transaction from a majority of its shareholders, no shareholder meeting is required, only the publication of a circular. Closing is also contingent upon consent or approval of any other third parties that may be required, which includes certain government agencies through which CHTHK holds licenses. The parties have set an outside closing date of January 31, 2013, or such other time as may be mutually agreed.

(v)  If we fail or are unable to timely close the transaction by the outside closing date, our deposit shall be released to seller as seller’s sole remedy.  If seller fails or is unable to timely close the transaction by the outside closing date, our deposit shall be released to us and seller shall pay to us an additional sum equal to our deposit as Buyer’s sole remedy.

(vi)  For a period of one year following closing, seller shall assist us with managing relationships between the Company and key suppliers and customers by assigning an executive representative of seller who has significant past experience managing those relationships on behalf of the company.

(vii)  Each party makes certain representations and warranties regarding their respective corporate status and authority, and seller regarding the financial status of CMTHK and its past operations, all upon terms the Company believes are standard in transactions of this nature. The maximum aggregate damages we may recover for one or more breach of seller’s representations and warranties is 70% of the purchase price. Any such claim must be brought no later than 24 months after closing. The stock purchase agreement is governed under Hong Kong law and any disputes shall be resolved through arbitration conducted in Hong Kong.

Also on November 27, 2012, the Company issued a corporate guaranty, unconditionally and irrevocably guaranteeing to Seller each and every obligation of the Company under the stock purchase agreement.

Other Agreements

Global MOU with ZTE

On August 9, 2010, the Company entered into a binding global memorandum of understating with ZTE for a strategic partnership to advance both parties’ interest in delivering innovative telecommunications solutions to individual, enterprise and government consumers worldwide.  Under the terms of the Global ZTE MOU, ZTE will be the preferred and primary provider of customized equipment, software, consumer products, operation services and financing for the high-speed WBA networks the Company deploys in China, Peru, Croatia, Montenegro and other markets the Company enters in the future.  The Company and ZTE will also work together to analyze consumer demand for new products and solutions, develop business plans to manufacture, market and sell ZTE’s products and services, all with the goal to expand the reach of the Company’s wireless broadband access networks.  ZTE is obligated to treat the Company as its preferred customer in the supply of equipment, consumer products, operation services, solutions and financing.  ZTE is also obligated to offer the Company a favorable vendor-financing proposal for each project identified by the parties and use its best efforts to facilitate our applications for debt financing by banks with which ZTE has relationships.  The Company and ZTE will share equal ownership of intellectual property involved in equipment, software, consumer products, services or solutions through their joint efforts.

Agreements Related to Joint Venture to Acquire a 49% Interest in Chinacomm Cayman

Initial Framework Agreement

Trussnet Nevada was formed on April 8, 2008 and had no operations prior to entering into the reorganization and merger agreement.  Its principal asset was a framework agreement dated April 7, 2008 with CECT Chinacomm Communications Co. Ltd., a PRC limited liability company, pursuant to which Trussnet Nevada had the contractual right to acquire a 49% equity interest in Chinacomm Limited, a Cayman Islands Company, for $196 million, of which we paid $5 million in 2008 pursuant to the Gulfstream Subscription Agreement.  Under a joint venture relationship with Chinacomm, we have the right to subscribe to up to 49% of the equity interest in Chinacomm Cayman.  We paid $5 million in May 2008 when we, through our wholly owned subsidiary Gulfstream Seychelles, entered into a Subscription and Shareholders’ Agreement dated May 23, 2008.  The Gulfstream Subscription Agreement supplemented the Framework Agreement and provided that Chinacomm would transfer to Chinacomm Cayman rights Chinacomm claimed to control in WBA licenses in the 3.5GHz radio frequency spectrum band in 29 major cities throughout China.  The proceeds of our investment were to be used to pay for equipment and services to design, engineer, install and operate a wireless broadband access network utilizing Chinacomm’s spectrum licenses in order to bring wireless broadband access and other related services to residents, businesses and governmental agencies in China.  Phase 1 of the Chinacomm

Network consisted of the deployment of the Chinacomm Network in the 12 cities of Beijing, Shanghai, Guangzhou, Shenzhen, Qindao, Nanjing, Chongqing, Harbin, Xian, Xiamen, Wuhan and Kunming.

Gulfstream Subscription and Related Agreements and Substitute TCP Subscription Agreement with Chinacomm

At the same time and as part of the same joint venture relationship contemplated by the Gulfstream subscription agreement described above and below, the parties entered into several other collateral agreements.  Pursuant to an Exclusive Technical and Management Consulting Services Agreement dated May 23, 2008, Yunji Communications Technology (China) Co., Ltd., a wholly foreign owned enterprise to be formed as an indirect subsidiary of Chinacomm Cayman, contracted with Chinacomm Cayman to operate and service the Chinacomm network, in exchange for a portion of the revenue generated by Chinacomm Cayman from the Chinacomm network.  The Company was to have formed, as a wholly owned subsidiary, Trussnet Gulfstream (Dalian) Co. Ltd., also a wholly foreign owned enterprise, to contract with Yunji China pursuant to which it was to have leased to Yunji China equipment required in the deployment of the Chinacomm Network and provide technical and management services to Yunji China for the procurement, installation and optimization of the equipment.  These agreements were to have become effective when we paid in the minimum amount required under PRC law to capitalize Yunji China and Trussnet Dalian.

The Gulfstream Seychelles subscription agreement called for us to make certain payments in accordance with a schedule set forth therein and gives Chinacomm the right to terminate our rights if the payments are not made timely.  Those payments are to be utilized to deploy the Chinacomm network.  The Company attempted to raise capital to make the required payments, but was unable to do so within the time specified in the Gulfstream subscription agreement.

In February 2009, Trussnet Capital Partners (HK), Ltd., a company wholly owned by our president, Colin Tay, proposed to Chinacomm to enter into a substitute subscription and shareholders’ agreement upon terms similar to the Gulfstream Seychelles subscription agreement in order for the Company not to lose the benefits of the Gulfstream Seychelles subscription agreement.  Based on Chinacomm’s prior relationship with Mr. Tay and additional benefits TCP was able to offer that the Company was not able to provide, Chinacomm entered into a substitute subscription and shareholders’ agreement and addendum thereto pursuant to which TCP acquired a 49% equity interest in Chinacomm Cayman.  The additional benefits TCP was able to offer included negotiating extended payment terms with subcontractors who were performing services under contract with Trussnet Delaware to allow those services to continue, and the ability to arrange what ultimately became a $29 million operating loan that Chinacomm obtained from Hana Bank.  The purchase price for TCP’s 49% equity interest is the same as in the Gulfstream Seychelles subscription agreement, but the payment terms are improved in several respects.

  Payments are conditioned upon the renewal of the 3.5 GHz licenses for all 29 cities that are to be part of the Chinacomm network.  In addition, if TCP was not able to meet the specific payment schedule set forth in the TCP subscription agreement, the agreement contained a provision that requires the parties to reach a new payment schedule through amicable negotiations.  Like the Gulfstream Seychelles subscription agreement, the TCP Subscription Agreement and Addendum contemplates that the amounts paid to subscribe to the stock of Chinacomm Cayman will be used towards deployment of the Chinacomm network.

Pursuant to the TCP subscription agreement and addendum, Chinacomm delivered a certificate in TCP’s name for 2,450,000,000 shares of Chinacomm Cayman stock, representing 49% of a total of 5,000,000,000 shares authorized.  However, notwithstanding physical custody of the certificate by TCP, the TCP Subscription addendum provides that the number of Chinacomm Cayman shares corresponding to the unpaid outstanding balance of the subscription price are pledged to Chinacomm Cayman and other parties to the TCP subscription agreement.  It also provides that the parties are entitled to withdraw the pledged shares at their discretion if TCP fails to meet the payment schedule set for the in the TCP subscription agreement or any new schedule to which the parties agree.

Asset Purchase Agreement with TCP

On March 9, 2009, TCP sold the equity interest it purchased through the TCP subscription agreement and addendum to us pursuant to an asset purchase agreement for a $191 million non-recourse promissory note in favor of TCP and a pledge agreement of the equity interest in Chinacomm Cayman back to TCP as security for repayment of the TCP note.  This effectively provided us with non-recourse bridge financing for our acquisition, which, for accounting purposes, is characterized as an option to purchase up to 49% of the authorized shares of Chinacomm Cayman.  As we reduce the principal balance of the TCP note, TCP will deliver an equal amount towards the subscription price pursuant to the TCP subscription agreement and addendum.  As we reduce the principal balance of the TCP note, TCP will also release to us shares of Chinacomm Cayman stock, free and clear of the pledge agreement, in the same proportion that the reduction in principal balance bears to the total principal balance of the TCP note.

Through a series of amendments dated March 5, March 16, April 9 and May 9, 2010:

(i)

the maturity date of the TCP note was extended until December 31, 2011;

 (ii)

the interest rate of the TCP note was increased from 8% to 10% per annum;

 (iii)

we agreed to pay certain extension fees to TCP; and

 (iv)

TCP secured the option to accept payment of accrued interest and extension fees in the form of Series A common shares.

On June 10, 2010, we issued 588,671 Series A common shares to TCP for the payment of $24,488,721 of interest and extension fees owed to TCP pursuant to the TCP note, as amended.  These Series A common shares were delivered in satisfaction of the amounts we owed to TCP at the time of the stock issuance.  During 2010, in addition to issuance of Series A common shares to TCP, we also paid TCP $11,001,000 towards accrued interest and extension fees on the TCP Note, and we paid TCP $2,750,000, reducing the principal balance of the TCP Note to $88,250,000.

Assignment of TCP Subscription Agreement and Cancellation of the TCP Note

On April 4, 2011, the Company and TCP entered into an assignment of subscription agreement and cancellation of promissory note.  The TCP assignment agreement relates to the TCP subscription agreement and addendum, the asset purchase agreement with TCP and the TCP note.  The material terms of the TCP assignment agreement are as follows:

(i)

The consideration TCP received in entering into the assignment agreement included:

 (a) the Company being relieved from the obligation to pay past and future interest under the TCP note, while maintaining its right to acquire up to 49% of the shares of Chinacomm Cayman which advanced the Company’s financial interests by reducing the total acquisition cost of the rights the Company has the right to acquire;

 (b) the employment agreement between the Company and TCP’s sole shareholder, Colin Tay,;

 (c) the issuance of 669,091 of the Company’s Series B common shares to Colin Tay; and

 (d) the interest of TCP and Colin Tay, as shareholders of the Company, in the Company’s future financial success.

 (ii)

Except as set forth in the assignment agreement, all existing rights and future obligations of both parties under the asset purchase agreement, the TCP note and the pledge agreement were cancelled and terminated.  Specifically, TCP waived entitlement to $14,225,232.87 of past interest accrued, but unpaid, under the TCP note and all future interest.  TCP also returned the original TCP note to the Company, marked “CANCELLED;”

 (iii)

TCP was required to deliver to the Company the original share certificate representing 2,450,000,000 shares of Chinacomm Cayman with appropriate endorsement to enable the Company to seek issuance of a new certificate in the Company’s name for all 2,450,000,000 of the Chinacomm Cayman shares represented by that certificate; and

 (iv)

The Company and TCP each released the other from any past breach or default, if any, either would be entitled to assert against the other relating to performance or non-performance of any obligation, or the accuracy of any representation or warranty contained in any of the assignment agreement, the TCP note and the pledge agreement.

Professional Services Agreement with Joinmax Engineering & Consultants (HK), Ltd.

On April 10, 2009, the Company and Joinmax Engineering & Consultants (HK) Ltd. entered into an agreement for professional services.  The professional services Joinmax provides to the Company consist of:

(i)

architectural and engineering services;

(ii)

project management services;

(iii)

site acquisition services;

(iv)

deployment supervision services;

(v)

general administrative services; and

(vi)

any other professional services the Company deems necessary to deploy the Chinacomm network.

Joinmax’ contract includes the same types of services necessary to deploy fully the Golden Bridge network.  The Company is obligated to pay Joinmax for the professional services it provides to the Company at Joinmax’ standard hourly rates and/or based upon a fixed fee for specific services.  The Company has the option to pay any Joinmax invoice by tendering Series A common shares in lieu of a cash payment for the professional services.  The Series A common shares are to be paid at a price equal to the lesser of:

(i)

$0.95; or

(ii)

80% of the volume weighted average of the closing price of the Series A common shares for the 30-day period prior to each payment due date of an invoice.

Effective as of December 10, 2011, the Company and Joinmax entered into an amendment to agreement for professional services pursuant to which the Company agreed to a set payment schedule for the total amount owing Joinmax for professional services rendered pursuant to the Joinmax professional services agreement and established that the price per Series A common shares would be no less than $0.10 per Series A common share.  All of the other provisions of the Joinmax professional services agreement remained the same.

Effective as of January 6, 2012, the Company and Joinmax entered into a second amendment to agreement for professional services pursuant to which the Company was provided the right, at its sole discretion, to pay all or any of the total amount due to Joinmax prior to any revised payment, in which case the price per Series A common share is calculated based upon the same formula set forth in the Joinmax first amended professional services agreement.  All of the other provisions of the Joinmax professional services agreement and the first amended professional services agreement remained the same.

Joinmax has invoiced the Company $25,162,992 for professional services it provided to the Company, for which the Company has issued 149,512,954 Series A common shares to Joinmax as payment in full for all services rendered.  All shares issued to Joinmax were prior to the Company’s reverses stock split completed on July 19, 2012.

Ironridge Global IV, Ltd. Financing of the Company

On July 5, 2012, the Company issued 1,170,000 Series A common shares to Ironridge Global IV, Ltd. The initial issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the Assigned Accounts plus fees and costs. The assigned accounts relate to:

(i)

the remaining down payment for infrastructure equipment and software purchased from ZTE for expansion of its Croatia WBA network and deployment of the Montenegro Connect WBA network;

(ii)

the cost of shipping, insurance and other transport logistics services to deliver the equipment and software described above from its place of manufacture in China to its ultimate destinations;

(iii)

the proof of funds deposit required as registered capital for formation of a PRC operating company pursuant to the exclusive services contract between the Company and NGSN; and

(iv)

amounts previously financed for consumer terminals delivered to VelaTel Peru as inventory for resale to customers.

The Order was entered on July 3, 2012 by the Superior Court of the State of California, County of Los Angeles, Central District. In addition to the initial issuance, the Order also provides for an adjustment in the total number of Series A common shares which may be issuable to Ironridge, based on a calculation period for the transaction defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form and fully cleared for trading required for the aggregate trading volume of the Series A common hares, as reported by Bloomberg LP, to exceed $6.5 million. Pursuant to the Order, Ironridge will receive an aggregate of:

(i)

1,000,000 Series A common shares, plus that number of Series A common shares (with an aggregate value equal to

(ii)

the sum of the claim amount plus a 6% agent fee and plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid); and

(iii)

divided by 80% of the following: the volume weighted average price of the Series A common shares during the calculation period, not to exceed the arithmetic average of the individual daily VWAPs of any five of each consecutive twenty trading days during the calculation period (any increment with fewer than twenty trading days will have the days added to the final increment).

The Order further provides that if, at any time during the calculation period, the total Series A common shares previously issued to Ironridge are less than any reasonably possible final amount, or a daily VWAP is below 80% of the closing price on the day before the issuance date, Ironridge will have the right to request (subject to the limitation below), and the Company will, upon Ironridge’s request, reserve and issue additional Series A common shares, subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the calculation period:

(i)

if the sum of the Initial Issuance and any additional issuance is less than the final amount, the Company shall issue additional Series A common shares to Ironridge, up to the final amount; and

 (ii)

if the sum of the Initial Issuance and any additional issuance is greater than the final amount, Ironridge shall promptly return any remaining Series A common shares to the Company and its transfer agent for cancellation.

In connection with the transaction, Ironridge represented that it does not hold any short position in the Series A common shares and warranted that it would not to engage in or affect, directly or indirectly, any short sale of the Series A common shares.

On September 13, 2012, the Company issued the 2,225,000 additional Series A common shares to Ironridge.  Each issuance to Ironridge is exempt from the registration requirements of the Securities Act, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Ironridge has paid the Company’s creditors from whom it received assignments of their accounts receivables against the Company the following amounts:

(i)

$300,000 on or about August 13, 2012 (with an additional $200,000 payable on or about October 13, 2012 but not yet paid) to ZTE for the Croatia and Montenegro equipment order described above;

(ii)

$105,128 on or about November 7, 2012 to Joinmax for shipping logistics services associated with the ZTE equipment order;

(iii)

$350,000 on or about August 13, 2012 and $75,000 on or about September 13, 2012 (with an additional $75,000 payable on or about October 13, 2012 but not yet paid) for proof of funds deposit as registered capital for NGSN project’s PRC operating company; and

 (iv)

two installments of $87,521.67 each on or about August 2, 2012 and September 13, 2012 to Success Action Limited for consumer terminal inventory previously financed and delivered to VelaTel Peru.

Isaac Organization, Inc. New Agreements

Line of Credit Loan Agreement and Promissory Note with Isaac Organization, Inc.

On July 1, 2011, the Company entered into a line of credit loan agreement and promissory note with Isaac Organization, Inc.  In the first note, the Company and Isaac agreed that the Company may borrow up to $5.0 million in such installments and subject to the same procedure for making funding requests as apply to the term “Funding Request” as defined in Section 1.7 of the second amended and restated Isaac stock purchase agreement between the Company and Isaac.  For each funding request, Isaac was entitled to retain 5% of the amount requested as a set-up fee and compensation for Isaac’s due diligence.  Each holdback is added to the principal balance and accrues interest along with the amount disbursed and outstanding from time to time.  Amounts borrowed pursuant to the first note bear simple interest at the rate of ten percent per annum.  The principal balance borrowed was due and payable on December 31, 2011.

Extension Agreement and Second Line of Credit Promissory Note with Isaac

On February 23, 2012, the Company entered into the following two agreements with Isaac:

 (i)

Agreement to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, Cancel Stock Purchase Agreement, and Grant Option in VN Tech Agreement; and

(ii)

 Second Line of Credit Loan Agreement and Promissory Note.

Although the credit limit under the first note was $5,000,000 and the due date of the first note was December 31, 2011, Isaac advanced funds to the Company in excess of the credit limit, including advances made after the due date.  In entering into the extension agreement, the parties agreed to extend the due date for the first note to June 30, 2012 and to increase the credit limit under the first note to reflect the total amount borrowed, namely $6,385,000 disbursed, plus 5% holdback fees totaling $336,053, for a total principal balance of $6,721,053.  Interest in the amount of $332,794 had accrued on the principal balance, for a total amount due as of February 23, 2012 of $7,053,847.  In the extension agreement, the principal balance of the first note is increased to $7,425,102, representing the pre-extension total amount due plus an additional 5% holdback fee of $371,255.  Interest accrues on the increased principal balance at the rate of 10% per annum.

The extension agreement provides that Isaac will be granted an option to at any time convert all or any portion of the balance of principal and interest due under the first note to Series A common shares in favor of Isaac or any of its assigns.  The details of the conversion feature are to be agreed to when the Company has additional authorized Series A common shares available for issuance.

The extension agreement also grants Isaac an option to acquire the Company’s 51% joint venture interest in the VN Tech agreement.  The extension agreement provides that the price of Isaac’s option is to be determined based on Isaac’s due diligence and a mutually agreed valuation of the joint venture.  If Isaac exercises its option to acquire the Company’s 51% interest in the VN Tech agreement, the agreed value of that interest will be treated as an offset to the amount otherwise due under the first note.

Finally, the extension agreement provides for the cancellation and termination of all unperformed obligations of Isaac and the Company under the second amended and restated Isaac stock purchase agreement described above.

In the second note, the Company promises to pay to the order of Isaac the principal sum of $7,368,421, or so much thereof as may be disbursed to, or for, the benefit of the Company by Isaac, in Isaac’s discretion and subject to Isaac’s approval of budgets identifying the Company’s proposed use of each funding request.  For each funding request, Isaac will retain a 5% holdback as a set-up fee and compensation for Isaac’s due diligence.  Each holdback will be added to the principal balance and will accrue interest along with the amount disbursed and outstanding from time to time.  The total potential amount to be disbursed, net of the 5% holdback fees, is $7,000,000.  The amounts borrowed pursuant to the second note will bear interest at the rate of 10% per annum.  Interest will be calculated based on the principal balance, as may be adjusted from time to time to reflect additional advances and/or partial repayments made on the second note. The principal balance and all accrued interest is due on December 31, 2012.

The second note provides that Isaac will be granted an option to, at any time, convert all or any portion of the balance of principal and interest due under the second note to Series A common shares in favor of Isaac or any of its assigns.  The details of the conversion feature are to be agreed to when the Company has additional authorized Series A common shares available for issuance.

Amended and Restated Loan Agreement with Isaac

On April 25, 2012, the Company, entered into an amended and restated loan agreement with Isaac.  The amendment amends the extension agreement by cancelling the extended first note, which is substituted for fourteen promissory notes in the principal amount of $500,000.00 each, plus one promissory note in the amount of $425,101.71.  The maturity date of amended Isaac note #1 is April 30, 2012, and the maturity date of each succeeding amended Isaac note #2-#15 is the 15th day and the last calendar day of each month in succession after April 30, 2012.  Interest accrues on each amended Isaac note at 10% per annum from February 23, 2012.  The Company may prepay any of the amended Isaac notes in whole or in part prior to its maturity date without penalty.  The amendment confirms the cancellation of the second amended and restated Isaac stock purchase agreement.  All other terms of the extension agreement that are not consistent with the amendment are of no further force and effect.  The amendment has no effect on the second note.

Line of Credit Promissory Note with Weal Group, Inc.

On March 5, 2012, the Company entered into a line of credit promissory note with Weal Group, Inc. in the principal amount of up to $1,052,632.  The disbursement amount of the Weal note is for up to $1,000,000.  Weal will retain a 5% holdback as a set-up fee and compensation for Weal’s due diligence.  The difference between the disbursement amount and the principal amount represents the 5% holdback fee.  The maturity date of the Weal note is March 5, 2013.  The Company has the right to prepay the Weal note in whole or in part prior to its maturity date and without penalty.  The Weal note bears interest on its principal amount at 10% per annum.  The Weal note provides, as in the Isaac second note, a conversion feature granting an option to convert all or a portion of the balance of principal and interest due under the Weal note to Series A common shares.  The details of the conversion feature will be agreed to between the parties to the Weal note when the Company has additional authorized Series A common shares available for issuance and when Isaac and the Company have agreed to a conversion feature as to the Isaac second note. Weal will have the same option to convert that Isaac will have when it is agreed to between the Company and Isaac with respect to the Isaac second note.  Upon that agreement, the parties to the Weal note will enter into an amendment to reflect the agreed upon conversion feature.

Competition

The countries in which we operate are highly competitive.  We compete with existing suppliers and new competitors who continue to enter the markets in each of these countries.  Our subsidiaries and joint ventures compete with several other major WBA and related companies.  Many of these competitors are well established with larger and better developed WBA and telecommunications networks and support systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than our subsidiaries and joint venture partners.  Competitors in any of these markets may reduce the prices of their services and/or products significantly or may offer WBA connectivity packaged with their other products or services that none of our businesses can offer to its subscribers.

We also expect existing and prospective competitors to adopt technologies or business plans similar to our business plans for our projects or seek other means to develop services competitive with these companies, particularly if their services prove to be attractive in their respective target markets.  There can be no assurances that there will be sufficient customer demand for services offered over the various networks we are deploying in the same markets to allow multiple operators to succeed.  The industries in which we operate are continually evolving.  Our services may become obsolete, and we may not be able to develop competitive services or products on a timely basis or at all.  Other competing technologies may be developed that have advantages over WBA technology protocols that we employ.  Operators of other networks based on those competing technologies may be able to deploy their networks at a lower cost and more quickly than the cost and speed with which our subsidiaries and joint ventures can deploy their respective networks and/or businesses, which may allow those operators to compete more effectively.

Effects of Government Regulation

The regulatory authorities in each of the countries where we do business have significant discretion in granting licenses, permits and authorizations requisite for the operation of our subsidiaries and other projects.  These regulatory authorities may have no obligation to renew the licenses, permits and authorizations when they expire.  As a result, those authorities may refuse to grant any licenses, permits or authorizations, or renewals thereof, that our subsidiaries and joint ventures may seek for the operations of their respective businesses.  Any of our operating subsidiaries or joint venture partners do not receive the necessary licenses, permits and authorizations, they may have to cease operations or contract operations with third parties who hold the appropriate licenses, permits and authorizations.  In addition, even where our operating subsidiaries or joint venture partners currently hold licenses, permits or authorizations or successfully obtain licenses, permits or authorizations in the future, they may be required to seek modifications to the licenses, permits or authorizations or the regulations applicable to the licenses, permits or authorizations to implement the Company’s business strategy.  The occurrence of any of these events would have a material adverse effect on our businesses.

These laws and regulations and their application to our businesses are subject to continual change, as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities in the countries where we operate.  Current or future regulations may directly affect the breadth of services our operating subsidiaries and joint venture partners are able to offer and may affect the rates, terms and conditions of services they can provide to the public for a fee.  Regulation of companies that offer competing services, such as cable and DSL providers and incumbent telecommunications carriers, also affect the business of our operating subsidiaries and joint venture partners indirectly.

In addition, the regulatory authorities in any of the countries where we operate may in the future restrict the ability to manage subscribers’ use of their respective networks and/or businesses, thereby limiting the ability to prevent or manage excessive bandwidth demands on our networks.  Conversely, regulators in any given country may limit the bandwidth to be used by subscribers’ applications or customers, in part by restricting the types of applications that may be used over these networks and businesses.  If applicable regulatory authorities were to adopt regulations that constrain the ability to employ bandwidth or fiber management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of their services for all subscribers.  A decline in the quality of the services or products provided could result in loss of customers or litigation from dissatisfied subscribers.  Any of these developments could have a material adverse effect on our business.

Any of our operating subsidiaries or joint venture partners may engage in business activities that regulators consider to be outside their authorized scope of their WBA licenses or permitted activities.  For companies that exceed the scope of their business licenses or permitted activities or operate without a license or needed approval in the past, but are now compliant, as well as for any companies that may currently operate without the appropriate licenses, renewals or approvals or outside the scope of their business licenses or permitted activities, the relevant regulatory authorities have the authority to impose fines or other penalties.  These fines or penalties can be sometimes as much as five to ten times the amount of the illegal revenues generated by these companies and may require the disgorgement of profits or revocation of the business licenses, permits or authorizations of the offending company.   Fines or penalties of this nature might have a material adverse effect on our business.

Investment Policies

The Company does not have an investment policy at this time.  Any excess funds the Company has on hand will be deposited in interest bearing notes, such as term deposits or short-term money instruments.  There are no investment restrictions on funds held by the Company.  Presently, the Company does not have any excess funds to invest.

Employees

Currently, the Company including all its subsidiaries has approximately 60 full time employees.   Approximately 20 of the Company’s former employees in its corporate headquarters in San Diego are working for the Company as independent contractors.

Patents and Trademarks

The Company does not hold any patents or material trademarks.  However, the Company is in the process of having “VelaTel” and other local brand names and website domains trademarked in the United States and in the other locations in which the Company is doing business or anticipate doing business.

Environmental Expenditures

The Company has not made any material expenditure on compliance with environmental laws or regulations in connection with any of our businesses world-wide.

Available Information

Shareholders may read and copy any material we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC, 20549.  Shareholders may obtain information on the operations of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information which we have filed electronically with the SEC by accessing http://www.sec.gov.  The address of the Company’s website is http://www.velatel.com.

Properties

We currently occupy space pursuant to a four year lease effective June 15, 2012 15 at 5950 La Place Court, Carlsbad, California 92008.  These facilities consist of 6,200 square feet.  Monthly lease payments are $9,300, subject to concessions and annual adjustments. Gulfstream Seychelles, one of our subsidiaries currently occupies office space pursuant to a thirty-eight month lease commencing on August 1, 2011. Monthly lease payments are approximately $9,150.

Velatel Peru, our 95% subsidiary, currently occupies space at Avenida Camino Real 493, San Isidro, Lima, Peru.  The lease commenced in March, 2011.  These facilities consist of approximately 1,600 square feet.  Monthly lease payments are $1,000. Additionally, the company has retail stores in 5 provincial cities with monthly lease payments totaling approximately $1,250. There are also site leases that house equipment and antennae with monthly lease payments totaling approximately $ 8,650.

Zapna, our 75% owned subsidiary, currently occupies office space at Smedeholm 13 B Herlev, Denmark, the monthly lease payments are approximately $1,150.

Novi-Net, our 75% owned subsidiary, currently occupies office space at Merhatovec 5, 40314 Selnica, Republic of Croatia, the monthly lease payments are approximately $3,400. Additionally, the site lease that house equipment and antennae have monthly lease payments totaling approximately $580.

Montenegro Connect, our 75% subsidiary, occupies office space with monthly lease payments of approximately $4,700.

DILUTION

Assuming conversion of all of the Series B preferred shares, there will be at least 184,445,928 Series A common shares outstanding.  This does not include any Series A common shares issuable pursuant to the funding commitment with Isaac Organization.

Current shareholders shall experience dilution in the value of their Series B common shares.  However, it is not possible to determine the price to the public in any sale of the Series A common shares by Selling Stockholder and Selling Stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of Series A common shares.   Accordingly, Selling Stockholder will determine the public offering price, the amount of any applicable underwriting discounts and commissions and the net proceeds at the time of any sale.  Selling Stockholder will pay any underwriting discounts and commissions.

Further Dilution

The Company may issue equity and debt securities in the future.  The Company may also issue Series A common shares and warrants in payment of existing debt to its note holders.  These issuances and any sales of additional Series A common shares may have a depressive effect upon the market price of our Series A common shares and investors in this offering.

DIVIDEND POLICY

We have never declared or paid any dividends.  In addition, we anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the Company’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.  The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This following information specifies certain forward-looking statements of our management.  Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact.  Forward-looking statements may be identified by the use of forward-looking terminology, such as “may”, “shall”, “could”, “expect”, “estimate”, “anticipate”, “predict”, “probable”, “possible”, “should”, “continue”, or similar terms, variations of those terms or the negative of those terms.  The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable.  Our future operating results, however, are impossible to predict, and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

Forward-looking statements include, but are not limited to, the following:

●	Statements relating to our future business and financial performance;

●	Our competitive position;

●	Growth of the telecommunications industry in China, Peru, Croatia, Montenegro, Denmark and other countries in which we plan to conduct business; and

●	Other material future developments that you may take into consideration.

We believe it is important to communicate our expectations to our shareholders.  However, there may be events in the future that we are not able to predict accurately over which we have no control.  The risk factors and cautionary language discussed in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations we described in our forward-looking statements, including among other things:

●	Competition in the industry in which we do business;

●	Legislation or regulatory environments;

●	Requirements or changes adversely affecting the businesses in which we are engaged; and

●	General economic conditions.

You are cautioned not to place undue reliance on these forward-looking statements.  The assumptions used for purposes of the forward-looking statements represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.  To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements.  We cannot guaranty that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statement

The following information should be read in conjunction with the information contained in the Consolidated Financial Statements included within this Form S-1.

Executive Summary of Our Businesses

The Company currently holds investments or contracts in nine projects that we refer to as: (i) the VelaTel Peru Network; (ii) the GBNC Network; (iii) the VN Tech Fuel Cell Business; (iv) the Exclusive Services Agreement with NGSN; (v) the Exclusive Services Agreement with Aerostrong; (vi) the Sino Crossings Fiber Joint Venture; (vii) Zapna Voice Applications; (viii) the Novi-Net Network; and (ix) the Montenegro Connect Network.  The Company’s primary business model is to combine its engineering and deployment expertise, its equity funding relationships, its vendor partnerships, radio frequency spectrum, fiber optic cable and concession rights assets acquired through a subsidiary or a joint venture relationship to create and operate wireless broadband access (“WBA”) networks worldwide.  We offer or will offer internet access, voice, video, and data services to the subscribers of various WBA networks we own and/or operate.  The Company’s secondary business model is to distribute products and services used in connection with WBA networks, specifically hydrogen fuel cells used as a back-up power source for certain transmission equipment and devices and services that enable lower cost voice long distance and voice and data roaming fees to subscribers of cellular, voice over internet protocol or WBA networks.  Each of these projects is summarized immediately above in the Notes to our unaudited Condensed Consolidated Financial Statements.  Each project described the Notes is presented in the chronological order in which we first formalized our ownership or other legal rights in each project.  References to projects or milestone events that occurred subsequent to the period ended September 30, 2012 have been included to the extent such events are material to our ongoing operations.

Our present operational focus is on the deployment of WBA networks in emerging international markets, using either 2.5 GHz or 3.5 GHz radio frequency spectrum, or other spectrum bands that come available based on government auctions or tenders or future acquisition or joint venture opportunities that may present themselves.  Our current businesses are in Peru, China (“PRC” or “China”), Croatia, Montenegro and Denmark.

Results of Operations

Three-month period ended September 30, 2012 as compared to the three-month period ended September 30, 2011.

Our revenue, cost of sales, expenses and other income for the three-month periods ended September 30, 2012 and 2011 are as follows:

Revenue:

2012	2011
$1,023,288	$115,371

Our revenue for the three-month period ended September 30, 2012 increased by $907,917 or 787% from the same period ended September 30, 2011. The increase in revenue for 2012 is attributed to our acquisitions of Zapna and Herlong, which accounted for $647,856 and $214,486, respectively, of the increase in revenue.

Cost of Sales:

2012	2011
$501,347	$138,829

Our cost of sales for the three-month period ended September 30, 2012 was $501,347, or 49% of sales as compared to $138,829 or 120% of sales for the same period ended September 30, 2011.  The increase in cost of sales in actual dollars is attributed to the increase in sales and the decease as a percentage of revenue in 2012 is a result of higher margins on the sales generated by our newly acquired subsidiaries Zapna and Herlong.

Selling, General and Administrative Expenses:

2012	2011
$2,651,479	$6,847,937

Our selling, general and administrative expenses for the three-month period ended September 30, 2012 was $2,651,479, as compared with $6,847,937 for the same period in 2011, a decrease of $4,196,458.  The decrease in the selling, general and administrative expenses during the three month period in 2012 period is a result of a non-cash expense of $4,323,214 associated with the issuance of 375,000 stock options in 2011. There was no such expense in 2012.

Impairment loss:

2012	2011
$1,010,000	$–

During the three-month period ended September 30, 2012 we wrote off our investment in GBNC Network. GBNC has indicated it will not honor the terms of the GBNC Agreement. Specifically, GBNC maintains that GBNC should have control over bank accounts and decisions regarding capital expenditures. Based on the duration of the impasse between us and GBNC regarding these matters, we have determined it is appropriate to fully impair our $1,010,000 investment in GBNC.

Gain (loss) on Change in Fair Value of Debt Derivative:

2012	2011
$53,098	$16,075

For the three-month period ended September 30, 2012, we incurred a non-cash gain of $53,098 from the change in the fair value of our debt derivatives relating to our Amended Convertible Notes as compared to $16,075 for same period in 2011.  The change for 2012 is attributable to the change in fair value of the derivative liability as of the respective balance sheet dates.

Loss on Settlement of Debt:

2012	2011
$161,250	$–

For the three-month period ended September 30, 2012, we issued our common stock in settlement of debt. The settlement price was less than the fair value of the shares issued resulting in a loss of $161,250.

Interest Expense:

2012	2011
$246,747	$315,925

For the three-month period ended September 30, 2012, our interest expense was $246,747 as compared to $315,925 for the same period in 2011.  The decrease in interest expense is attributable to fewer notes payable in 2012 compared to 2011.

Net Loss:

2012	2011
$3,998,410	$7,227,611

Our net loss of $3,998,410 for the three-month period ended September 30, 2012 and the same period for 2011 is the result of the factors described above, principally the decrease in selling, general and administrative expenses offset by the impairment of our investment in GBNC.

Nine-month period ended September 30, 2012 as compared to the nine-month period ended September 30, 2011.

Our revenue, cost of sales, expenses and other income for the nine-month periods ended September 30, 2012 and 2011 are as follows:

Revenue:

2012	2011
$2,107,213	$488,476

Our revenue for the nine-month period ended September 30, 2012 increased by $1,618,737 or 331% from the same period ended September 30, 2011.  The increase in revenue for 2012 is attributed to our acquisitions of Zapna and Herlong, which accounted for $1,164,447 and $438,840, respectively, of the increase in revenue.

Cost of Sales:

2012	2011
$1,574,887	$567,761

Our cost of sales for the nine-month period ended September 30, 2012 was $1,574,887, or 75% of sales as compared to $567,761 or 116% of sales for the same period ended September 30, 2011.  The increase in cost of sales in actual dollars is attributed to the increase in sales and the decease as a percentage of revenue in 2012 is a result of higher margins on the sales generated by our newly acquired subsidiaries Zapna and Herlong.

Selling, General and Administrative Expenses:

2012	2011
$8,748,714	$11,125,124

Our selling, general and administrative expenses for the nine-month period ended September 30, 2012 was $8,748,714, as compared with $11,125,124 for the same period in 2011, a decrease of $2,376,410.  The decrease in the selling, general and administrative expenses during the nine month period in 2012 period is a result of a non-cash expense of $4,323,214 associated with the issuance of 375,000 stock options in 2011 offset by higher overhead costs as a result of the acquisitions of Zapna and Herlong.

Impairment loss:

2012	2011
$1,010,000	$–

During the nine-month period ended September 30, 2012 we wrote off our investment in GBNC Network. GBNC has indicated it will not honor the terms of the GBNC Agreement. Specifically, GBNC maintains that GBNC should have control over bank accounts and decisions regarding capital expenditures. Based on the duration of the impasse between us and GBNC regarding these matters, we have determined it is appropriate to fully impair our $1,010,000 investment in GBNC.

Research and Development:

2012	2011
$–	$6,317,287

Our research and development costs for the nine-month period ended September 30, 2012 were $0, as compared with $6,317,287 for the same period in 2011.  This decrease is directly related the deployment of our WBA network rather than development of the network in prior years.

Gain (loss) on Change in Fair Value of Debt Derivative:

2012	2011
$14,714	$(1,982)

For the nine-month period ended September 30, 2012, we incurred a non-cash gain of $14,714 from the change in the fair value of our debt derivatives relating to our Amended Convertible Notes as compared to a non-cash loss $1,982 for same period in 2011.  The increase in the gain for 2012 is attributable to the change in fair value of the derivative liability as of the respective balance sheet dates.

Gain on Settlement of Debt:

2012	2011
$1,723,817	$–

For the nine-month period ended September 30, 2012, we issued our common stock in settlement of debt. The settlement price exceeded the fair value of the shares issued resulting in a gain of $1,723,817.

Interest Expense:

2012	2011
$1,159,757	$372,649

For the nine-month period ended September 30, 2012, our interest expense was $1,159,757 as compared to $372,649 for the same period in 2011.  The significant increase in interest expense is attributable to the significant increase in notes payable in 2012 compared to 2011.

Net Loss:

2012	2011
$9,476,664	$17,975,793

Our net loss of $9,476,664 for the nine-month period ended September 30, 2012 and the same period for 2011 is the result of the factors described above, principally the reduction in selling, general and administrative expense and research and development costs in 2012, the gain on settlement of debt offset by the impairment of our investment in GBNC.

Liquidity and Capital Resources

Since April 8, 2008, we have utilized approximately $86.7 million for research and development, sales, general and administrative expenses, our investment in Chinacomm Cayman Limited, including extension fees paid to TCP advances on a failed investment, commissions paid on our convertible note purchase agreements dated February 12, 2008 and our amended and restated convertible note purchase agreements dated November 17, 2011 and deposit for property, plant and equipment.

Net cash provided by financing activities consist of net cash proceeds from the issuance of convertible and other notes, common stock subscription and advances from shareholders.  Our convertible notes matured on December 31, 2008, unless they were extended by signing an amended convertible note.  In that case, the due date is 90 days from the date we receive a notice of redemption from the convertible note holder. Both the convertible notes and the amended convertible notes have an interest rate of 10% per annum.

Our liquidity needs consist of our working capital requirements, indebtedness payments, research and development expenditure funding, and general and administrative expenses.  Our known liquidity demands include the following categories and amounts as of September 30, 2012:

 (i)

litigation installment payments of $829,893 (this amount can also be paid with Series A common shares at our option);

 (ii)

notes payable to related parties of $1,140,222;

 (iii)

notes payable of $11,183,216;

 (iv)

convertible notes and amended convertible notes of $298,923;

 (v)

advances from officers of $151,260; and

 (vi)

accounts payable and accrued expenses of $12,734,446; and sales, general and administrative expenses of approximately $1.1 million per month for San Diego, Taiwan, Peru, Denmark, Cyprus, Croatia and Montenegro operations (additional future SG&A for joint venture projects in China and elsewhere throughout the world cannot currently be estimated, as those projects have not commenced active operations).

Historically, we have financed our operations through the sale of equity and convertible debt, as well as borrowings from related parties and Isaac Organization, Inc.

Since our inception until September 30, 2012, we have incurred accumulated losses of approximately $263.1 million.  As of September 30, 2012, we had cash of $280,032 and liabilities of approximately $26.7 million, of which $26.6 million are deemed to be current liabilities.  We expect to continue to incur net losses for the foreseeable future.  Our independent accountants have expressed substantial doubt about our ability to continue as a going concern in their audit report, dated April 16, 2012, for the period ended December 31, 2011.  In order to continue to operate our business, we will need to raise substantial amounts of additional capital.

Our equity capital consists of Series A common shares, Series B common shares, Series B preferred shares, convertible notes and amended convertible notes, each of which is discussed in further detail below.

Effective August 29, 2012, we increased our (post-reverse) authorized Series A common shares from 200 million to 1 billion by filing a Certificate of Amendment of our Articles of Incorporation with the Nevada Secretary of State.  As of September 30, 2012, we had issued and outstanding 44,517,655 Series A common shares.  The total number of Series A common shares currently issued and outstanding is 124,445,928 Series A common shares.

As of September 30, 2012, we had authorized the issuance of up to 100,000,000 Series B common shares, of which 20,000,000 are issued and outstanding.  Each Series B common share has the right to cast ten votes for each action on which our shareholders have a right to vote.  The consent of 80% of the issued and outstanding Series B common shares is required in order to sell, assign or transfer any of the Series B common shares.  The Series B common shares do not participate with any declared dividends. The Series B common shares are redeemable on May 23, 2023 at par value of $0.001 per share.

Due to the limitations on transfer of our Series B common shares, we do not consider the issuance of Series B common shares to be a viable source for funding our operations.

In addition, we have authorized the issuance of up to 25,000,000 preferred shares, with rights and preferences to be determined by the Company’s Board of Directors.  We have designated 20,000,000 shares of our preferred shares as Series A preferred shares, of which none have been issued.  We have designated 2,500 shares of our preferred shares as Series B preferred shares, of which 60 Series B preferred shares have been issued to the Selling Stockholder.

As of September 30, 2012, we have raised approximately $28.5 million related to our convertible notes and our amended convertible notes.  These notes bear interest at 10% per annum and are all either past due or have been converted.  As of September 30, 2012, the outstanding balance of principal and interest on unpaid convertible notes and amended convertible notes was approximately $0.3 million.  The proceeds from our convertible notes and amended convertible notes helped fund our operations during 2008 and 2009.  However, interest accruing and settlement of litigation associated with our convertible notes contributed to our liquidity needs for the period ended September 30, 2012 and is expected to continue to do so in the future.

As of September 30, 2012, we owed approximately $1.1 million as a result of borrowings from related parties.  We have sometimes relied on borrowings from related parties as a means of financing our operations, but only when other capital resources were not readily available.  We have no present plans to rely on further borrowings from related parties as a means of financing our operations.

During 2010, we negotiated equipment vendor financing that, if continued in the future, we expect will reduce our short term need for capital from the sources described above as a percentage of our total capital needs.  However, no assurances can be given that we will continue to obtain equipment financing on the same terms as secured during 2010.  Repayment of such equipment financing will increase our liquidity demands in the future.

The following table presents a summary of our sources and uses of cash for the nine-month period ended September 30, 2012 and 2011:

	Nine-Month	Nine-Month
	Period Ending	Period Ending
	September 30, 2012	September 30, 2011
Net cash provided by (used in) operating activities:	$4,673,480	$(6,607,634)
Net cash used in investing activities	$(7,128,461)	$(3,139,681)
Net cash provided by financing activities	$2,551,556	$9,970,538
Increase in cash and cash equivalents	$96,575	$223,223

Operating Activities

The cash used in operating activities for the nine months ended September 30, 2012 is a result of our net loss offset by an increase in accounts payable and accrued expenses.

Investing Activities

The cash used in investment activities for the nine months ended September 30, 2012 consists of the purchase of equipment of $7.1 million.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2012 consist of proceeds from the issuance notes payable.

Off-Balance Sheet Arrangements

At September 30, 2012, we have no off-balance sheet arrangements.

Year ended December 31, 2011 as compared to the year ended December 31, 2010.

Results of Operations

Our revenue, cost of sales and expenses for the year ended December 31, 2011 are based on our acquisition of a 95% interest in VelaTel Peru acquired on April 15, 2009.  When we acquired our interest in VelaTel Peru, it was provides local and international long distance telephone services, including fixed line and voice over IP services.  It now provides WBA services as well.

Revenue:

2011	2010
$688,942	$955,311

Our revenue for the year ended December 31, 2011 decreased by $266,369 or 27.9% over the previous year.  This revenue is attributable solely to the activity of VelaTel Peru. The decrease in revenue for 2011 is related to the deployment of the VelaTel Peru Network and the refocusing of our efforts to generate revenues from the VelaTel Peru WBA Network.

Cost of Sales:

2011	2010
$1,580,834	$1,103,708

Our cost of sales for the year ended December 31, 2011 was $1,580,834, or 229.5% of sales as compared to $1,103,708 or 115.5% of sales for the year ended December 31, 2010.  The costs incurred relate to our VelaTel Peru business activities.  The increase in cost of sales in actual dollars and as a percentage of revenue in 2011 is related to the costs associated with the deployment and operations of the VelaTel Network.

Selling, General and Administrative Expenses:

2011	2010
$13,637,063	$6,655,712

Our selling, general and administrative expenses for the year ended December 31, 2011 was $13,637,063, as compared with $6,655,712 for the same period in 2010, an increase of $6,981,351 or 105.0%.  A substantial portion of the selling, general and administrative expenses during 2011 were non-recurring costs associated with consultants to explore potential business opportunities and a $4,323,214 expense associated with the issuance of 37,500 stock options in the third quarter of 2011.

Extension Fees payable to Trussnet Capital Partners (HK), Ltd

2011	2010
$0	$35,489,721

During 2010, we issued an aggregate of 58,867,119 Shares and cash to extend our option to acquire Chinacomm Cayman.  There was no such transaction in 2011.

Research and Development:

2011	2010
$6,317,287	$18,845,705

Our research and development costs for the year ended December 31, 2011 were $6,317,287, as compared with $18,845,705 for the same period in 2010.  This increase is directly related to a significant increase in the cost of

(i)

performing feasibility studies;

(ii)

architectural and engineering services;

(iii)

project management services;

(iv)

site acquisition services;

(v)

deployment supervision services;

(vi)

general administrative services; and

(vii)

any other professional services the Company deemed necessary to deploy the WBA telecommunications networks we were deploying in China and Peru during 2011.

Gain (loss) on Change in Fair Value of Debt Derivative:

2011	2010
$71,666	$2,259,768

For the year ended December 31, 2011, we incurred a non cash loss of $71,666 from the change in the fair value of our debt derivatives relating to our Convertible Notes and Amended Convertible Notes as compared to a non cash gain of $2,331,434 for same period in 2010.  The reduction in the gain for 2011 is attributable to a reduced balance of total convertible notes outstanding due to their conversions to Shares.

Interest Expense:

2011	2010
$651,410	$973,404

For the year ended December 31, 2011, our interest expense was $651,410 as compared to $973,404 for the same period in 2010.  The reduction in interest expense is attributable to the pay down/conversion of convertible notes payable offset by additional interest as a result of an increase in notes payable.

Net Loss:

2011	2010
$21,792,678	$66,592,673

Our net loss of $21,792,678 for the year ended December 31, 2011 is the result of the factors described above, principally, the extension fees payable to Trussnet Capital Partners (HK), Ltd in 2010 that we did not incur in 2011.

Liquidity and Capital Resources

We have utilized cash since inception approximately $61.1 million for research and development, sales, general and administrative expenses, our investment in Chinacomm Cayman, including extension fees paid to TCP, advances on a failed investment, and deposits for property, plant and equipment.

The following table presents a summary of our sources and uses of cash for the year ended December 31, 2011 and for the period from our inception (April 8, 2008) to December 31, 2011:

	2011	From our Inception to Year Ended December 31, 2011
Net cash used in operating activities:	$11,509,678	$52,073,435
Net cash used in investing activities	$766,835	$9,227,325
Net cash provided by financing activities	$12,432,434	$61,462,841
Increase in cash and cash equivalents	$155,941	$183,457

Operating Activities:

The cash used in operating activities consists principally of the net loss for the year offset by non-cash stock option compensation expense and an increase in accounts payable and accrued liabilities. .

Investing Activities:

The cash used in investment activities consists of our payments of $0.6 million toward the purchase of for infrastructure equipment for our VelaTel WBA deployment.

Financing Activities:

Net cash provided by financing activities consist of net cash proceeds from the issuance of the Convertible Notes, the Amended Convertible Notes, other notes, common stock subscriptions and advances from shareholders.  The Convertible Notes matured on December 31, 2008, unless they were extended by signing an Amended Convertible Note.  In that case, the due date is 90 days from the date we receive a notice of redemption from the convertible note holder.  Both the Convertible Notes and the Amended Convertible Notes have an interest rate of 10% per annum.

Our liquidity needs consist of our working capital requirements, indebtedness payments, research and development expenditure funding, and general and administrative expenses.  Our known liquidity demands include the following categories and amounts as of December 31, 2011:

(i)

litigation installment payments of $829,893;

(ii)

notes payable to related parties of $425,000;

(iii)

notes payable of $9,991,270;

(iv)

convertible notes of $419,757;

(v)

advances from officers of $755,875;

(vi)

accounts payable and accrued expenses of $10,046,728; and

(vii)

sales, general and administrative expenses of approximately $1.2 million per month for San Diego and Peru operations (additional future SG&A for joint venture projects in the PRC cannot currently be estimated as those projects have not commenced active operations).

Historically, we have financed our operations through the sale of equity and convertible debt, as well as borrowings from related parties.

Since our inception, we have incurred accumulated losses of approximately $253.2 million.  As of December 31, 2011, we had cash of $183,457 and liabilities of approximately $22.5 million, which are deemed to be current liabilities.  We expect to continue to incur net losses for the foreseeable future.  Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in their audit report, dated April 16, 2012, for the year ended December 31, 2011.  In order to continue to operate our business, we will need to raise substantial amounts of additional capital.

Critical Accounting Policies and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, contingencies and litigation.  Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The most significant accounting estimates inherent in the preparation of our audited consolidated financial statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.

These accounting policies are described at relevant sections in this discussion and analysis and in the Notes to the Audited Consolidated Financial Statements included in this prospectus for the years ended December 31, 2011 and 2010, and for the period from April 8, 2008 (date of inception) thru December 31, 2011.

Revenue Recognition

We recognize revenue from product sales and services in accordance with ASC subtopic 605-10, Revenue Recognition requiring four basic criteria to be met before revenue can be recognized:

(i)

persuasive evidence of an arrangement exists;

(ii)

delivery has occurred or services have been rendered;

(iii)

the selling price is fixed and determinable; and

(iv)

collectability is reasonably assured.  Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  We defer any revenue for which the product has not been delivered or is subject to refund until such time that we and the customer jointly determine that the product has been delivered or no refund will be required. ASC 605-10 incorporates ASC subtopic 605-25, “Multiple-Element Arraignments.”  ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.  The effect of implementing ASC 605-25 on our financial position and results of operations was not significant.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fair Values

ASC subtopic 825-10, Financial Instruments requires disclosure of the fair value of certain financial instruments.  The carrying value of cash and cash equivalents, as well as short-term borrowings, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the unaudited Condensed Consolidated Financial Statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable, the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise, only available information pertinent to fair value has been disclosed.

Accounting For Bad Debt and Allowances

Bad debts and allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable.  Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis.  Allowance for doubtful accounts at September 30, 2012 and December 31, 2011 were $6,500 and $3,163, respectively.

Inventories

The inventory consists of finished goods ready for resale purposes.  The Company purchases the merchandise on delivered duty paid basis.  Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

The estimated useful lives of property, plant and equipment are as follows:

Machinery and equipment	10 years
Vehicles	4 years
Furniture and fixtures	10 years
Leasehold improvements
Constructed assets (towers)	10 years
Computers	5 years

Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease.

The Company evaluates the carrying value of items of property, plant and equipment to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  The carrying value of an item of property, plant and equipment is considered impaired when the projected undiscounted future cash flows related to the asset are less than its carrying value.  The Company measures impairment based on the amount by which the carrying value of the respective asset exceeds its fair value.  Fair value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved.

Long-Lived Assets

The Company has adopted ASC subtopic 360-10, Property, Plant and Equipment.  ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows.  Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible Assets and Goodwill

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10.  The Company assigns to all identifiable assets acquired (including intangible assets), and to all identifiable liabilities assumed, a portion of the cost of the acquired company equal to the estimated fair value of such assets and liabilities at the date of acquisition.  The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed, if any, as goodwill.

As a result of the acquisition of VelaTel Peru on April 15, 2009, the Company acquired intangible assets in the aggregate amount of $1,132,647.

The Company allocated $124,357 to identifiable intangible assets including developed software.  The remaining $1,008,290 was allocated to goodwill.

The Company amortized its identifiable intangible assets using the straight-line method over their estimated period of benefit.  The estimated useful life of developed software is ten years.  The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

The Company accounts for and reports acquired goodwill and other intangible assets under ASC subtopic 305-10, Intangibles, Goodwill and Other.  In accordance with ASC 305-10, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired.  Any write-downs will be included in results from operations.

The Company’s management performed an evaluation of its goodwill for purposes of determining the implied fair value of the assets at December 31, 2009. The test indicated that the recorded remaining book value of its goodwill exceeded its fair value for the year ended December 31, 2009. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $1,008,290, net of tax, or $0.02 per share of the Company’s Series A Shares during the year ended December 31, 2009 to reduce the carrying value of the goodwill to $0.  Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Functional Currency

A majority of the transactions of the Company’s Peruvian subsidiary are in US dollars; accordingly, this subsidiary’s functional currency is the US dollar. The accounts of the Company’s Zapna subsidiary are maintained in Danish Kroner, and the accounts of the Company’s Herlong subsidiaries are maintained in the Euro. The accounts of these foreign subsidiaries were translated into US dollars in accordance with ASC Topic 830 “Foreign Currency Matters.” According to ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet dates, stockholders’ equity is translated at historical rates and statement of operation items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, “Comprehensive Income.” Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

Foreign Currency Transactions and Comprehensive Income

GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. Translation gains are classified as an item of accumulated other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Advertising Costs

Advertising costs, which are included in selling, administrative and general, are expensed as incurred.  Advertising costs for the three months ended September 30, 2012 and 2011 were $10,621 and $1,809, respectively, and for the nine months ended September 30, 2012 and 2011 were $25,161 and $5,428, respectively.

Net Loss Per Share

The Company has adopted ASC subtopic 260-10, Earnings Per Share.  This requires the computation, presentation and disclosure requirements of earnings per Share information.  Basic earnings per Share have been calculated based upon the weighted average number of Shares outstanding.  Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per Share, because they are anti-dilutive.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Stock Based Compensation

The Company adopted ASC subtopic 718-10, Compensation.  ASC 718-10 requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to an employee stock purchase plan based on the estimated fair values.

Research and Development

The Company accounts for research and development costs in accordance with the ASC subtopic 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred.  Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company sponsored research and development costs related to both present and future products and services are expensed in the period incurred.

Reclassifications

Certain reclassifications have been made to prior periods’ data to conform to the presentation set forth in this registration statement.  These reclassifications had no effect on reported income or losses

Going Concern Disclosure

The accompanying audited consolidated financial statements included in this prospectus have been prepared in conformity with GAAP that contemplate our continuance as a going concern. Our independent registered accounting firms, in its report dated April 13, 2011 have expressed substantial doubt about our ability to continue as a going concern. The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations. The Company has incurred a net loss of $21,792,678 for the year ended December 31, 2011, a cumulative net loss of $253,660,984 since inception, a negative working capital of $16,386,204 and a stockholders' deficiency of $9,928,838.  The Company incurred a net loss of $9,476,664 for the nine months ended September 30, 2012.  In addition, the Company had negative working capital of $20,849,055 and a total stockholders’ deficiency of $4,993,804 as of September 30, 2012.

In addition, we require substantial additional capital to finance our planned business operations and expect to incur operating losses in future periods due to the expense of deploying and/or the continued deployment of our projects.

We have not realized material revenue since inception, and we are not without doubt that we will be successful in generating revenues in the future.  If we are not able to raise substantial additional capital in a timely manner, we may lose our rights to participate in the operation of the networks and businesses identified above and may be forced to cease operations. The above factors, among others, may indicate that we will be unable to continue as a going concern for a reasonable period of time.  Our continued existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. The accompanying audited consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

To attain profitable operations, management continues focus its efforts on the deployment and operation of WBA networks.  As stated in the beginning of this prospectus, we have nine distinct projects, six of which are deploying WBA networks and three of which offer services or products related to the WBA networks we are deploying.  The nine projects span China, Peru, Croatia, Montenegro and Denmark.  The Company will continue to be dependent on outside capital to fund its projects and SG&A for the foreseeable future.  Any financing obtained may further dilute or otherwise impair the ownership interest of the current stockholders.  If we fail to generate positive cash flows or fail to obtain additional capital when required, we could modify, delay, or abandon some or all of the projects.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in ASC 220, Comprehensive Income, and requires entities to report components of comprehensive income in either:

(i)

a continuous statement of comprehensive income; or

(ii)

two separate, but consecutive, statements.

The ASU does not change the items that must be reported in other comprehensive income.  In December 2011, the FASB issued ASU 2011-12, which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements.  ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted.  The adoption of ASU 2011-05, as amended by ASU 2011-12, is not expected to significantly impact the Company’s Condensed Consolidated Financial Statements.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required.  The revised standard is effective for the Company for its annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 is not expected to significantly impact the Company’s unaudited Condensed Consolidated Financial Statements.

In November 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities, which requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to adopt ASU 2011-11 for reporting periods beginning on or after January 1, 2013.  The adoption of ASU 2011-11 is not expected to significantly impact the Company’s Condensed Consolidated financial statements.

In December 2011, the FASB issued disclosure guidance related to the offsetting of assets and liabilities. The guidance requires an entity to disclose information about offsetting and related arrangements for recognizing financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. The amended guidance is effective for the Company on a retrospective basis commencing in the first quarter of 2014. The Company is currently evaluating the impact of this new guidance on its unaudited Condensed Consolidated Financial Statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment.  The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the Fair Value of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012.  Early adoption is permitted. The adoption of this pronouncement will not have a material impact on its financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

Board of Directors

The name, age and position of our directors are set forth below:

Name	Age	Position(s)
George Alvarez	47	Chief Executive Officer
Mario Alvarez	50	Chief Operating Officer
Colin Tay	46	President
Kenneth L. Waggoner	61	Executive Vice President Legal, General Counsel and Secretary

Since inception on September 19, 2005, our Board of Directors has conducted most of its business by written consent; there have, however, been a few meetings in 2010 and 2011.  Each of our Directors serves until his successor is elected and qualified.  The sole committee of our Board of Directors is the audit committee.

Audit Committee

The Board of Directors has designated the Company’s Audit Committee comprised of:

1.

George Alvarez, chief executive officer and chairman of the audit committee,

2.

Carlos Trujillo, chief financial officer, and

3.

Kenneth L. Waggoner, executive vice president legal, general counsel and secretary.

The primary function of the audit committee is to oversee and monitor our accounting and reporting processes and the audits of our financial statements.  George Alvarez, Carlos Trujillo and Kenneth L. Waggoner cannot be considered audit committee financial experts as defined in Item 407 of Regulation S-K.  The Company does not presently have among its executive officers and directors a person meeting these qualifications, and given our financial conditions, does not anticipate seeking an audit committee financial expert in the near future.  However, the audit committee has engaged the services of an independent accountant as a consultant to provide advice to the audit committee.

Our Audit Committee had one audit committee meeting in 2011.

Executive Officers of the Company

Each of our executive officers is elected by the Board of Directors to a term of one year and serves until his successor is duly elected and qualified, or until he is removed from office.  The name, address, age and position of our executive officers is set forth below:

Name and Address	Age	Position(s)
George Alvarez 5950 La Place Court, Suite 160 Carlsbad, California 92008	48	Chief Executive Officer
Colin Tay Kuang Fu South Road Taiwan 106 Taiwan 6940	47	President
Mario Alvarez 5950 La Place Court, Suite 160 Carlsbad, California 92008	51	Chief Operating Officer
Kenneth L. Waggoner 5950 La Place Court, Suite 160 Carlsbad, California 92008	61	Executive Vice President Legal, General Counsel and Secretary
Carlos A. Trujillo 5950 La Place Court, Suite 160 Carlsbad, California 92008	54	Chief Financial Officer
Isidoro Gutierrez 5950 La Place Court, Suite 160 Carlsbad, California 92008	58	Chief Administrative Officer
Kenneth Hobbs 5950 La Place Court, Suite 160 Carlsbad, California 92008	53	Vice President of Mergers and Acquisitions

Background of Executive Officers and Directors

George Alvarez was appointed a director in March 2008 and Chief Executive Officer in June 2008.  He was Chief Executive Officer of Trussnet Delaware, an architecture, engineering and construction management firm, from 2004 until December 2007 and was co-founder of VelociTel, Inc. and VelociTel, LLC and their predecessor companies in the wireless network service industry.  Mr. Alvarez served as VelociTel's President and Chief Operating Officer from 1987 to 2002.  He graduated with honors from Airco Technical Institute in Fullerton, California.  Mr. Alvarez provides expertise in all aspects of the design, deployment and operation of broadband wireless telecommunications networks.

Colin Tay was appointed a Director and President in June 2008.  He also is the sole owner and director of TCP.  From 1992-2009, Mr. Tay was the Chief Executive Officer of Trussnet ADC Co. Inc.  This company provides engineering and construction services in connection with commercial buildings, hotels, manufacturing facilities, and telecommunications.  From 1986 to 1992, Mr. Tay was with YKK Architectural Products Pte. Co. Ltd., of Singapore, and YKK Taiwan Co., Ltd., first as a Quantity Surveyor and then as Manager of the Architectural Products Division.  Prior to joining YKK, Mr. Tay was a quantity surveyor with Hyundai Engineering & Construction, part of the worldwide Hyundai organization.  Mr. Tay received his Tertiary Diploma in Building from Singapore Polytechnic in 1984, professional accreditations from the Singapore Institute of Building in 1998 and a professional designation from the Chartered Institute of Building (United Kingdom) in 2000.  Mr. Tay provides expertise in conducting business in China and the deployment and operation of broadband wireless telecommunications networks and related facilities.

Mario Alvarez was appointed a Director and Chief Operating Officer in June 2008.  From 2002-2008, he provided consulting services to Trussnet Delaware and Trussnet USA Development Co. Inc., which constructs wireless telecommunications facilities.  Mr. Alvarez was co-founder of VelociTel, and served as its chairman and chief executive officer from 1987 to 2002.  He is a member of the American Institute of Architects, the National Council of Architectural Registration Boards and the Construction Specifications Institute. He received his B.A. in Architecture from the University of Washington and his M.A. in Architecture from the University of Idaho.  Mr. Alvarez provides expertise in the deployment and operations of a broadband wireless telecommunications network, including equipment procurement and management of subcontractors engaged in the deployment of the Chinacomm Network.

Kenneth L. Waggoner was appointed a Director and Executive Vice President Legal and General Counsel in January 2009 and Secretary in March 2009.  From 2005 to 2007 Mr. Waggoner was the Chief Executive Officer of Foton Motors, Inc., a distributor of Chinese heavy equipment in the United States.  From 2005 to 2008 he also acted as a legal advisor to Trussnet Delaware and all of its affiliated companies and to Euro Pacific Parts International, Inc., a distributor of aftermarket automobile parts in the United States.  Mr. Waggoner was Of Counsel with the law firm Morgan, Lewis & Bockius, LLP from 2004 to 2005.  From 2002 to 2004, he was Vice President and General Counsel of the Global Downstream operations of ChevronTexaco Company.  From 1986 to 2002 Mr. Waggoner was a partner with the law firm of Brobeck, Phleger & Harrison.  He was the Managing Partner of its Los Angeles office and served on both its Executive Committee and Policy Committee.  Mr. Waggoner received his J.D. degree with honors in 1973 from Loyola University School of Law in Los Angeles, California.  He received his B.A. degree with honors in 1970 from California State University at Long Beach.  Mr. Waggoner provides expertise in all aspects of the legal affairs of a public company, including litigation, drafting of a wide variety of contracts, obtaining regulatory approvals, internal controls, SEC regulatory reporting and corporate governance.

Carlos A. Trujillo was appointed Chief Financial Officer in June 2008.  Mr. Trujillo has worked as the Chief Financial Officer for both public and private companies.  His responsibilities include planning, organizing and managing the activities related to finance and accounting.  He is responsible for the SEC regulatory reporting, related reports and compliance with policies and procedures, including consolidation of multi-entity organizations, foreign and domestic.  He has performed financial analysis for projections, forecast and financial models.  He communicates with the Company’s shareholders and lenders to provide reports and pro forma financial information.  He has primary responsibility for coordinating VelaTel’s information relating to all financial and tax matters with outside auditors.  Mr. Trujillo received his B.A. degree in Accounting from California State University at Fullerton in 1982 and is a Certified Public Accountant licensed by the state of California.  Mr. Trujillo has over twenty-seven years’ experience in accounting and finance.

Isidoro Gutierrez was appointed Chief Administrative Officer in June 2008.  From 2002 to 2008, he was Chief Administrative Officer of Trussnet Delaware.  From 1987 to 2002, Mr. Gutierrez was the Chief Administrative Officer of VelociTel.  He studied business administration at Loyola Marymount University in Los Angeles, California.  Mr. Gutierrez provides expertise in labor and employment matters and administrative matters related to the operation of a public company.

Kenneth Hobbs was appointed Vice President of Mergers and Acquisitions in June 2009.  Mr. Hobbs received his Bachelors degree in Economics in 1982 and his J.D. degree in 1985, both from the University of Washington in Seattle.  Before joining the Company, he practiced law for 25 years with the law firm of Stafford Frey Cooper in Seattle.  His practice included assisting clients with the purchase, sale, and financing of businesses and assets in numerous industries including telecommunications, radio broadcast, vessel transportation and financial services, commercial real estate sales, purchases and leases, regulatory compliance for all aspects of doing business at the state and federal level, and commercial litigation.  Mr. Hobbs provides expertise in mergers and acquisitions, expansion of the Company’s business opportunities, governmental regulations, legal, financial, technical and regulatory due diligence in connection with mergers and acquisitions and in drafting all contracts related thereto.

George Alvarez and Mario Alvarez are brothers.  Isidoro Gutierrez is an uncle of George Alvarez and Mario Alvarez.

None of our Directors is an officer or director of a company registered under the Securities Exchange Act of 1934, as amended.

Code of Ethics

 Effective November 19, 2010, the Board of Directors, by unanimous written consent, approved and adopted the Company’s Code of Business Conduct and Ethics.  The Code applies to every officer, director and employee of the Company.  The Code is posted on VelaTel’s website, www.velatel.com, under the tab “About VelaTel | Corporate Governance.”  Paper copies of the Code are available to shareholders free of charge by written request to the Company at 5950 La Place Court, Suite 160, Carlsbad, California 92008, Attn: Kenneth L. Waggoner.

Section 16 (a) Beneficial Ownership Reporting Compliance

The Company knows of no director, officer, beneficial owner of more than5% of any class of equity securities of the Company registered pursuant to Section 12 who failed to file timely any reports required to be furnished pursuant to Section 16(a), except, as follows:

The following Reporting Persons were granted stocks options on July 15, 2011:

Isidoro Gutierrez, Kenneth Hobbs, Colin Tay, Carlos Trujillo and Kenneth L. Waggoner; they were 182 days late in filing a Form 4 with respect their grants.  However, on July 21, 2011, the Company disclosed the grant of 37.5 million options pursuant to its 2011 Stock Option and Incentive Plan.

In addition, George Alvarez filed a Form 4 on March 7, 2012 that was five days late; Kenneth Hobbs filed a Form 4 on March 8, 2012 that was ten days late; Isidoro Gutierrez filed a Form 4 on March 8, 2012 that was 5 days late and on March 13, 2012 that was one day late; Mario Alvarez filed a Form 4 on March 7, 2012 that was five days late and on March 21, 2012 that was two days late; Colin Tay filed a Form 4 on May 18, 2011 that was 26 days late; on March 7, 2012, Kenneth L. Waggoner filed a Form 4 that was five days late; on March 7, 2012 Carlos Trujillo filed a Form 4 that was five days late; and on May 18, 2012, TCP filed a Form 4 that was 26 days late.

Compensation Discussion and Analysis

During the entirety of 2008, 2009 and up until March 31, 2010, the Company’s executive officers (other than George Alvarez) and others involved with the Company’s operations were compensated pursuant to independent contractor agreements.  The compensation called for in the independent contractor agreements was paid utilizing Series A common shares.

On April 1, 2011, but retroactive to an effective date of November 1, 2010, the Company entered into an executive employment agreement with Colin Tay to compensate him at the annual rate of $350,000, to provide him with other employment benefits the Company may provide to its senior management team in the future and to issue him 66,909,088 shares of the Company’s Series B common shares.  The term of the executive employment agreement commenced on November 1, 2010 and ends on December 31, 2013; provided, however, that the term is automatically extended for one additional year on the anniversary of the commencement date and on each anniversary thereafter, unless, not less than 90 days prior to each such date, either Colin Tay or the Company has given notice to the other that he or it does not wish to extend the term.  During the term, Colin Tay will serve as the president of the Company and will have such powers and duties as are normally inherent in such capacity in publicly held companies of similar size and character as the Company, or as may be prescribed by the Company’s board of directors.  Although the term is retroactive, the issuance of the Series B common shares was not.  The Series B common shares were issued on April 12, 2011.

Our executive officers are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability.  As our business and operations expand and mature, we will develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY EXECUTIVE COMPENSATION TABLE

Name and Principal Position	Salary	Bonus	Stock Awards(1)		Option Awards	Nonequity incentive plan compensation	Non-qualified deferred compensation earnings	Other(1)	Total
2010 Compensation (1)(2)
George Alvarez Chief Executive Officer	$262,500	$0	$0		$0	$0	$0	$0	$262,500
Mario Alvarez Chief Operating Officer	$225,000	$0	$0		$0	$0	$0	$0	$225,000
Isidoro Gutierrez (3) Chief Admin. Officer	$187,500	$0	$250,833	(3)	$0	$0	$0	$0	$438,333
Kenneth Hobbs (4) Vice President, Mergers & Acquisitions	$180,000	$0	$192,478	(4)	$0	$0	$0	$0	$272,478
Oliver Schwarz, Exec. Vice President, Investor Relations	$137,500	$0	$0		$0	$0	$0	$0	$137,500
Colin Tay (5) President	$0	$0	$0		$0	$0	$0	$0	$0
Carlos Trujillo (6) Chief Financial Officer	$206,250	$0	$222,124	(5)	$0	$0	$0	$0	$428,374
Kenneth L. Waggoner (7) Exec. Vice President, Legal General Counsel and Secretary	$206,250	$0	$221,682	(6)	$0	$0	$0	$0	$427,932

 (1)  2010 stock awards are pre-reverse stock split awards and were paid pursuant to independent contractor agreements.

(2)  The Company began paying cash salaries to officers effective April 1, 2010.

 (3)  Isidoro Gutierrez's stock award of $250,833 consisted of 4,603 restricted Series A common shares at $54.50 per Series A common share.

 (4)  Kenneth Hobbs’ stock award of $192,478 consisted of 3,532 restricted Series A common shares at $54.50 per Series A common share.

(5)  Carlos Trujillo’s stock award of $222,124 consisted of 4,076 restricted Series A common shares at $54.50 per Series A common share.

(6)  Kenneth L. Waggoner’s stock award of $221,682 consisted of 4,068 restricted Series A common shares at $54.50 per Series A common share.

Name and Principal Position	Salary	Bonus	Stock Awards(1)	Option Awards	Nonequity incentive plan compensation	Non-qualified deferred compensation earnings	Other(1)	Total
2011 Compensation (1)
George Alvarez ,Chief Executive Officer	$350,000	$0	$0	$0	$0	$0	$0	$350,000
Mario Alvarez Chief Operating Officer	$300,000	$0	$0	$0	$0	$0	$0	$300,000
Isidoro Gutierrez (2) Chief Admin. Officer	$250,000	$0	$0	$1,133,902	$0	$0	$0	$1,383,902
Kenneth Hobbs (3) Vice President, Mergers & Acquisitions	$240,000	$0	$0	$240,000	$0	$0	$0	$480,000
Oliver Schwarz, Exec. Vice President, Investor Relations	$275,000	$0	$0	$0	$0	$0	$0	$275,000
Colin Tay (4) President	$0	$0	$35,514	$390,000	$0	$0	$0	$425,514
Carlos Trujillo (5) Chief Financial Officer	$275,000	$0	$0	$275,000	$0	$0	$0	$550,000
Kenneth L. Waggoner (6) Exec. Vice President, Legal General Counsel and Secretary	$275,000	$0	$0	$275,000	$0	$0	$0	$550,000

(1)  The Company paid cash salaries to officers in 2011. All stock awards are post-reverse stock split awards.

(2)  Isidoro Gutierrez received a stock option of $1,133,902; it consisted of options to purchase 87,223 Series A common shares at an exercise price of $13 per Series A common share.

 (3)  Kenneth Hobbs received a stock option of $240,000; it consisted of 18,462 Series A common shares at an exercise price of $13 per Series A common share.

(4)  Colin Tay received a Series B stock award of $35,514; it consisted of 669,091 Series B common shares valued at $0.001 per share.  In addition, Mr. Tay received a stock option of $390,000; it consisted of options to purchase 30,000 Series A common shares at an exercise price of $13 per Series A common share.

(5)  Carlos Trujillo received a stock option of $275,000; it consisted of options to purchase 21,154 Series A common shares at an exercise price of $13 per Series A common share.

 (6)  Kenneth L. Waggoner received a stock option of $275,000; it consisted of options to purchase 21,154 Series A common shares at an exercise price of $13 per Series A common share.

Outstanding Equity Awards at Fiscal Year-End Table

The table below summarizes all unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Series A common shares or Units of Stock That Have Not Vested (#)	Market Value of Series A common shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Series A common shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Series A common shares, Units or Other Rights That Have Not Vested (#)
George Alvarez, Chief Executive Officer	0	0	0	$0	N/A	0	0	0	0
Mario Alvarez, Chief Operating Officer	0	0	0	$0	N/A	0	0	0	0
Isidoro Gutierrez, Chief Administrative Officer	87,223	0	0	$13	07/15/21	0	0	0	0
Kenneth Hobbs, Vice President of Mergers and Acquisitions	18,462	0	0	$13	07/15/21	0	0	0	0
Colin Tay, President	30,000	0	0	$13	07/15/21	0	0	0	0

Carlos Trujillo, Chief Financial Officer and Chief Accounting Officer	21,154	0	0	$13	07/15/21	0	0	0	0

Kenneth L. Waggoner, Executive Vice President Legal, General Counsel and Co Secretary	21,154	0	0	$13	07/15/21	0	0	0	0
Oliver Schwarz, Executive Vice President of Investor Relations	0	0	0	$0	N/A	0	0	0	0

Compensation of Directors

To date, we have not compensated our directors for their services in their capacity as directors.  We reimburse our directors for all travel and lodging expenses associated with corporate matters if and when incurred.

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George Alvarez, Chief Executive Officer	$0	$0	$0	$0	$0	$0	$0
Mario Alvarez, Chief Operating Officer	$0	$0	$0	$0	$0	$0	$0
Colin Tay, President	$0	$0	$0	$0	$0	$0	$0
Kenneth L. Waggoner, Executive Vice President Legal, General Counsel and Secretary	$0	$0	$0	$0	$0	$0	$0

Our directors do not currently receive any compensation from the Company for their services rendered as members of our board of directors of the Company.

Employment Agreements with Executive Officers and Directors

Until March 31, 2010, we had in effect independent contractor agreements with, Isidoro Gutierrez, Kenneth Hobbs, Colin Tay, Carlos Trujillo and Kenneth L.

Waggoner.  All of these individuals served as executive officers and/or directors of the Company.  Effective April 1, 2010 all executive officers, except Colin Tay, became employees of the Company at the yearly salaries set forth above in this Item. 11 under the heading entitled “Compensation Discussion and Analysis.”

On April 1, 2011, but retroactive to an effective date of November 1, 2010, the Company entered into an executive employment agreement with Colin Tay to compensate him at the annual rate of $350,000, to provide him with other employment benefits the Company may provide to its executive officers in the future, and to issue him 669,091 Series B common shares.  The term of the executive employment agreement commenced on November 1, 2010 and ends on December 31, 2013, provided, however, that the term is automatically extended for one additional year on each anniversary of November 1, 2010, unless, not less than 90 days prior to each such date, either Colin Tay or the Company has given notice to the other that he or it does not wish to extend the term.  During the term, Colin Tay will serve as the president of the Company and will have such powers and duties as are normally inherent in such capacity in publicly held companies of similar size and character as the Company, or as may be prescribed by the Company’s board of directors.  Although the term was retroactive, the issuance of the Series B common shares was not.  The Series A common shares were issued on April 12, 2011.

We used our form independent contractor agreement for the aforementioned independent contractors for their services rendered to the Company.  Such terms and conditions of the form independent contractor agreement included the names of the parties to the agreement, the term of the agreement, the job responsibilities, the independent contractor status, and the full responsibility of the independent contractor to pay all applicable taxes.

2008 Stock Option Plan

On October 27, 2008, our board of directors previously adopted a 2008 Stock Option Plan for the benefit of our directors, officers or future employees.  The 2008 SOP grants the Board authority to award stock options to purchase up to 8,000,000 Series A common shares.  We did not obtain stockholder approval for the 2008 SOP or issue any options under the 2008 SOP.  The 2008 SOP was terminated pursuant to the terms of the 2011 SOP described immediately below.

2011 Stock Option and Incentive Plan

On May 10, 2011, the Company adopted the "China Tel Group, Inc. 2011 Stock Option and Incentive Plan.”  We did so pursuant to a resolution of our board of directors and pursuant to a majority written consent of the common stock shareholders.  It was implemented pursuant to a definitive information statement filed with the SEC and mailed to the shareholders of our Common Stock.

The material terms of the 2011 SOP are as follows:

(i)

The 2011 SOP is to be administered by the Company's board of directors or a committee of the board, including a committee consisting of two or more non-employee directors to the extent required under applicable laws or rules of any stock exchange on which the Company's Series A common shares are listed (any administrator, the "Committee").

(ii)

An award under the 2011 SOP may consist of incentive stock options, non-statutory stock options, restricted stock awards, unrestricted stock awards, performance stock awards, or stock appreciation rights, with the amount and type of any award at the discretion of the Committee.

(iii)

Eligible recipients under the 2011 SOP are all employees, officers, directors, consultants or advisors of the Company or any of its subsidiaries.

(iv)

The maximum number of Series A common shares available for issuance under the 2011 SOP is 750,000, no more than 300,000 of which may be awarded other than as options or stock appreciation rights, and no more than 500,000 of which may be awarded to any one participant in any one taxable year of the Company.  Series A common shares issued pursuant to an award reduce the maximum Series A common shares remaining available for issuance under the 2011 SOP; however, Series A common shares that are subject to any award that subsequently lapses, expires or is forfeited automatically become available for re-issuance.  In the event of any reorganization, merger, stock dividend, or stock split, the Committee may adjust the number or kind of securities available for issuance or payment under the 2011 SOP to avoid dilution or enlargement of the rights of participants under any prior award.

 (v)

The exercise price of any stock option must be at least 100% of the fair market value of a Share on the date of grant (110% with respect to an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company).  Vesting and duration of any option is at the Committee's discretion up to a maximum of 10 years duration (5 years in the case of an incentive option to a participant with more than 10% voting power as described above).  Payment of the purchase price upon exercise of any option is to be in cash, except the Committee may accept payment through a broker exercise notice, a net share payment, or other any other form of payment acceptable to the Committee.

(vi)

Upon a participant's separation from employment or other service with the Company or subsidiary, certain unvested or unexercised rights with respect to prior awards outstanding under the Plan will terminate immediately or within three months following such separation, depending upon the type of award and the reason for separation.

(vii)

The 2011 SOP is non-exclusive and does not limit the power or authority of our board of directors to adopt, modify or terminate the 2011 SOP or such additional compensation arrangements as the board may deem necessary or desirable. The 2011 SOP supersedes and replaces entirely the Company's 2008 SOP.  The 2011 SOP terminates by its terms on December 31, 2020, unless earlier terminated by action of the board, provided that awards outstanding upon termination may continue to be exercised, or to become free of restrictions, according to their terms.

On July 15, 2011, the Company issued 375,000 options to purchase Series A common shares at an exercise price of $13 per Series A common share. The options were issued to eligible recipients under the 2011 SOP.  All options were fully vested upon issuance and constitute non-statutory options under the terms of the 2011 SOP.

Compensation Committee

Our Board of Directors temporarily serves as our Compensation Committee.  Our board adopted a Compensation Committee Charter.

All members of our Board of Directors were also officers during 2011.  All members of our Board had one or more relationships requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers served as a director of another entity whose executive officers served on our board of directors, except that Colin Tay serves as both an executive officer of the Company and he is the sole director of TCP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares of our Series A common shares and our Series B common shares owned beneficially by each of our current directors and executive officers, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The shareholders listed below have direct ownership of his/hers or its common shares and possesses sole voting and/or dispositive power with respect to their ownership.

		Amount and Nature of
Title of Class	Name and Address of Beneficial Owner (1)	Beneficial Ownership (2)	Percent of Class
Series A Common Stock
	Antonios Isaac	(3)	(3)
	Isaac Organization	(3)	(3)
	Colin Tay (4)(5)(8))	768,672	*
	George Alvarez(8)	5,557,149	4.5%
	Mario Alvarez(8)	523,345	*
	Carlos Trujillo(8)	4,392,593	3.5%

Kenneth L. Waggoner(8)	2,525,124	2.0%
Kenneth Hobbs(8)	3,854,694	3.1%
Isidoro Gutierrez(8)	4,921,001	4.0%
The Weal Group, Inc.	5,331,505	4.3%
Officers and Directors as a group	27,874,083	22.0%
Series B Common Stock
Colin Tay (5)	18,660,091	46.7%
Kenneth Hobbs (6)	20,220,607	50.6%
George Alvarez(7)	21,330,909	53.3%
All officers and directors as a group	40,000,000	100%

*       Less than one percent.

 (1)  Unless otherwise noted, the address of each holder is 5950 La Place Court, Carlsbad, California 92008.  Unless otherwise noted, the security ownership disclosed in this table is of record and beneficial.

 (2)  Under Rule 13-d of the Exchange Act, shares not outstanding but subject to options, warrants, rights, conversion privileges pursuant to which such shares may be acquired in the next 60 days are deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person having such rights, but are not deemed outstanding for the purpose of computing the percentage for such other persons.  .

 (3)  Antonios Isaac and Isaac each filed a separate SEC Form 3 on March 17, 2010 disclosing that each became a reporting person on August 11, 2009 and December 9, 2009, respectively.  The Company has issued to or on behalf of Isaac a total of 113,796,312 Series A common shares pursuant to the stock purchase agreements between the Company and Isaac described in this Report.  Neither Isaac nor Antonios Isaac has filed any SEC Form 4 disclosures as to any issuance after December 9, 2009.  The Company is unable to determine whether Antonios Isaac or Isaac remained a reporting person as of the date of any issuance, or how many Series A common shares either holds as of January 17, 2013.

 (4)  Includes Series A common shares issued to Trussnet Capital Partners (HK), Ltd. (also listed separately).  Colin Tay is the beneficial owner of TCP in his capacity as sole director and shareholder of TCP.

 (5)  Colin Tay obtained these shares pursuant to his executive employment agreement with the Company that became effective April 1, 2011.  On September 20, 2012 Mr. Tay was awarded 8,000,000 Series B shares. On November 6, 2012 Mr. Tay was awarded an additional 10,000,000 Series B shares.

(6) Kenneth Hobbs was awarded 220,606 Series B shares on July 18, 2012. On January 15, 2013 Mr. Hobbs was awarded an additional 20,000,000 Series B shares. Mr. Hobbs maintains dispositive power over these shares, but may only transfer the shares with the consent of George Alvarez, to whom Mr. Hobbs has given a proxy.

(7)  George Alvarez holds proxies to vote 21,330,090 issued and outstanding Series B common shares.

(8) Officers and Directors of the Company

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as indicated below, since January 1, 2009 there have been no transactions, nor are there any currently proposed transactions, to which we were or are to be a participant in which the amount involved exceeds $48,717 (1% of the average of our total assets as of December 31, 2010 and December 31, 2011), and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any Series of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

The Company has the following material related party transactions:

	September 30,	December 31,
	2012	2011
Note payable dated April 15, 2009, non-interest bearing, due on demand, unsecured	$473	$25,000
Note payable dated February 24, 2012, 10% per annum interest, payable upon demand	77,132	–
Note payable dated May 20, 2009, 8% per annum interest, due December 1, 2009, unsecured, currently in default	200,000	200,000
Note payable dated April 1, 2009, 8% per annum interest, due originally October 1, 2009, unsecured, currently in default	100,000	100,000
Note payable dated July 1, 2009, 8% per annum interest, due March 17, 2010, currently in default	100,000	100,000

Line of Credit Promissory Note, due 3/13/13, unsecured, interest at 10% per annum	662,617	–
Total	$1,140,222	$425,000

Accrued interest, as of September 30, 2012 and December 31, 2011, due to related parties was $121,560 and $83,778, respectively.

Advances from Officers and Related Parties

Officers of the Company or its subsidiaries have advanced certain operating expenses, including business travel, which is non-interest bearing and expected to be repaid within 12 months:

	September 30,	December 31,
	2012	2011
Advances to the Company	$19,765	$244,517
Advances to Gulfstream Seychelles	40,130	40,740
Advances to VelaTel Peru	91,365	470,618
	$151,260	$755,875

In addition, the Company owed officers and related parties $612,469 and $237,268 as of September 30, 2012 and September 30, 2011, respectively, that are included in the Company’s accounts payable.

Agreements with Related Parties

The Company is or has been a party to agreements with the following related parties:

Since our acquisition of Trussnet Nevada, Trussnet Delaware has performed approximately $47 million in contract services, representing a significant amount of our operations, including the engineering, architectural and deployment services we provide relating to the Chinacomm Network.  Our chief executive officer, George Alvarez, our chief operating officer, Mario Alvarez, and our chief administrative officer, Isidoro Gutierrez, all were officers and shareholders of Trussnet Delaware; they resigned their offices at Trussnet Delaware and transferred their equity interest in Trussnet Delaware to third parties prior to joining the Company.  Trussnet Delaware has paid consulting fees to Mario Alvarez and Kenneth L. Waggoner subsequent to our acquisition of Trussnet Nevada.

Pursuant to the Trussnet Delaware Professional Services Agreement, we agreed to pay Trussnet Delaware for its professional services at its standard hourly rates or based upon fixed fees for specific professional services.  As of October 1, 2009, we owed Trussnet Delaware in excess of $47 million.  Trussnet Delaware advanced funds for our operations in anticipation of our receiving additional funding.  On October 1, 2009, Trussnet Nevada and Trussnet Delaware entered into a First Amendment of the Agreement for Professional Services.  Among other things, the First Amendment to Trussnet Delaware Professional Services Agreement required Trussnet Nevada to commence paying for the services Trussnet Delaware provided in connection with the Chinacomm Network at the rate of $10,000,000 per month, until Trussnet Nevada’s outstanding invoices to Trussnet Delaware was paid in full.  The amounts due were to be paid through the issuance of Series A common shares in accordance with the provisions of the First Amendment to Trussnet Delaware Professional Services Agreement.

The Company has issued 908,906 Series A common shares to Trussnet Delaware for $47,017,934 of professional services it rendered to the Company.  Trussnet Delaware has been paid in full for the services rendered to the Company in connection with the Trussnet Delaware Professional Services Agreement.

Except for the extension of credit for services performed, we believe that Trussnet Delaware provided all such services at prices and on terms and conditions that are the same as those that would result from arm’s-length negotiations between unrelated parties.

Trussnet Delaware subcontracted certain professional services developing applications software for the Chinacomm Network to Trussnet ADC Co. Inc.  Our President, Colin Tay, was formerly the chief executive officer of Trussnet ADC Co. Inc. through 2009.  He no longer has any involvement in the management of Trussnet ADC Co. Inc.

We acquired our option to purchase a 49% equity interest in Chinacomm Cayman from TCP, of which Colin Tay is the sole director and stockholder.  We believe that purchase was on terms and conditions that are the same as those that would result from arm’s-length negotiations between unrelated parties.  Colin Tay abstained from voting as a member of the Company’s board of directors in connection with this transaction including all modifications thereto.

During 2009, Antonios Isaac, individually and through Negotiart, Inc. received 115,000 Series A common shares for professional services rendered to the Company as an independent contractor.  During 2010 and 2011, Isaac Organization, Inc. has been issued a total of 1,137,963 Series A common shares and 1,137,963 warrants pursuant to the Isaac SPA, the A&R Isaac SPA and the Second A&R Isaac SPA.

Several of the Company’s former employees (now independent contractors) are related family members.  Our Chief Executive Officer, George Alvarez, and our Chief Operating Officer, Mario Alvarez, are brothers.  Our Chief Administrative Officer, Isidoro Gutierrez, is the uncle of George and Mario Alvarez.  Our director of construction, Richard Gutierrez, is the brother of Isidoro Gutierrez and also the uncle of George and Mario Alvarez.  Our Vice-President of Marketing, Ryan Alvarez, is the son of George Alvarez.  Our Marketing Manager, Nathan Alvarez, is also the son of George Alvarez.  Our paralegal, Leslie Jones, is the daughter of Richard Gutierrez.  Our file clerk, Stephanie Alvarez, is the daughter of George Alvarez.  Our administrative assistant, Kimberly Alvarez, is the daughter-in-law of George Alvarez.

Review, Approval or Ratification of Transactions with Related Parties

We have not yet adopted policies and procedures for review, approval or ratification of transactions with related parties.  All of the transactions disclosed under this Item were approved by our chief executive officer, our president or a disinterested majority of our board of directors.

Director Independence

We currently do not have any independent directors on our board of director.  The Company believes strongly in the value of independent directors and the benefits independent directors bring to the Company.  The Company intends to explore the opportunity of identifying and retaining at least three independent directors, once the Company has obtained additional capital.

DESCRIPTION OF CAPITAL STOCK

Series A Common Shares

Our authorized capital consists of 1,000,000,000 Series A common shares, par value $0.001 per share, of which 124,445,928 Series A common shares are presently issued and outstanding.

The holders of our Series A common shares are entitled to receive dividends as may be declared by our board of directors, are entitled to share ratably in all of our assets available for distribution upon winding up of the affairs of our company, and are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of the shareholders.

Our Series A shareholders are not entitled to preference as to dividends or interest, preemptive rights to purchase in new issues of shares, preference upon liquidation; or any other special rights or preferences.

The holders of our Series A common shares do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares will not be able to elect of any of our directors.

Series B Common Shares

There are 100,000,000 Series B common shares authorized.  As of January 30, 2013, the Company has issued and outstanding 40,000,000 Series B common shares.  The general attributes are:

Voting Rights

Each Series B common share is entitled to ten votes in all matters for any action that the Series A common shareholders are entitled to vote.

Non Participatory

The Series B common shares do not participate in any declared dividends for any class of stock.

Transferability

The consent of 80% of the issued and outstanding Series B common shareholders is required in order to sell, assign or transfer any Series B common shares to any third party, or to grant proxies or voting rights with respect to Series B common shares, except for any proxies granted to George Alvarez relating to our Series B common shares.

Mandatory Redemption

The Series B common shares will be redeemed in 2023 at par value $0.001 per share, and is therefore classified outside of equity for reporting purposes.  The balance at March 31, 2012 was $74,636 that is the deemed fair value of Series B common shares.

Preferred Stock

The Company has authorized 25,000,000 preferred shares, issuable from time to time in one or more series;

The board of directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any Series and the designation thereof, of any of them;

Series B Preferred Shares

There are 2,500 Series B preferred shares authorized for issuance and 60 Series B preferred shares issued and outstanding.  The number of shares so designated will not be subject to increase without any consent of the holders of the Series B preferred shares that may be required by applicable law.

A.

~~Ranking and Voting.~~

(i)

Ranking.  The Series B preferred shares will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

(a) senior with respect to dividends and right of liquidation with the Company’s Series A common shares; and

(b) junior to all existing and future indebtedness of the Company.

(ii)

Voting.  Without the prior written consent of a majority of Holders, the Company may not issue any Series B preferred shares, or preferred stock that is not junior to the Series B preferred shares in right of dividends and liquidation.  Except as required by applicable law or as set forth herein, the holders of Series B preferred shares will have no right to vote on any matters, questions or proceedings of this Company including, without limitation, the election of directors.

B.

Dividends.

(i)

Commencing on the date of the issuance of any such shares of Series B preferred shares, holders of Series B preferred shares will be entitled to non-cumulative dividends on each outstanding Series B preferred shares, at a rate equal to 2.50% per annum, subject to adjustment as provided herein.  Dividends will be payable when, as and if declared by the board of directors in its sole discretion.  Any calculation of the amount of such dividends payable pursuant to the provisions of this section will be made based on a 365-day year, compounded annually.

(ii)

Dividends and any embedded derivative liability are payable at the Company’s election,

(a) in cash, or

(b) in registered and free trading common shares registered pursuant to a current and effective registration statement on file with the U.S. Securities & Exchange Commission, valued at 81.0% of the following:  the closing price of the common shares on the date of delivery, not to exceed the closing price on any trading day during the equity conditions measuring period.

(iii)

So long as any Series B preferred shares are outstanding, no dividends or other distributions will be paid, declared or set apart with respect to any common stock, unless the amount of any dividends are first paid to the holders of Series B preferred shares.  The common stock will not be redeemed while the Series B preferred shares are outstanding.

C.

Protective Provision.

So long as any Series B preferred shares are outstanding, the Company will not, without the affirmative approval of the holders of a majority of the Series B preferred shares then outstanding (voting as a class),

(i)

alter or change adversely the powers, preferences or rights given to the Series B preferred shares or alter or amend the Certificate of Designations,

(ii)

authorize or create any class of stock ranking as to distribution of dividends senior to the Series B preferred shares,

(iii)

amend its Certificate of Incorporation or other charter documents in breach of any of the provisions hereof,

(iv)

increase the authorized number of shares of Series B preferred shares,

(v)

liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), or

(vi)

enter into any agreement with respect to the foregoing.

A “Deemed Liquidation Event” will mean:

(i)  a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting Company or if the surviving or resulting Company is a wholly owned subsidiary of another Company immediately following such merger or consolidation, the parent Company of such surviving or resulting Company; or

(ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

(iii)

The Company will not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance with Section I.E.

D.

Liquidation.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, pari passu with any distribution or payment made to the holders of common stock by reason of their ownership thereof, the holders of Series B preferred shares will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B preferred shares equal to $10,000.00, plus any accrued but unpaid dividends thereon.  If, upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the amounts payable with respect to the Series B preferred shares are not paid in full, the holders of Series B preferred shares will share equally and ratably with the holders of shares of common stock in any distribution of assets of the Company in proportion to the liquidation preference and an amount equal to all accumulated and unpaid Dividends, if any, to which each such holder is entitled

If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

D.

Redemption.

(i)

Company’s Redemption Option.  Upon or after 18 years after the issuance date (“Derivative Maturity Date”), the Company will have the right, at the Company’s option, to redeem all or a portion of the shares of Series B preferred shares, at a price per share equal to 100% of the Series A liquidation value (the “Company Redemption Price”).

(ii)

Early Redemption.  Prior to redemption pursuant to Section I.F.1, the Company will have the right, at the Company’s option, to redeem all or a portion of the Series B preferred shares at any time or times after the issuance date of such Series B preferred shares, at a price per share (the “Early Redemption Price”) equal to the sum of the following:

(a) the Company Redemption Price, plus

(b) the Embedded Derivative Liability on the date of the applicable redemption or conversion, less (c) any Dividends that have been paid.

Credit Risk Adjustment.  Notwithstanding any other provision, the Embedded Derivative Rate shall adjust upward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor, or any portion thereof that the Measuring Metric falls below the Minimum Triggering Level; provided, however, that in no event shall the Embedded Derivative Rate exceed the Maximum Rate.  The Embedded Derivative Rate shall adjust downward by an amount equal to the Credit Spread Adjustment for each amount, if any, equal to the Adjustment Factor that the Measuring Metric rises above the Maximum Triggering Level; provided, however, that in no event shall the Embedded Derivative Rate be below the Minimum Rate.

Mandatory Redemption.  If the Company determines to liquidate, dissolve or wind-up its business and affairs, or effect any Deemed Liquidation Event, the Company will redeem the Series B preferred shares at the applicable Early Redemption Price set forth in Section I.F.2.

(iii)

Mechanics of Redemption.  If the Company elects to redeem any of the holders’ Series B preferred shares then outstanding, it will deliver written notice thereof via facsimile and overnight courier (“Notice of Redemption at Option of Company”) to each Holder, which Notice of Redemption at Option of Company will indicate

(a) the number of shares of Series B preferred shares that the Company is electing to redeem and

(b) the applicable Early Redemption Price or Company Redemption Price.

(iv)

Payment of Redemption Price.  Upon receipt by any holder of a Notice of Redemption at Option of Company, such Holder will promptly submit to the Company such holder’s Series B preferred shares certificates.  Upon receipt of such holder’s Series B preferred shares certificates, the Company will pay the Company Redemption Price or Early Redemption Price, as applicable, to such Holder in cash.

F.

Conversion.

(i)

Mechanics of Conversion.  Subject to the terms and conditions hereof, one or more of the Series B preferred shares may be converted, in part or in whole, into shares of common stock, at any time or times after the Issuance Date, at the option of holder or the Company, by

(a) if at the option of holder, delivery of a written notice to the Company (the “Holder Conversion Notice”), of the holder’s election to convert the Series B preferred shares, or

(b) if at the option of the Company, if the Equity Conditions are met, delivery of a written notice to Holder (the “Company Conversion Notice” and, with the Holder Conversion Notice, each a “Conversion Notice”), of the Company’s election to convert the Series B preferred shares.  On the same Trading Day on which the Company has received the Holder Conversion Notice or issued the Company Conversion Notice (as the case may be) by 11:59 a.m. Eastern time, or the following Trading Day if received after such time or on a non-Trading Day, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of the Holder Conversion Notice or issuance of the Company Conversion Notice to the Holder and the Company’s transfer agent and shall either

(A) issue and surrender to a common carrier for overnight delivery to the address as specified in the notice of exercise a certificate bearing no restrictive legend, registered in the name of the Purchaser or its designee, for the number of Shares to which the Purchaser is entitled upon conversion of as set forth in the notice, or

(B) provided the Company is approved through DTC, authorize the credit by the Transfer Agent of such aggregate number of Conversion Shares to which the Holder is entitled pursuant to such Conversion Notice to Holder’s or its designee’s balance account with The Depository Trust Company (DTC) Fast Automated Securities Transfer (FAST) Program, through its Deposit/Withdrawal at Custodian (DWAC) system, time being of the essence.

No fractional shares of Common Stock are to be issued upon conversion of Series B preferred shares, but rather the Company shall issue to Holder scrip or warrants in registered form (certificated or uncertificated) which shall entitle Holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share.

The Holder shall not be required to deliver the original certificates for the Series B preferred shares in order to effect a conversion hereunder.

The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Conversion Shares to Holder.

(ii)

Holder Conversion.  In the event of a conversion of any Series B preferred shares pursuant to an Holder Conversion Notice, the Company shall issue to the Holder of such Series B preferred shares a number of Conversion Shares equal to

(a) the Early Redemption Price multiplied by

(b) the number of such Series B preferred shares subject to the Holder Conversion Notice divided by

(c) the Conversion Price with respect to such Series B preferred shares.

(iii)

Company Conversion.  In the event that the Closing Price of the Common Stock exceeds 300% of the Conversion Price with respect to a Series B preferred shares for any 20 consecutive Trading Days, upon a conversion of any Series B preferred shares pursuant to a Company Conversion Notice, the Company shall issue to the Holder of such Series B preferred shares a number of Conversion Shares equal to

(a) the Early Redemption Price multiplied by

(b) the number of such Series B preferred shares subject to the Company Conversion Notice divided by

(c) the Conversion Price with respect to such Series B preferred shares.

(iv)

Stock Splits.  If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price, Adjustment Factor, Maximum Triggering Level and Minimum Triggering Level in effect immediately prior to such subdivision will be proportionately reduced and the number of Conversion Shares will be proportionately increased. If the Company at any time on or after such Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price, Adjustment Factor, Maximum Triggering Level and Minimum Triggering Level in effect immediately prior to such combination will be proportionately increased and the number of Conversion Shares will be proportionately decreased. Any adjustment under this Section 4.c shall become effective at the close of business on the date the subdivision or combination becomes effective.

(v)

Rights.  In addition to any adjustments pursuant to Section I.G.4, if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Holder could have acquired if Holder had held the number of shares of Common Stock acquirable upon conversion of all Preferred Stock held by Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(vi)

Definitions.  For purposes of this Section I.G, the following terms shall have the following meanings:

(a)

“Adjustment Factor” means $0.0050 per share of Common Stock.

(b)

“Conversion Price” means a price per share of Common Stock equal to $0.20 per share of Common Stock, subject to adjustment as otherwise provided herein.

(c)

“Conversion Shares” means shares of Common Stock issuable upon conversion of Series B preferred shares.

(d)

“Closing Price” means, for any security as of any date, the last closing bid price for such security on the Trading Market, as reported by Bloomberg, or,

if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the lowest bid price of any market maker for such security as reported in the “pink sheets” by Pink Sheets LLC, formerly the National Quotation Bureau, Inc.

(e)

“Credit Spread Adjustment” means 98.4860 basis points.

(f)

“Embedded Derivative Liability” for each share of Series B preferred shares means the Company Redemption Price, multiplied by the product of

(A) the Embedded Derivative Rate on the date of determination of the Embedded Derivative Liability, and

(B) the number of whole years between the Issuance Date and the Derivative Maturity Date.

(g)

“Embedded Derivative Rate” means 8.00% per annum, subject to adjustment.

(h)

“Equity Conditions” means

 (A) on each day during the period beginning 30 Trading Days prior to the applicable date of determination and ending 30 Trading Days after the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is designated for quotation on the Trading Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened or pending either

(1) in writing by such exchange or market or

(2) by falling below the then effective minimum listing maintenance requirements of such exchange or market;

(B) during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon all conversions or redemptions of the Series B preferred shares in accordance with their terms to the Holder on a timely basis;

(C) the Company shall have no knowledge of any fact that would cause both of the following

(1) a registration statement not to be effective and available for the issuance of the Conversion Shares; and

(2) Section 3(a)(9) under the Securities Act of 1933, as amended, not to be available for the issuance of the Conversion Shares, or Securities Act Rule 144 not to be available for the resale of all the Conversion Shares underlying the Series B preferred shares;

(D) a minimum of $3.0 million in aggregate trading volume has traded on the Trading Market during the 20 Trading Dates prior to the date of determination; and

(E) the Company otherwise shall have been in compliance with and shall not have breached any provision, covenant, representation or warranty of any Transaction Document.

(i)

“Maximum Rate” means 27.0% per annum.

(j)

“Maximum Triggering Level” means $0.220 per share of Common Stock.

(k)

“Measuring Metric” means the Closing Price of the Common Stock on any Trading Day following the Issuance Date of the Series B preferred shares.

(l)

“Minimum Rate” means 2.0% per annum.

(m)

“Minimum Triggering Level” means $0.1850 per share of Common Stock.

(n)

“Trading Day” means any day on which the Common Stock is traded on the Trading Market; provided that it shall not include any day on which the Common Stock is

(A) scheduled to trade for less than 5 hours, or

(B) suspended from trading.

(o)

“Trading Market” means whatever is at the time the principal U.S. trading exchange or market for the Common Stock.

(vii)

Conversion Limitation.  Notwithstanding any other provision, at no time may the Company or Holder deliver a Conversion Notice if the number of Conversion Shares to be received pursuant to such Conversion Notice, aggregated with all other shares of Common Stock then beneficially (or deemed beneficially) owned by Holder, would result in Holder owning, on the date of delivery of the Conversion Notice, more than 9.99% of all Common Stock outstanding as determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  No Company Conversion Notice may be issued with respect to more than 30 Preferred Shares with respect to any Equity Conditions Measuring Period.

Transfer Agent

We have engaged the services of Quicksilver Stock Transfer, Inc., 6623 Las Vegas Boulevard South, Suite 255, Las Vegas, Nevada 89119 to act as transfer and registrar.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MARKET FOR COMMON EQUITY AND

RELATED STOCKHOLDER MATTERS

Until February 23, 2011, our Series A common shares were quoted on the OTCBB under the symbol CHTL.  Commencing February 23, 2011, our Series A common shares have been quoted on the OTC Link™ quotation platform of OTC Markets Group, Inc. under the symbol CHTL.QB.  Commencing July 23, 2011, our shares have been quoted on the OTC Link™ quotation platform of OTC Markets Group, Inc. under the symbol VELA.QB.

The reported high and low sales price information for the common stock as reported on the OTCBB and the OTC Market Group are shown below for the periods indicated.  The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.  Transactions prior to the 100:1 reverse stock split on July 24, 2012 are presented with the post reverse price.

Fiscal Quarter	High 2012	Low 2012	High 2011	Low 2011
First Quarter	$10.50	$1.34	$0.19	$0.17
Second Quarter	$3.44	$0.99	$0.13	$0.10
Third Quarter	$1.12	$0.01	$0.12	$0.11
Fourth Quarter	$0.25	$0.02	$0.08	$0.06

On January 24, 2013, the last sale price of our Series A common shares as reported on the OTC Market Group was $0.069 per Series A common share.

As of December 31, 2011, we had issued 113,796,312 warrants to Isaac pursuant to the Second A&R Isaac SPA that equates to 1,137,963 warrants as a result of our reverse stock split competed on July 10, 2012.  As of December 31, 2010, we had issued and outstanding approximately $2.5 million of promissory notes, as amended (if applicable) which are convertible into an aggregate amount of up to 4,470,871 of our Series A common shares based upon our Share price as December 31, 2011.  As of December 31, 2011, we had issued and outstanding $413,771 of promissory notes, as amended (if applicable) that are convertible into an aggregate amount of up to 4,453,139 of our Series A common shares based upon our Series A common share price as of December 31, 2011.  From December 31, 2010 through December 31, 2011, there were no convertible notes converted into Series A common shares.

As of the date of this prospectus, there are approximately 7,500 record holders of our Series A common shares and 46 record holders of our Series B common shares.  There are approximately 7,546 beneficial holders of our common stock.

Since inception, we have not paid any dividends on our common stock, and we do not anticipate that we will pay dividends in the foreseeable future.

Equity Compensation Plan Information

Effective October 27, 2008, the Company adopted a Stock Option Plan that provided for the grant of up to 8,000,000 stock options.  No options were ever granted under the 2008 SOP Plan.

On May 10, 2011, the Company adopted our 2011 Stock Option and Incentive Plan.  The 2011 SOP Plan superseded and replaced entirely the 2008 SOP Plan discussed above.  It is administered by our board of directors or a committee appointed by the board.  Eligible recipients under the 2011 SOP Plan are all employees, officers, directors, consultants or advisors of the Company or any of its subsidiaries.

On July 15, 2011 the Company issued 375,000 options to purchase Series A common shares at an exercise price of $13.00 per Series A common share.  The following is a summary of the 2011 SOP Plan activity

	Options outstanding	Weighted Average Exercise Price	Weighted average remaining contractual life	Aggregate Intrinsic Value
Outstanding, December 31, 2011	375,000	$13	9.55	$-

Exercisable, December 31, 2011	375,000	$13	9.55	$-

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

Risk-free interest rate	2.00%
Expected life of the options	5 years
Expected volatility	139%
Expected dividend yield	0%

The exercise price for options outstanding at December 31, 2011:

Number of Options	Exercise Price

375,000	$13.00
375,000

For options granted during the twelve months ended December 31, 2011 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.115 and the weighted-average exercise price of such options was $13.00.  No options were granted during the twelve months ended December 31, 2011, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

Sales of Unregistered Securities

Stock Issuances during the year beginning January 1, 2012 and through the date of this prospectus

On February 17, 2012, the Company issued 40,512 Series A common shares to Domenico Butler for professional services rendered to the Company’s subsidiary VelaTel Peru pursuant to an agreement for construction services between the VelaTel Peru and Butler, which resulted in a reduction of $162,206.56 in accounts payable of the Company.

On February 23, 2012, the Company issued 269,385 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to an Agreement for Professional Services, which resulted in a reduction of $2,693,851 in accounts payable of the Company.

On March 2, 2012, the Company issued 63,489 Series A common shares to Mario Navarro for loans Navarro made to the Company’s subsidiary VelaTel Peru, pursuant to the Restated Settlement Agreement between VelaTel Peru, the Company and Navarro, which resulted in a reduction of $353,638 in accounts payable of the Company.

On March 21, 2012, the Company issued 8,163 Series A common shares to Joaquin De Teresa pursuant to a Joaquin De Teresa Settlement Agreement related to the payment of a Convertible Note Purchase Agreement, which resulted in a reduction of $77,062 in debt of the Company.

On April 27, 2012, the Company issued Series A common shares to the persons and entities and for the purposes described as follows:

30,214 Series A common shares to ChangeWave, Inc. dba NBT Communications in full payment of the unpaid balance for services rendered to the Company pursuant to a consulting agreement between the Company and NBT, which resulted in reduction of $67,679 in accounts payable of the Company.

66,667 Series A common shares to Alhamd Holding Company as consideration for the Company’s acquisition of 75% of the capital stock of Zapna, ApS completed on April 3, 2012.

100,000 Series A common shares to Lou Hongye as consideration for the Company’s acquisition of 75% of the capital stock of VN Tech Investment, Ltd. (HK) completed on April 22, 2012.

336,932 Series A common shares and 336,932 warrants to Isaac Organization, Inc. in payment of a promissory note due April 30, 2012, which resulted in reduction of $500,000 in debt of the Company.

On May 15, 2012, the Company issued 16,781 Series A common shares to Domenico Di Gianvito Butler for professional services rendered to the Company’s subsidiary VelaTel Peru pursuant to an agreement for construction services between the VelaTel Peru and Butler, which resulted in a reduction of $32,387 in accounts payable of the Company.

On June 13, 2012, the Company issued 606,124 Series A common shares and 606,124 warrants to Isaac Organization, Inc. in payment of a promissory note due May 15, 2012 which resulted in a reduction of $500,000 in debt of the Company.

In July 2012, the Company issued 1,170,000 Series A common shares in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

In August 2012, the Company issued 531,085 Series A common shares to America Orient, LLC as assignee for Isaac in exchange for the conversion of a note payable and related interest in the amount of $44,877.

In August 2012, the Company issued 8,354,081 Series A common shares as described in the S-8 filing with exhibits totaling $701,743 in settlement of accounts payable attributable to compensation to independent contractors.

On September 13, 2012, the Company issued 2,250,000 Series A common shares to Ironridge Global IV, Ltd.  The second issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the assigned accounts, plus fees and costs.

On September 13, 2012, the Company issued 1,153,961 Series A common shares and 1,153,961 warrants to Isaac Organization, Inc. in partial payment of a promissory note in the amount of $500,000 due June 30, 2012. Each warrant has an exercise price of $0.0276 and an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $5,000 in notes payable of the Company, and payment of accrued interest of $26,849.33.

On September 13, 2012, the Company issued 928,309 Series A common shares and 928,309 warrants to America Orient, LLC in partial payment of a promissory note in the amount of $500,000 due May 31, 2012 in favor of Isaac and assigned to America Orient. Each warrant has an exercise price of $ 0.0299 and an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $25,000 in notes payable of the Company, and payment of accrued interest of $2,756.44.

On October 4, 2012, the Company issued 4,800,000 Series A common shares to Ironridge in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

On October 4, 2012, the Company issued 714,286 Series A common shares to Frost & Sullivan in full payment for professional services rendered to the Company pursuant to an independent contractor agreement for investor relations and public relations services between the Company and Frost & Sullivan. This sale of Series A common shares resulted in a reduction of $15,000 in accounts payable of the Company.

On October 22, 2012, the Company issued 5,331,505 Series A common shares and 5,331,505 warrants to Weal Group in partial payment of a line of credit promissory note of up to $1,052,631.50. Each warrant has an exercise price of $0.01708, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $91,062.10 in notes payable of the Company, and payment of $0 of accrued interest.

On October 22, 2012, the Company issued 2,883,669 Series A common shares and 2,883,669 warrants to David S. McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each warrant has an exercise price of $0.01708, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $49,253.06 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,036,437 Series A common shares and 3,036,437 warrants to Isaac in partial payment of a promissory note in the amount of $500,000. Each warrant has an exercise price of $0.0247, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $75,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 5,243,446 Series A common shares and 5,243,446 warrants to America Orient, LLC, as assignee of Isaac, in partial payment of a promissory note in the amount of $500,000. Each warrant has an exercise price of $0.0267, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $140,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,475,843 Series A common shares and 3,475,843 warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each warrant has an exercise price of $0.02877, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $100,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,302,051 Series A common shares and 3,302,051 warrants to Ryan Alvarez, as assignee of Weal Group, in partial payment of a line of credit promissory note of up to $1,052,631.50.  Each warrant has an exercise price of $0.02877, and has an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $95,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 8, 2012, the Company issued 10,000,000 Series B common shares to Colin Tay as compensation that will equal $10,000 upon mandatory redemption of the Series B common shares in 2023.

On November 14, 2012, the Company issued 2,800,000 Series A common shares to Ironridge in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

On November 14, 2012, the Company issued 941,915 Series A common shares and 941,915 warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50.  Each warrant has an exercise price of $0.03185, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $30,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 21, 2012, the Company issued 2,129,520 Series A common shares and 2,129,520 warrants to the Kenneth Hobbs IRA in payment of a promissory note in the amount of $48,421.05. Each warrant has an exercise price of $0.02442, and has an exercise term of three years. The sale of Series A common shares resulted in a principal reduction of $48,421.05 and $3,581.84 of accrued interest.

On November 21, 2012, the Company issued 1,526,792 Series A common shares and 1,526,792 warrants to Kenneth Hobbs in payment of accrued compensation owed to Kenneth Hobbs as an independent contractor.  Each warrant has an exercise price of

$0.03053, and has an exercise term of three years. The sale resulted in a reduction of $46,612.95 in accounts payable of the Company.

On November 21, 2012, the Company issued 4,392,411 Series A common shares and 4,392,411 warrants to Carlos Trujillo in payment of accrued compensation owed to Carlos Trujillo as an independent contractor. Each warrant has an exercise price of $0.03053, and has an exercise term of three years. The sale resulted in a reduction of $134,100.30 in accounts payable of the Company.

On November 21, 2012, the Company issued 4,570,651 Series A common shares and 4,570,651 warrants to Isidoro Gutierrez in payment of accrued compensation owed to Isidoro Gutierrez as an independent contractor.  Each warrant has an exercise price of $0.03053, and has an exercise term of three years. The sale resulted in a reduction of $139,541.97 in accounts payable of the Company.

On November 21, 2012, the Company issued 2,047,502 Series A common shares and 2,047,502 warrants to Nathan Alvarez, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc.  Each warrant has an exercise price of $0.02442 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 2,147,766 Series A common shares and 2,147,766 warrants to James Shaw, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc.  Each warrant has an exercise price of $0.02328 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 2,147,766 Series A common shares and 2,147,766 warrants to Nathan Alvarez, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc.  Each warrant has an exercise price of $0.02328 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 1,718,213 Series A Shares to Kenneth L. Waggoner in payment of accrued compensation owed to Kenneth L. Waggoner as an independent contractor. This sale of Series A common shares resulted in a reduction of $50,000 in accounts payable of the Company.

On December 12, 2012, the Company issued 2,600,000 Series A common shares to Ironridge. The issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the Assigned Accounts, plus fees and costs.

On December 14, 2012, the Company issued 1,497,696 Series A common shares and 1,497,696 warrants to Isaac Organization, Inc. in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc.  Each warrant has an exercise price of $0.0434 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $65,000 in notes payable of the Company, and payment of $0 of accrued interest.

On December 18, 2012, the Company issued 3,328,082 Series A common shares to Asher Enterprises, Inc. in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Asher.  This sale of Series A common shares resulted in a principal reduction of $125,000 in notes payable of the Company, and payment of $0 of accrued interest.  The Company also issued 3,328,082 warrants to America Orient.  Each warrant has an exercise price of $0.04507 and an exercise term of three years.

On January 4, 2013, the Company issued 578,501 Series A common shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental.  This sale of Series A common shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest.  The Company also issued 578,501 warrants to America Orient.  Each warrant has an exercise price of $0.057044 and an exercise term of three years.

On January 11, 2013, the Company issued 1,540,832 Series A common shares and 1,540,832 warrants to James Shaw in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. and partially assigned to James Shaw.  Each warrant has an exercise price of $0.0649 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $100,000in notes payable of the Company, and payment of $0 of accrued interest.

On January 11, 2013, the Company issued 1,304,859 Series A common shares to Steve O. Smith in payment of accrued compensation owed to Steve O. Smith as an independent contractor. This sale of Series A common shares resulted in a reduction of $97,734 in accounts payable of the Company.

On January 11, 2013, the Company issued 501,519 Series A common shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental.  This sale of Series A common shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest.  The Company also issued 501,519 warrants to America Orient.  Each warrant has an exercise price of $0.0658 and an exercise term of three years.

On January 15, 2013, the Company issued 4,990,151 Series A common shares and 4,990,151 warrants to Jane M. Morrell Revocable Trust in partial payment of a promissory note of $684,210.52 in favor of Kevin J. Morrell Revocable Trust.  Each warrant has an exercise price of $0.0649 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $265,000 in notes payable of the Company, and payment of $58,860.84 of accrued interest.

On January 15, 2013, the Company issued 787,106 Series A common shares and 2,505,319 warrants to Kenneth L. Waggoner in payment of accrued compensation owed to Kenneth L. Waggoner as an independent contractor. All of the warrants have an exercise term of three years.  1,718,213 of the warrants have an exercise price of $0.0291 and 787,106 of the warrants have an exercise price of $0.0759.  This sale of Series A common shares resulted in a reduction of $59,741.42 in accounts payable of the Company.

On January 15, 2013, the Company issued 389,754 Series A common shares and 389,754 warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor McEwen.  Each warrant has an exercise price of $0.08477, and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $22,852.21 in notes payable of the Company, and payment of $10,187.22 of accrued interest.

On January 17, 2013, the Company issued 9,000,000 Series A common shares to Ironridge. The issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the Assigned Accounts, plus fees and costs.

On January 17, 2013, the Company issued 200,000 Series A common shares to Dian Griesel, sole shareholder of Dian Griesel, Inc., as compensation as called by the contract. The sale resulted in a reduction of $14,000 in accounts payable of the Company.

The restricted Shares issued to the aforementioned entities and individuals relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, based on the knowledge possessed by those entities or individuals regarding the Company’s operations and financial condition and their experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these Shares. The Series A common shares issued to Ironridge Global IV, LLC are exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

Stock Issuances during the year ended December 31, 2011 were as follows:

On January 10, 2011, the Company issued 53,917 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to an Agreement for Professional Services, which resulted in a reduction of $1,456,295 of accounts payable of the Company.

On January 26, 2011, the Company issued 534 Series A common shares to the Cueva Family Trust in exchange for its Convertible Note and accrued interest of $32,014, which resulted in a reduction of debt of the Company.

On February 10, 2011, the Company issued 5,081 Series A common shares to Perezcalva pursuant to the Perezcalva Settlement Agreement, which resulted in a reduction of $118,750 in debt of the Company.

On February 10, 2011, the Company issued 4,953 Series A common shares to Felipe De Teresa pursuant to the Felipe Settlement Agreement, which resulted in a reduction of $115,739 in debt of the Company.

On February 10, 2011, the Company issued 6,595 Series A common shares to Joaquin De Teresa pursuant to the Joaquin Settlement Agreement, which resulted in a reduction of $154,125 debt of the Company.

On February 18, 2011, the Company issued 44,279 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement, which resulted in a reduction of $1,169,407 of accounts payable of the Company.

On March 7, 2011, the Company issued 6,896 Series A common shares to Joaquin De Teresa pursuant to the Joaquin Settlement Agreement, which resulted in a reduction of $154,125 of debt of the Company.

On March 21, 2011, the Company issued 53,218 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement, which resulted in a reduction of $1,379,408 of accounts payable of the Company.

On April 12, 2011, the Company issued 91,586 Series A common shares to Isaac Organization, Inc. pursuant to the A&R Isaac SPA, which included Series A common shares previously subscribed.  Between January 1, 2011 and the date of issuance, the Company received an aggregate of $6,017,000, and Isaac subscribed to a total of 60,170 warrants.

On August 12, 2011, the Company issued 846,302 Series A common shares and 1,137,963 warrants to Isaac Organization, Inc., which represented the sum total of all shares and warrants due Isaac pursuant to the A&R Isaac SPA and the Second A&R Isaac SPA through that date and through the subsequent cancellation of the Second A&R Isaac SPA.  The Company received an aggregate of $1,556,000 pursuant to the Second A&R Isaac SPA, which amounts are over and above a total of $25,109,659 received under the Isaac SPA and the A&R Isaac SPA.

Stock Issuances during the year ended December 31, 2010 were as follows:

The Company issued an aggregate of 159,755 Series A common shares valued at $8,901,195 in exchange for settlement of convertible debentures, previously accrued interest and current period interest expenses of $7,381,085, $902,088 and $618,022, respectively.

The Company issued an aggregate of 53,757 Series A common shares valued at $2,627,948 in exchange for settlement of previously accrued services and current period expenses of $1,903,913 and $773,584, respectively

The Company issued an aggregate of 908,906 Series A common shares to Trussnet Delaware in exchange for settlement of outstanding accounts payable totaling approximately $47.0 million.

The Company issued 4,587 Series A common shares in exchange for $250,000 of an outstanding note payable in connection with the acquisition of Perusat.

The Company issued an aggregate of 588,671 Series A common shares to TCP valued at $24,488,721, to continue to maintain the right to acquire 49% interest in Chinacomm Cayman

The Company issued an aggregate of 23,425 Series A common shares valued at $462,500 in exchange for settlement notes payable related to legal settlements, related accrued interest and accrued expenses of $330,356, $83,574 and $48,570, respectively.

The Company received a total of $19,092,659 and issued an aggregate of 200,075 Series A common shares to Isaac Organization pursuant to the A&R Isaac SPA.  An additional 39,841 Series A common shares were subscribed but not issued during 2010, and a total of 190,926 warrants were subscribed but not issued during 2010.

The restricted Series A common shares issued to the aforementioned persons and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder based on the aforementioned knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

EXPERTS

The financial statements of the Company appearing in this registration statement have been audited by Kabani & Company, Inc., Los Angeles, California, independent registered public accountants and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

The Company is subject to the following legal proceedings that arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of these matters should not have a material adverse effect on its financial position, results of operations or liquidity.

The Fischer Litigation

On May 22, 2009, a complaint was filed by Michael Fischer naming the Company as a defendant in the United States District Court for the Central District of California.  The complaint alleged a claim for breach of contract relating to the Company’s default under a convertible note purchase agreement entered into by the Company with Fischer.  The complaint requested damages of $1,000,000 plus interest at the rate of 10% per annum, court costs and attorneys’ fees.  Fisher obtained a judgment against the Company in the amount of $1,036,000.  On or about June 30, 2010, the Company received by facsimile transmission a Statement of Claim against the Company.  The Statement of Claim attempted to register the Fischer Judgment in the Ontario, Canada Superior Court of Justice.  The Statement of Claim was never personally served on the Company, so the Company did not elect to respond given it already had the Judgment pending in the United States.  On or about September 22, 2010, Fisher purportedly served a Notice of Garnishment on Isaac.  In October 2010, Isaac was purportedly served with a Motion Record of the Plaintiff/Creditor attempting to enforce a garnishment of any funds Cross-Motion against Fischer.  Effective December 31, 2010, the Company settled this case for $960,000 pursuant to a Settlement Agreement and Mutual General Release.  Fischer is receiving payments of $80,000.00 per month for 12 months pursuant to the Fischer Settlement Agreement.  Through the date of this prospectus, the Company has paid $560,000 pursuant to the Fischer Settlement Agreement.  The Company intends to complete its settlement payments to Mr. Fischer when sufficient funds to do so become available.

The Gomez Litigation

On July 17, 2009, a complaint was filed against the Company by Edgar Pereda Gomez in the Superior Court for the State of California, County of San Diego, Case No. 37-2009-00094247-CU-BC-CTL.  The complaint alleges a claim for breach of contract arising from the Company’s default under a convertible note purchase agreement entered into by the Company with Gomez and seeks damages in amount of $525,000 plus interest and costs.  The Company has responded to the complaint.  The Company has entered into a Stipulation for Entry of Judgment to resolve this lawsuit.  The Stipulation for Entry of Judgment provides for entry of a judgment in the amount of $525,000 plus interest and costs against the Company.  Effective December 31, 2010, the Company settled this case for $683,892.71 pursuant to a Settlement Agreement and Mutual General Release.  Commencing April 15, 2011, Gomez received $113,982.12 per month and was supposed to receive the same amount of the 15th of the following 5 months pursuant to the Gomez Settlement Agreement.  Thus far, the Company has made four of the six settlement payments to which Mr. Gomez is entitled.  The Company intends to complete its settlement payments to Mr. Gomez when sufficient funds to do so become available.  Gomes is undertaking efforts to collect the unpaid balance of the settlement

The Olaechea Litigation

On December 13, 2010, a complaint was filed against the Company by Estudio Olaechea SOC. Civil DE R.L., a Peruvian business entity, in the Superior Court for the State of California, County of San Diego, Case No. 37-2010-00105897.  The complaint alleges a breach of contract arising from our default under a Promissory Note dated August 24, 2010 in the principal amount of $149,469.26.  The complaint sought that amount, plus interest and costs.  We stipulated to a judgment, which was entered on July 13, 2011, in the amount of $161,508.56.  The judgment, however, left unresolved how much attorneys’ fees were to be awarded to Olaechea.  Subsequently, the parties agreed to an amended judgment, which was entered on August 30, 2011.  The amended judgment resolved the remaining issue of the amount of attorneys’ fees by agreeing to the amount of $25,000 for attorneys’ fees, which yielded a total judgment amount of $188,411.31.  In addition, the amended judgment changed the name of the judgment debtor from China Tel Group, Inc. to VelaTel Global Communications, Inc. to reflect our name change.  As of the date of this prospectus, we have paid $47,500 of the amended judgment and we owe the remaining balance.  Estudio Olaechea is undertaking efforts to collect on the unpaid balance of the judgment.

The Chinacomm Litigation

On November 18, 2011, the Company, along with TCP, commenced litigation against Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Smart Channel Development Limited, Mong Sin, Qiu Ping, Yuan Yi,

Chinacomm and CECT Chinacomm Shanghai Co. Ltd. in The High Court of the Hong Kong Special Administrative Region, Court of First Instance, Action No. 1978 of 2011.

The Chinacomm litigation arises out of the breach of numerous agreements between the Plaintiffs and some of the Defendants, including, but not limited to, the framework agreement and subscription and shareholders agreements, related to the joint venture between the parties to those agreements for the deployment of the Chinacomm network. In addition, the Chinacomm litigation arises out of the deceitful representations by certain of the Defendants in connection with the issuance of licenses by applicable regulatory agencies in the PRC for the operation of the Chinacomm network. Finally, the Litigation involves the unauthorized removal of Colin Tay as an authorized signatory to a joint bank account Chinacomm Cayman has with Standard Chartered Bank (HK) Limited, one of three Standard Chartered bank accounts in the name of Chinacomm Cayman  and into which the Plaintiffs deposited $4,749,599. The Chinacomm litigation seeks injunctive relief, compensatory damages of:

(i) loss of profits;

(ii) restitution;

(iii) reinstatement of any funds taken from the Standard Chartered accounts;

(iv) an accounting of any funds taken from the Standard Chartered accounts;

(v) damages for the amounts the Company spent on:

(a) a Request for Proposal;

(b) the development of a WBA Deployment Guide Book which includes the specifications for the design and market for each of the 12 cities comprising Phase 1 of the Chinacomm Network, equipment testing and procurement, deployment, office planning and staffing;

(c) site acquisition to be utilized in connection with the 12 Phase 1 cities;

(d) radio frequency engineering;

(e) the architectural and engineering work for each of the 12 Phase 1 cities; and

(vi) court costs, and further and other relief as the Court may deem appropriate.

On November 18, 2011, the High Court issued an ex parte order granting the Plaintiffs’ application for injunctive relief, ordering that Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Qiu Ping and Yuan Yi be restrained until further order of the High Court from:

(i) dealing in the Standard Chartered Accounts;

(ii) incurring any liability, creating charges, mortgages, encumbrances or liens to the detriment of Chinacomm Cayman;

(iii) transferring or changing the existing shareholdings or proceeding with deregistration or dissolution of Chinacomm Cayman; and

(iv) disposing of any fixed or current assets of Chinacomm Cayman.

In addition, the High Court ordered Qiu Ping, the President of Chinacomm and CECT Chinacomm Shanghai Co. Ltd., and Yuan Yi, the Chairman of the board of directors of these two companies, from disposing of or otherwise dealing with these companies’ assets locally or worldwide for purposes of the orders in the amount of $4,749,599. In addition, the High Court ordered Chinacomm, Qiu Ping and Yuan Yi to disclose all relevant information related to the Standard Chartered accounts within seven days of the aforementioned orders. The Injunction orders were to remain in effect until November 25, 2011. On November 25, 2011, the Injunction orders were continued by the High Court until further order of the High Court.

On April 11, 2012, the High Court rejected the Defendants’ application for withdrawing a sum HK$100,000 from the Standard Chartered accounts for their legal costs and continued the Injunction order in effect pending further order of the High Court.

In June, 2012, the Plaintiffs discovered that a sum of $4.5 million of the deposited funds in the Standard Chartered Accounts had been transferred by Qiu Ping of Chinacomm Cayman into a personal bank account with the DBS Bank (HK) Limited of another board member of Chinacomm, Feng Xiao Ming. The Plaintiffs joined Feng Xiao Ming as a Defendant and obtained worldwide injunction against him up to the limit of $4.5 million.

On July 19, 2012, there was a hearing to determine whether the Injunction Orders should remain in place pending the outcome of the litigation, a motion having been filed by the Defendants requesting the Injunction Orders be dissolved. Following oral arguments the High Court took the matter under submission.

On October 26, 2012 the High Court issued its ruling on the Defendant’s motion to dissolve the Injunction Order. The High Court dismissed the Defendants’ application to discharge the Injunction Orders. In addition, the Plaintiffs’ request for continuation of the Injunction Orders was granted. Since the High Court found in favor of the Plaintiffs and against the Defendants, the High Court ordered the Defendants to pay the Plaintiffs the costs associated with the injunction proceedings immediately.

Among other findings and conclusions by the High Court are the following:

(i)

Piu Ping’s explanation as to why he withdrew the funds from the Standard Charter Bank was “incredible,” particularly after the Injunction Orders had been served on him a day before he withdrew $190,000 from the Bank;

(ii)

there had been shameless efforts by Qiu Ping’s camp to remove the $4.7 million out of the reach of the Plaintiffs and to conceal the true picture of what the Defendants were trying to accomplish;

(iii)

dissipation of the funds in questions was not only a risk, but a fact in the present case;

(iv)

so far, Qiu Ping and others have not made full and frank disclosures of the money trails and the particulars of the transfer of the funds in question;

(v)

Qui Ping and others have still failed, as ordered by the High Court, to disclose their assets and bank accounts outside Hong Kong which might shed light on the disposal of the $4.7 million;

 (vi)

that the Defendant’s arguments why they unilaterally changed the “dual signature” requirement over the $4.7 million deposited in the Standard Chartered Bank was “incredible” in light of the objective facts and that Colin Tay’s version of the “double signature arrangement” to be more probable than Qui Ping’s; and

 (vii)

the Plaintiffs were not required to continue funding the purchase price of the 49% in Chinacomm Cayman until Chinacomm had obtained the telecommunications licenses for the 29 cities that make up the Chinacomm network, which it never did.

On November 2, 2012, the High Court denied the Defendant’s petition to have the Plaintiffs deposit funds with the High Court to secure their costs of defense.

LEGAL MATTERS

The validity of the Series A common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial Colorado.

FINANCIAL STATEMENTS

VELATEL GLOBAL COMMUNICATIONS, INC.

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

Table of Contents

Consolidated Balance Sheets as of September 30, 2012 and December 31, 2011 (unaudited)

141

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss for the three months and nine months ended September 30, 2012 and 2011  143

Unaudited Condensed Consolidated Statements of Cash Flows for the three months and nine months ended September 30, 2012 and 2011  145

Notes to Unaudited Consolidated Financial Statements

147

Report of Independent Registered Accounting Firm

185

Consolidated Balance Sheets as of December 31, 2011 and 2010

186

Consolidated Statements of Operations and Comprehensive Loss for the years ended December 31, 2011 and 2010, and for the period from April 8, 2008 (date of inception) through December 31, 2011  188

Consolidated Statements of Stockholders’ Deficit for the years ended December 31, 2011 and 2010, and for the period from April 8, 2008 (date of inception) through December 31, 2011  190

Consolidated Statements of Cash Flows for the years ended December 31, 2011 and 2010, and for the period from April 8, 2008 (date of inception) through December 31, 2011  201

Notes to Audited Consolidated Financial Statements

203

VELATEL GLOBAL COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$280,032	$183,457
Accounts receivable, net of provision for doubtful accounts of $6,500 and $3,163	1,066,241	60,191
Receivables, other	735,091	18,888
Inventory	1,940,040	1,173,595
Prepaid expenses	1,515,461	2,474,401
Total current assets	5,536,865	3,910,532

Property, plant and equipment, net of accumulated depreciation of $1,109,782 and $580,248 as of September 30, 2012 and December 31, 2011, respectively	12,028,122	5,188,913

Other assets:
Intangible assets, net of accumulated amortization of $189,274 and $143,305 as of September 30, 2012 and December 31, 2011, respectively	1,031,916	32,276
Investments	2,909,000	3,695,000
Deposits	50,191	7,593
Total other assets	3,991,107	3,734,869

Total assets	$21,556,094	$12,834,314

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$12,734,446	$10,046,728
Advances from officers	151,260	755,875
Notes payable, related party	1,140,222	425,000
Notes payable, current portion	11,024,956	7,598,569
Convertible debentures, net	298,923	419,757
Notes payable, other	829,893	829,893
Derivative liability	206,200	220,914
Total current liabilities	26,385,920	20,296,736

Notes payable, net of current portion	158,260	2,392,701
Mandatory redeemable Series B common stock; $0.001 par value, 100,000,000 shares authorized, 10,000,000 and 1,338,182 issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	5,718	73,715

Total liabilities	26,549,898	22,763,152

Stockholders' deficiency:

Preferred stock; $0.001 par value, 25,000,000 shares authorized, no shares issued and outstanding
Common stock:
Series A common stock; $0.001 par value, 1,000,000,000 shares authorized, 44,517,655 and 6,657,662 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	44,518	6,658
Additional paid in capital	257,106,196	244,043,968
Common stock in escrow	(178,664)	(178,664)
Accumulated deficit	(263,130,585)	(253,660,984)
Total VelaTel Global Communications, Inc.'s stockholders' deficiency	(6,158,535)	(9,789,022)

Non controlling interest	1,164,731	(139,816)

Total stockholders' deficiency	(4,993,804)	(9,928,838)

Total liabilities and stockholders' deficiency	$21,556,094	$12,834,314

The accompanying Notes are an integral part of these unaudited condensed consolidated financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

UNAUDITED

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

REVENUE	$1,023,288	$115,371	$2,107,213	$488,476
Cost of revenue	501,347	138,829	1,574,887	567,761
Gross profit (loss)	521,941	(23,458)	532,326	(79,285)

OPERATING EXPENSES:
Selling, general and administrative expenses	2,651,479	6,847,937	8,748,714	11,125,124
Impairment loss	1,010,000	–	1,010,000	–
Depreciation and amortization	252,142	18,177	575,503	99,851
Research and development costs	–	–	–	6,317,287
Total operating expenses	3,913,621	6,866,114	10,334,217	17,542,262

Net loss from operations	(3,391,680)	(6,889,572)	(9,801,891)	(17,621,547)

OTHER INCOME (EXPENSES):
Other income (expenses)	(34,097)	3,595	(63,342)	53,498
Gain (loss) on settlement of debt	(161,250)	–	1,723,817	–
Gain (loss) on foreign currency transactions	(217,734)	(41,784)	(190,205)	(33,113)
Gain (loss) on change in fair value of debt derivative	53,098	16,075	14,714	(1,982)
Interest expense	(246,747)	(315,925)	(1,159,757)	(372,649)
Total other income (expense)	(606,730)	(338,039)	325,227	(354,246)

Net loss	(3,998,410)	(7,227,611)	(9,476,664)	(17,975,793)

(Gain) loss attributed to non controlling interest	(30,477)	8,344	7,063	18,875

NET LOSS ATTRIBUTABLE TO VELATEL GLOBAL COMMUNICATIONS, INC.	$(4,028,887)	$(7,219,267)	$(9,469,601)	$(17,956,918)

Net loss per common share (basic and fully diluted)	$(0.46)	$(1.28)	$(1.12)	$(3.61)
Weighted average number of shares outstanding, basic and fully diluted	8,842,770	5,647,207	8,425,091	4,975,498

Comprehensive Loss:
Net Loss	$(3,998,410)	$(7,227,611)	$(9,476,664)	$(17,975,793)
Foreign currency translation gain	–	–	–	–

Comprehensive Loss:	(3,998,410)	(7,227,611)	(9,476,664)	(17,975,793)
Comprehensive loss attributable to the non controlling interest	(30,477)	8,344	7,063	18,875
Comprehensive loss attributable to Velatel Global Communications, Inc.	$(4,028,887)	$(7,219,267)	$(9,469,601)	$(17,956,918)

The accompanying Notes are an integral part of these unaudited condensed consolidated financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

UNAUDITED

	Nine Months Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(9,476,664)	$(17,975,793)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	575,503	99,851
Writedown of investments	1,010,000	–
Gain on settlement of debt	(1,723,817)	(40,250)
(Gain) loss on change in fair value of debt derivative	(14,714)	1,982
Common stock issued in exchange for services	–	348,417
Stock based compensation	–	4,323,214
(Increase) decrease in:
Accounts receivable	(1,249,627)	(21,292)
Inventory	(471,024)	(642,614)
Prepaid expenses	1,020,297	(173,285)
Increase (decrease) in:
Accounts payable and accrued liabilities	15,003,526	7,474,672
Unearned revenue	–	(2,536)
Net cash provided by (used in) operating activities	4,673,480	(6,607,634)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(7,122,626)	(3,136,623)
Deposit for acquisition	–	(3,058)
Cash paid for purchase of subsidiaries	(669,061)	–
Cash received with acquisitions	663,226	–
Net cash used in investing activities	(7,128,461)	(3,139,681)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on advances from officers	(225,301)	(385,685)
Proceeds from the sales of Series A common stock	–	7,573,000
Proceeds from issuance of notes payable	2,061,635	3,903,900
Payments on notes payable	–	(1,110,927)
Proceeds from issuance of notes payable, related party	739,749	–
Payments on notes payable, related party	(24,527)	(9,750)
Net cash provided by financing activities	2,551,556	9,970,538

Net increase in cash and cash equivalents	96,575	223,223

Cash and cash equivalents, beginning of the period	183,457	27,516
Cash and cash equivalents, end of the period	$280,032	$250,739

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$10,448	$7,012

Cash paid during the period for taxes	$7.020	$15,388

NON CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued in settlement of debt	$14,374,227	$17,634,814
Common stock issued for acquisitions	$424,000	$–
Common stock issued for services rendered	$–	$348,417
Note payable issued for equipment	$–	$3,589,052

The accompanying Notes are an integral part of these unaudited condensed consolidated financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

September 30, 2012

NOTE 1     SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the unaudited accompanying Condensed Consolidated Financial Statements follows:

General

The accompanying unaudited Condensed Consolidated Financial Statements of VelaTel Global Communications, Inc. (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q.  Accordingly, they do not include all of the information and footnotes required by United States Generally Accepted Accounting Principles (”GAAP”) for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Accordingly, the results from operations for the nine-month period ended September 30, 2012 are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.  The unaudited Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements and Footnotes thereto for the period ended December 31, 2011 included in the Company's Form 10-K filed with the United States Securities and Exchange Commission (“SEC”) on April 16, 2012.

Capital Structure

The Company’s capital stock consists of three series of its stock that are authorized: (i) Series A common stock (“Series A common shares,”); (ii) Series B common stock (“Series B Shares”); and (iii) Series A Convertible and Redeemable Preferred Stock (“Preferred Shares”). Series A common shares together with Series B Share are collectively referred to herein as “Common Stock”. Series A common shares are quoted on the OTC Link™ quotation platform of OTC Markets Group, Inc. under the symbol “OTCQB:VELA.” Series B Shares do not participate in any declared dividends, have no rights upon liquidation of the Company, and have no conversion rights into Series A common shares. Each Series B Share has the right to cast ten votes for each action on which each Series A Share has a right to vote. The consent of 80% of the holders of issued and outstanding Series B Shares is required in order to sell, assign or transfer any of the Series B Shares. The Company has authorized but has not issued any Preferred Shares. Preferred Shares (if issued) do not participate in dividends, have preferred rights upon liquidation of the Company, and have conversion rights into Series A common shares at a ratio of 100 Series A common shares for each Preferred Share. Each Preferred Share (if issued) has the right to cast 100 votes for each action on which each Series A Share has the right to vote. The par value of Series A common shares, Series B Shares and Preferred Shares (if issued) is $0.001 per share.

Reverse Stock Split

On July 10, 2012, the Company’s board of directors (“Board”) confirmed and finalized the terms of a reverse stock split whereby the number of: (i) issued Series A common shares; (ii) authorized Series A common shares; (iii) issued Series B Shares; and (iv) authorized Series B shares would all be reduced by a ratio of 100:1 (“Reverse Stock Split”). The Board had previously approved the Reverse Stock Split by a Unanimous Written Consent of the Board effective March 20, 2012, subject to an approval process through the Financial Industry Regulatory Authority (“FINRA”). FINRA approval having been obtained (subject only to filing a Certificate of Change with the Nevada Secretary of State) and shareholder approval not being required, the Board approved the filing of the Certificate of Change with the Nevada Secretary of State, which occurred on July 18, 2012. The Reverse Stock Split became effective upon confirmation of FINRA approval on July 23, 2012.  All share and per share information has been retroactively restated to reflect this reverse stock split.

Increase in the Number of Authorized Shares of the Company’s Series A and B Common Stock

On July 10, 2012, the Board approved an increase in the number of authorized Series A common shares and Series B Shares available for issuance immediately following the Reverse Stock Split by a ratio of 50 for 1, whereby the total number of authorized Series A common shares increased to 1,000,000,000 and the total number of authorized Series B Shares increased to 100,000,000 (“Increase in Authorized Shares”). The Board fixed July 10, 2012, as the record date (“Record Date”) for determining the shareholders entitled to give their written consent to the Increase in Authorized Shares.  On July 10, 2012 and pursuant to section 78.320 of the Nevada Revised Statutes (“NRS”), the Company received a written consent (“Majority Written Consent”) of shareholders holding 220,738,375 shares of Common Stock, representing 56.8% of the total possible votes outstanding, to amend the Company’s Articles of InCompany to effectuate the Increase in Authorized Shares.  Specifically, holders of 86,920,198 (pre-reverse) Series A common shares (with a power of one vote per share) and 133,818,177 (pre-reverse) Series B Shares (with a power of ten votes per share), equaling 56.8% of the total voting power of all of the Common Stock issued and outstanding as of the Record Date, cast votes in favor of the Increase in Authorized Shares. All necessary corporate approvals having been obtained, a Definitive Information Statement was furnished to the Company’s shareholders solely for the purpose of providing advance notice to the Company’s shareholders of the Increase in Authorized Shares, as required by the Exchange Act.  The Definitive Information Statement was mailed to the Company’s shareholders on August 8, 2012. Under Section 14(c) of the Exchange Act and Rule 14c-2 promulgated thereunder, approval of Increase in Authorized Shares became effective 20 days after mailing the Definitive Information Statement. On August 29, 2012, the Company filed a Certificate of Amendment with the Nevada Secretary of State finalizing the Increase in Authorized Shares.

Corporate Formation and Subsidiaries

The Company was incorporated under the name Mortlock Ventures, Inc. pursuant to the laws of the State of Nevada on September 19, 2005 for the purpose of acquiring and developing mineral properties.  During the quarter ended March 31, 2008, the Company changed its business and commenced concentrating on the telecommunications industry.  The Company changed its name to China Tel Group, Inc. on April 8, 2008 and acquired Trussnet USA, Inc., a Nevada Company (“Trussnet Nevada”) on May 21, 2008.  The Company changed its name to “VelaTel Global Communications, Inc.” on July 25, 2011.

The unaudited Condensed Consolidated Financial Statements include the accounts of the Company, its wholly owned subsidiaries, Trussnet Nevada, Gulfstream Capital Partners, Ltd., a Republic of Seychelles Company (“Gulfstream Seychelles”), Gulfstream Capital Partners, Ltd., a Cayman Island Company (“Gulfstream Cayman”), and Beijing Yunji Technology Co., Ltd., a Peoples Republic of China (“PRC” or “China”) Company (“Beijing Yunji”), and the Company’s majority owned subsidiary, VelaTel Peru, S.A. (“VelaTel Peru”), formerly known as Perusat, S.A., a 75% equity interest of Herlong Investments, Ltd., a Cyprus Company and its two wholly owned subsidiaries, Novi-Net, d.o.o., a Croatian Company and Montenegro Connect, d.o.o., a Montenegro Company and a 75% equity interest in Zapna, ApS, a Danish Company.  All significant intercompany balances and transactions have been eliminated in consolidation.

During the first quarter of 2012, the Company commenced its planned operations as it deployed its first wireless broadband access (“WBA”) network in Peru.  Prior to that and from the Company’s inception, it was a development stage company as defined by the ASC subtopic 915 Development Stage Entities.  The Company accumulated a deficit during its development stage of $253,600,984. The Company is no longer a Development Stage Entity.

The Company’s Business Transactions

The Company’s efforts have been principally devoted to developing WBA networks, fiber optic networks and the sale and distribution of products and services used in connection with WBA networks.  The Company has generated sales revenues, has incurred expenses and has sustained losses.  The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise.  Through September 30, 2012, the Company has accumulated losses of $263,130,585.

In 2009, the Company acquired a 95% equity interest in VelaTel Peru, S.A.

In 2010, the Company entered into the following joint venture agreements:

1.  Subscription and Shareholder Agreement for a fiber optic project, referred to as “Sino Crossings,” with Azur Capital (NBD) SBN BHD, a Brunei Company, and Shanghai Ying Yue Network Technology Ltd., a PRC limited liability company; and

2.  Subscription and Shareholder for a WBA project, referred to as the “Golden Bridge Network,” with Golden Bridge Network Communications Co., a PRC limited liability company.”

The investment aspects of the Sino Crossings and Golden Bridge Network joint venture projects are discussed in further detail under Note 4, Investments.

In 2011, the Company also entered into the following other project agreements:

1.  Subscription and Shareholder Agreement with Shenzhen VN Technologies Co., Ltd., a PRC limited liability company;

2.  Business Agreement with New Generation Special Network Communication Technology Co., Ltd., a PRC limited liability company;

3.  Business Agreement with Aerostrong Company Limited, a PRC limited liability company;

4.  Business Cooperation Agreement with and other shareholders of Herlong Investments, Ltd., a Cyprus Company. and its wholly owned operating subsidiaries, Novi-Net, d.o.o., a Croatia Company, and Montenegro Connect, d.o.o., a Montenegro Company;

5.  Standby Business Cooperation Agreement with 7L Capital Partners Emerging Europe LP and other shareholders of Kerseyco Trading Limited, a Cyprus Company, and VeratNet, d.o.o., Kerseyco’s wholly owned Serbia Company.

During 2012, the Company closed the following acquisitions and other project agreements.

1.  Business Cooperation Agreement to acquire a 75% equity interest in Herlong Investments, Ltd.;

2.  Exclusive Services Agreement with New Generation Special Network Communication Technology Co., Ltd. as contemplated by the Business Agreement with New Generation Special Network Communication Technology Co., Ltd.;

3.  Stock Purchase Agreement with Omair Khan, the sole shareholder of Zapna, ApS, a Denmark Company, for the Company to acquire a 75% equity interest in Zapna;

4. Amended and Restated Subscription and Shareholder Agreement for Shenzhen VN Technologies Co., Ltd.; and

5. Strategic Agreement with Aerostrong Company Limited.

If a particular joint venture agreement resulted in an investment or acquisition of a controlling equity interest as of September 30, 2012, a summary of the investment or acquisition is discussed in Note 4, Investments. Other project agreements are discussed in Note 16, Commitments and Contingencies.

Use of Estimates

The Company’s unaudited Condensed Consolidated Financial Statements have been prepared in accordance with GAAP.  The preparation of these unaudited Condensed Consolidated Financial Statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the unaudited Condenses Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, management evaluates its estimates and judgments, including those related to revenue recognition, accrued expenses, financing operations, contingencies and litigation.  Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The most significant accounting estimates inherent in the preparation of the Company’s unaudited Condensed Consolidated Financial Statements include estimates as to the appropriate carrying value of certain assets and liabilities which are not readily apparent from other sources.  Actual results could differ from the Company’s estimates.

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with ASC subtopic 605, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the selling price is fixed and determinable; and (iv) collectability is reasonably assured.  Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.  ASC 605-10 incorporates ASC subtopic 605-25, Multiple-Element Arrangements.  ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Revenue arises from sale of local and long distance service access and/or wireless broadband service access where some payments are received before and some payments are received after the service has been rendered.  The Company sells its products separately and in various bundles that contain multiple deliverables.  These revenues include long distance and prepaid telephone cards, prepaid wireless access plans, along with other products and services.  In accordance with ASC 605-25, sales arrangements with multiple deliverables are divided into separate units of accounting, if the deliverables in the arrangement meet the following criteria: (i) the product has value to the customer on a standalone basis; (ii) there is objective and reliable evidence of the fair value of undelivered items; and (iii) delivery or performances of any undelivered item is probable and substantially in our control.  The fair value of each separate element is generally determined by prices charged when sold separately.  If there is any discount from the combined fair value of the individual elements, the discount is allocated to the portion of the revenues attributable to the individual elements.  In accordance with ASC 605-25, if fair value of all undelivered elements in an arrangement exists, but fair value does not exist for a delivered element, then revenue is recognized using the residual method.  Under the residual method, the fair value of undelivered elements is deferred and the remaining portion of the arrangement fee (after allocation of 100 percent of any discount to the delivered item) is recognized as revenue.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fair Values

ASC subtopic 825-10, Financial Instruments requires disclosure of the fair value of certain financial instruments.  The carrying value of cash and cash equivalents, as well as short-term borrowings, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the unaudited Condensed Consolidated Financial Statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable, the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise, only available information pertinent to fair value has been disclosed.

Accounting For Bad Debt and Allowances

Bad debts and allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable.  Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis.  Allowance for doubtful accounts at September 30, 2012 and December 31, 2011 were $6,500 and $3,163, respectively.

Inventories

The inventory consists of finished goods ready for resale purposes.  The Company purchases the merchandise on delivered duty paid basis.  Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and impairment losses.  Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets.

The estimated useful lives of property, plant and equipment are as follows:

Machinery and equipment	10 years
Vehicles	4 years
Furniture and fixtures	10 years
Leasehold improvements
Constructed assets (towers)	10 years
Computers	5 years

Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease.

The Company evaluates the carrying value of items of property, plant and equipment to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  The carrying value of an item of property, plant and equipment is considered impaired when the projected undiscounted future cash flows related to the asset are less than its carrying value.  The Company measures impairment based on the amount by which the carrying value of the respective asset exceeds its fair value.  Fair value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved.

Long-Lived Assets

The Company has adopted ASC subtopic 360-10, Property, Plant and Equipment.  ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows.  Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Intangible Assets and Goodwill

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10.  The Company assigns to all identifiable assets acquired (including intangible assets), and to all identifiable liabilities assumed, a portion of the cost of the acquired company equal to the estimated fair value of such assets and liabilities at the date of acquisition.  The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed, if any, as goodwill.

As a result of the acquisition of VelaTel Peru on April 15, 2009, the Company acquired intangible assets in the aggregate amount of $1,132,647.

The Company allocated $124,357 to identifiable intangible assets including developed software.  The remaining $1,008,290 was allocated to goodwill.

The Company amortized its identifiable intangible assets using the straight-line method over their estimated period of benefit.  The estimated useful life of developed software is ten years.  The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

The Company accounts for and reports acquired goodwill and other intangible assets under ASC subtopic 305-10, Intangibles, Goodwill and Other.  In accordance with ASC 305-10, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired.  Any write-downs will be included in results from operations.

The Company’s management performed an evaluation of its goodwill for purposes of determining the implied fair value of the assets at December 31, 2009. The test indicated that the recorded remaining book value of its goodwill exceeded its fair value for the year ended December 31, 2009. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $1,008,290, net of tax, or $0.02 per share of the Company’s Series A common shares during the year ended December 31, 2009 to reduce the carrying value of the goodwill to $0.  Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Functional Currency

A majority of the transactions of the Company’s Peruvian subsidiary are in US dollars; accordingly, this subsidiary’s functional currency is the US dollar. The accounts of the Company’s Zapna subsidiary are maintained in Danish Kroner, and the accounts of the Company’s Herlong subsidiaries are maintained in the Euro. The accounts of these foreign subsidiaries were translated into US dollars in accordance with ASC Topic 830 “Foreign Currency Matters.” According to ASC Topic 830, all assets and liabilities were translated at the exchange rate on the balance sheet dates, stockholders’ equity is translated at historical rates and statement of operation items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with ASC Topic 220, “Comprehensive Income.” Gains and losses resulting from the translations of foreign currency transactions and balances are reflected in the statements of income.

Foreign Currency Transactions and Comprehensive Income

GAAP requires that recognized revenue, expenses, gains and losses be included in net income. Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet. Such items, along with net income, are components of comprehensive income. Translation gains are classified as an item of accumulated other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Advertising Costs

Advertising costs, which are included in selling, administrative and general, are expensed as incurred.  Advertising costs for the three months ended September 30, 2012 and 2011 were $10,621 and $1,809, respectively, and for the nine months ended September 30, 2012 and 2011 were $25,161 and $5,428, respectively.

Net Loss Per Share

The Company has adopted ASC subtopic 260-10, Earnings Per Share.  This requires the computation, presentation and disclosure requirements of earnings per Share information.  Basic earnings per Share have been calculated based upon the weighted average number of Shares outstanding.  Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per Share, because they are anti-dilutive.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Stock Based Compensation

The Company adopted ASC subtopic 718-10, Compensation.  ASC 718-10 requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to an employee stock purchase plan based on the estimated fair values.

Research and Development

The Company accounts for research and development costs in accordance with the ASC subtopic 730-10, Research and Development. Under ASC 730-10, all research and development costs must be charged to expense as incurred.  Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company sponsored research and development costs related to both present and future products and services are expensed in the period incurred.

Reclassifications

Certain reclassifications have been made to prior periods’ data to conform to the presentation set forth in this Report.  These reclassifications had no effect on reported income or losses.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in ASC 220, Comprehensive Income, and requires entities to report components of comprehensive income in either: (i) a continuous statement of comprehensive income; or (ii) two separate, but consecutive, statements.  The ASU does not change the items that must be reported in other comprehensive income.  In December 2011, the FASB issued ASU 2011-12, which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements.  ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted.  The adoption of ASU 2011-05, as amended by ASU 2011-12, is not expected to significantly impact the Company’s Condensed Consolidated Financial Statements.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required.  The revised standard is effective for the Company for its annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 is not expected to significantly impact the Company’s unaudited Condensed Consolidated Financial Statements.

In November 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities, which requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position.  An entity is required to adopt ASU 2011-11 for reporting periods beginning on or after January 1, 2013.  The adoption of ASU 2011-11 is not expected to significantly impact the Company’s Condensed Consolidated financial statements.

In December 2011, the FASB issued disclosure guidance related to the offsetting of assets and liabilities. The guidance requires an entity to disclose information about offsetting and related arrangements for recognizing financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position. The amended guidance is effective for the Company on a retrospective basis commencing in the first quarter of 2014. The Company is currently evaluating the impact of this new guidance on its unaudited Condensed Consolidated Financial Statements.

In July 2012, the FASB issued ASU 2012-02, Intangibles-Goodwill and Other (Topic 350) - Testing Indefinite-Lived Intangible Assets for Impairment.  The ASU provides entities with an option to first assess qualitative factors to determine whether events or circumstances indicate that it is more likely than not that the indefinite-lived intangible asset is impaired.  If an entity concludes that it is more than 50% likely that an indefinite-lived intangible asset is not impaired, no further analysis is required.  However, if an entity concludes otherwise, it would be required to determine the Fair Value of the indefinite-lived intangible asset to measure the amount of actual impairment, if any, as currently required under GAAP. The ASU is effective for annual and interim impairment tests performed for fiscal years beginning after September 15,

2012.  Early adoption is permitted. The adoption of this pronouncement will not have a material impact on its financial statements.

NOTE 2     GOING CONCERN MATTERS

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying unaudited Condensed Consolidated Financial Statements, the Company incurred a net loss of $9,476,664 for the nine months ended September 30, 2012.  In addition, the Company had negative working capital of $20,849,055 and a total stockholders’ deficiency of $4,993,804 as of September 30, 2012.

In addition, the Company requires substantial additional capital to finance its planned business operations and expects to incur operating losses in future periods due to the expense of deploying the networks and related businesses that are the core of the Company’s businesses.  The Company has not realized material revenue since its commenced doing business in the telecommunications sector, and it is not without doubt that it will be successful in generating revenues in the future.

If the Company is not able to raise substantial additional capital in a timely manner, the Company may lose its rights to participate in one or more of its projects and may be forced to cease operations.

To attain profitable operations, management continues to focus its efforts on the deployment and operation of WBA networks and related businesses.  The Company typically contributes its technical expertise in deploying and operating WBA networks, as well as the capital required to deploy the networks, in exchange for its equity interest in each project.  The Company will continue to be dependent on outside capital to fund its operations for the foreseeable future.  Any financing obtained may further dilute or otherwise impair the ownership interest of the current stockholders.  If the Company fails to generate positive cash flows or fails to obtain additional capital when required, the Company could modify, delay or abandon some or all of its business plans.

The accompanying unaudited Condensed Consolidated Financial Statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 3     PREPAID EXPENSES

Prepaid expenses, at September 30, 2012 and December 31, 2011, are comprised of the following:

	September 30,	December 31,
	2012	2011
Prepaid taxes	$1,414,458	$1,256,423
Prepaid payroll taxes	4,020	53,936
Deferred charges	96,983	85,527
Purchase prepaid expenses	–	1,078,515
	$1,515,461	$2,474,401

NOTE 4     INVESTMENTS

Chinacomm Cayman

The Company entered into a Framework Agreement, which was superseded by the Gulfstream Subscription and Shareholders Agreement, whereby the Company, through its subsidiary, Gulfstream Seychelles, obtained an option to acquire up to a 49% equity interest in Chinacomm Cayman for a total purchase price of $196,000,000, of which the Company paid $5,000,000 during 2008.  The Gulfstream Subscription and Shareholders Agreement required the Company to make certain payments to CECT Chinacomm Communications, Co. Ltd. (“Chinacomm”) in accordance with a schedule set forth therein.  Those payments were to be utilized to deploy the Chinacomm Network (defined below).  The Company attempted to raise capital to make the required payments, but was unable to do so within the anticipated period.  However, there were numerous unfulfilled conditions precedent that Chinacomm was required to meet in order to cause Gulfstream Seychelles to pay more than it had during 2008 pursuant to the Gulfstream Subscription and Shareholders Agreement.  Meanwhile, the Company was unable to timely pay the vendors it had employed to continue work on the Chinacomm Network. At the time, the Company owed one vendor alone in excess of $47,000,000. Accordingly, the Company sought assistance from its President, Colin Tay, who was close to the senior management of Chinacomm, in an effort to find a way to keep the vendors working on the Chinacomm Network and provide more time for the Company to fund its acquisition once Chinacomm met its contractual conditions precedent to trigger such funding.

Trussnet Capital Partner (HK) Ltd. Transactions Related to Chinacomm Cayman

In February 2009, Trussnet Capital Partners (HK) Ltd. (“TCP”), a company wholly owned by the Company’s President, Mr. Tay, proposed to Chinacomm to enter into a substitute Subscription and Shareholders’ Agreement upon terms similar to the Gulfstream Subscription and Shareholders Agreement.  Based on Chinacomm’s prior relationship with Mr. Tay and additional benefits TCP was able to offer Chinacomm that the Company was not, Chinacomm entered into a substitute Subscription and Shareholders Agreement and Addendum thereto pursuant to which TCP obtained an option to acquire up to a 49% equity interest in Chinacomm Cayman (“TCP Subscription Agreement and Addendum”).  The additional benefits TCP was able to offer included negotiating extended payment terms with subcontractors who were performing services under a contract with Trussnet USA, Inc., a Delaware Company (“Trussnet Delaware”), to allow those services to continue and banking relationships whereby Chinacomm was able to obtain a $29 million operating loan from Hana Bank it needed as operating and development capital for the Chinacomm Network.  The purchase price for TCP’s 49% equity interest in Chinacomm Cayman was the same as in the Gulfstream Subscription and Shareholders Agreement, but the payment terms were improved and were expressly conditioned upon the renewal of the 3.5 GHz licenses for all 29 cities that were to be part of the Chinacomm Network.  In addition, if TCP was not able to meet the specific payment schedule described in the TCP Subscription Agreement, the TCP Subscription Agreement contained a provision that required the parties to reach a new payment schedule through amicable negotiations.  Like the Gulfstream Subscription and Shareholders Agreement, the TCP Subscription Agreement and Addendum contemplate that the amounts paid to subscribe to 49% of the stock of Chinacomm Cayman would be used towards deployment of the Chinacomm Network.

Pursuant to the TCP Subscription Agreement and Addendum, Chinacomm delivered a stock certificate in TCP’s name for 2,450,000,000 shares of Chinacomm Cayman stock (representing 49% of a total of 5,000,000,000 authorized shares).   Notwithstanding physical custody of the certificate by TCP, the TCP Subscription Agreement provided that the number of Chinacomm Cayman shares corresponding to the unpaid outstanding balance of the subscription price are “pledged” to Chinacomm Cayman and other parties to the TCP Subscription Agreement, and those parties are entitled to withdraw the pledged shares at their discretion if TCP fails to meet the payment schedule set forth in the TCP Subscription Agreement or any new payment schedule to which the parties agree.

On March 9, 2009, TCP sold the equity interest it purchased through the TCP Subscription Agreement and Addendum to the Company pursuant to an Asset Purchase Agreement, a TCP Note and a Pledge Agreement.

The TCP Note was amended and extended on several occasions.  On June 10, 2010, the Company issued 58,867,119 Series A common shares to TCP for the payment of $24,488,721 of interest and extension fees owed to TCP pursuant to the TCP Note, as amended.  These Shares were delivered in satisfaction of the amounts the Company owed to TCP at the time of the Share issuance.  Through September 30, 2011, in addition to issuance of Shares to TCP, the Company paid TCP $11,001,000 towards accrued interest and extension fees.  In addition, the Company paid TCP $2,750,000 towards reduction of the principal balance of the TCP Note.

During 2010, the Company paid $2.75 million into a Hong Kong bank account of Chinacomm Cayman, over which the Company exercised joint control with Chinacomm.  These funds were intended for use towards capitalizing Yunji Communications Technology (China) Co., Ltd. (“Yunji China”), a PRC Company to be formed.   However, Chinacomm informed the Company that, in order to activate Yunji China, changes had to be made to the Gulfstream Subscription and Shareholders Agreement and the TCP Subscription Agreement and Addendum whereby Chinacomm would have complete control of all bank accounts, revenues, capital expenses, operating expenses and the corporate seal (also known under Chinese business practices as a “chop”) of Yunji China.  The Company rejected Chinacomm’s proposal and refused to authorize the release to Yunji China of the funds held in the Chinacomm Cayman bank account.

The Company attempted to negotiate with Chinacomm to resolve the impasse, in order to continue its investment in Chinacomm Cayman for the continued deployment and operation of the Chinacomm network in 29 of the largest cities in China (“Chinacomm Network”).  Meanwhile, Chinacomm decided to deploy the Chinacomm Network independent of what the Company had designed for each of the first 12 cities in the Chinacomm Network and without the Company’s approval and over its objection.  Chinacomm unilaterally elected to deploy fully the Chinacomm Network in Beijing and Shanghai and to place less emphasis on deployment of the balance of the first 12 cities designed by the Company that were to become part of the Chinacomm Network.

The Company has not billed Chinacomm any amounts for the professional services it has provided to date, directly or through vendors, including Trussnet Delaware and Joinmax Engineering & Consultants (HK) Ltd. (“Joinmax”).  The Company has accounted for the costs of these professional services as research and development.  The Company did not expect to bill or collect these amounts until the Company capitalized Yunji China and Trussnet Gulfstream (Dalian) Co., Ltd (“Trussnet Dalian”), a PRC Company to be formed, to a level required for them to pay the Company’s invoices for the Company’s professional services rendered to Chinacomm in connection with the Chinacomm Network.  Yunji China was supposed to operate and service the Chinacomm Network, in exchange for a portion of the revenue generated by Chinacomm Cayman in connection with the Chinacomm Network.  Trussnet Dalian was supposed to lease to Yunji China equipment required in the deployment of the Chinacomm Network and provide technical and management services to Yunji China for the procurement, installation and optimization of the equipment utilized in the Chinacomm Network.

On April 4, 2011, the Company and TCP entered into an Assignment of Subscription Agreement and Cancellation of Promissory Note (“TCP Assignment and Cancellation Agreement”).  The material terms of the TCP Assignment and Cancellation Agreement are as follows:

1.  TCP assigned to the Company, without warranty, all of its right, title and interest in the TCP Subscription Agreement and Addendum.  The Company assumed all performance obligations of TCP, if any, under the TCP Subscription Agreement and Addendum.  To the extent consent to this assignment is required from any other party to the TCP Subscription Agreement and Addendum, TCP will continue to act as agent for the Company, as the Company directs.  In either event, the Company is responsible to insure that the obligations of TCP, as set forth in the TCP Subscription Agreement and Addendum, are met timely;

2.  except as set forth in the TCP Assignment and Cancellation Agreement, all existing rights and future obligations of both parties under the Asset Purchase Agreement, the TCP Note and the Pledge Agreement were cancelled and terminated.  Specifically, TCP waived entitlement to all past interest accrued, but unpaid, under the TCP Note and all future interest.  TCP returned the original TCP Note to the Company, marked “CANCELLED;” and

3.  the Company and TCP each released the other from any past breach or default, if any, either would be entitled to assert against the other relating to performance or non-performance of any obligation, or the accuracy of any representation or warranty contained in the TCP Assignment and Cancellation Agreement, the TCP Note or the Pledge Agreement.

As of December 31, 2011, Chinacomm Cayman was an inactive entity with no operating activities, except for contractual rights in the operation of the Chinacomm Network.  In addition, as of September 30, 2012, the Company evaluated for impairment the fair value of its investment in Chinacomm Cayman and determined that an impairment loss of $7,750,000 should be recognized.

Carrying value of the investment:

	September 30, 2012	December 31, 2011
Carrying value of the investment	$–	$–

Sino Crossings Joint Venture

On November 11, 2010, the Company entered into two related Subscription and Shareholder Agreements (collectively, “Sino Crossings Agreements”).  The first agreement is between three parties: (i) Shanghai Ying Yu Network Technology Ltd., a PRC limited liability company (“YYNT”); (ii) Azur Capital SDN BHD, a Brunei company (“Azur”); and (iii) the Company.  The second agreement is between Azur and the Company.  Under the Sino Crossings Agreements, the parties will each contribute certain defined resources in order to upgrade existing installed but unimproved by infrastructure equipment fiber optic cable located in China (“Sino Crossings Network”) with engineering services and equipment that will make it suitable for transmission of data and to charge market rate transport fees to telecommunications operators who use the lit fiber comprising the Sino Crossings Network.  On December 2, 2010, the Company issued 90,000 Series A common shares to Azur. The Company expects to utilize the fiber for the same purposes for its China based projects, but at a discount compared to amounts charged to third party telecommunication providers.  On December 2, 2011 the Company and Azur amended their agreement to require Azur to undertake additional duties. On that same date, the Company issued 150,000 additional Series A common shares to Azur. The Company will record its equity interest in the profit and loss of the operating company to be formed pursuant to the Sino Crossings Agreements once the entity is formed and operations commence.

On July 13, 2012, Azur served a Notice of Arbitration against the Company.  The claim was filed with the Hong Kong International Arbitration Centre and was brought pursuant to Article 3 of the United Nations Commission on International Trade Law Arbitration Rules for breach of the Sino Crossings Agreements.  The claim alleges that Azur suffered damages and losses due to breaches by the Company in implementing the terms of the Sino Crossings Agreements.  In the claim, Azur demanded acknowledgment of termination and a declaration of rescission of the Sino Crossings Agreements.  Further, it demanded indemnification by the Company for Azur’s claimed damages, including $2,000,000 Azur paid to YYNT.  On August 11, 2012, the Company responded to the allegations of Azur, asserted counterclaims against Azur, and named additional parties the Company requested be joined into the arbitration proceeding.  An arbitrator has been appointed, but there have been no rulings on the Company’s request to join additional parties or on any substantive matters.

The GBNC Network

On December 13, 2010, the Company and Golden Bridge Network Communications Co., Ltd

(“GBNC”) entered into a Subscription and Shareholder Agreement (“GBNC Agreement”).  Under the GBNC Agreement, each party is contractually obligated to contribute certain resources in order to deploy and operate a WBA network in China.  GBNC has WBA licenses in the 3.5GHz and 5.8 GHz bandwidth for potentially nine cities within the Fujian Province in China (“GBNC Network”).  GBNC currently holds WBA licenses in Fuzhou and Xiamen.  The Company will have a 49% ownership in the entities comprising its joint venture with GBNC, with the Company having majority control of each entity’s board of directors. The bylaws of each entity shall provide for joint signature on all bank accounts.  The Company is required to finance all capital and operating expenditures needed to complete the GBNC Network, which includes the deployment of at least 77 base transceiver stations (“BTS”) plus core equipment in Fuzhou and Xiamen.  GBNC has the right to submit applications to obtain additional WBA licenses in at least seven additional cities and/or regions throughout China.  GBNC also holds licenses to act as an internet service provider (“ISP”) in 26 cities and regions in China, and the right to apply for ISP licenses in additional cities and regions nationwide. On December 22, 2010, the Company issued 50,000 Shares valued at $1,010,000.  The value established was based on the closing Share price of the Company’s Shares as of the date the GBNC Agreement was signed.

GBNC has indicated it will not honor the terms of the GBNC Agreement. Specifically, GBNC maintains that GBNC should have control over bank accounts and decisions regarding capital expenditures. Based on the duration of the impasse between the Company and GBNC regarding these matters, the Company has determined it is appropriate to fully impair its $1,010,000 investment in the GBNC Agreement.

Carrying value of the investment:

	September 30, 2012	December 31, 2011
Carrying value of the investment	$–	$1,010,000

Acquisition of 75% Equity Interest in Herlong and its Subsidiaries Novi-Net and Montenegro Connect

On December 6, 2011, the Company entered into a Business Cooperation Agreement with Herlong Investments, Ltd. (“Herlong”) and others to acquire a 75% equity interest in Herlong and its operating subsidiaries, and its wholly owned operating subsidiaries, Novi-Net, d.o.o., a Croatia Company (“Novi-Net”), and Montenegro Connect, d.o.o., a Montenegro Company (“Montenegro Connect”).  The Republic of Croatia granted Novi-Net a nationwide license to provide WBA and related services.  The license grants the use of 63 MHz of radio frequency spectrum in the 3.5 GHz bandwidth to serve Croatia’s 4.5 million citizens.  Since 2006, Novi-Net has been providing WBA services in five counties in northern Croatia under a regional license.  Novi-Net currently owns a data center, a network core and 11 BTS to provide WBA and related services to approximately 1,500 subscribers.  Montenegro Connect holds a nationwide license in Montenegro, covering 40 MHz in the 3.5 GHz bandwidth.  Montenegro Connect is a “greenfield” operation with two BTS installed for testing purposes and no commercial operations or subscriber base.  In exchange for its 75% equity interest in Herlong, the Company will contribute all capital and operating expenditures necessary to deploy and operate the Novi-Net Network and the Montenegro Network until each of Novi-Net and Montenegro Connect attain a positive cash flow.

On April 2, 2012, the Company closed its acquisition of 75% of Herlong by paying a €500,000 (actual amount paid was $668,402 USD) down payment towards the total budgeted capital and operating expenses, plus credit for a €528,086 (approximately  $649,546 USD based on the exchange rate on the closing date) deposit on an initial equipment order placed with ZTE.  Herlong issued the Company 48,843 shares of its common stock, which represents 75% of Herlong’s total shares issued and outstanding. The Company has made additional payments toward its Herlong acquisition in the form of $500,000 additional down payment to ZTE as described in Note 16, Contingencies and Commitments, and in the form of $105,128 paid to Joinmax Engineering & Consulting Services (HK), Ltd. for shipping logistics services. The payments to ZTE and to Joinmax were in the form of liabilities relieved through assignment of those creditors’ receivables with the Company through assignment to Ironridge Global, IV, Ltd, also described in Note 16, Contingencies and Commitments.

Acquisition of 75% Equity Interest in Zapna

On April 3, 2012, the Company, through its subsidiary Gulfstream Seychelles, entered into and closed a Stock Purchase Agreement (“Zapna SPA”) with Omair Khan (“Kahn”), the sole shareholder of Zapna, ApS (“Zapna”), for the Company to acquire a 75% equity interest in Zapna.  Pursuant to the Zapna SPA, Khan transferred 75 shares of Zapna’s capital stock to Gulfstream Seychelles, which represented 75% of the total shares issued and outstanding, and the Company issued 66,667 Series A common shares to Alhamd Holding Company, a Danish Company Khan formed.

Zapna launched commercial service in Denmark in 2010 and has since rolled out service with partners in several countries including Sweden, Norway, Finland, Spain, Germany and Holland. Zapna offers solutions for telephony operators and subscribers (and adaptable to WBA operators and subscribers) including mobile application IP rights, prepaid and postpaid billing platforms, front end portals, administration modules, roaming, SMS and voice termination services, and products to deliver such services. Zapna’s products and services include distribution rights to a SIM overlay technology that provides subscribers access to reduced cost international long distance and roaming charges using their own mobile telephone. Zapna currently has 11 employees with headquarters in Denmark and a development team in Pakistan.

Allocation of Purchase Price of Herlong and Zapna Acquisitions

The Company acquired both Herlong and Zapna to expand its operations into Europe.

Both transactions were accounted for under the acquisition method of accounting, with the purchase price allocated based on the fair value of the individual assets and liabilities acquired as follows:

	Zapna	Herlong	Total
Cash	$60,536	$602,690	$663,226
Accounts receivable	1,188	471,438	472,626
Inventory	-	295,421	295,421
Prepaid expense	5,186	98,769	103,955
Property and equipment	-	246,117	246,117
Intangible assets	285,508	760,101	1,045,609
Accounts payable and accrued expenses	(85,751)	(305,221)	(390,972)
Note payable	-	(255,311)	(255,311)
Non-Controlling interest	(66,667)	(1,244,943)	(1,311,610)
Purchase price	$200,000	$669,061	$869,061

The above allocations are preliminary and subject to change. The preliminary purchase price allocated to goodwill is $285,508.

The operating results of both Herlong and Zapna are included in the accompanying consolidated statements of operations from the respective acquisition dates. Herlong’s and Zapna’s operating results from their respective acquisition dates to September 30, 2012 are as follows:

	Zapna	Herlong	Total
Revenue	$1,164,447	$438,840	$1,603,287
Cost of revenue	474,208	77,077	551,285
Gross profit	690,239	361,763	1,052,002
Operating expenses	117,034	709,916	826,950
Income (loss) from operations	573,205	(348,153)	225,052
Net income (loss)	$573,205	$(386,269)	$186,936

Acquisition of 75% Equity Interest in VN Tech

VN Tech has expertise, relationships and contracts to become a leading international manufacturer, integrator, and applications developer and patent holder for hydrogen and fuel cell power supply systems (“Fuel Cell Systems”) utilized in WBA networks. On April 1, 2011, the Company, VN Tech, and VN Tech’s sole shareholder Luo Hongye (“Luo”) entered into a Subscription and Shareholder Agreement (“VN Tech Original Agreement”).  Under the VN Tech Original Agreement, the parties were to form a series of entities including a Cayman Island parent company, a Hong Kong wholly owned subsidiary of the Cayman company, and a PRC wholly owned subsidiary of the Hong Kong company that also qualified as a wholly owned foreign enterprise (“WFOE”) under PRC law. The Company would subscribe to 51% and VN Tech PRC to 49% of the equity interest of the entities comprising the joint venture. VN Tech would assign to WFOE its tangible and intangible assets associated with Fuel Cell Systems, for which the Company would pay VN Tech 5 million of its shares of Series A Common Stock.

The parties subsequently formed the Hong Kong company contemplated under the VN Tech Original Agreement, VN Tech Investment, Ltd. (HK) (“VN Tech HK”).  The parties are in the process of forming the Cayman Island company under the name VN Tech Investment, Ltd., a Cayman Island Company (“VN Tech Cayman”).

On April 22, 2012, Gulfstream Seychelles and the Company entered into an Amended and Restated Subscription and Stockholder Agreement (“VN Tech A&R Agreement”) with VN Tech and Luo. Under the VN Tech A&R Agreement, the parties deem it no longer necessary to form a WFOE in connection with this transaction. Instead, VN Tech will become the wholly owned subsidiary of VN Tech HK, which in turn will become a wholly owned subsidiary of VN Tech Cayman. Under the VN Tech A&R Agreement, the Company’s equity interest in the entities comprising the joint venture is increased from 51% to 75% and Luo is subscribing to the remaining 25% in the entities directly, instead of through VN Tech.  Also under the VN Tech A&R Agreement, the consideration the Company is paying Luo (instead of VN Tech) is increased from 50,000 to 100,000 Series A common shares. The terms of the VN Tech A&R Agreement are otherwise similar, but not identical to, the VN Tech Original Agreement, which the VN Tech A&R Agreement supersedes entirely.

The VN Tech A&R Agreement became effective on April 22, 2012, when it was signed by all parties (“VN Tech Effective Date”).  The VN Tech Effective Date also constitutes the “Closing,” as that term is commonly understood in transactions of this nature.  All transfers of stock and other formalities described in the VN Tech A&R Agreement are considered contractual obligations subsequent and not conditions precedent to the rights and obligations of the parties contemplated in the VN Tech A&R Agreement.  On April 22, the Company issued 100,000 Series A common shares to Luo pursuant to the VN Tech A&R Agreement.

VN Tech recently completed an initial round of test trials commissioned by China’s largest mobile telephone operator, China Mobile Limited. China Mobile Limited has submitted a comprehensive report of the test trial results to key ministries of China’s Central Government. Meanwhile, China Telecom Company, China’s largest fixed line telephone operator, has also commissioned VN Tech to construct trial test sites in Beijing on its behalf. China’s Communications Standards Association has designated Luo to head the technical committee that will develop national standards and specifications in China for the use of hydrogen fuel cells in the telecommunication industry. After adoption, these standards will also be submitted to the Telecommunications Standards Sector of the International Telecommunication Union. Once operations commence, the financial statements of VN Tech will be consolidated with those of the Company.

NOTE 5     INTANGIBLE ASSETS

Intangible assets are comprised of software and other licenses, customer lists, workforce and goodwill and are amortized over the estimated life of three to ten years.  The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

For the three-month periods ended September 30, 2012 and 2011, the Company recorded amortization of $35,799 and $6,467 respectively, and for the nine-month periods ended September 30, 2012 and 2011, the Company recorded amortization of $45,969 and $16,637, respectively, as a charge to current period operations.

NOTE 6     ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities are comprised of the following:

	September 30, 2012	December 31, 2011
Accounts payable and accrued compensation	$12,011,153	$9,531,751
Accrued interest on indebtedness	723,313	514,977
	$12,734,466	$10,046,728

NOTE 7     CONVERTIBLE NOTES

Convertible notes as of September 30, 2012 and December 31, 2011 are comprised of the following:

	September 30,	December 31,
	2012	2011
10% Convertible Note Purchase Agreements (“Convertible Notes”) were due and payable December 31, 2008; accrued and unpaid interest was due at maturity; convertible note holder had the option to convert note principal together with accrued and unpaid interest to the Shares at a rate of $0.95 per Share. The Company is currently in default.	$80,000	$200,834
10% Amended and Restated Convertible Note Purchase Agreements (“Amended Convertible Notes”) were due and payable December 31, 2009, with interest payable at maturity. The Amended Convertible Notes were convertible into Shares at the lesser of: (i) $0.95 per Share; or (ii) 80% of the volume weighted average of the closing bid price for the Shares on the Over The Counter Bulletin Board quotation system (“OTCBB”) for the ten day period prior to the convertible note holder’s election to convert. The Company is currently in default.	218,923	218,923

Total	298,923	419,757
Less current maturities	(298,923)	(419,757)
Long term portion	$–	$–

The Company entered into the Convertible Notes dated February 12, 2008 with accredited investors during the year ended December 31, 2008 for the issuance of an aggregate of $35,501,482 of Convertible Notes.  The Convertible Notes accrue interest at 10% per annum, payable at maturity, and were due on December 31, 2008.  The holder of a Convertible Note had the option to convert any unpaid note principal and accrued interest to Shares at a rate of $0.95 per Share.  The convertibility feature of the Convertible Note expired at maturity.  The effective interest rate at the date of inception was 421%.

In accordance with ASC subtopic 470-20, “Debt; Debt With Conversion And Other Options,” the Company recognized an imbedded beneficial conversion feature present in the Convertible Notes.  The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  The Company recognized and measured an aggregate of $27,060,987 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes.  The debt discount attributed to the beneficial conversion feature is amortized ratably to operations as interest expense over the term of the Convertible Notes.

Since the Company’s date of inception through September 30, 2012, the Company amortized $39,629,290 as interest expense.  For the nine-month periods ended September 30, 2012, and 2011 the amortization was $0 and $0, respectively.

The Company also entered into the Amended Convertible Notes, dated November 17, 2008, with numerous Convertible Note holders for the modification of certain terms and conditions contained in the previously issued Convertible Notes.  The Company issued an aggregate of $20,979,572 in Amended Convertible Notes in exchange for $17,389,776 of previously issued Convertible Notes, for a 20% inducement premium and accrued interest. The Amended Convertible Notes accrue interest at 10% per annum, payable at maturity and were due on December 31, 2009.  The Amended Convertible Note holders had an option to convert any unpaid note principal and accrued interest to Shares at the lesser of: (i) $0.95 per Share; or (b) 80% of the volume weighted average of the closing bid price for the Shares on the OTCBB for the ten-day period prior to the convertible note holder’s election to convert. The convertibility feature of the Amended Convertible Notes expired at maturity. The effective interest rate at the date of inception was 304%.

The Company's identified embedded derivatives related to the Amended Convertible Notes.  These embedded derivatives included certain conversion features.  The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Amended Convertible Note and to fair value as of each subsequent balance sheet date.  At the inception of the Amended Convertible Notes, the Company determined a fair value $14,083,386 of the embedded derivative.  The fair value of the embedded derivative was determined using the Black Scholes Option Pricing Model based on the following assumptions:  dividend yield: -0-%, volatility 144.76%, risk free rate: 1.08%, expected term of four hundred and nine days.

NOTE 8     NOTES PAYABLE

Notes payable at September 30, 2012 and December 31, 2011 were comprised of the following:

	September 30,	December 31,
	2012	2011
Note payable, due 9/15/2010, with monthly payments of $3,769 including interest, secured by financed equipment (currently in default)	$35,488	$35,488
Note payable, due 1/22/2010, with monthly payments of $10,901 including interest at 14%, secured by equipment (currently in default)	–	41,420
Note payable, due 2/15/13, secured by equipment; interest at LIBOR (at rate of 0.7799% at December 31, 2011) plus 2.5% per annum with three semi-annual principal payments of beginning 2/5/12	3,624,888	3,624,888
Note payable, dated February 24, 2012 is unsecured, due on February 24, 2013 and accrues interest at 10% per annum	684,210	–
Note payable, dated April 12, 2012 is unsecured, due on April 12, 2013 and accrues interest at 10% per annum	202,105	–
Note payable, dated July 26, 2006 is due on October 1, 2016 and accrues interest at 8% per annum	65,874	–
Note payable, dated February 1, 2012 is due on March 1, 2015 and accrues interest at 8.7% per annum	112,977	–
Note payable, dated September 2, 2010 is secured by an automobile, due on August 15, 2015 and accrues interest at 10.45% per annum	7,779	–
Note payable, dated December 30, 2010 is secured by an automobile, due on February 1, 2014 and accrues interest at 8.8% per annum	20,335	–
Line of Credit Loan Agreement and Promissory Note (“First Note”), due 12/31/11, unsecured, interest at 10% per annum. Although the credit limit under the First Note was $5,000,000 and the due date of the First Note was December 31, 2011, Isaac Organization, Inc. (“Isaac”) advanced funds to the Company in excess of the credit limit, including advances made after the due date of the First Note	6,429,560	6,289,474
Total	11,183,216	9,991,270
Less current maturities	(11,024,956)	(7,598,569)
Long term portion	$158,260	$2,392,701

Isaac First Line of Credit Promissory Note

On July 1, 2011, the Company entered into a Line of Credit Loan Agreement and Promissory Note (“First Note”) with Isaac. In the First Note, the Company may borrow up to $5.0 million pursuant to funding requests from the Company.  For each funding request, Isaac retains 5% of the amount requested (“Holdback”) as a set-up fee and compensation for Isaac’s due diligence.  Each Holdback is added to the principal balance and accrues interest along with the amount disbursed and outstanding from time to time.  Amounts borrowed pursuant to the First Note bear simple interest at the rate of ten percent per annum.  Interest on the unpaid balance of the amounts borrowed accrue monthly, but is not due until the principal balance of the First Note is due.  The principal balance borrowed became due and payable on December 31, 2011.  As of December 31, 2011, the principal and interest owing on the First Note was $6,289,474.

Isaac Extension Agreement of First Note, and Second Line of Credit Promissory Note

On February 23, 2012, the Company entered into the following two agreements with Isaac: (i) Agreement to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, Cancel Stock Purchase Agreement, and Grant Option in VN Tech Agreement (“Extension Agreement”); and (ii) a Second Line of Credit Loan Agreement and Promissory Note (“Second Note”).

In entering into the Extension Agreement, the parties agreed to extend the due date of the First Note to June 30, 2012 and to increase the credit limit under the First Note to reflect the total amount borrowed, namely $6,385,000 disbursed, plus the Holdback fees totaling $336,053, for a total principal balance of $6,721,053.  Interest in the amount of $332,794 had accrued on the principal balance, for a total amount due as of February 23, 2012 of $7,053,847 (“Pre-Extension Total Amount Due”).  In the Extension Agreement, the principal balance of the First Note is increased to $7,425,102 (“Increased Principal Balance”), representing the Pre-Extension Total Amount Due plus an additional 5% Holdback fee of $371,255.  Interest accrues on the Increased Principal Balance at the rate of 10% per annum.

The Extension Agreement grants Isaac an option to, at any time, convert all or any portion of the balance of principal and interest due under the First Note to Shares in favor of Isaac or any of its assigns.  The details of the conversion feature are to be agreed when the Company has additional authorized Shares available for issuance (this convertibility feature has been eliminated pursuant to an Amended and Restated Loan Agreement between the parties dated April 25, 2012).

The Extension Agreement also grants Isaac an option to acquire the Company’s 51% joint venture interest in its agreement with VN Tech. The Extension Agreement provides that the price of Isaac’s option is to be determined based on Isaac’s due diligence and a mutually agreed valuation of the VN Tech joint venture.  If Isaac exercises its option to acquire the Company’s 51% interest in VN Tech, the agreed value of that interest will be treated as an offset to the amount otherwise due under the First Note. Isaac’s option to acquire the Company’s interest in VN Tech has been eliminated pursuant the Amended and Restated Loan Agreement between the parties dated April 25, 2012.

In the Second Note, the Company promises to pay to the order of Isaac up to the principal sum of $7,368,421, or so much thereof as may be disbursed to, or for, the benefit of the Company by Isaac, in Isaac’s discretion and subject to Isaac’s approval of budgets identifying the Company’s proposed use of each funding request.  For each funding request, Isaac will retain a 5% Holdback as a set-up fee and compensation for Isaac’s due diligence. Each Holdback will be added to the principal balance and accrues interest along with the amount disbursed and outstanding from time to time. The total potential amount to be disbursed, net of the Holdback fees, is $7,000,000.  Amounts borrowed pursuant to the Second Note bear simple interest at the rate of 10% per annum.  Interest will be calculated based on the principal balance, as may be adjusted from time to time to reflect additional advances and/or partial repayments made on the Second Note.  Interest will accrue, but shall not be due, until the principal balance is due on December 31, 2012.

Isaac Amended and Restated Loan Agreement

On April 25, 2012, the Company entered into an Amended and Restated Loan Agreement (“Isaac A&R Loan Amendment”) with Isaac.   The Isaac A&R Loan Amendment supersedes the terms of the Extension Agreement with Isaac described above. Under the Isaac A&R Loan Agreement, the First Note is cancelled and substituted for fourteen promissory notes in the principal amount of $500,000.00 each (“Amended Isaac Note #1 through Amended Isaac Note #14,” respectively), plus one promissory note in the amount of $425,102 (“Amended Isaac Note #15”).  The maturity date of the Amended Isaac Note #1 is April 30, 2012, and the maturity date of each succeeding Amended Isaac Note #2-#15 is the 15th day and the last calendar day of each month in succession after April 30, 2012.  Interest accrues on each Amended Isaac Notes at 10% per annum from February 23, 2012.  The Company may prepay any of the Amended Isaac Notes in whole or in part prior to their maturity date without penalty.

The A&R Loan Agreement confirms the cancellation of the previous stock purchase agreements between the Company and Isaac, as amended, remain cancelled.  All other terms of the Extension Agreement that are not consistent with the Isaac A&R Loan Agreement are of no further force and effect.  The A&R Loan Agreement recites that it has no effect on the Second Note also entered into between the Company and Isaac on February 23, 2012.

On April 27, 2012, the Company issued 336,932 Shares in settlement of Note #1, consisting of a pay-off of $500,000 and accrued interest of $8,767.

On June 13, 2012, the Company issued to Isaac 606,127 Shares in settlement of Note #2, consisting of a pay-off of $500,000 and accrued interest of $15,205.

During the three months ended September 30, 2012, the Company issued to Isaac 3,674,157 Shares in settlement of Note #3, consisting of a pay-off of $125,000 and accrued interest of $1,423.

Kevin J. Morrell Revocable Trust Promissory Note

On February 24, 2012, the Company entered into a Promissory Note with the Kevin J. Morrell Revocable Trust in the principal amount of $684,210 (“Morrell Note”). The disbursement amount of the Morrell Note is $650,000. Morrell will retain from the Morrell Note a 5% Holdback as a set-up fee and compensation for Morrell’s due diligence. The difference between the disbursement amount and the principal amount represents a 5% Holdback fee, as a set-up fee and compensation for Morrell’s due diligence. The maturity date of the Morrell Note is February 24, 2013. The Company may prepay the Morrell Note in whole or in part prior to its maturity date without penalty. The Morrell note bears interest on the unpaid principal balance at 10% per annum.

Line of Credit Promissory Note with David S. McEwen

On April 26, 2012, the Company entered into a Line of Credit Promissory Note with David S. McEwen (“McEwen Note”) in the principal amount of $1,052,631.50. The disbursement amount of the McEwen Note is up to $1,000,000. McEwen will retain from each disbursement a 5% Holdback as a set-up fee and compensation for McEwen’s due diligence. The difference between the disbursement amount and the principal amount represents the 5% Holdback. The maturity date of the McEwen Note is April 25, 2013. The Company may prepay the McEwen Note in whole or in part prior to its maturity date without penalty. The McEwen Note bears interest on the unpaid principal balance at 10% per annum.

Contemporaneously with the execution of the Morrell Note, the Company entered into a Second Note in favor with Isaac. The Second Note with Isaac provides that the Company and Isaac agree to add a conversion feature granting Isaac an option to convert all or a portion of the balance of the principal and interest due under the Second Note with Isaac to Shares. The details of the conversion feature will be agreed to between the parties when the Company has additional authorized Shares available for issuance. Upon such amendment or substitution of the Second Note with Isaac, the Company agreed to amend or substitute the Morrell Note with a promissory note containing identical conversion features to the Second Note with Isaac.

Line of Credit Promissory Note with Weal Group, Inc.

On March 5, 2012, the Company entered into a Line of Credit Promissory Note with Weal Group, Inc. (“Weal”) in the principal amount of $1,052,632 (“Weal Note”).  The disbursement amount of the Weal Note is $1,000,000,000.  Weal retains a 5% Holdback fee, as a set-up fee and compensation for Weal’s due diligence.  The difference between the disbursement amount and the principal amount represents the Holdback fee.  The maturity date of the Weal Note is March 5, 2013.  The Company has the right to prepay the Weal Note in whole or in part prior to its maturity date without penalty.  The Weal Note bears simple interest on its principal amount at 10% per annum.

The Weal Note provides a conversion feature granting an option to convert all or a portion of the balance of principal and interest due under the Weal Note to Shares.  The details of the conversion feature will be agreed to between the parties to the Weal Note when the Company has additional authorized Shares available for issuance and when Isaac and the Company have agreed to a conversion feature as to the Second Note with Isaac.  Weal will have the same option to convert that Isaac will have when it is agreed to between the Company and Isaac with respect to the Second Note with Isaac.  Upon that agreement, the parties to the Weal Note will enter into an amendment to reflect the agreed upon conversion feature.

NOTE 9     NOTES PAYABLE, OTHER

During the year ended December 31, 2009, three judgments were entered against the Company relating to certain Convertible Notes in default.  The judgments are accruing interest at rates between 3.6% and 10% per annum.  Accordingly, the carrying value of the Convertible Notes, accrued interest and legal fees on the judgments are recorded at $882,858 and $768,875 as of September 30, 2012 and December 31, 2011, respectively.  The principal balance of the three judgments totaled $829,893 as of September 30, 2012 and December 31, 2011.

NOTE 10     DERIVATIVE FINANCIAL INSTRUMENTS

The Company's derivative financial instruments consisted of embedded derivatives related to the Amended Convertible Notes.  The embedded derivatives included certain conversion features.  The accounting treatment of derivative financial instruments required that the Company record the derivatives at their fair values as of the inception date of the Amended and Restated Convertible Note Purchase Agreements (estimated at $821,946) and at fair value as of each subsequent balance sheet date.  Any change in fair value was recorded as non-operating, non-cash income or expense at each reporting date.  If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge.  If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.  At September 30, 2012, the conversion-related derivatives were valued using the Black Scholes Option Pricing Model, with the following assumptions: dividend yield of 0-% annual volatility of 206% and risk free interest rate of 0.5% and recorded non-operating gain of $14,714 representing the change in fair value from December 31, 2011.  The derivatives were classified as short-term liabilities.  The derivative liability at September 30, 2012 and December 31, 2011 was $206,200 and $220,914, respectively.

NOTE 11     NON-CONTROLLING INTEREST

The following table summarizes the changes in Non-Controlling Interests:

	Vela Tel Peru	Herlong		Zapna		Total
Balance as of December 31, 2011	$(139,816)	$		$		$(139,816)
Purchase of non-controlling interest through acquisition	–		1,244,943		66,667	1,311,610
Period loss applicable to non-controlling interest for the period ended September 30, 2012	(53,797)		(96,567)		143,301	(7,063)
Balance as of September 30, 2012	$(193,613)		$1,148,376		$209,968	$1,164,731
Non-Controlling interest percentage	5%		25%		25%

NOTE 12     MANDATORY REDEEMABLE SERIES B COMMON STOCK

As of September 30, 2012, Company has issued and outstanding 10,000,000 shares of its Series B Common Stock, with $0.001 par value.  The general attributes of the Company’s Series B Common Stock are:

Voting Rights

Each share of Series B Common Stock is entitled to ten votes in all matters for any action that the Series A Common Stock shareholders are entitled to vote.

Non Participatory

The Series B Common Stock does not participate in any declared dividends for any class of stock.

Transferability

The consent of 80% of the issued and outstanding shares of the Company’s Series B Common Stock shareholders is required in order to sell, assign or transfer any shares of the Company’s Series B Common Stock to any third party, or to grant proxies or voting rights with respect to shares of the Company’s Series B Common Stock, except for any proxies granted to George Alvarez relating to the Company’s Series B Common Stock.

Mandatory Redemption

The Series B Common Stock will be redeemed in 2023 at par value $0.001 per share and is, therefore, classified outside of equity for reporting purposes.  The balance at September 30, 2012 was $5,718 which is the deemed fair value of Series B Common Stock.

Series B Stock Issuance to Officers of the Company

On July 18, 2012, the Company issued a total of 661,817 Series B Shares to three officers of the Company as follows: (i) Executive Vice President Legal, General Counsel and Secretary, Kenneth L. Waggoner, 220,605 Series B Shares; (ii) Chief Financial Officer, Carlos Trujillo, 220,606 Series B Shares; and (iii) Vice-President of Mergers & Acquisitions, Kenneth Hobbs, 220,606 Shares. On September 20, 2012 the Company issued 8,000,000 Series B Shares to the Company’s President, Colin Tay.

NOTE 13     STOCKHOLDERS’ DEFICIENCY

As of September 30, 2012, the Company was authorized to issue 1 billion Series A common shares, of which there were 44,517,655 Series A common shares issued and outstanding.

The Company issued Series A common shares for the nine months ended September 30, 2012 as follows:

In January 2012, the Company issued 148,312 Series A common shares in settlement of accounts payable in the amount of $1,000,341.

In January 2012, the Company issued 8,163 Series A common shares in exchange for convertible debentures and related interest in the amount of $ 77,063.

In February 2012, the Company issued 835,976 Series A common shares in settlement of accounts payable in the amount of $3,642,235. These amounts include the issuance of 451,988 Shares totaling $1,628,270 for compensation to independent contractors.

In March 2012, the Company issued 285,646 Series A common shares totaling $848,369 in settlement of accounts payable attributable to compensation to independent contractors.

In March 2012, the Company issued 8,163 Series A common shares in exchange for convertible debentures and related interest in the amount of $77,063.

In March 2012, the Company issued 63,489 Series A common shares totaling $196,815 in settlement of notes payable to a related party.

In April 2012, the Company issued 336,932 Series A common shares in exchange for the conversion of a note payable and related interest in the amount of $508,767.

In April 2012, the Company issued 30,214 Series A common shares totaling $67,679 in settlement of accounts payable.

In April 2012, the Company issued 66,667 Series A common shares totaling $200,000 in connection with the purchase of Zapna.

In April 2012, the Company issued 100,000 Series A common shares totaling $224,000 in connection with its investment in VN Tech.

In May 2012, the Company issued 328,278 Series A common shares totaling $731,819 in settlement of accounts payable attributable to independent contractors.

In June 2012, the Company issued 184,311 Series A common shares totaling $211,958 in settlement of accounts payable.

In June 2012, the Company issued 606,124 Series A common shares in exchange for the conversion of a note payable and related interest in the amount of $515,205.

In June 2012, the Company issued 892,762 Series A common shares totaling $1,278,635 in settlement of accounts payable attributable to compensation to independent contractors.

In July 2012, the Company issued 1,170,000 Series A common shares in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

In August 2012, the Company issued 531,085 Series A common shares in exchange for the conversion of a note payable and related interest in the amount of $44,877.

In August 2012, the Company issued 8,354,081 Series A common shares totaling $701,743 in settlement of accounts payable attributable to compensation to independent contractors.

In September 2012, the Company issued 2,225,000 Series A common shares in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

In September 2012, the Company issued 3,143,072 Series A common shares in exchange for the conversion of notes payable and related interest in the amount of $81,546.

In September 2012, the Company issued 6,293,544 Series A common shares in settlement of notes payable to a related party and interest in the amount of $157,968.

In September 2012, the Company issued 12,233,719 Series A common shares totaling $486,902 in settlement of accounts payable attributable to compensation to independent contractors.

The restricted Shares issued to the aforementioned entities and individuals relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, based on the knowledge possessed by those entities or individuals regarding the Company’s operations and financial condition and their experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these Shares. The Series A common shares issued to Ironridge are exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

2011 Stock Option and Incentive Plan

On May 10, 2011, the Company adopted the "China Tel Group, Inc. 2011 Stock Option and Incentive Plan" ("2011 SOP").  The Company did so pursuant to a resolution of the Company’s Board of Directors and pursuant to a majority written consent of the shareholders of the Company’s Common Stock.  It was implemented pursuant to a Definitive Information Statement filed with the SEC and mailed to the shareholders of the Company.  The material terms of the 2011 SOP are as follows:

1.  The 2011 SOP is to be administered by the Company's Board of Directors or a committee of the Board, including a committee consisting of two or more non-employee directors to the extent required under applicable laws or rules of any stock exchange on which the Company's Shares are listed (any administrator, “the Committee");

2.  An award under the 2011 SOP may consist of incentive stock options, non-statutory stock options, restricted stock awards, unrestricted stock awards, performance stock awards, or stock appreciation rights, with the amount and type of any award at the discretion of the Committee;

3.  Eligible recipients under the 2011 SOP are all employees, officers, directors, consultants or advisors of the Company or any of its subsidiaries;

4.  The maximum number of Shares available for issuance under the 2011 SOP is 750,000, no more than 300,000 of which may be awarded other than as options or stock appreciation rights, and no more than 500,000 of which may be awarded to any one participant in any one taxable year of the Company.  Shares issued pursuant to an award reduce the maximum Shares remaining available for issuance under the 2011 SOP; however, Shares that are subject to any award that subsequently lapses, expires or is forfeited automatically become available for re-issuance.  In the event of any reorganization, merger, stock dividend, or stock split, the Committee may adjust the number or kind of securities available for issuance or payment under the 2011 SOP to avoid dilution or enlargement of the rights of participants under any prior award;

5.  The exercise price of any stock option must be at least 100% of the fair market value of a Share on the date of grant (110% with respect to an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company).  Vesting and duration of any option is at the Committee's discretion up to a maximum of 10 years duration (5 years in the case of an incentive option to a participant with more than 10% voting power as described above).  Payment of the purchase price upon exercise of any option is to be in cash, except the Committee may accept payment through a broker exercise notice, a net share payment, or other any other form of payment acceptable to the Committee;

6.  Upon a participant's separation from employment or other service with the Company or subsidiary, certain unvested or unexercised rights with respect to prior awards outstanding under the Plan will terminate immediately or within three months following such separation, depending upon the type of award and the reason for separation; and

7.  The 2011 SOP is non-exclusive and does not limit the power or authority of the Company’s Board of Directors (“Board”) to adopt, modify or terminate the 2011 SOP or such additional compensation arrangements as the Board may deem necessary or desirable.  The 2011 SOP supersedes and replaces entirely the Company's 2008 SOP.  The 2011 SOP terminates by its terms on December 31, 2020, unless earlier terminated by action of the Board, provided that awards outstanding upon termination may continue to be exercised, or to become free of restrictions, according to their terms.

On July 15, 2011, the Company issued 375,000 options to purchase Shares at an exercise price of $13.00 per Share.  The options were issued to eligible recipients under the 2011 SOP.  All options were fully vested upon issuance and constitute non-statutory options under the terms of the 2011 SOP.

The following is a summary of stock option activity:

		Weighted	Weighted
		Average	average
	Options	Exercise	remaining	Aggregate
	outstanding	Price	contractual life	Intrinsic Value
Outstanding, December 31, 2011	375,000	$13.00	9.55	$–
Granted	–	–		–
Forfeited	–	–		–
Exercised	–	–		–
Outstanding, September 30, 2012	375,000	$13.00	8.80	$–

Exercisable, September 30, 2012	375,000	$13.00	8.80	$–

NOTE 14     WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the Series A common shares issued to non-employees of the Company.  These warrants were in connection with the sale of the Company’s Series A common shares.

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$21.00	265,453	2.75	$21.00	265,453	$21.00
$21.00	344,887	3.25	$21.00	344,887	$21.00
$21.00	37,732	3.50	$21.00	37,732	$21.00
$21.00	102,279	3.75	$21.00	102,279	$21.00
$20.00	301,168	2.00	$20.00	301,168	$20.00
$18.00	86,444	2.25	$18.00	86,444	$18.00
	1,137,963			1,137,963

The assumptions used in calculating the fair value of warrants granted using the Black-Scholes option pricing model for options granted are as follows:

Risk free interest rate	2.00%
Expected life of the options	5 years
Expected volatility	139%
Expected dividend yield	0%

Transactions involving warrants are summarized as follows:

Weighted
Average
	Number of	Price
	Shares	Per Share
Outstanding at December 31, 2011	1,137,963	$20.51
Issued	–	–
Exercised	–	–
Canceled or expired	–	–
Outstanding at September 30, 2012	1,137,963	$20.51

NOTE 15     RELATED PARTY TRANSACTIONS

The Company has the following material related party transactions:

	September 30,	December 31,
	2012	2011
Note payable dated April 15, 2009, non-interest bearing, due on demand, unsecured	$473	$25,000
Note payable dated February 24, 2012, 10% per annum interest, payable upon demand	77,132	–
Note payable dated May 20, 2009, 8% per annum interest, due December 1, 2009, unsecured, currently in default	200,000	200,000
Note payable dated April 1, 2009, 8% per annum interest, due originally October 1, 2009, unsecured, currently in default	100,000	100,000
Note payable dated July 1, 2009, 8% per annum interest, due March 17, 2010, currently in default	100,000	100,000
Line of Credit Promissory Note, due 3/13/13, unsecured, interest at 10% per annum	662,617	–
Total	$1,140,222	$425,000

Accrued interest, as of September 30, 2012 and December 31, 2011, due to related parties was $121,560 and $83,778, respectively.

Advances from Officers and Related Parties

Officers of the Company or its subsidiaries have advanced certain operating expenses, including business travel, which is non-interest bearing and expected to be repaid within 12 months:

	September 30,	December 31,
	2012	2011
Advances to VelaTel	$19,765	$244,517
Advances to Gulfstream Seychelles	40,130	40,740
Advances to VelaTel Peru	91,365	470,618
	$151,260	$755,875

In addition, the Company owed officers and related parties $612,469 and $237,268 as of September 30, 2012 and September 30, 2011, respectively, that are included in the Company’s accounts payable.

Agreements with Related Parties

The Company is or has been a party to agreements with the following related parties:

Trussnet Capital Partners (HK), Ltd.

The Company acquired its option to purchase a 49% equity interest in Chinacomm Cayman from TCP, of which Colin Tay is the sole director and stockholder.  The purchase was on terms and conditions that are the same as those that would result from arm’s-length negotiations between unrelated parties.  Mr. Tay abstained from voting as a member of the Company’s Board of Directors in connection with this transaction, including all amendments thereto.

On June 10, 2010, the Company issued 58,867,119 Shares to TCP for the payment of $24,488,721 of interest and fees owed to TCP under the Fourth Amendment issued by the Company to TCP.  (See Note 4 for further information related to this subject.)

NOTE 16     COMMITMENTS AND CONTINGENCIES

Threatened and Actual Legal Proceedings

As of September 30, 2012, the Company is subject to the following legal proceedings which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of these matters should not have a material adverse effect on its financial position, results of operations or liquidity.

The Fischer Litigation

On May 22, 2009, a complaint was filed by Michael Fischer (“Fischer”) naming the Company as a defendant in the United States District Court for the Central District of California.  The complaint alleged a claim for breach of contract relating to the Company’s default under a Convertible Note entered into by the Company with Fischer.  The complaint requested damages of $1,000,000 plus interest at the rate of 10% per annum, court costs and attorneys’ fees.  Fisher obtained a judgment against the Company in the amount of $1,036,000.  Effective December 31, 2010, the Company settled the case for $960,000 pursuant to a settlement agreement.  Fischer is to receive payments of $80,000.00 per month for 12 months pursuant to the settlement.  Through the date of this Report, the Company has paid $560,000.  The Company intends to complete its settlement payments to Fischer when sufficient funds to do so become available.

The Gomez Litigation

On July 17, 2009, a complaint was filed against the Company by Edgar Pereda Gomez (“Gomez”) in the Superior Court for the State of California, County of San Diego, Case No. 37-2009-00094247-CU-BC-CTL.  The complaint alleged a claim for breach of contract arising from the Company’s default under a

Convertible Note entered into by the Company with Gomez and sought damages in amount of $525,000 plus interest and costs.  The Company entered into a Stipulation for Entry of Judgment to resolve this litigation.  The Stipulation for Entry of Judgment provides for entry of a judgment in the amount of $525,000 plus interest and costs against the Company.  Effective December 31, 2010, the Company settled this case for $683,892.71. Commencing April 15, 2011, Gomez received $113,982.12 per month and was supposed to receive the same amount of the 15th of the following five months pursuant to the settlement.  Thus far, the Company has made four of the six settlement payments to which Gomez is entitled.  The Company intends to complete its settlement payments to Gomez when sufficient funds to do so become available.  Gomez is undertaking efforts to collect the unpaid balance of the settlement.

The Olaechea Litigation

On December 13, 2010, a complaint was filed against the Company by Estudio Olaechea SOC. Civil DE R.L., a Peruvian business entity, in the Superior Court for the State of California, County of San Diego, Case No. 37-2010-00105897.  The complaint alleges a breach of contract arising from the Company’s default under a Promissory Note dated August 24, 2010 in the principal amount of $149,469.26.  The Company stipulated to a judgment, which was entered on July 13, 2011, in the amount of $161,508.56.  The judgment, however, left unresolved how much attorneys’ fees were to be awarded to Olaechea.  Subsequently, the parties agreed to an amended judgment, which became effective on August 30, 2011.  The amended judgment resolved the remaining issue of the amount of attorneys’ fees by agreeing to the amount of $25,000 for attorneys’ fees, which yielded a total judgment amount of $188,411.31.  As of the date of this Report, the Company has paid $47,500 of the amended judgment and owes the remaining balance.  Estudio Olaechea is undertaking efforts to collect on the unpaid balance of the amended judgment.

The Chinacomm Litigation

On November 18, 2011, the Company, along with TCP (“Plaintiffs”), commenced litigation against Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Smart Channel Development Limited, Mong Sin, Qiu Ping, Yuan Yi, Chinacomm and CECT Chinacomm Shanghai Co. Ltd. (“Defendants”) in The High Court of the Hong Kong Special Administrative Region, Court of First Instance, Action No. 1978 of 2011 (“Chinacomm Litigation”).

The Chinacomm Litigation arises out of the breach of numerous agreements between the Plaintiffs and some of the Defendants, including, but not limited to, the Framework Agreement and Subscription and Shareholders Agreements, related to the joint venture between the parties to those agreements for the deployment of the Chinacomm Network. In addition, the Chinacomm Litigation arises out of the deceitful representations by certain of the Defendants in connection with the issuance of licenses by applicable regulatory agencies in the PRC for the operation of the Chinacomm Network. Finally, the Litigation involves the unauthorized removal of Colin Tay as an authorized signatory to a joint bank account Chinacomm Cayman has with Standard Chartered Bank (HK) Limited “(Standard Chartered”), one of three Standard Chartered bank accounts in the name of Chinacomm Cayman (“the Standard Chartered Accounts”) and into which the Plaintiffs deposited $4,749,599. The Chinacomm Litigation seeks injunctive relief, compensatory damages of: (i) loss of profits; (ii) restitution; (iii) reinstatement of any funds taken from the Standard Chartered Accounts; (iv) an accounting of any funds taken from the Standard Chartered Accounts; (v) damages for the amounts the Company spent on: (a) a Request for Proposal; (b) the development of a WBA Deployment Guide Book which includes the specifications for the design and market for each of the 12 cities comprising Phase 1 of the Chinacomm Network, equipment testing and procurement, deployment, office planning and staffing; (c) site acquisition to be utilized in connection with the 12 Phase 1 cities; (d) radio frequency engineering; (e) the architectural and engineering work for each of the 12 Phase 1 cities; and (v) court costs, and further and other relief as the Court may deem appropriate.

On November 18, 2011, the High Court issued an ex parte order granting the Plaintiffs’ application for injunctive relief, ordering that Chinacomm Limited, Thrive Century International Limited, Newtop

Holdings Limited, Qiu Ping and Yuan Yi be restrained until further order of the High Court from: (i) dealing in the Standard Chartered Accounts; (ii) incurring any liability, creating charges, mortgages, encumbrances or liens to the detriment of Chinacomm Cayman; (iii) transferring or changing the existing shareholdings or proceeding with deregistration or dissolution of Chinacomm Cayman; and (iv) disposing of any fixed or current assets of Chinacomm Cayman. In addition, the High Court ordered Qiu Ping, the President of Chinacomm and CECT Chinacomm Shanghai Co. Ltd., and Yuan Yi, the Chairman of the board of directors of these two companies, from disposing of or otherwise dealing with these companies’ assets locally or worldwide for purposes of the orders in the amount of $4,749,599. In addition, the High Court ordered Chinacomm, Qiu Ping and Yuan Yi to disclose all relevant information related to the Standard Chartered Accounts within seven days of the aforementioned orders (collectively, the orders referred to herein as “Injunction Orders”). The Injunction Orders were to remain in effect until November 25, 2011. On November 25, 2011, the Injunction Orders were continued by the High Court until further order of the High Court.

On April 11, 2012, the High Court rejected the Defendants’ application for withdrawing a sum HK$100,000 from the Standard Chartered Accounts for their legal costs and continued the Injunction Order in effect pending further order of the High Court.

In June, 2012, the Plaintiffs discovered that a sum of $4.5 million of the deposited funds in the Standard Chartered Accounts had been transferred by Qiu Ping of Chinacomm Cayman into a personal bank account with the DBS Bank (HK) Limited of another board member of Chinacomm, Feng Xiao Ming. The Plaintiffs joined Feng Xiao Ming as a Defendant and obtained worldwide injunction against him up to the limit of $4.5 million.

On July 19, 2012, there was a hearing to determine whether the Injunction Orders should remain in place pending the outcome of the litigation, a motion having been filed by the Defendants requesting the Injunction Orders be dissolved. Following oral arguments the High Court took the matter under submission.

On October 26, 2012 the High Court issued its ruling on the Defendant’s motion to dissolve the Injunction Order. The High Court dismissed the Defendants’ application to discharge the Injunction Orders. In addition, the Plaintiffs’ request for continuation of the Injunction Orders was granted. Since the High Court found in favor of the Plaintiffs and against the Defendants, the High Court ordered the Defendants to pay the Plaintiffs the costs associated with the injunction proceedings immediately.

Among other findings and conclusions by the High Court are the following: (i) Piu Ping’s explanation as to why he withdrew the funds from the Standard Charter Bank was “incredible,” particularly after the Injunction Orders had been served on him a day before he withdrew $190,000 from the Bank; (ii) there had been shameless efforts by Qiu Ping’s camp to remove the $4.7 million out of the reach of the Plaintiffs and to conceal the true picture of what the Defendants were trying to accomplish; (iii) dissipation of the funds in questions was not only a risk, but a fact in the present case; (iv) so far, Qiu Ping and others have not made full and frank disclosures of the money trails and the particulars of the transfer of the funds in question; (v) Qui Ping and others have still failed, as ordered by the High Court, to disclose their assets and bank accounts outside Hong Kong which might shed light on the disposal of the $4.7 million; (vi) that the Defendant’s arguments why they unilaterally changed the “dual signature” requirement over the $4.7 million deposited in the Standard Chartered Bank was “incredible” in light of the objective facts and that Colin Tay’s version of the “double signature arrangement” to be more probable than Qui Ping’s; and (vii) the Plaintiffs were not required to continue funding the purchase price of the 49% in Chinacomm Cayman until Chinacomm had obtained the telecommunications licenses for the 29 cities that make up the Chinacomm Network, which it never did.

On November 2, 2012, the High Court denied the Defendant’s petition to have the Plaintiffs deposit funds with the High Court to secure their costs of defense.

 Joinmax Professional Services Agreement

On April 10, 2009, the Company and Joinmax Engineering & Consultants (HK) Ltd. (“Joinmax”) entered into an Agreement for Professional Services (“the Joinmax Professional Services Agreement”).  The professional services provided to the Company consisted of: (i) architectural and engineering services; (ii) project management services; (iii) site acquisition services; (iv) deployment supervision services; (v) general administrative services; and (vi) any other professional services the Company deems necessary.  The Company is obligated to pay Joinmax for the professional services it provides to the Company at Joinmax’ standard hourly rates and/or based upon a fixed fee for specific professional services.  The Company has the option to pay any Joinmax invoice by tendering Shares in lieu of a cash payment for professional services rendered to the Company.  The Shares are to be paid at a price equal to the lesser of: (i) $0.95 or (ii) 80% of the volume weighted average of the closing price of the Shares on the OTCCB for the 30 day period prior to each payment due date of an invoice.

ZTE Contracts with VelaTel Peru

On August 5, 2010, the Company’s 95% subsidiary, VelaTel Peru, entered into contracts with ZTE and ZTE Peru for all equipment and services projected to be required for deployment and operation of the VelaTel Peru Network.  The total value of the contracts is up to $41,057,659 for equipment and $6,941,960 for services.  VelaTel Peru also issued purchase orders pursuant to the contracts for the equipment and services projected as necessary to complete deployment of Phase 1 of the VelaTel Peru Network.  This will provide geographic coverage of WBA in the seven cities where VelaTel Peru currently holds licenses.  The total of the first purchase orders is approximately $7.0 million for infrastructure equipment, for terminal equipment for resale to VelaTel Peru’s subscribers and for engineering and other services, including network design and optimization, equipment installation, training of VelaTel Peru personnel, network operation management for two years, and equipment warranty and spare parts for two years.  Payment terms include 85% vendor financing to be provided by ZTE for infrastructure equipment covered under the first equipment purchase order, payable over two and one-half years, with one year grace period commencing from the first bill of lading date in three equal semi-annual installments, including interest at the six-month LIBOR (London Inter-Bank Offered Rate) rate plus 2.5% per annum.  Payment terms for subsequent infrastructure equipment purchase orders are 85% bank financing to be provided by commercial lenders in China (to be facilitated by ZTE), payable over six years with a two year grace period, with interest rate and other up-front fees to be negotiated and subject to bank underwriting requirements.  ZTE will issue VelaTel Peru a $3 million payment voucher towards network expansion which VelaTel Peru can apply against up to 20% of the value of future purchase orders issued within three years of the date of the equipment contract.  The duration of the contracts is up to seven years, during which ZTE will honor initial unit pricing.  The contracts are subject to termination under certain commercial circumstances, including VelaTel Peru’s right to terminate at any time except as to purchase orders already issued, if VelaTel Peru determines the quantities already delivered and installed are adequate based on existing and projected subscriber revenue and taking into account the geographic and population coverage of the WBA licenses VelaTel Peru is able to secure.  On December 22, 2010, the Company paid $686,763 as the down payment and other amounts required for ZTE to begin manufacture of the first purchase orders for equipment and services. All equipment covered by the first purchase orders has been delivered and installed (except certain equipment for which VelaTel Peru has not obtained required building permits) and the VelaTel Peru Network has been launched and is in operation.

ZTE Global MOU

On August 9, 2010, the Company entered into a binding global memorandum of understating with ZTE for a strategic partnership to advance both parties’ interest in delivering innovative telecommunications solutions to individual, enterprise and government consumers worldwide (“Global ZTE MOU”).  Under the terms of the Global ZTE MOU, ZTE will be the preferred and primary provider of customized equipment, software, consumer products, operation services and financing for the high-speed WBA networks the Company deploys in Peru, China, Croatia, Montenegro and Serbia and in any other market the Company enters in the future.  The Company and ZTE will also work together to analyze consumer demand for new products and solutions and to develop business plans to manufacture, market and sell ZTE’s products and services, all with the goal to expand the reach of the Company’s WBA networks.  ZTE is obligated to treat the Company as its preferred customer in the supply of equipment, consumer products, operation services, solutions and financing.  ZTE is also obligated to offer the Company a favorable vendor-financing proposal for each project identified by the parties and use its best efforts to facilitate the Company’s applications for debt financing by banks with which ZTE has relationships.  The Company and ZTE share equal ownership of intellectual property involved in equipment, software, consumer products, services or solutions through their joint efforts.

NGSN Exclusive Services Agreement

On October 21, 2011, the Company entered into the NGSN Business Agreement with NGSN in China.  Under the NGSN Business Agreement, the Company is required to form a PRC operating company to be jointly owned with NGSN, but subject to the Company’s control.  The operating company will enter into an exclusive services contract with NGSN to deliver the information services and deploy and operate a 4G WBA network that will utilize TD-LTE technology.  The Company will finance the first phase of the joint venture’s deployment, and the joint venture will own the infrastructure equipment.  The operating company will initially provide its services to consumers, wireless carriers, enterprises, automobile manufacturers and original equipment manufacturers in two regions of China.

On February 1, 2012, the Company and NGSN entered into the NGSN Exclusive Services Agreement contemplated by the NGSN Business Agreement. The Company has completed the formation of the holding company entities contemplated by the NGSN Business Agreement, specifically NGSN Communications Network Co., Ltd. a Cayman Islands Company (“NGSN Cayman”) and NGSN Communications Network (HK) Co., Ltd., a Hong Kong Company (“NGSN HK”).  Pending formation of the wholly foreign owned enterprise (“WFOE”) that will be an operating subsidiary of NSGN HK, as contemplated under the NGSN Business Agreement the Company may begin providing services to NGSN through its existing WFOE, Beijing Yunji.

Aerostrong Business Agreement

On November 11, 2011, the Company entered into the Aerostrong Business Agreement with Aerostrong to provide telecommunications services to Aerostrong and its affiliates and customers. Under the Aerostrong Business Agreement, the Company, through Beijing Yunji, will enter into an Exclusive Service Agreement with Aerostrong to deliver WBA and related telecommunication services utilizing Aerostrong’s licenses combined with infrastructure equipment the Company will finance.  Aerostrong will pay Beijing Yunji service fees to be established in the Exclusive Services Agreement. Among other services, Beijing Yunji will deploy and operate the China Aerospace network for China Aerospace and its subsidiaries and affiliated enterprises.

On April 19, 2012, Beijing Yunji and Aerostrong entered into a Strategic Business Agreement (“Aerostrong Strategic Agreement”), which is the Exclusive Services Agreement contemplated under the Aerostrong Business Agreement described above. The material terms of the Aerostrong Strategic Agreement are as follows:

1.  The parties will cooperate on application of jointly approved WBA projects (each a “Cooperation Project”) for which the rights and obligations of each party will be set forth in a separate “Project Agreement.” Under the initial Cooperation Projects, the parties have agreed to develop: (i) the Digital Lijiang management platform project in Guangxi Autonomous Region; (ii) the Shen Hua WBA special network project for railway; and (iii) the overload WBA surveillance projects in Shanxi Province. For each specific Cooperation Project, the parties will jointly formulate the budget and implementation plan and sign a Project Agreement in accordance with the principles set forth in the Aerostrong Strategic Agreement;

2.  For each Cooperation Project, Aerostrong will be responsible for the development and follow-up of governmental markets and industrial markets.  Beijing Yunji will be responsible to provide the following support:

(i)   project technical solution design;

(ii)   project site selection and construction;

(iii)  project financing;

(iv)  equipment (including software) procurement, installation, operation and maintenance;

(v)   bandwidth rent;

(vi)  system security and optimization;

(vii) project management and operation management;

(viii) warranty service; and

(ix)  other services needed for the development and implementation of each Cooperation Project.

Aerostrong will not delegate or subcontract any part of a Cooperation Project without the prior written consent of Beijing Yunji.  If the implementation of any part of a Cooperation Project requires special qualification or expertise, Beijing Yunji may subcontract to a qualified third party and will grant Aerostrong priority as subcontractor where Aerostrong has the qualifications and expertise to conduct such work;

3.  The term of the Aerostrong Strategic Agreement is from April 19, 2012 until all Cooperation Projects are completed and Beijing Yunji receives the last payment from Aerostrong.  During the term, neither party has the right to terminate the Aerostrong Strategic Agreement, except in the event of breach by the other party or the business operation term of the other party expires or is otherwise discontinued.  Early termination due to breach does not affect the right of a party to pursue claims against the other party;

4.  For each Cooperation Project, Aerostrong will: (i) prepare relevant materials required by clients, send relevant staff to coordinate with Beijing Yunji for implantation of relevant work, and bear relevant costs; (ii) where Aerostrong signs a Cooperation Project Agreement with a project owner, remit payment to Beijing Yunji from payments it receives from the owner according to the agreement between Aerostrong and Beijing Yunji for such Cooperation Project; and (ii) designate a contact person to communicate with Beijing Yunji at all times during implementation of a Cooperation Project;

5.  For each Cooperation Project, Beijing Yunji will: (i) cooperate with Aerostrong and provide necessary information; (ii) during development of a Cooperation Projects, prepare tender documents, equipment cost estimates, site surveys, engineering cost estimates, overall budget control, and bear relevant costs; (iii) during its service to Aerostrong, strictly comply with Chinese laws, regulations and relevant policies, particularly those regulations in relation with internet operation security, information security and state security, and accept supervision and relevant advice from Aerostrong; and (iv) designate a contact person to communicate with Beijing Yunji at all times during implementation of a Cooperation Project; and

6.  With the exception of information that has already come into the public domain through no fault or disclosure by the receiving party, all information provided by both parties will be deemed confidential business information and will only be used for purposes of the Cooperation Projects. Neither party will disclose any information to a third party, unless the other party has agreed in writing, and shall be liable for any losses caused by its unauthorized disclosure.  The term of confidentiality shall be the 730th day after termination of the Aerostrong Business Agreement.

VeratNet Network

On December 19, 2011, the Company entered into a Standby Business Cooperation Agreement (“Standby BCA”) with 7L and others to acquire a controlling interest in Kerseyco Trading Limited

(“Kerseyco”), a Cyprus Company, and VeraNet, d.o.o. (“VeraNet”), a wholly owned Serbia Company. VeratNet is one of the leading telecommunications operators and internet service providers in Serbia, offering a full range of telecommunication services, including ADSL broadband service nationwide and WBA services in three cities where it, at the time, held radio frequency licenses.

On August 16, 2012, the Company, Kerseyco, 7L and the other shareholders of Kerseyco entered into an agreement terminating the rights and obligations of all parties under the Standby BCA for the Company’s acquisition of Kerseyco. On July 10, 2012, Serbia’s Republic Agency for Electronic Communications (“RATEL”) denied the application of VeratNet to replace equipment on any of VeratNet’s eleven existing transmission sites. RATEL had previously denied VeratNet’s application to expand its network on fifteen additional transmission sites. Although RATEL justified its decisions on the basis that it is currently changing the law whereby VeratNet and other operators will be entitled to participate in a spectrum tender process by which VeratNet may be awarded a national WBA license in exchange for its existing regional WBA license, there has been no progress in this process during the time the Standby BCA has been in effect. The parties concluded that the essential purpose of the Standby BCA had been frustrated through no fault of any of the parties.

Independent Contractor Agreements

Effective January 16, 2012, all employees of the Company, with the exception of Colin Tay, commenced providing consulting services to the Company pursuant to their respective Independent Contractor Agreements.  From January 1, 2012 until January 16, 2012, they were providing services to the Company as employees.

Equipment Contracts for Montenegro Connect and Novi-Net WBA Networks

On May 10, 2012, the Company entered into three related contracts and three purchase orders with ZTE for the supply of infrastructure equipment and software for the Company’s WBA projects in Croatia and Montenegro. The aggregate price of the goods covered by the three contracts and the purchase order associated with each contract is $7,001,870.10. The components of each purchase order are described as follows:

Equipment Contract and Purchase Order for Montenegro Connect. Total contract price $820,304.29 for 25 BTS, including their back up power supply and installation materials, 32 microwave radios and antennae, and data center core equipment including back up power supply, gateway equipment, servers, routers, switches and racks.

Equipment Contract and Purchase Order for Novi-Net. Total contract price $1,280,256.81 for 50 BTS, including their back up power supply and installation materials, nine microwave radios and antennae, and data center core equipment including back up power supply, gateway equipment, servers, routers, switches and racks.

Software Contract and Purchase Order for Herlong. The total contract price is $4,901,309.00 for all software associated with the equipment described above, including access gateways, lawful interception gateways, elements management, network management systems, operations maintenance, universal subscriber databases, switching and router software, and mobile broadband wireless BTS software systems.

Each of Montenegro Connect, Novi-Net and Herlong are contracting parties to one contract and its associated purchase order for purposes of delivery of goods and allocation of value on the balance sheets of the Company’s subsidiaries. Herlong will license the software it has contracted to purchase to Montenegro Connect and Novi-Net. The Company is a contracting party to all contracts and purchase orders for purposes of guaranteed payment of the purchase price. The Company had previously paid $1 million as a deposit to ZTE that was applied against the aggregate down payment for all contracts, and has since paid an additional $500,000 down payment pursuant to the transaction with Ironridge Global IV, Ltd. described immediately below. Each installment of down payment has been allocated pro rata in relation to the total contract price for each contract. The contract terms common to all three contracts and all three purchase orders are as follows: (i) all equipment and software includes a one-year warranty; (ii) the delivery terms are “FCA Hong Kong,” under which term, the Company is responsible for payment of shipping and other costs of transport to final destination, customs, duty and value added tax; (iii) “FCA Hong Kong,” under which terms, the purchase price, net of down payment described above, is seller financed by ZTE for 2.5 years, with a one-year grace period commencing on the bill of lading date for each purchase order. The principal amount financed is payable in three equal semi-annual installments, with the first installment due 180 days after expiration of the grace period. Interest accrues on the unpaid balance at an interest rate equal to the 6-month LIBOR rate plus a margin of 2.5%. Each installment will include principal repayment plus the interest accrued. ZTE has a mortgage on 100% of the goods covered under each contract, and each contract provides for protection of intellectual property and other confidential information, and events, circumstances or limitations describing the rights of either party to delay performance, assign rights, terminate, or enforce remedies through arbitration under each contract, all upon terms the Company believes to be standard in commercial contracts of a similar nature.

Ironridge Global IV, Ltd. Financing of the Company

On July 5, 2012, the Company issued 1,170,000 Series A common shares (“Initial Issuance”) to Ironridge Global IV, Ltd. (“Ironridge”). The Initial Issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims (“Order”) between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company (“Assigned Accounts”), in an amount equal to the Assigned Accounts plus fees and costs. The Assigned Accounts relate to: (i) the remaining down payment for infrastructure equipment and software purchased from ZTE for expansion of its Croatia WBA network and deployment of the Montenegro Connect WBA network; (ii) the cost of shipping, insurance and other transport logistics services to deliver the equipment and software described above from its place of manufacture in China to its ultimate destinations; (iii) the proof of funds deposit required as registered capital for formation of a PRC operating company pursuant to the exclusive services contract between the Company and NGSN; and (iv) amounts previously financed for consumer terminals delivered to VelaTel Peru as inventory for resale to customers.

The Order was entered on July 3, 2012 by the Superior Court of the State of California, County of Los Angeles, Central District. In addition to the Initial Issuance, the Order also provides for an adjustment in the total number of Series A common shares which may be issuable to Ironridge, based on a calculation period for the transaction defined as that number of consecutive trading days following the date on which the Initial Shares have been issued, received in Ironridge’s account in electronic form and fully cleared for trading (“Issuance Date”) required for the aggregate trading volume of the Series A common shares, as reported by Bloomberg LP, to exceed $6.5 million (“Calculation Period”). Pursuant to the Order, Ironridge will receive an aggregate of: (v) 1,000,000 Series A common shares, plus that number of Shares (the "Final Amount") with an aggregate value equal to (vi) the sum of the Claim Amount plus a 6% agent fee and plus Ironridge’s reasonable attorney fees and expenses (less $10,000 previously paid); and (vii) divided by 80% of the following: the volume weighted average price ("VWAP") of the Shares during the Calculation Period, not to exceed the arithmetic average of the individual daily VWAPs of any five of each consecutive twenty trading days during the Calculation Period (any increment with fewer than twenty trading days will have the days added to the final increment). The Order further provides that if, at any time during the Calculation Period, the total Series A common shares previously issued to Ironridge are less than any reasonably possible Final Amount, or a daily VWAP is below 80% of the closing price on the day before the Issuance Date, Ironridge will have the right to request (subject to the limitation below), and the Company will, upon Ironridge’s request, reserve and issue additional Series A common shares (each, an "Additional Issuance"), subject to a 9.99% beneficial ownership limitation specified in the Order. At the end of the Calculation Period: (viii) if the sum of the Initial Issuance and any Additional Issuance is less than the Final Amount, the Company shall issue additional Series A common shares to Ironridge, up to the Final Amount; and (ix) if the sum of the Initial Issuance and any Additional Issuance is greater than the

Final Amount, Ironridge shall promptly return any remaining Series A common shares to the Company and its transfer agent for cancellation.

In connection with the transaction, Ironridge represented that it does not hold any short position in the Series A common shares and warranted that it would not to engage in or affect, directly or indirectly, any short sale of the Shares.

On September 13, 2012, the Company issued the 2,225,000 additional Series A common shares to Ironridge. Each issuance to Ironridge is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions.

Ironridge has paid the Company’s creditors from whom it received assignments of their accounts receivables against the Company the following amounts: (i) $300,000 on or about August 13, 2012 (with an additional $200,000 payable on or about October 13, 2012 but not yet paid) to ZTE for the Croatia and Montenegro equipment order described above; (ii) $105,128 on or about November 7, 2012 to Joinmax for shipping logistics services associated with the ZTE equipment order ; (iii) $350,000 on or about August 13, 2012 and $75,000 on or about September 13, 2012 (with an additional $75,000 payable on or about October 13, 2012 but not yet paid) for proof of funds deposit as registered capital for NGSN project’s PRC operating company; and (iv) two installments of $87,521.67 each on or about August 2, 2012 and September 13, 2012 to Success Action Limited for consumer terminal inventory previously financed and delivered to VelaTel Peru.

NOTE 17     FAIR VALUE MEASUREMENT

The Company adopted the provisions of ASC 825-10 on January 1, 2008.  ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.  ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities;

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value, because of their short-term maturity.

Items recorded or measured at fair value on a recurring basis in the accompanying unaudited Condensed Consolidated Financial Statements consisted of the following items as of September 30, 2012:

	Quoted Prices in Active Markets for Identical Instruments Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Derivative Liability	$–	$–	$206,200	$206,200

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining fair value:

Beginning balance as of December 31, 2011	$220,914
Change in value of derivative liability during 2012	(14,714)
Ending balance as of September 30, 2012	$206,200

The Company's derivative liability was valued using pricing models, and the Company generally uses similar models to value similar instruments.  Where possible, the Company verifies the values produced by its pricing models to market prices.  Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit spreads, measures of volatility, and correlations of such inputs.  These financial liabilities do not trade in liquid markets, and, as such, model inputs cannot generally be verified and do involve significant management judgment.  Such instruments are typically classified within Level 3 of the fair value hierarchy.  The change in fair value of the derivative liability is included as a component of other income in the Condensed Consolidated Statements of Loss.

NOTE 18     NET LOSS PER SHARE

The Company accounts for net loss per Share in accordance with ASC subtopic 260-10, “Earnings Per Share,” which requires presentation of basic and diluted EPS on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net loss per Share is computed by dividing net loss by the weighted average number of shares of the Company’s Series A Common Stock outstanding during each period.  It excludes the dilutive effects of potentially issuable Shares, such as those related to Convertible Notes.  Diluted net loss per Share is calculated by including potentially dilutive Share issuances in the denominator.  However, diluted net loss per Share for the period from September 30, 2011 through September 30, 2012 does not reflect the effects of Shares potentially issuable upon conversion of Convertible Notes and outstanding warrants.  These potentially issuable Shares would have an anti-dilutive effect on the Company’s net loss per Share.

NOTE 19     SUBSEQUENT EVENTS

Sales of Unregistered Securities of the Company

As to the following sales of unregistered securities, all information required by Item 701 of Regulation S-K has been included in a current Report on Form 8-K during the period covered by this Report:

On October 4, 2012, the Company issued 4,800,000 Series A common shares to Ironridge in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

On October 4, 2012, the Company issued 714,286 Series A common shares to Frost & Sullivan in full payment for professional services rendered to the Company pursuant to an independent contractor agreement for investor relations and public relations services between the Company and Frost & Sullivan. This sale of Shares resulted in a reduction of $15,000 in accounts payable of the Company.

On October 22, 2012, the Company issued 5,331,505 Series A common shares and 5,331,505 Warrants to Weal Group in partial payment of a line of credit promissory note of up to $1,052,631.50. Each Warrant has an exercise price of $0.01708, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $91,062.10 in notes payable of the Company, and payment of $0 of accrued interest.

On October 22, 2012, the Company issued 2,883,669 Series A common shares and 2,883,669 Warrants to David S. McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each Warrant has an exercise price of $0.01708, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $49,253.06 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,036,437 Series A common shares and 3,036,437 Warrants to Isaac in partial payment of a promissory note in the amount of $500,000. Each Warrant has an exercise price of $0.0247, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $75,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 5,243,446 Series A common shares and 5,243,446 Warrants to America Orient, LLC, as assignee of Isaac, in partial payment of a promissory note in the amount of $500,000. Each Warrant has an exercise price of $0.0267, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $140,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,475,843 Series A common shares and 3,475,843 Warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each Warrant has an exercise price of $0.02877, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $100,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,302,051 Series A common shares and 3,302,051 Warrants to Ryan Alvarez, as assignee of Weal Group, in partial payment of a line of credit promissory note of up to $1,052,631.50. Each Warrant has an exercise price of $0.02877, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $95,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 8, 2012, the Company issued 10,000,000 Series B Shares to Colin Tay as compensation that will equal $10,000 upon mandatory redemption of the Series B Shares in 2023.

On November 14, 2012, the Company issued 2,800,000 Series A common shares to Ironridge in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

On November 14, 2012, the Company issued 941,915 Series A common shares and 941,915 Warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each Warrant has an exercise price of $0.03185, and has an exercise term of three years. This sale of Shares resulted in a principal reduction of $30,000 in notes payable of the Company, and payment of $0 of accrued interest.

The restricted Shares issued to the aforementioned entities and individuals relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, based on the knowledge possessed by those entities or individuals regarding the Company’s operations and financial condition and their experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these Shares. The Series A common shares issued to Ironridge Global IV, LLC are exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

VelaTel Global Communications, Inc.

(Formerly China Tel Group, Inc.)

We have audited the accompanying consolidated balance sheets of VelaTel Global Communications, Inc. and its subsidiaries (formerly China Tel Group, Inc.) (“the Company”) a development stage company, as of December 31, 2011 and 2010, and the related consolidated statements of operations and comprehensive loss, stockholders' deficiency and cash flows for the years ended December 31, 2011 and 2010, and for the period from inception (April 8, 2008) through December 31, 2011.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of the Company, as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years ended December 31, 2011 and 2010, and for the period from inception (April 8, 2008) through December 31, 2011 are in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company's viability is dependent upon its ability to obtain future financing and the success of its future operations.  The Company has incurred a net loss of $21,792,678 for the year ended December 31, 2011, cumulative losses of $253,660,984 since inception, a negative working capital of $16,386,204 and a stockholders’ deficiency of $9,928,838  These factors raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plan in regard to these matters is also described in Note 2.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Kabani & Company, Inc.

Kabani & Company, Inc.

Certified Public Accountants

Los Angeles, California

April 16, 2012

Except for note 1 relating to a stock split and its retroactive effects upon the financial statements for which the date is January 30, 2013.

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$183,457	$27,516
Accounts receivable, net of allowance for doubtful accounts of $3,163 and $19,511 as of December 31, 2011 and 2010, respectively	60,191	16,204
Prepaid rent	18,888	6,471
Inventories	1,173,595	2,863
Prepaid expenses and other current assets	2,474,401	278,145
Total current assets	3,910,532	331,199

Property, plant and equipment, net of accumulated depreciation of $580,248 and $364,529 as of December 31, 2011 and 2010, respectively	5,188,913	369,576

Other assets:
Intangible assets, net of accumulated amortization of $143,305 and $124,826 as of December 31, 2011 and 2010, respectively	32,276	50,755
Investments	3,695,000	2,450,000
Deposits	7,593	686,762
Total other assets	3,734,869	3,187,517

Total assets	$12,834,314	$3,888,292

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable and accrued expenses	$10,046,728	$22,412,434
Unearned revenue	-	2,536
Advances from officers	755,875	1,125,692
Notes payable, related party	425,000	475,000
Notes payable, current portion	7,598,569	338,447
Convertible debentures, net	419,757	1,955,423
Notes payable, other	829,893	1,654,643
Derivative liability	220,914	149,248
Total current liabilities	20,296,736	28,113,423

Notes payable, net of current portion	2,392,701	-
Mandatory redeemable Series B common stock; $0.001 par value, 100,000,000 shares authorized, 1,338,182 and 669,091 issued and outstanding as of December 31, 2011 and 2010, respectively	73,715	35,483

Total liabilities	22,763,152	28,148,906

Commitments and contingencies

Stockholders' deficiency:
Preferred stock, no par value, 25,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock:
Series A common stock; $0.001 par value, 1,000,000,000 shares authorized, 6,657,662 and 4,385,295 shares issued and outstanding as of December 31, 2011 and 2010, respectively	6,658	4,385
Common stock subscribed	-	2,158,000
Additional paid in capital	244,043,968	205,585,123
Common stock in escrow	(178,664)	-
Accumulated deficit	(253,660,984)	(231,953,818)
Total Velatel Global Communications, Inc.'s stockholders' deficiency	(9,789,022)	(24,206,310)

Non controlling interest	(139,816)	(54,304)

Total stockholders' deficiency	(9,928,838)	(24,260,614)

Total liabilities and stockholders' deficiency	$12,834,314	$3,888,292

The accompanying Notes are an integral part of these financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

			From April 8, 2008
			(date of inception)
	Years Ended December 31,		Through
	2011	2010	December 31, 2011

REVENUE	$688,942	$955,311	$2,302,129
Cost of revenue	1,580,834	1,103,708	3,206,261
Gross profit (loss)	(891,892)	(148,397)	(904,132)

OPERATING EXPENSES:
Selling, general and administrative expenses	13,640,121	6,655,712	83,017,424
Extension fees payable to Trussnet Capital Partners (HK), Ltd.	-	35,489,721	35,489,721
Impairment loss	-	7,750,000	8,758,290
Depreciation and amortization	234,198	267,546	572,954
Research and development costs	6,317,287	18,845,705	86,748,202
Total operating expenses	20,191,606	69,008,684	214,586,591

Net loss from operations	(21,083,498)	(69,157,081)	(215,490,723)

OTHER INCOME (EXPENSES):
Other income, net	37,812	1,031,524	959,315
Gain on settlement of debt		223,577	1,299,766
Gain (loss)on foreign currency transactions	(23,916)	(7,514)	27,705
Loss on investments, related party	-	-	(6,636,410)
Gain (loss) on change in fair value of debt derivative	(71,666)	2,259,768	13,862,472
Interest expense	(651,410)	(973,404)	(47,472,854)
Total other income (expense), net	(709,180)	2,533,951	(37,960,006)

Net loss	(21,792,678)	(66,623,130)	(253,450,729)

Loss attributed to non controlling interest	85,512	30,457	139,816

NET LOSS ATTRIBUTABLE TO VELATEL GLOBAL COMMUNICATIONS, INC.	$(21,707,166)	$(66,592,673)	$(253,310,913)

Net loss per Series A common share (basic and fully diluted)	$(4.06)	$(19.82)	$(99.02)
Weighted average number of shares outstanding, basic and fully diluted	5,344,895	3,359,728	2,558,268

Comprehensive Loss:
Net Loss	$(21,792,678)	$(66,623,130)	$(253,450,729)
Foreign currency translation gain	-	(14,389)	(8,689)

Comprehensive Loss:	(21,792,678)	(66,637,519)	(253,459,418)
Comprehensive loss attributable to the non controlling interest	85,512	30,457	139,816
Comprehensive loss attributable to Velatel Global Communications, Inc.	$(21,707,166)	$(66,607,062)	$(253,319,602)

The accompanying Notes are an integral part of these financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 8, 2008 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011

			Common stock		Common	Additional	Common	Other		Non	Total
	Preferred stock		Series A		Stock	Paid in	Stock	Comprehensive	Accumulated	controlling	Stockholders'
	Series A common shares	Amount	Series A common shares	Amount	Subscribed	Capital	in Escrow	Income (Loss)	Deficit	Interest	Deficiency
Balance, April 4, 2008 (date of inception)	-	$-	-	$-	$-	$-	$-	$-	$-	$-	$-

Effect of merger with Velatel Global Communications, Inc. and assumption of liabilities as of April 4, 2008	-	-	861,171	861	-	(67,770)	-	-	(350,071)	-	(416,980)
Beneficial conversion feature relating to issuance of convertible debentures	-	-	-	-	-	27,060,987	-	-	-	-	27,060,987
Issuance of Series A common stock in exchange for convertible debentures	-	-	14,717	15	-	1,398,065	-	-	-	-	1,398,080
Issuance of Series A common stock in settlement of debt	-	-	18,702	19	-	1,776,665	-	-	-	-	1,776,684
Net loss	-	-	-	-	-	-	-	-	(108,969,892)	-	(108,969,892)

Balance, December 31, 2008	-	-	894,590	895	-	30,167,947	-	-	(109,319,963)	-	(79,151,121)

Issuance of Series A common stock in January 2009 in exchange for services rendered	-	-	10,000	10	-	479,990	-	-	-	-	480,000
Issuance of Series A common stock in January 2009 in exchange for previously incurred debt	-	-	15,732	16	-	1,494,484	-	-	-	-	1,494,500
Issuance of Series A common stock in February 2009 in exchange for services rendered	-	-	9,865	10	-	394,601	-	-	-	-	394,611
Issuance of Series A common stock in February 2009 in exchange for previously incurred debt	-	-	2,049	2	-	194,616	-	-	-	-	194,618
Issuance of Series A common stock in March 2009 in exchange for services rendered	-	-	40,400	40	-	2,071,560	-	-	-	-	2,071,600
Issuance of Series A common stock in March 2009 in exchange for previously incurred debt	-	-	4,061	4	-	385,803	-	-	-	-	385,807
Issuance of Series A common stock in March 2009 as deposit toward purchase of an investment	-	-	10,000	10	-	429,990	-	-	-	-	430,000

Issuance of Series A common stock in May 2009 in exchange for previously incurred debt	-	-	2,115	2	-	200,922	-	-	-	-	200,924
Issuance of Series A common stock in June 2009 in exchange for previously incurred debt	-	-	2,632	3	-	249,997	-	-	-	-	250,000
Issuance of Series A common stock in June 2009 in exchange for services rendered	-	-	29,000	29	-	1,077,971	-	-	-	-	1,078,000
Issuance of Series A common stock in July 2009 in exchange for services rendered, including acting officers	-	-	74,031	74	-	5,952,445	-	-	-	-	5,952,519
Issuance of Series A common stock in August 2009 in exchange for services rendered	-	-	81,531	82	-	6,102,410	-	-	-	-	6,102,492

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 8, 2008 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011 (CONTINUED)

			Common stock		Common	Additional	Common	Other		Non	Total
	Preferred stock		Series A		Stock	Paid in	Stock	Comprehensive	Accumulated	controlling	Stockholders'
	Series A common shares	Amount	Series A common shares	Amount	Subscribed	Capital	in Escrow	Income (Loss)	Deficit	Interest	Deficiency
Issuance of Series A common stock in August 2009 in exchange for convertible debentures and related interest	-	-	239,911	240	-	7,270,771	-	-	-	-	7,271,011
Issuance of Series A common stock in September 2009 in exchange for services rendered	-	-	43,641	44	-	4,063,841	-	-	-	-	4,063,885
Issuance of Series A common stock in September 2009 in exchange for convertible debentures and related interest	-	-	145,418	145	-	4,213,117	-	-	-	-	4,213,262
Issuance of common stock for services to be rendered	-	-	30,000	30	-	(30)	-	-	-	-	-
Issuance of Series A common stock in October 2009 in exchange for services rendered	-	-	62,426	62	-	2,730,971	-	-	-	-	2,731,033
Issuance of Series A common stock in October 2009 in exchange for convertible debentures and related interest	-	-	9,296	10	-	408,157	-	-	-	-	408,167
Issuance of Series A common stock in November 2009 in exchange for services rendered	-	-	7,601	8	-	444,628	-	-	-	-	444,636
Issuance of Series A common stock in November 2009 in exchange for convertible debentures and related interest	-	-	43,762	44	-	1,511,337	-	-	-	-	1,511,381
Issuance of Series A common stock in December 2009 in exchange for services rendered, including acting officers	-	-	410,000	410	-	22,613,085	-	-	-	-	22,613,495
Issuance of Series A common stock in December 2009 in exchange for convertible debentures and related interest	-	-	138,057	138	-	8,896,080	-	-	-	-	8,896,218
Equity based compensation	-	-	-	-	-	775,962	-	-	-	-	775,962
Foreign currency translation gain	-	-	-	-	-	-	-	14,389	-	-	14,389
Net loss	-	-	-	-	-	-	-	-	(56,041,182)	(23,847)	(56,065,029)

Balance, December 31, 2009	-	-	2,306,117	2,306	-	102,130,657	-	14,389	(165,361,145)	(23,847)	(63,237,640)

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 8, 2008 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011 (CONTINUED)

			Common stock		Common	Additional	Common	Other		Non	Total
	Preferred stock		Series A		Stock	Paid in	Stock	Comprehensive	Accumulated	controlling	Stockholders'
	Series A common shares	Amount	Series A common shares	Amount	Subscribed	Capital	in Escrow	Income (Loss)	Deficit	Interest	Deficiency
Issuance of Series A common stock in February 2010 in exchange for convertible debentures and related interest	-	-	291	0	-	27,907	-	-	-	-	27,646
Common stock subscription received	-	-	-	-	7,995,000	-	-	-	-	-	7,995,000
Issuance of Series A common stock issued in April 2010 in exchange for services rendered	-	-	23,165	23	-	1,269,427	-	-	-	-	1,269,450
Issuance of Series A common stock issued in April 2010 in exchange for expenses incurred	-	-	11,486	12	-	625,991	-	-	-	-	626,003
Issuance of Series A common stock issued in April 2010 in settlement of note payable	-	-	4,587	5	-	249,995	-	-	-	-	250,000

Issuance of Series A common stock issued in April 2010 in settlement of accounts payable	-	-	227,273	227	-	9,999,773	-	-	-	-	10,000,000
Issuance of Series A common stock issued in May 2010 in exchange for services rendered	-	-	6,690	7	-	364,572	-	-	-	-	364,579
Issuance of Series A common stock issued in May 2010 in exchange for expenses incurred	-	-	1,959	2	-	106,731	-	-	-	-	106,733
Issuance of Series A common stock issued in May 2010 in settlement of accounts payable	-	-	290,698	291	-	9,999,709	-	-	-	-	10,000,000
Sale of Series A common stock	-	-	93,333	93	(4,905,341)	13,999,907	-	-	-	-	9,094,659
Issuance of Series A common stock issued in June 2010 in settlement of accounts payable	-	-	211,800	212	-	9,999,788	-	-	-	-	10,000,000
Issuance of Series A common stock issued in June 2010 as payment for investment holding costs	-	-	588,671	589	-	24,488,132	-	-	-	-	24,488,721
Issuance of Series A common stock issued in June 2010 in exchange for convertible debentures and related interest	-	-	156,975	157	-	8,720,760	-	-	-	-	8,720,917

Issuance of Series A common stock issued in July 2010 in settlement of accounts payable	-	-	105,263	105		-	9,999,895	-	-	-	-	10,000,000
Issuance of Series A common stock issued in September 2010 in exchange for services rendered	-	-	5,000	5		-	176,995	-	-	-	-	177,000
Issuance of Series A common stock issued in September 2010 in settlement of accounts payable	-	-	73,873	74		-	7,017,859	-	-	-	-	7,017,933
Issuance of Series A common stock in October 2010 in exchange for litigation payable and related interest	-	-	9,987		10	-	224,990	-	-	-	-	225,000

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 8, 2008 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011 (CONTINUED)

			Common stock		Common	Additional	Common	Other		Non	Total
	Preferred stock		Series A		Stock	Paid in	Stock	Comprehensive	Accumulated	controlling	Stockholders'
	Series A common shares	Amount	Series A common shares	Amount	Subscribed	Capital	in Escrow	Income (Loss)	Deficit	Interest	Deficiency
Issuance of Series A common stock in November 2010 in exchange for convertible debentures and related interest	-	-	2,490	3	-	152,629	-	-	-	-	152,632
Issuance of Series A common stock in November 2010 in exchange for litigation payable and related interest	-	-	6,211	6	-	118,744	-	-	-	-	118,750
Issuance of Series A common stock in December 2010 in exchange for services	-	-	5,154	5	-	128,859	-	-	-	-	128,864
Issuance of Series A common stock in December 2010 in exchange for litigation payable and related interest	-	-	7,228	7	-	118,743	-	-	-	-	118,750
Sale of Series A common stock	-	-	106,742	107	(931,659)	2,934,552	-	-	-	-	2,003,000
Issuance of Series A common stock in December 2010 for investment in Azur Capital	-	-	90,000	90	-	1,439,910	-	-	-	-	1,440,000
Issuance of Series A common stock in December 2010 in exchange for services	-	-	304	0	-	4,868	-	-	-	-	4,868
Issuance of Series A common stock in December 2010 for investment in Golden Bridge	-	-	50,000	50	-	1,009,950	-	-	-	-	1,010,000
Equity based compensation	-	-	-	-	-	274,040	-	-	-	-	274,040
Foreign currency translation gain	-	-	-	-	-	-	-	(14,389)	-	-	(14,389)
Net loss	-	-	-	-	-	-	-	-	(66,592,673)	(30,457)	(66,623,130)

Balance, December 31, 2010	-	-	4,385,295	4,385	2,158,000	205,585,123	-	-	(231,953,818)	(54,304)	(24,260,614)

Common stock subscription received	-	-	-	-	6,017,000	-	-	-	-	-	6,017,000
Issuance of Series A common stock in January 2011 in exchange for convertible debentures and related interest	-	-	22,919	23	-	420,605	-	-	-	-	420,628
Issuance of Series A common stock issued in January 2011 in settlement of accounts payable	-	-	53,917	54	-	1,456,241	-	-	-	-	1,456,295

Issuance of Series A common stock in February 2011 in exchange for convertible debentures and related interest	-	-	16,629	17	-	388,597	-	-	-	-	388,614
Issuance of Series A common stock issued in February 2011 in settlement of accounts payable	-	-	44,279	44	-	1,169,363	-	-	-	-	1,169,407
Issuance of Series A common stock in March 2011 in exchange for convertible debentures and related interest	-	-	6,896	7	-	154,118	-	-	-	-	154,125
Issuance of Series A common stock issued in March 2011 in settlement of accounts payable	-	-	53,218	53	-	1,379,355	-	-	-	-	1,379,408

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 8, 2008 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011 (CONTINUED)

			Common stock		Common	Additional	Common	Other		Non	Total
	Preferred stock		Series A		Stock	Paid in	Stock	Comprehensive	Accumulated	controlling	Stockholders'
	Series A common shares	Amount	Series A common shares	Amount	Subscribed	Capital	in Escrow	Income (Loss)	Deficit	Interest	Deficiency
Issuance of Series A common stock issued in March 2011 in exchange for services rendered	-	-	4,231	4	-	82,496	-	-	-	-	82,500
Issuance of Series A common stock in April 2011 in exchange for convertible debentures and related interest	-	-	7,336	7	-	154,118	-	-	-	-	154,125
Sale of Series A common stock	-	-	91,586	92	(6,220,000)	7,775,908	-	-	-	-	1,556,000
Issuance of Series A common stock in May 2011 in exchange for convertible debentures and related interest	-	-	10,578	11	-	154,114	-	-	-	-	154,125
Issuance of Series A common stock issued in May 2011 in settlement of accounts payable	-	-	178,783	179	-	4,408,627	-	-	-	-	4,408,806
Issuance of Series A common stock in May 2011 in exchange for services	-	-	1,667	2	-	27,165	-	-	-	-	27,167
Issuance of Series A common stock in June 2011 in exchange for convertible debentures and related interest	-	-	10,463	11	-	154,114	-	-	-	-	154,125
Issuance of Series A common stock in July 2011 in exchange for convertible debentures and related interest	-	-	12,571	13	-	154,112	-	-	-	-	154,125
Issuance of Series A common stock issued in July 2011 in settlement of accounts payable	-	-	267,953	268	-	5,711,785	-	-	-	-	5,712,053
Issuance of Series A common stock in July 2011 in exchange for services	-	-	1,667	2	-	18,998	-	-	-	-	19,000
Issuance of Series A common stock in August 2011 in exchange for convertible debentures and related interest	-	-	9,279	9	-	154,116	-	-	-	-	154,125

Issuance of Series A common stock in August 2011 in exchange for services	-	-	150,000	150	-	198,350	-	-	-	-	198,500
Sale of Series A common stock	-	-	846,302	846	(1,955,000)	1,954,154	-	-	-	-	-
Issuance of Series A common stock issued in August 2011 in settlement of accounts payable	-	-	172,761	173	-	3,137,066	-	-	-	-	3,137,239
Issuance of Series A common stock in September 2011 in exchange for convertible debentures and related interest	-	-	12,265	12	-	154,113	-	-	-	-	154,125
Issuance of Series A common stock issued in September 2011 in settlement of accounts payable	-	-	12,289	12	-	192,930	-	-	-	-	192,942

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM APRIL 8, 2008 (DATE OF INCEPTION) THROUGH DECEMBER 31, 2011 (CONTINUED)

			Common stock		Common	Additional	Common	Other		Non	Total
	Preferred stock		Series A		Stock	Paid in	Stock	Comprehensive	Accumulated	controlling	Stockholders'
	Series A common shares	Amount	Series A common shares	Amount	Subscribed	Capital	in Escrow	Income (Loss)	Deficit	Interest	Deficiency
Issuance of Series A common stock issued in September 2011 in settlement	-	-	14,013	14	-	178,658	(178,664)	-	-	-	-
Issuance of Series A common stock in September 2011 in exchange for services	-	-	1,667	2	-	21,248	-	-	-	-	21,250
Issuance of Series A common stock in October 2011 in exchange for convertible debentures and related interest	-	-	12,281	12	-	154,113	-	-	-	-	154,125
Issuance of Series A common stock issued in October 2011 in settlement of accounts payable	-	-	92,490	93	-	1,582,403	-	-	-	-	1,582,496
Issuance of Series A common stock in December 2011 in exchange for convertible debentures and related interest	-	-	9,347	9	-	154,116	-	-	-	-	154,125
Issuance of Series A common stock in December 2011 for investment in Azur Capital	-	-	150,000	150	-	1,244,850	-	-	-	-	1,245,000
Issuance of Series A common stock issued in December 2011 in settlement of accounts payable	-	-	139,981	140	-	1,399,670	-	-	-	-	1,399,810
Stock based compensation	-	-	-	-	-	4,323,214	-	-	-	-	4,323,214
Net loss	-	-	-	-	-	-	-	-	(21,707,166)	(85,512)	(21,792,678)

Balance, December 31, 2011	-	$-	6,657,662	$6,658	$-	$244,043,968	(178,664)	$-	$(253,660,984)	$(139,816)	$(9,928,838)

The accompanying Notes are an integral part of these financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC. AND SUBSIDIARIES

(FORMERLY CHINA TEL GROUP, INC.)

(a Development Stage Company)

AUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

			From April 8, 2008
			(date of inception)
	Years Ended December 31,		Through
	2011	2010	December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,792,678)	$(66,623,130)	$(253,450,729)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	234,198	267,546	572,954
Amortization of financing costs	-	-	3,871,802
Accretion of convertible debt	-	-	14,083,386
Impairment of goodwill	-	-	1,008,290
Writedown of investments	-	7,750,000	7,750,000
Gain on settlement of debt	(40,250)	(223,577)	(1,340,016)
Gain on change in fair value of debt derivative	71,666	(2,259,768)	(13,862,472)
Common stock issued for payment of interest	-	618,022	618,022
Common stock issued for acquisition of Chinacomm Cayman	-	24,488,721	24,488,721
Common stock issued in exchange for services	348,417	773,584	47,830,234
Stock based compensation	4,323,214	-	4,323,214
Beneficial conversion feature in conjunction with the issuance of convertible debentures	-	-	27,060,987
Bad debts (recovery)	(16,348)	14,816	3,163
Changes in operating assets and liabilities, net of effect of acquisition of business:
Accounts receivable	(40,056)	46,756	76,228
Inventories	(1,170,732)	(1,605)	(1,169,783)
Prepaid expenses and other current assets	(2,196,256)	(124,935)	(2,337,527)
Accounts payable and accrued liabilities	8,771,683	19,355,621	86,409,941
Other notes payable	-	-	2,025,000
Unearned revenue	(2,536)	(17,615)	(34,850)
Net cash used in operating activities	(11,509,678)	(15,935,564)	(52,073,435)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash from acquisition of VelaTel Peru, net of cash acquired	-	-	19,419
Purchase of property, plant and equipment	(766,835)	(98,551)	(865,386)
Deposit for property, plant and equipment	-	(686,762)	(686,762)
Proceeds received in connection with reverse merger	-	-	55,404
Investment in Chinacomm	-	(2,750,000)	(7,750,000)
Net cash used in investing activities	(766,835)	(3,535,313)	(9,227,325)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances from officers	-	752,825	1,125,692
Payments on advances from officers	(369,817)	-	(369,817)
Proceeds from the sales of Series A common stock	7,573,000	19,092,659	26,665,659
Line of credit, net	6,289,474	(91,429)	6,147,881
Proceeds from issuance of notes payable	60,474	149,469	209,943
Payments on notes payable	(1,110,927)	(134,339)	(1,349,738)
Proceeds from issuance of notes payable, related party	-	-	775,000
Payments on notes payable, related party	(9,750)	(325,000)	(334,750)
Net proceeds from issuance of convertible debentures	-	-	28,592,971
Net cash provided by financing activities	12,432,454	19,444,185	61,462,841

Effect of currency rate change on cash	-	-	21,376

Net increase (decrease) in cash and cash equivalents	155,941	(26,692)	183,457

Cash and cash equivalents, beginning of the period	27,516	54,208	-
Cash and cash equivalents, end of the period	$183,457	$27,516	$183,457

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$29,129	$50,464	$120,639
Cash paid during the period for taxes	$23,469	$2,878	$26,347

NON CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued in settlement of debt	$22,813,487	49,195,886	$98,611,945
Common stock issued for services rendered	$348,417	773,584	$47,830,234
Common stock issued for investment	$1,245,000	2,450,000	$4,125,000
Note payable incurred for equipment	$3,624,889	-	$3,624,889
Accounts payable incurred for equipment	$1,933,558	-	$1,933,558

The accompanying notes are an integral part of these financial statements.

VELATEL GLOBAL COMMUNICATIONS, INC.

(FORMERLY CHINA TEL GROUP, INC.)

(A Development Stage Company)

NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 AND 2010

NOTE 1  SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the presentation of the accompanying financial statements follows:

General

The accompanying audited consolidated financial statements of VelaTel Global Communications, Inc. (formerly China Tel Group, Inc.) (“Company”) have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Basis and Business Presentation

The Company was incorporated under name Mortlock Ventures, Inc. pursuant to the laws of the State of Nevada on September 19, 2005 for the purpose of acquiring and developing mineral properties.  During the quarter ended March 31, 2008, the Company changed its business and commenced concentrating on the telecommunications industry.  The Company changed its name to China Tel Group, Inc. on April 8, 2008 and acquired Trussnet Nevada on May 21, 2008.  The Company changed its name to VelaTel Global Communications, Inc. on July 25, 2011.

The consolidated financial statements include the accounts of the Company, its wholly owned subsidiaries, Trussnet USA, Inc., a Nevada Company (“Trussnet Nevada”), Gulfstream Capital Partners, Ltd., a Seychelles Company (“Gulfstream Seychelles”), Gulfstream Capital Partners, Ltd., a Cayman Island Company (“Gulfstream Cayman”), and Beijing Yunji Technology Co., Ltd. (“Beijing Yunji”), and the Company’s  majority owned subsidiary, VelaTel Peru, S.A. (“VelaTel Peru”), formerly known as Perusat S.A.  All significant intercompany balances and transactions have been eliminated in consolidation.

The Company is in the development stage, as defined by the ASC (“ASC”) subtopic 915 Development Stage Entities.  The Company’s efforts have been principally devoted to developing wireless broadband access (“WBA”) networks, fiber optic networks, and sale and distribution of products and services used in connection with WBA networks.

In 2009, the Company acquired a 95% equity interest in VelaTel Peru, S.A. (formerly Perusat, S.A.), a Peru Company.  This acquisition is discussed in further detail under this Note 1, below.

In 2010, the Company entered into joint venture agreements and paid for investments in the form of its Series A common shares for a WBA project in partnership with Golden Bridge Network Communications Co., Limited (“GBNC”), a Peoples’ Republic of China (“PRC” or “China”) limited liability company, as well as a fiber optic project referred to as Sino Crossings, in partnership with Azur Capital (NBD) SBN BHD (“Azur”), a Brunei Company, and Shanghai Ying Yue Network Technology Ltd. (“YYNT”), a PRC limited liability company. The investment aspects of the GBNC and Sino Crossings Joint Ventures are discussed in further detail under Note 4, Investments.  Because the corporate structure by which the Company expects to obtain a controlling interest in these joint ventures has not been finalized, other details regarding these transactions are discussed under Note 20, Subsequent Events.

During 2011, the Company entered into the following contracts that had not resulted in either an investment or acquisition of a controlling equity interest as of December 31, 2011, and therefore each of these transactions are discussed in further detail under Note 20, Subsequent Events:

Subscription and Shareholder Agreement with Shenzhen VN Technologies Co., Ltd. (“VN Tech”), a PRC limited liability company.

Business Agreement with New Generation Special Network Communication Technology Co., Ltd. (“NGSN”), a PRC limited liability company.

Business Agreement with Aerostrong Company Limited (“Aerostrong”), a PRC limited liability company.

Business Cooperation Agreement with 7L Capital Partners Emerging Europe LP (“7L”) and other shareholders of Herlong Investments Limited (Herlong), a Cyprus Company, and its operating subsidiaries, Novi-Net, d.o.o, (“Novi-Net”) a Croatia Company, and Montenegro Connect, d.o.o, (“Montenegro Connect”) a Montenegro Company.

Standby Business Cooperation Agreement with 7L and other shareholders of Kerseyco Trading Limited, a Cyprus Company, and VeratNet, d.o.o, (“VeratNet”) a Serbia Company.

After December 31, 2011 and prior to the date of this Report, the Company closed the Business Cooperation Agreement to acquire a 75% equity interest in Herlong.  The Company also entered into an Exclusive Services Agreement with NGSN as contemplated by the NGSN Business Agreement.  Finally, the Company entered into and closed a Stock Purchase Agreement with Omair Khan, the sole shareholder of Zapna, ApS (“Zapna”), a Denmark Company, to acquire a 75% equity interest in Zapna.  Each of these transactions is also discussed further under Note 20, Subsequent Events.

To date, the Company has generated minimal sales revenues, has incurred expenses and has sustained losses.  Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise.  Since the Company’s inception through December 31, 2011, the Company has accumulated losses of $253,660,984 (Reference in this Report to “Since the Company inception” refers to April 8, 2008, the date Trussnet Nevada was formed and the date used for financial activities for accounting purposes in this Report.)

Reverse Stock Split

On July 10, 2012, the Company’s board of directors (“Board”) confirmed and finalized the terms of a reverse stock split whereby the number of: (i) issued Series A common shares; (ii) authorized Series A common shares; (iii) issued Series B Shares; and (iv) authorized Series B shares would all be reduced by a ratio of 100:1 (“Reverse Stock Split”). The Board had previously approved the Reverse Stock Split by a Unanimous Written Consent of the Board effective March 20, 2012, subject to an approval process through the Financial Industry Regulatory Authority (“FINRA”). FINRA approval having been obtained (subject only to filing a Certificate of Change with the Nevada Secretary of State) and shareholder approval not being required, the Board approved the filing of the Certificate of Change with the Nevada Secretary of State, which occurred on July 18, 2012. The Reverse Stock Split became effective upon confirmation of FINRA approval on July 23, 2012.  .  All share and per share information has been retroactively restated to reflect this reverse stock split.

Reverse Merger and Corporate Restructure

On May 21, 2008, the Company entered into a Reorganization and Merger Agreement pursuant to which its wholly owned subsidiary, Chinacomm Acquisition, Inc. (“Acquisition Subsidiary”), merged with and into Trussnet Nevada.  Pursuant to the terms of the Reorganization and Merger Agreement, the Acquisition Subsidiary and Trussnet Nevada conducted a short-form merger under the laws of the State of Nevada as a result of which Trussnet Nevada, as the surviving Company, became the Company’s wholly owned subsidiary.  In exchange for all of the issued and outstanding Series A common shares of Trussnet Nevada, the Company issued 669,091 shares of the Company’s Series B common stock (“Series B Common Stock”).  In addition, pursuant to the Reorganization and Merger Agreement, certificates representing 575,000 shares of the Company’s Series A common stock (“Series A Common Stock” or “Series A common shares”) held by the Company’s shareholders prior to the merger were returned to the Company and cancelled.

Trussnet Nevada was formed in April of 2008 and had no operations prior to entering into the Reorganization and Merger Agreement.  Its principal asset was a Framework Agreement dated April 7, 2008 with Chinacomm (“Framework Agreement), pursuant to which Trussnet Nevada had the contractual right to acquire a 49% equity interest in Chinacomm Cayman for $196 million, of which the Company paid $5 million in 2008 pursuant to a Subscription and Shareholders’ Agreement between the Company’s wholly owned subsidiary Gulfstream, on the one hand, and Chinacomm and various of its subsidiaries and affiliates, on the other hand, dated May 23, 2008 (“Gulfstream Subscription Agreement”).  The Gulfstream Subscription Agreement supplemented the Framework Agreement.

The consent of 80% of the issued and outstanding shares of the Company’s Series B Common Stock shareholders is required in order to sell, assign or transfer any of the shares of the Company’s Series B Common Stock, except for any proxies granted to George Alvarez relating to the Company’s Series B Common Stock.  The Series B Common Stock is not participating with any declared dividends with voting rights in all matters in which shareholders have a right to vote at ten votes per each share of Series B Common Stock.  The Series B Common Stock is redeemable on May 23, 2023 at par value of $0.001 per share.

As a result of the Merger, there was a change in control of the Company.  In accordance with ASC Topic 805, Business Combinations, the Company was the acquiring entity.  In substance, the Merger is a recapitalization of the Company’s capital structure, rather than a business combination.

For accounting purposes, the Company accounted for the transaction as a reverse acquisition, with the Company as the surviving entity.  The Company did not recognize goodwill or any intangible assets in connection with the transaction.

All reference to common stock shares and per share amounts have been retroactively restated to effect the reverse acquisition, as if the transaction had taken place as of the beginning of the earliest period presented.

Acquisition of VelaTel Peru

On April 15, 2009, the Company completed the purchase of 95% of the outstanding shares of VelaTel Peru, S.A., formerly and at the time of acquisition Perusat, S.A. (“VelaTel Peru”), a Peruvian company that holds appropriate licenses and concessions, to enable the Company to deploy a wireless broadband telecommunications network utilizing radio frequency spectrum in the 2.5GHz band in eight cities throughout Peru.  The total purchase price was $705,000, consisting of an aggregate of 10,000 Series A common shares and a promissory note payable of $275,000.  The Series A common shares (valued at the date of closing) had a value of $430,000 and were not registered under the Securities Act of 1933, as amended, (“Securities Act”).

The Company designed the network in Peru (“VelaTel Peru Network”), selected the equipment and software necessary for the network, selected and leased the sites for installation of the equipment and contracted with ZTE Company and ZTE Peru to supply the equipment and services necessary to deploy and operate the Company’s WBA network in Peru.  The first phase of the Company’s deployment of a WBA network in Peru included geographic coverage in the cities of Trujillo, Ica, Piura, Chiclayo and Chimbote.  In September, 2011, the Company commercially launched its WBA network in these cities.

On January 5, 2012, the Company changed the name from Perusat to VelaTel Peru.  The Company is selling prepaid and postpaid plans, and branded consumer devices using VelaTel Peru’s brand name “GO MOVIL.”  The Company’s deployment for the two remaining cities in which it holds WBA spectrum licenses, Arequipa and Cusco, will commence the Company has secured its building permits.

Use of Estimates

The preparation of financial statements in accordance with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and the reported amounts of revenues and expenses during the reporting period.  Uncertainties with respect to such estimates and assumptions are inherent in the preparation of the Company’s consolidated financial statements; accordingly, it is possible that the actual results could differ from these estimates and assumptions, which could have a material effect on the reported amounts of the Company’s consolidated financial position and results of operations.

Revenue Recognition

For revenue from product sales and services, the Company recognizes revenue in accordance with ASC subtopic 605, Revenue Recognition, which requires that four basic criteria must be met before revenue can be recognized: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred or services have been rendered; (iii) the selling price is fixed and determinable; and (iv) collectability is reasonably assured.  Determination of criteria (iii) and (iv) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. ASC 605-10 incorporates ASC subtopic 605-25, Multiple-Element Arrangements. ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Revenue arises from sale of local and long distance service access where some payments are received before and some payments are received after the service has been rendered.  The Company sells its products separately and in various bundles that contain multiple deliverables.  These revenues include long distance and prepaid telephone cards, along with other products and services.  In accordance with ASC 605-25, sales arrangements with multiple deliverables are divided into separate units of accounting, if the deliverables in the arrangement meet the following criteria: (i) the product has value to the customer on a standalone basis; (ii) there is objective and reliable evidence of the fair value of undelivered items; and (iii) delivery or performances of any undelivered item is probable and substantially in our control.  The fair value of each separate element is generally determined by prices charged when sold separately.  In certain arrangements, the Company offers these products bundled together.  If there is any discount from the combined fair value of the individual elements, the discount is allocated to the portion of the revenues attributable to the individual elements.  In accordance with ASC 605-25, if fair value of all undelivered elements in an arrangement exists, but fair value does not exist for a delivered element, then revenue is recognized using the residual method.  Under the residual method, the fair value of undelivered elements is deferred and the remaining portion of the arrangement fee (after allocation of 100 percent of any discount to the delivered item) is recognized as revenue.

As of December 31, 2011 and 2010, the Company had unearned revenue of $0 and $2,536, respectively.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Fair Values

ASC subtopic 825-10, Financial Instruments requires disclosure of the fair value of certain financial instruments.  The carrying value of cash and cash equivalents, and short-term borrowings, as reflected in the consolidated balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the consolidated financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk.  Where practicable, the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise, only available information pertinent to fair value has been disclosed.

Accounting For Bad Debt Allowances

Bad debts allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable.  Management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis.  Allowance for doubtful accounts at December 31, 2011 and December 31, 2010 was $3,163and $19,511, respectively.

Inventories

The inventory consists of finished goods ready for resale purposes.  The Company purchases the merchandise on delivered duty paid basis. Inventories are valued at the lower of cost or market, with cost determined using the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and amortization.  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets.

The estimated useful lives of property, plant and equipment are as follows:

Machinery and equipment	10 years
Vehicles	4 years
Furniture and fixtures	10 years
Computers	4 years

Leasehold improvements are amortized over the shorter of their useful lives or the term of the lease.

The Company evaluates the carrying value of items of property, plant and equipment to be held and used whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.  The carrying value of an item of property, plant and equipment is considered impaired when the projected undiscounted future cash flows related to the asset are less than its carrying value.  The Company measures impairment based on the amount by which the carrying value of the respective asset exceeds its fair value.  Fair value is determined primarily using the projected future cash flows discounted at a rate commensurate with the risk involved.

Long-Lived Assets

The Company has adopted ASC subtopic 360-10, Property, Plant and Equipment.  ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses or a forecasted inability to achieve break-even operating results over an extended period.  The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows.  Should impairment in value be indicated, the carrying value of intangible assets would be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset.  ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.  See Note 4 for impairment of investments.

Intangible Assets and Goodwill

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10.  The Company assigns to all identifiable assets acquired (including intangible assets), and to all identifiable liabilities assumed, a portion of the cost of the acquired company equal to the estimated fair value of such assets and liabilities at the date of acquisition.  The Company records the excess of the cost of the acquired company over the sum of the amounts assigned to identifiable assets acquired less liabilities assumed, if any, as goodwill.

As a result of the acquisition of VelaTel Peru on April 15, 2009, the Company acquired intangible assets in the aggregate amount of $1,132,647.

The Company allocated $124,357 to identifiable intangible assets including developed software.  The remaining $1,008,290 was allocated to goodwill.

The Company amortized its identifiable intangible assets using the straight-line method over their estimated period of benefit.  The estimated useful life of the developed software is ten years.  The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

The Company accounts for and reports acquired goodwill and other intangible assets under ASC subtopic 305-10, Intangibles, Goodwill and Other.  In accordance with ASC 305-10, the Company tests its intangible assets for impairment on an annual basis and when there is reason to suspect that their values have been diminished or impaired.  Any write-downs will be included in results from operations.

The Company’s management performed an evaluation of its goodwill for purposes of determining the implied fair value of the assets at December 31, 2009.  Management performed an evaluation of its goodwill for purposes of determining the implied fair value of the assets at December 31, 2009.  The test indicated that the recorded remaining book value of its goodwill exceeded its fair value for the year ended December 31, 2009.  As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $1,008,290, net of tax, or $0.02 per share during the year ended December 31, 2009 to reduce the carrying value of the goodwill to $0.  Considerable management judgment is necessary to estimate the fair value.  Accordingly, actual results could vary significantly from management’s estimates.

Income Taxes

The Company accounts for income taxes in accordance with ASC subtopic 740-10, “Income Taxes.” which requires the Company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

The Company is subject to federal and state tax jurisdictions.  The Company’s tax years for 2008 to present are subject to examination by the taxing authorities. As of January 1, 2010, the Company had no material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing ASC 740. There have been no changes to the Company’s liability for unrecognized tax benefits during the years ended December 31, 2011 and 2010.

The Company files income tax returns in the U.S. Federal jurisdictions.  As of the date of adoption of ASC 740 and for the years ended December 31, 2011 and 2010, the Company’s tax returns remain open to examination by the Internal Revenue Service tax authorities.

The Company’s policy is to recognize any interest and penalties related to unrecognized tax benefits as a component of provision for income tax.  As of the date of adoption of ASC 740 and for the years ended December 31, 2011 and 2010, the Company had accrued no interest or penalties related to uncertain tax positions.

Comprehensive Loss

The Company accounts for comprehensive loss in accordance with GAAP, which requires that all items recognized under accounting standards as components of comprehensive loss be reported in a financial statement that is displayed with the prominence as other financial statements.  The total comprehensive loss for the Company includes net loss and foreign currency translation adjustments, as reported in the consolidated statements of shareholders’ deficiencies.

Functional Currency

A majority of the Company’s Peruvian subsidiary’s transactions are in US dollars; therefore this subsidiary’s functional currency is the US dollar.

Advertising Costs

Advertising costs, which are included in Selling and administrative, and general, are expensed as incurred. Advertising costs for 2011 and 2010 were $27,605 and $1,968, respectively.

Net Loss Per Share

The Company has adopted ASC subtopic 260-10, Earnings Per Share.   This requires the computation, presentation and disclosure requirements of earnings per share information.  Basic earnings per share have been calculated based upon the weighted average number of Series A common shares outstanding.  Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per Share, because they are anti-dilutive.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables.  The Company places its cash and temporary cash investments with high credit quality institutions.  At times, such investments may be in excess of the FDIC insurance limit.

Stock Based Compensation

Effective for the year beginning January 1, 2006, the Company adopted ASC subtopic 718-10, Compensation.  ASC 718-10 requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including employee stock options and employee stock purchases related to an Employee Stock Purchase Plan based on the estimated fair values.

Research and Development

The Company accounts for research and development costs in accordance with the ASC subtopic 730-10, Research and Development.  Under ASC 730-10, all research and development costs must be charged to expense as incurred.  Accordingly, internal research and development costs are expensed as incurred.  Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved.  Company sponsored research and development costs related to both present and future products and services are expensed in the period incurred.  The Company incurred research and development expenses of $6,317,287, $18,845,705 and $86,748,202 for the years ended December 31, 2011 and 2010; and from the period from April 8, 2008 (date of inception) through December 31, 2011, respectively.

Reclassification

Certain reclassifications have been made to prior periods’ data to conform to the current year’s presentation. These reclassifications had no effect on reported income or losses.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS, which was issued to provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and IFRS. ASU 2011-04 changes certain fair value measurement principles and enhances the disclosure requirements particularly for Level 3 fair value measurements.  This guidance is effective for the Company beginning on January 1, 2012.  The adoption of ASU 2011-04 is not expected to significantly impact the Company’s consolidated financial statements.

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income. ASU 2011-05 revises the manner in which entities present comprehensive income in their financial statements. The new guidance removes the presentation options in Accounting Standards Codification (ASC) 220, Comprehensive Income, and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. The ASU does not change the items that must be reported in other comprehensive income. In December 2011, the FASB issued ASU 2011-12 which defers the requirement in ASU 2011-05 that companies present reclassification adjustments for each component of accumulated other comprehensive income in both net income and other comprehensive income on the face of the financial statements. ASU 2011-05 is effective for fiscal years and interim reporting periods within those years beginning after December 15, 2011, with early adoption permitted. The adoption of ASU 2011-05, as amended by ASU 2011-12, is not expected to significantly impact the Company’s consolidated financial statements.

In September 2011, the FASB issued ASU 2011-08, Testing Goodwill for Impairment, which provides an entity the option to first assess qualitative factors to determine whether it is necessary to perform the current two-step test for goodwill impairment.  If an entity believes, as a result of its qualitative assessment, that it is more-likely-than-not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is required.  Otherwise, no further testing is required. The revised standard is effective for the Company for its annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  The adoption of ASU 2011-08 is not expected to significantly impact the Company’s consolidated financial statements.

In November 2011, the FASB issued ASU 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities, which requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. An entity is required to adopt ASU 2011-11 for reporting periods beginning on or after January 1, 2013. The adoption of ASU 2011-11 is not expected to significantly impact the Company’s consolidated financial statements.

NOTE 2  GOING CONCERN MATTERS

The accompanying audited Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As shown in the accompanying audited Consolidated Financial Statements, the Company incurred a net loss of $ 21,792,678 for the year ended December 31, 2011 and cumulative losses since inception (April 8, 2008) of $253,660,984.  In addition, the Company has negative working capital of $16,386,204 as of December 31, 2011 and a total stockholders’ deficiency of $9,928,838.

In addition, the Company requires substantial additional capital to finance its planned business operations and expects to incur operating losses in future periods due to the expense of deploying the networks and related businesses that are the core of our businesses.  The Company also has not realized material revenue since inception, and it is not without doubt that it will be successful in generating revenues in the future.

If the Company is not able to raise substantial additional capital in a timely manner, the Company may lose its rights to participate in the one or more of its projects and may be forced to cease operations.

To attain profitable operations, management continues focus its efforts on the deployment and operation of WBA telecommunications networks.    The Company typically contributes its technical expertise in deploying and operating networks, as well as the capital required to deploy the networks, in exchange for its equity interest in each project.  The Company will continue to be dependent on outside capital to fund its operations for the foreseeable future.  Any financing obtained may further dilute or otherwise impair the ownership interest of the current stockholders.  If the Company fails to generate positive cash flows or fails to obtain additional capital when required, the Company could modify, delay, or abandon some or all of its business plans.

The above factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.  The Company’s continued existence is dependent upon management’s ability to develop profitable operations and resolve its liquidity problems.  The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 3  PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets, at December 31, 2011 and 2010 are comprised of the following:

	December 31, 2011	December 31, 2010
Prepaid taxes	$1,256,423	$93,719
Prepaid payroll taxes	53,936	48,341
Deferred charges	85,527	77,491
Purchase prepaid expenses	1,078,515	58,594
	$2,474,401	$278,145

NOTE 4  INVESTMENTS

Chinacomm Cayman

The Company entered into the Framework Agreement, which was superseded by the Gulfstream Subscription Agreement, whereby the Company, through its subsidiary, Gulfstream, agreed to acquire a 49% equity interest in Chinacomm Cayman for a total purchase price of $196,000,000, of which the Company paid $5,000,000 during 2008.  During 2009, these agreements were restructured such that the Company acquired from Trussnet Capital Partners (HK) Ltd. (“TCP”) an option to acquire up to a 49% equity interest in Chinacomm Cayman pursuant to a non-recourse promissory note for $191,000,000 issued on March 9, 2009 (“TCP Note.”) and a Pledge Agreement of the equity interest in Chinacomm Cayman back to TCP as security for repayment of the TCP Note.  (See Note 5 for a complete discussion of the agreements related to this transaction.).

During May and June 2010, the Company paid $2.75 million into a Hong Kong bank account of Chinacomm Cayman, over which the Company exercised joint control with Chinacomm.  These funds were intended for use towards capitalizing Yunji.  However, Chinacomm informed the Company that, in order to activate Yunji, changes had to be made to the Gulfstream Subscription Agreement and to the TCP Subscription Agreement and Addendum that would give Chinacomm complete control of all bank accounts, revenues, capital expenses, operating expenses and the corporate seal (also known under Chinese business practices as a “chop”) of Yunji.  The Company rejected Chinacomm’s proposal and refused to authorize the release of the funds held in Chinacomm Cayman’s bank account to Yunji.  The Company attempted to negotiate with Chinacomm to resolve the impasse, in order to continue its investment in Chinacomm Cayman for the continued deployment and operation of the Chinacomm Network.  Meanwhile, Chinacomm decided to deploy the Chinacomm Network independent of what the Company had designed for each of the first 12 cities in the Chinacomm Network and without the Company’s approval.  Chinacomm decided to deploy fully the Chinacomm Network in Beijing and Shanghai and to place less emphasis on deployment for the balance of the first 12 cities designed by the Company where were to become part of the Chinacomm Network.

Company has not billed Chinacomm any amounts for the professional services it has provided to date directly or through vendors, including Trussnet USA, Inc., a Delaware Company (“Trussnet Delaware”) and Joinmax Engineering & Consultants (HK) Ltd. (“Joinmax”).  The Company has accounted for the costs of these professional services as research and development.  The Company did not expect to bill or collect these amounts until the Company capitalized Yunji Communications Technology (China)

Co., Ltd. (“Yunji”) and Trussnet Gulfstream (Dalian) Co., Ltd (“Trussnet Dalian”), to a level required for them to pay the Company’s invoices for the Company’s professional services rendered to Chinacomm.  Yunji was supposed to operate and service the Chinacomm Network, in exchange for a portion of the revenue generated by Chinacomm for the Chinacomm Network.  Trussnet Dalian was supposed to lease to Yunji equipment required in the deployment of the Chinacomm Network and provide technical and management services to Yunji for the procurement, installation and optimization of the equipment.

As of December 31, 2010, the Company evaluated for impairment the fair value of the above investment and determined that an impairment loss of $7,750,000 should be recognized.

As of December 31, 2011, Chinacomm Cayman was an inactive entity with no operating activities, except for contractual rights in the operation of the Chinacomm Network.  Also, as of December 31, 2011, the Company evaluated for impairment the fair value of its investment in Chinacomm Cayman and determined that an impairment loss of $7,750,000 should be recognized.

There was no carrying value of the investment at either December 31, 2011 or 2010, respectively

Transactions with Trussnet Capital Partners, Ltd.

In February 2009, TCP, a company wholly owned by our President, Colin Tay proposed to Chinacomm to enter into a substitute Subscription and Shareholders’ Agreement upon terms similar to the Gulfstream Subscription Agreement, but improved in several respects.  Based on Chinacomm’s prior relationship with Mr. Tay and additional benefits TCP was able to offer that the Company was not able to provide, Chinacomm entered into a substitute Subscription and Shareholders’ Agreement and Addendum thereto pursuant to which TCP acquired a 49% equity interest in Chinacomm Cayman (“TCP Subscription Agreement and Addendum”).  The additional benefits TCP was able to offer included negotiating extended payment terms with subcontractors who were performing services under contract with Trussnet Delaware (see description of “Trussnet Delaware Professional Services Agreement”) to allow those services to continue and the ability to arrange a $3-5 million operating loan for Chinacomm (this ultimately became a $29 million operating loan that Chinacomm obtained from Hana Bank).  The purchase price for TCP’s 49% equity interest is the same as in the Gulfstream Subscription Agreement, but the payment terms are improved and are expressly conditioned upon the renewal of the 3.5 GHz licenses for all 29 cities that are to be part of the Chinacomm Network.  In addition, if TCP was not able to meet the specific payment schedule described, the TCP Subscription Agreement contained a provision that required the parties to reach a new payment schedule through amicable negotiations.

Like the Gulfstream Subscription Agreement, the TCP Subscription Agreement and Addendum contemplated that the amounts paid to subscribe to the stock of Chinacomm Cayman would be used towards deployment of the Chinacomm Network.  Pursuant to the TCP Subscription Agreement and Addendum, Chinacomm delivered a certificate in TCP’s name for 2,450,000,000 shares of Chinacomm Cayman stock (representing 49% of a total of 5,000,000,000 shares authorized).  However, notwithstanding physical custody of the certificate by TCP, the TCP Subscription Addendum provided that the number of Chinacomm Cayman Series A common shares corresponding to the unpaid outstanding balance of the subscription price be “pledged” to Chinacomm Cayman and other parties to the TCP Subscription Agreement, and those parties are entitled to withdraw the pledged shares at their discretion if TCP failed to meet the payment schedule set for the in the TCP Subscription Agreement or any new schedule to which the parties agreed.

On March 9, 2009, TCP sold the equity interest it purchased through the TCP Subscription Agreement and Addendum to the Company pursuant to an Asset Purchase Agreement, a $191 million non-recourse promissory note (“TCP Note”) and a Pledge Agreement of the equity interest in Chinacomm Cayman back to TCP as security for repayment of the TCP Note.  This effectively provided the Company with non-recourse bridge financing for its acquisition, which, for accounting purposes, is characterized as an option to purchase up to 49% of the authorized shares of Chinacomm Cayman.  As the Company reduced the principal balance of the TCP Note, TCP was obligated to deliver an equal amount towards the subscription price pursuant to the TCP Subscription Agreement and Addendum.  As the Company reduced the principal balance of the TCP Note, TCP was also obligated to release to the Company shares of Chinacomm Cayman stock, free and clear of the Pledge Agreement, in the same proportion that the reduction in principal balance bore to the total principal balance of the TCP Note.

Through a series of amendments dated March 5, March 16, April 9 and May 9, 2010, respectively, the maturity date of the TCP Note has been extended until December 31, 2011, the interest rate has been increased from 8% to 10% per annum, the Company agreed to pay certain extension fees and TCP secured the option to accept payment of accrued interest and extension fees in the form of Series A common shares.

Pursuant to the May 9, 2010 amendment to the TCP Note, TCP became entitled to accept any or all of the interest or extension fees incurred pursuant to the TCP Note in the form of Series A common shares issued at a price per Share of the lesser of: (i) $0.95; or (ii) 80% of the volume weighted average of the closing bid price for the Series A common shares on the Over The Counter Bulletin Board quotation system (“OTCBB”) for the ten-day period prior to the date TCP delivered a written election to receive such payment in the form of Series A common shares.

TCP elected to receive Series A common shares for the difference between the total amount due under the TCP Note, including accrued interest and extension fees through May 8, 2010, and the original $191 million principal balance of the TCP Note.  On June 10, 2010, the Company issued 588,671 Series A common shares to TCP for the payment of $24,488,723 of interest and extension fees owed to TCP pursuant to the TCP Note, as amended.  These Series A common shares were delivered in satisfaction of the amounts the Company owed to TCP at the time of the Share issuance.  Through the period ended December 31, 2010, in addition to issuance of Series A common shares to TCP, the Company also paid TCP $10,900,000 towards accrued interest and extension fees.  In addition, the Company paid TCP $2,750,000 towards reduction of the principal balance of the TCP Note.

GBNC Joint Venture

Under the Company’s joint venture with GBNC (additional detail described further in Note 20, Subsequent Events), the Company will subscribe to 49% of the equity interest in a new Cayman Company that is in the process of being organized.  The Company will pay for the capital expenditures and operating expenses necessary to deploy and operate the GBNC Network.  In December 2010, the Company issued 50,000 Series A common shares valued at $1,010,000. The value established is based on the closing share price of the Company’s Series A common shares as of the date the contract was signed.  The Company determined that no impairment of the GBNC joint venture is warranted, as GBNC continues to report progress in organizing the operating entities.

Sino Crossings Fiber Joint Venture

Under the Company’s Sino Crossings joint venture (described further in Note 20, Subsequent Events, the Company will subscribe to 51% of the equity interest in China Crossing Cayman.  Azur will subscribe to the other 49% of China Crossing Cayman.  China Crossing Cayman will, in turn, subscribe to 49% and YYNT to 51% of the equity in a PRC Company in the process of being formed, into which YYNT will transfer ownership of the fiber assets.  The Company originally issued 90,000 Series A common shares in 2010 valued at $1,440,000 and issued an additional 150,000 Series A common shares in 2011 valued at $1,245,000. The value established is based on the closing share price of the Company’s Series A common shares as of the date the contract was signed and the date of issuance of the additional Series A common shares, respectively.  The Company has determined that no impairment of the Sino Crossings joint venture is warranted.  Azur has completed formation of the Cayman Island and Hong Kong holding companies that will own the WFOE that will operate the fiber network.  Azur also recently obtained an opinion letter that is a required condition to the financing of an equipment contract by ZTE Company.

NOTE 5  INTANGIBLE ASSETS

Intangible assets are comprised of software and other licenses and are amortized over the estimated life of ten years.  The Company periodically evaluates the recoverability of intangible assets and takes into account events or circumstances that warrant revised estimates of useful lives or indicate that impairment exists.

For the years ending December 31, 2011 and 2011, the Company recorded amortization of $21,537 and $18,596, respectively, as a charge to current period operations.

Amortization expense for the years ending December 31, 2012 and, 2013 is estimated to be approximately $21,000 and $11,000, respectively.

NOTE 6  ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities are comprised of the following:

	December 31, 2011	December 31, 2010
Accounts payable and accrued compensation	$9,531,751	$21,528,184
Accrued interest on indebtedness	514,975	851,639
Attorney fees and court costs	-	32,611
	$10,046,726	$22,412,434

 NOTE 7  CONVERTIBLE NOTES

Convertible notes as of December 31, 2011 and 2010 are comprised of the following:

	December 31, 2011	December 31, 2010
10% Convertible Note Purchase Agreements were due and payable December 31, 2008; accrued and unpaid interest is due at maturity; convertible note holder has the option to convert note principal together with accrued and unpaid interest to the Company’s Series A Common Stock at a rate of $0.95 per share. The Company is currently in default.	$200,834	$1,736,500

10% Amended and Restated Convertible Note Purchase Agreements were due and payable were due December 31, 2009, with interest payable at maturity. The Amended and Restated Convertible Notes are convertible into the Company’s Series A Common Stock at the lesser of: (i) $0.95 per share; or (ii) 80% of the volume weighted average of the closing bid price for the shares on the OTCBB for the ten day period prior to the convertible note holder’s election to convert. The Company is currently in default.	218,923	218,923

Total	419,757	1,955,423
Less current maturities	(419,757)	(1,955,423)
Long term portion	$-	$-

The Company entered into a Convertible Note Purchase Agreement with accredited investors during the year ended December 31, 2008 for the issuance of an aggregate of $35,501,482 of convertible notes.  The Convertible Notes Purchase Agreements accrue interest at 10% per annum, payable at maturity, and were due on December 31, 2008.  The convertible note holder has the option to convert any unpaid note principal and accrued interest to Series A common shares at a rate of $0.95 per Share. The effective interest rate at the date of inception was 420.61% per annum.

In accordance with ASC subtopic 470-20, “Debt; Debt With Conversion And Other Options,” the Company recognized an imbedded beneficial conversion feature present in the convertible notes.  The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital.  The Company recognized and measured an aggregate of $27,060,987 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the convertible notes.  The debt discount attributed to the beneficial conversion feature is amortized ratably to operations as interest expense over the term of the convertible notes.

Since the Company’s date of inception through December 31, 2011, the Company amortized $39,629,290 as interest expense.  For the years ended December 31, 2011 and 2010, there were no amortization expenses.

On November 17, 2008, the Company also entered into an Amended and Restated Convertible Note Purchase Agreement with numerous convertible note holders for the modification of certain terms and conditions contained in the previously issued Convertible Note Purchase Agreements.  The Company issued an aggregate of $20,979,572 in Amended and Restated Convertible Note Purchase Agreements in exchange for $17,389,776 of previously issued Convertible Note Purchase Agreements, a 20% inducement premium and accrued interest.  The Amended and Restated Convertible Note Purchase Agreements accrue interest at 10% per annum, payable at maturity and were due on December 31, 2009.  The holders of the Amended and Restated Convertible Note had an option to convert any unpaid note principal and accrued interest to the Company’s Series A Common Stock at the lesser of: (i) $0.95 per share; or (b) 80% of the volume weighted average of the closing bid price for the shares on the OTCBB for the ten day period prior to the convertible note holder’s election to convert.  The effective interest rate at the date of inception was 304%.

The Company's identified embedded derivatives related to the Amended and Restated Convertible Note Purchase Agreements entered into on November 17, 2008.  These embedded derivatives included certain conversion features.  The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of the Amended and Restated Convertible Note Purchase Agreement and to fair value as of each subsequent balance sheet date.  At the inception of the Amended and Restated Convertible Note Purchase Agreements, the Company determined a fair value $14,083,386 of the embedded derivative.  The fair value of the embedded derivative was determined using the Black Scholes Option Pricing Model based on the following assumptions:  dividend yield: -0-%, volatility 145%, risk free rate: 1.08%, expected term of four hundred and nine days.

Even though the Convertible Note Purchase Agreements and the Amended and Restated Convertible Purchase Agreements are in default, they continue to accrue simple interest at the rate of 10% per annum.

NOTE 8  NOTES PAYABLE

Notes payable at December 31, 2011 and 2010 were comprised of the following:

	December 31,	December 31,
	2011	2010
Note payable, due 9/15/2010, with monthly payments of $3,769 including interest, secured by financed equipment (currently in default)	$35,488	$85,974
Note payable, due 08/12/2008 (currently in default)	-	65,425
Note payable, due 1/22/2010, with monthly payments of $10,901 including interest at 14%, secured by equipment (currently in default)	41,420	37,579
Note payable, due 8/4/10, unsecured; interest at 12% per annum	-	149,469
Note payable, due 2/15/13, secured by equipment; interest at LIBOR (at rate of 0,7799% at December 31, 2011) plus 2.5% per annum with three semi-annual principal payments of beginning 2/5/12	3,624,889	-
Line of Credit Loan Agreement and Promissory Note, due12/31/11 unsecured, interest at 10% per annum. Although the credit limit under the First Note was $5,000,000 and the Due Date of the First Note was December 31, 2011, Isaac advanced funds to the Company in excess of the credit limit, including advances made after the Due Date,	6,289,474	-
Total	9,991,271	338,447
Less current maturities	(7,598,570)	(338,447)
Long term portion	$2,392,701	$0

Line of Credit Loan Agreement and Promissory Note

On July 1, 2011, the Company entered into a Line of Credit Loan Agreement and Promissory Note with Isaac (“Credit Line”).

In the Credit Line, the Company and Isaac agreed that the Company may borrow up to $5.0 million in such installments and subject to the same procedure for making funding requests as apply to the term “Funding Request” as defined in Section 1.7 of the Second A&R Isaac SPA described in Note 13 below.  For each funding request, Isaac will retain 5% of the amount requested (“Holdback”) as a set-up fee and compensation for Isaac’s due diligence.  Each Holdback will be added to the principal balance and will accrue interest along with the amount disbursed and outstanding from time to time.  Amounts borrowed pursuant to the Credit Line will bear simple interest at the rate of ten percent per annum.  Interest on the unpaid balance of the amounts borrowed accrue monthly, but is not due until the principal balance borrowed is due.  The principal balance borrowed became due and payable on December 31, 2011.  As of December 31, 2011, the principal and interest owing on the Credit Line was $6,289,474.  On February 23, 2012, the Company entered into an extension of the due date of the Credit Line and a Second Line of Credit Promissory Note.  These transactions are discussed further under Note 20, Subsequent Events.

NOTE 9  NOTES PAYABLE, OTHER

During the year ended December 31, 2009, three judgments were entered against the Company relating to certain Convertible Note Purchase Agreements currently in default.  The judgments are accruing interest at rates between 3.6% to 10% per annum.  Accordingly, the carrying value of the convertible notes, accrued interest and legal fees on the judgments are recorded at $768,875 and $1,881,393 as of December 31, 2011 and 2010, respectively.  The principal balance of the three judgments totaled $715,911 and $1,654,643 as of December 31, 2011 and 2010, respectively.

NOTE 10  DERIVATIVE FINANCIAL INSTRUMENTS

The Company's derivative financial instruments consisted of embedded derivatives related to the 10% Amended and Restated Convertible Note Purchase Agreements issued November 17, 2008.  The embedded derivatives included certain conversion features.  The accounting treatment of derivative financial instruments required that the Company record the derivatives at their fair values as of the inception date of the Amended and Restated Convertible Note Purchase Agreements (estimated at $821,946) and at fair value as of each subsequent balance sheet date.  Any change in fair value was recorded as non-operating, non-cash income or expense at each reporting date.  If the fair value of the derivatives was higher at the subsequent balance sheet date, the Company recorded a non-operating, non-cash charge.  If the fair value of the derivatives was lower at the subsequent balance sheet date, the Company recorded non-operating, non-cash income.  At December 31, 2011, the conversion-related derivatives were valued using the Black Scholes Option Pricing Model, with the following assumptions: dividend yield of 0-% annual volatility of 130% and risk free interest rate of 0.5% and recorded non-operating loss of $71,666 representing the change in fair value from December 31, 2010.  The derivatives were classified as short-term liabilities.  The derivative liability at December 31, 2011 and 2010 is $220,914 and $149,248, respectively.

NOTE 11   NON-CONTROLLING INTEREST

On April 15, 2009, the Company acquired a 95% interest in VelaTel Peru organized under the laws of the Country of Peru.

The following table summarizes the changes in Non-Controlling Interest from April 15, 2009 (date of acquisition) to December 31, 2011:

Balance as of April 15, 2009 (date of acquisition)	$0
Period loss applicable to non-controlling interest from the date of acquisition through December 31, 2010	(54,304)
Balance as of December 31, 2010	(54,304)
Period loss applicable to non-controlling interest for the year ended December 31, 2011	(85,512)
Balance as of December 31, 2011	$(139,816)

 NOTE 12  MANDATORY REDEEMABLE SERIES B COMMON STOCK

As of December 31, 2011, Company has issued and outstanding 1,338,182 shares of $0.001 par value Series B Common Stock.  The general attributes are:

Voting Rights

Each share of Series B Common Stock is entitled to ten votes in all matters for any action that the Series A Common Stock shareholders are entitled to vote.

Non Participatory

The Series B Common Stock does not participate in any declared dividends for any class of stock.

Transferability

The consent of 80% of the issued and outstanding shares of the Company’s Series B Common Stock shareholders is required in order to sell, assign or transfer any shares of the Company’s Series B Common Stock to any third party, or to grant proxies or voting rights with respect to shares of the Company’s Series B Common Stock, except for any proxies granted to George Alvarez relating to the Company’s Series B Common Stock.

Mandatory Redemption

The Series B Common Stock will be redeemed in 2023 at par value $0.001 per share, and is therefore classified outside of equity for reporting purposes.  The balance at December 31, 2011 was $73,715 which is the deemed fair value of Series B Common Stock.

NOTE 13   STOCKHOLDERS' DEFICIENCY

As of December 31, 2011, the Company was authorized to issue 1 billion shares of its Series A Common Stock, of which there were 6,657,662 shares issued and outstanding.

Private Placement:

Isaac Organization Stock Purchase Agreement and Amendment Thereto

Pursuant to a Stock Purchase Agreement with the Company dated February 9, 2010 (“Isaac SPA”), Isaac Organization, Inc., a Canadian Company (“Isaac”), agreed to fund the deployment of the various WBA networks being deployed by the Company, as well as the Company’s sales, general and administrative expenses.  On March 5, 2010, the Company and Isaac entered into an Amendment to the Isaac SPA (“First Amendment to Isaac SPA”).  The First Amendment to the Isaac SPA provided that the number of Series A common shares to be purchased by the Isaac was increased from 531,999 (representing 12% of the total issued and outstanding Series A common shares) to 1,063,999 (representing 24% of the total issued and outstanding Series A common shares).  The total purchase price was increased from $160 million to $320 million.  The installment dates and amounts were amended such that, in addition to $1 million paid at closing on February 9, 2010, $10 million was to be paid at the execution of the First Amendment to the Isaac SPA and was received in full; $20 million was due on or before March 31, 2010; $129 million was due on or before June 1, 2010; $80 million was due on or before September 30, 2010; and $80 million was due on or before December 31, 2010.  The number of Series A common shares Isaac was prohibited from transferring, and which were subject to return or cancellation upon failure to make any installment when due pursuant to the Isaac SPA, was adjusted to maintain the same ratio as each paid and unpaid installments bear to the total amended purchase price.

On March 31, 2010, Isaac withheld making the $20 million installment payment called for under the First Amendment to Isaac SPA, as Isaac expressed a desire to renegotiate its terms in light of the failure of Excel Era Limited (“Excel”), another investor, to make a required $239 million installment payment due on March 31, 2010 pursuant to Excel’s Stock Purchase Agreement with the Company, as amended.

Amended and Restated Isaac Stock Purchase Agreement

On May 9, 2010, the Company and Isaac entered into an Amended and Restated Stock Purchase Agreement (“A&R Isaac SPA”).  The A&R Isaac SPA amended and restated the Isaac SPA, as amended, in its entirety.  The A&R Isaac SPA provided that Isaac would purchase up to 49% of the shares of the Company’s Series A Common Stock for a purchase price of up to $320 million, including the $11 million previously paid under the Isaac SPA and First Amendment to Isaac SPA.  The purchase price was to be payable by Isaac in monthly installments of up to $15 million or more, commencing May 1, 2010 through December 1, 2011.  The unpaid balance of the purchase price was due and payable on December 31, 2011.  The Company was required to make a funding request for installment payments under the A&R Isaac SPA, which the Isaac was required to pay within 30 days of the Company’s request.  The Company had the right to make one or more funding requests of up to $15 million in the aggregate per calendar month, or more if the parties agreed to the request in writing.  Upon receipt of each payment, the Company was required to issue and deliver to Isaac the number of shares of Series A Common Stock that the dollar amount of the payment bears to $1.50 per Share.

The Company was also required to issue and deliver to Isaac for each dollar paid one warrant (“Warrant”) granting the right to acquire one share of the Company’s Series A Common Stock.  Each Warrant has a term of three years from the date of issuance in which the holder may exercise the Warrant at an exercise price of $1.00 per Share, unless the parties agree in writing to a cashless exercise.  Therefore, the total amount to be paid to the Company for the Warrants was up to $320 million in addition to the purchase price of up to $320 million pursuant to the A&R Isaac SPA.

Under the A&R Isaac SPA, Isaac was entitled to issuance of additional shares of the Company's Series A Common Stock under a fully diluted calculation to be performed commencing June 1, 2010 and the first calendar day of every third month thereafter until the purchase price was paid in full or the A&R Isaac SPA was otherwise terminated.  On each calculation date, the number of the Company's Series A Common Stock issued to Isaac was to bear the same ratio to 49% of the total shares of the Company's Series A Common Stock the paid portion of the purchase price bears to the total purchase price.  The number of Warrants and Series A common shares issued upon exercise of Warrants (“Warrant Series A common shares”) was excluded from both the numerator and the denominator in making the fully diluted calculation.  The Company and the Isaac agreed to enter into a separate registration rights agreement, pursuant to which Series A common shares and Warrants issued to the Isaac could enjoy “piggyback” rights, if the Company registered any of its shares of the Company's Series A Common Stock in the future.

The Company had the right to terminate Isaac’s rights under the A&R Isaac SPA under two circumstances.  First, if Isaac failed to pay any payment after a funding request and before expiration of a grace period, the Company had the right to issue a notice of termination for monetary default in which event the Company was entitled to cancel 10% of the Series A common shares, Warrants and Warrant Series A common shares previously issued to Isaac.  Second, at any time after Isaac had paid $205 million of the purchase price, the Company had the right to issue a notice of termination at its option, in which event Isaac would be entitled to receive Series A common shares representing 10% of the sum of: (i) all Series A common shares and Warrant Series A common shares previously issued to Isaac; and (ii) all Series A common shares represented by Warrants previously issued to Isaac that have not been exercised.

Under the A&R Isaac SPA, Isaac was entitled to designate two members of the Company’s Board of Directors.  However, Isaac relinquished this right in writing, effective March 15, 2011.

As a condition to the execution of the A&R Isaac SPA, the Company and TCP executed an agreement extending the maturity date of the TCP Note until December 31, 2011, as described above.

As of the substitution of the Second Amended And Restated Isaac Stock Purchase Agreement (Second A&R Isaac SPA) described immediately blow for the A&R SPA, the Company has received $25,109,659 towards the purchase price of the A&R Isaac SPA, for which the Company had issued Isaac a total of 291,661 Series A common shares, which did not include 44,658 Series A common shares to which Isaac was entitled that had not been issued.  Isaac was also entitled to be issued 251,097 Warrants pursuant to the A&R Isaac SPA, none of which had been issued.  These Warrants were to be issued upon agreement between the Company and Isaac on the form of the Warrant to be utilized in connection with the A&R Isaac SPA.

Second Amended and Restated Isaac Stock Purchase Agreement

On May 10, 2011 (Effective Date”), the Company and Isaac entered into the Second A&R Isaac SPA, which superseded entirely the terms of the previously operative A&R Isaac SPA.  Under the Second A&R Isaac SPA, for all Series A common shares Isaac purchased between February 8, 2010 and November 30, 2010, the price per Share was adjusted to $26.37, which is equal to the volume-weighted average of the closing price of Series A common shares for the time period June 1, 2010 through November 30, 2010.  For all Series A common shares Isaac purchased between December 1, 2010 through December 31, 2010, the price per Share was adjusted to $17.17, which is equal to the volume-weighted average of the closing price of Series A common shares during that time period.  For all Series A common shares Isaac purchased between January 1, 2011 through the Effective Date of the Second A&R Isaac SPA, as well as for all Series A common shares Isaac purchases after the Effective Date, the price per Share is the volume-weighted average of the closing price of Series A common shares for the ten-day trading period immediately preceding the date the Company received or in the future receives any payment pursuant to the Second A&R Isaac SPA (collectively, “New Purchase Price”).  Notwithstanding the foregoing, the New Purchase Price is not to be less than $18.00 per Share.

The total aggregate number of additional Series A common shares to which Isaac was entitled based on retroactive adjustments in accordance with the New Purchase Price was 715,200 Series A common shares (“Additional Series A common shares”), which is exclusive of the Series A common shares subscribed, but not issued to Isaac, or to which Isaac is entitled pursuant to a fully diluted calculation called for under the A&R Isaac SPA.  Isaac’s right to receive Series A common shares pursuant to a fully diluted calculation is eliminated in the Second A&R Isaac SPA.  In addition, the Company’s obligation to use the proceeds of the New Purchase Price solely towards deployment of WBA networks or sales, general and administrative expense was eliminated.

Under the Second A&R Isaac SPA, Isaac is entitled to one Adjusted Warrant for each Share Isaac was entitled to be issued pursuant to the A&R Isaac SPA, one Adjusted Warrant for each Additional Share and one Warrant for each Share Isaac purchases in the future.  The total aggregate number of Adjusted Warrants to which Isaac was entitled is 1,051,519, inclusive of 251,097 Warrants earned by Isaac pursuant to the A&R Isaac SPA that were not issued pursuant to that agreement.  Under the Second A&R Isaac SPA, the exercise price is adjusted as follows: (i) for Adjusted Warrants earned based on payments received between February 8 and November 30, 2010, the exercise price is $21.10, which is equal to 80% of the volume weighted average of the closing price of Series A common shares for the time period June 1, 2010 through November 30, 2010; (ii) for Adjusted Warrants earned based on payments received between December 1 and December 31, 2010, the exercise price is $13.70, which is equal to 80% of the volume weighted average of the closing price of Series A common shares during that time period; and (iii) for Adjusted Warrants earned based on payments received between January 1, 2011 and May 2, 2011, as well as for Warrants earned based on receipt of future payments, the exercise price is the volume-weighted average of the closing price of Series A common shares for the ten-day trading period immediately preceding the date the Company received or in the future receives the payment giving rise to the right to issuance of the Warrant or Adjusted Warrant.  Unless both the holder of a Warrant or Adjusted Warrant and the Company mutually agree in writing, there is no right to a cashless exercise of a Warrant or Adjusted Warrant.

Under the A&R Isaac SPA, each Warrant has a five-year exercise period, as measured from the date each Warrant became subject to issuance (the date the Company received a payment to which the right to issuance of each Warrant related).  Under the Second A&R Isaac SPA, each of the Adjusted Warrants earned based on a payment received on or before December 31, 2010 has the same five-year exercise period as the original Warrant it is intended to replace, which exercise period relates back to the date Isaac earned each Adjusted Warrant.  Each of the Warrants earned based on a payment received after December 31, 2010 has an exercise period of three years, which exercise period either relates back or begins to run from the date Isaac earned or earns each Warrant or Adjusted Warrant (also the date the Company received or in the future receives each corresponding payment).

Under the Second A&R Isaac SPA, the maximum additional investment the Company is obligated to accept from Isaac after the Effective Date is $50 million (which amount is exclusive of any Warrants Isaac may exercise).  There is no minimum investment the Company is obligated to accept.  The amount and timing of any additional investment is pursuant to one or more funding requests the Company is entitled to make at any time up to June 1, 2012, each of which Isaac must fulfill within 30 days.  If Isaac fails to timely honor any funding request, the Company has the right to cancel 10% of the Series A common shares, Warrants, and Adjusted Warrants and Series A common shares issued upon exercise of Warrants and Adjusted Warrants previously issued to Isaac.

The Company and Isaac agreed to enter into a separate registration rights agreement, pursuant to which Series A common shares and Warrants issued to Isaac may enjoy “piggyback” rights, if the Company registers any Series A common shares in the future.  As of the cancellation of the Second A&R Isaac SPA described in Note 20, Subsequent Events, the parties had not entered into any separate registration rights agreement.  In addition, under the Second A&R Isaac SPA, Isaac had the right to appoint two of the authorized nine members of the Company’s Board of Directors.  However, as of the cancellation of the Second A&R SPA described in Note 20, Subsequent Events, Isaac had never exercised this right.

During 2011, the Company had received $1,556,000 towards the New Purchase Price for which Isaac was entitled to issuance of 86,445 Series A common shares and 86,445 Warrants, in addition to the Series A common shares and Warrants previously described as due pursuant to the A&R Isaac SPA and/or the Second A&R Isaac SPA based on amounts Isaac paid before the Second A&R Isaac SPA Effective Date.  On August 12, 2011, the Company issued Isaac 846,302 Series A common shares and 113,796,312 Warrants and Adjusted Warrants, which represented the sum total of all amounts due Isaac pursuant to the A&R Isaac SPA and the Second A&R Isaac SPA through that date and through the cancellation of the Second A&R Isaac SPA described in Note 20, Subsequent Events.

Stock Issuances during the year ended December 31, 2011 were as follows:

2011 Stock Option and Incentive Plan

On May 10, 2011, the Company adopted the "China Tel Group, Inc. 2011 Stock Option and Incentive Plan" ("the 2011 SOP").  The Company did so pursuant to a resolution of the Company’s Board of Directors and pursuant to a majority written consent of the shareholders of the Company’s Common Stock.  It was implemented pursuant to a Definitive Information Statement filed with the SEC and mailed to the shareholders of the Company’s Common Stock.

The material terms of the 2011 SOP are as follows:

1.           The 2011 SOP is to be administered by the Company's Board of Directors or a committee of the Board, including a committee consisting of two or more non-employee directors to the extent required under applicable laws or rules of any stock exchange on which the Company's Series A common shares are listed (any administrator, the "Committee").

2.           An award under the 2011 SOP may consist of incentive stock options, non-statutory stock options, restricted stock awards, unrestricted stock awards, performance stock awards, or stock appreciation rights, with the amount and type of any award at the discretion of the Committee.

3.           Eligible recipients under the 2011 SOP are all employees, officers, directors, consultants or advisors of the Company or any of its subsidiaries.

4.           The maximum number of Series A common shares available for issuance under the 2011 SOP is 750,000, no more than 300,000 of which may be awarded other than as options or stock appreciation rights, and no more than 500,000 of which may be awarded to any one participant in any one taxable year of the Company.  Series A common shares issued pursuant to an award reduce the maximum Series A common shares remaining available for issuance under the 2011 SOP; however, Series A common shares that are subject to any award that subsequently lapses, expires or is forfeited automatically become available for re-issuance.  In the event of any reorganization, merger, stock dividend, or stock split, the Committee may adjust the number or kind of securities available for issuance or payment under the 2011 SOP to avoid dilution or enlargement of the rights of participants under any prior award.

5.           The exercise price of any stock option must be at least 100% of the fair market value of a Share on the date of grant (110% with respect to an incentive stock option granted to a participant who owns more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company).  Vesting and duration of any option is at the Committee's discretion up to a maximum of 10 years duration (5 years in the case of an incentive option to a participant with more than 10% voting power as described above).  Payment of the purchase price upon exercise of any option is to be in cash, except the Committee may accept payment through a broker exercise notice, a net share payment, or other any other form of payment acceptable to the Committee.

6.           Upon a participant's separation from employment or other service with the Company or subsidiary, certain unvested or unexercised rights with respect to prior awards outstanding under the Plan will terminate immediately or within three months following such separation, depending upon the type of award and the reason for separation.

7.           The 2011 SOP is non-exclusive and does not limit the power or authority of our Board of Directors to adopt, modify or terminate the 2011 SOP or such additional compensation arrangements as the Board may deem necessary or desirable. The 2011 SOP supersedes and replaces entirely the Company's 2008 SOP.  The 2011 SOP terminates by its terms on December 31, 2020, unless earlier terminated by action of the Board, provided that awards outstanding upon termination may continue to be exercised, or to become free of restrictions, according to their terms.

On July 15, 2011, the Company issued 375,000 options to purchase Series A common shares at an exercise price of $13.00 per Share. The options were issued to eligible recipients under the 2011 SOP.  All options were fully vested upon issuance and constitute non-statutory options under the terms of the 2011 SOP.

The following is a summary of stock option activity:

	Options outstanding	Weighted Average Exercise Price	Weighted average remaining contractual life	Aggregate Intrinsic Value
Outstanding, December 31, 2010	-	$-
Granted	375,000	13.00
Forfeited	-	-
Exercised	-	-
Outstanding, December 31, 2011	375,000	$13.00	9.55	$-

Exercisable, December 31, 2011	375,000	$13.00	9.55	$-

The assumptions used in calculating the fair value of options granted using the Black-Scholes option- pricing model for options granted are as follows:

Risk-free interest rate	2.00%
Expected life of the options	5 years
Expected volatility	139%
Expected dividend yield	0%

The exercise price for options outstanding at December 31, 2011:

Number of Options	Exercise Price

375,000	$13.00
375,000

For options granted during 2011 where the exercise price equaled the stock price at the date of the grant, the weighted-average fair value of such options was $0.115 and the weighted-average exercise price of such options was $13.00.  No options were granted during 2011, where the exercise price was less than the stock price at the date of the grant or the exercise price was greater than the stock price at the date of grant.

NOTE 14  WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the Series A common shares issued to non-employees of the Company.  These warrants were in connection with the sale of the Company’s Series A common shares.

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$21.00	265,453	3.50	$21.00	265,453	$21.00
$21.00	344,887	4.00	$21.00	344,887	$21.00
$21.00	37,732	4.25	$21.00	37,732	$21.00
$21.00	102,279	4.50	$21.00	102,279	$21.00
$20.00	301,168	2.75	$20.00	301,168	$20.00
$18.00	86,444	3.00	$18.00	86,444	$18.00
	1,137,963	3.53	$21.00	1,137,963	$21.00

 Transactions involving warrants are summarized as follows:

	Number of Series A common shares	Weighted Average Price Per Share
Outstanding at December 31, 2010	190,927
Issued	947,036
Exercised			-
Canceled or expired			-
Outstanding at December 31, 2011	1,137,963	$

The weighted-average fair value of the Warrants and Adjusted Warrants to be issued during the year ended December 31, 2011 was $7.00.

NOTE 15  RELATED PARTY TRANSACTIONS

The Company has the following material related party transactions:

	December 31,	December 31,
	2011	2010
Note payable from officer of subsidiary dated April 15, 2009, non-interest bearing, due on demand; unsecured	$25,000	$25,000
Note payable from officer dated June 27, 2009, 15% per annum interest, originally due July 15, 2009; unsecured, currently in default	-	50,000
Note payable from director and officer dated May 20, 2009, 8% per annum interest, due December 1, 2009; unsecured, currently in default	200,000	200,000
Note payable from director and officer dated April 1, 2009, 8% per annum interest, due originally October 1, 2009; unsecured, currently in default	100,000	100,000
Note payable from director and officer dated July 1, 2009, 8% per annum interest, due March 17, 2010, currently in default	100,000	100,000
	$425,000	$475,000

Accrued interest, as of December 31, 2011 and 2010 due to related parties was $83,778 and $110,407, respectively.

Advances from Officers and Related Parties

Officers of the Company or its subsidiaries have advanced certain operating expenses, including business travel, which is non-interest bearing and expected to be repaid within 12 months:

	December 31, 2011	December 31, 2010

Advances to VelaTel	$244,517	$584,517
Advances to Gulfstream	40,740	23,530
Advances to VelaTel Peru	470,618	517,645
	$755,875	$1,125,692

In addition, the Company owes officers and related parties $388,911 and $ 93,123 as of December 31, 2011 and 2010, respectively that are included in the Company’s accounts payable.

Agreements with Related Parties

The Company is a party to agreements with the following related parties:

Trussnet Delaware

 Except as indicated below, since December 31, 2010 there have been no transactions, nor are there any currently proposed transactions, to which the Company was or is a participant in which the amount involved exceeds $48,717 (1% of the average of our total assets as of December 31, 2009 and December 31, 2010) and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Since its acquisition of Trussnet Nevada, Trussnet Delaware has performed approximately $47 million in professional services, representing a significant amount of its operations, including the engineering, architectural and deployment services the Company provides relating to the Chinacomm Network.  The Company’s Chief Executive Officer, George Alvarez, its Chief Operating Officer, Mario Alvarez, and its Chief Administrative Officer, Isidoro Gutierrez, all were officers and shareholders of Trussnet Delaware.  They resigned their offices at Trussnet Delaware and transferred their equity interest in Trussnet Delaware to third parties prior to joining the Company.  Trussnet Delaware has paid consulting fees to Mario Alvarez and Kenneth L. Waggoner, the Company’s Executive Vice President Legal, General Counsel and Corporate Secretary, subsequent to its acquisition of Trussnet Nevada.

Pursuant to the Professional Services Agreement between Trussnet Nevada and Trussnet Delaware dated April 10, 2008 (“Trussnet Delaware Professional Services Agreement”), the Company agreed to pay Trussnet Delaware for its services at its standard hourly rates or based upon fixed fees for specific services.  As of December 31, 2010, the Company owed Trussnet Delaware in excess of $47 million.  Trussnet Delaware has advanced funds for the Company’s operations in anticipation of the Company receiving additional funding.  On October 1, 2009, Trussnet Nevada and Trussnet Delaware entered into a First Amendment of the Agreement for Professional Services (“First Amendment to Professional Services Agreement”).  Among other things, the First Amendment to Professional Services Agreement requires Trussnet Nevada to commence paying for the professional services Trussnet Delaware provided to Trussnet Nevada in connection with the Chinacomm Network at the rate of $10,000,000 per month, until the outstanding Trussnet Nevada obligation was paid in full.  The amounts due are to be paid through the issuance of Series A common shares in accordance with the provisions of the First Amendment to Professional Services Agreement.

During the term of the Trussnet Delaware Professional Services Agreement, as amended, the Company issued 90,890,640 Series A common shares to Trussnet Delaware as payment for $47,017,934 of professional services it rendered to the Company.  Trussnet Delaware has been paid in full pursuant to the Trussnet Delaware Professional Services Agreement, as amended.

Except for the extension of credit for services performed, Trussnet Delaware provided all such services at prices and on terms and conditions that are the same as those that would result from arm’s-length negotiations between unrelated parties.

 Trussnet Delaware subcontracted certain services developing applications software for the Chinacomm Network to Trussnet ADC Co. Inc.  The Company’s President, Colin Tay, was formerly the Chief Executive Officer of Trussnet ADC Co. Inc.   Our President, Mr. Tay, was the Chief Executive Officer of Trussnet ADC Co. Inc. in the past.  He no longer has any involvement with Trussnet ADC Co. Inc. in any respect.

Antonios Isaac

Since January 1, 2009, Antonios Isaac, individually and through Negotiart, Inc. And Negotiart of America, Inc. has received both restricted Series A common shares and free trading Series A common shares registered pursuant to Form S-8 for professional services rendered to the Company as an independent contractor.  In addition, Antonios Isaac is the beneficial owner of Series A common shares issued to Isaac Organization, Inc. pursuant to the stock purchase agreements discussed above.  (See Notes 8 and 13 for further disclosure related to transactions with Antonios Isaac and Isaac Organization, Inc.)

Trussnet Capital Partners (HK), Ltd.

The Company acquired its option to purchase a 49% equity interest in Chinacomm Cayman from TCP, of which Colin Tay is the sole director and stockholder.  The purchase was on terms and conditions that are the same as those that would result from arm’s-length negotiations between unrelated parties.  Colin Tay abstained from voting as a member of the Company’s Board of Directors in connection with this transaction, including all amendments thereto.

On June 10, 2010, the Company issued 588,671 Series A common shares to TCP for the payment of $24,488,721 of interest and fees owed to TCP under the Fourth Amendment issued by the Company to TCP.  (See Note 4 for further disclosure related to transactions with TCP.)

NOTE 16  COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases certain of its facilities under operating leases.  The total rental expense for all operating leases amounted to $271,963 and $ 117,649 for the years ended December 31, 2011 and 2010, respectively.

The future minimum rental commitments as of December 31, 2011, for all noncancelable operating leases are as follows:

For the year ended December 31,
2012	$223,140
2013	189,252
2014	189,252
2015	189,252
2016	141,920
Thereafter	0
Total	$932,836

Litigation

The Company is subject to the following legal proceedings which arise in the ordinary course of its business.  Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of these matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Notices from the IRS

During 2009, the Company received several notices of levy from the Internal Revenue Service (the "IRS"), for each of Trussnet Delaware and Trussnet USA Development, Inc. During 2010, the Company paid the IRS $311,565.57 that the Company owed to Trussnet Delaware as of the date of the levy then in effect.  In subsequent correspondence, the IRS has alleged that the Company held additional funds payable to Trussnet Delaware and Trussnet USA Development Inc. as of the date of each levy, and has threatened litigation against the Company for failure to comply with the levies.  The Company subsequently paid the IRS $382.85 that the Company owed Trussnet Delaware as of the date a levy was in effect. The Company is unaware of any suit having been filed by the IRS to enforce any such levy.  The Company maintains that it has never owed any amounts to Trussnet USA Development, Inc.  Further, it is the Company's understanding that Trussnet Delaware has satisfied its tax liability in full.

The Fischer Litigation

On May 22, 2009, a complaint was filed by Michael Fischer (“Fischer”) naming the Company as a defendant in the United States District Court for the Central District of California.  The complaint alleged a claim for breach of contract relating to the Company’s default under a convertible note purchase agreement entered into by the Company with Fischer.  The complaint requests damages of $1,000,000 plus interest at the rate of 10% per annum, court costs and attorneys’ fees.  Fisher obtained a judgment against the Company in the amount of $1,036,000 (“Fischer Judgment”).  On or about June 30, 2010, the Company received by facsimile transmission a Statement of Claim against the Company.  The Statement of Claim attempted to register the Fischer Judgment in the Ontario, Canada Superior Court of Justice.  The Statement of Claim was never personally served on the Company, so the Company did not elect to respond given it already had the Judgment pending in the United States.  On or about September 22, 2010, Fisher purportedly served a Notice of Garnishment on Isaac.  In October 2010, Isaac was purportedly served with a Motion Record of the Plaintiff/Creditor (“Motion”) attempting to enforce a garnishment of any funds Cross-Motion against Fischer.  Effective December 31, 2010, the Company settled this case for $960,000 pursuant to a Settlement Agreement and Mutual General Release (“Fischer Settlement Agreement”).  Fischer is receiving payments of $80,000.00 per month for 12 months pursuant to the Fischer Settlement Agreement.  Through the date of this Report, the Company has paid $560,000 pursuant to the Fischer Settlement Agreement.  The Company intends to complete its settlement payments to Mr. Fischer when sufficient funds to do so become available.

The Gomez Litigation

On July 17, 2009, a complaint was filed against the Company by Edgar Pereda Gomez (“Gomez”) in the Superior Court for the State of California, County of San Diego (“the Court”), Case No. 37-2009-00094247-CU-BC-CTL.  The complaint alleges a claim for breach of contract arising from the Company’s default under a convertible note purchase agreement entered into by the Company with Gomez and seeks damages in amount of $525,000 plus interest and costs.  The Company has responded to the complaint.  The Company has entered into a Stipulation for Entry of Judgment to resolve this lawsuit.  The Stipulation for Entry of Judgment provides for entry of a judgment in the amount of $525,000 plus interest and costs against the Company.  Effective December 31, 2010, the Company settled this case for $683,892.71 pursuant to a Settlement Agreement and Mutual General Release (“Gomez Settlement Agreement”).  Commencing April 15, 2011, Gomez received $113,982.12 per month and was supposed to receive the same amount of the 15th of the following 5 months pursuant to the Gomez Settlement Agreement.  Thus far, the Company has made four of the six settlement payments to which Mr. Gomez is entitled.  The Company intends to complete its settlement payments to Mr. Gomez when sufficient funds to do so become available.  On March 7, 2012, Mr. Gomez papers with the Court to obtain a Writ of Judgment in an attempt to collect on the unpaid balance of the Gomez Settlement Agreement and associated costs therewith.

The Perezcalva Litigation

On August 7, 2009, a complaint was filed against the Company by Francisco Perezcalva (“Perezcalva”) in the United States District Court for the Southern District of California (“the Court”), Case No. CV09 1716H-POR.  The complaint alleges a claim for breach of contract arising from the Company’s default under a convertible note purchase agreement entered into by the Company with Gomez and seeks damages in amount of $500,000 plus interest and costs.  The Company has responded to the complaint.  The Company has entered into a Stipulation for Entry of Judgment to resolve this lawsuit.  The Stipulation for Entry of Judgment provides for entry of a judgment in the amount of $500,000 plus interest and costs against the Company.   Effective as of October 18, 2010, the Company and Perezcalva entered into a Settlement Agreement and Mutual General Release related to the Action (“Perezcalva Settlement Agreement”).  The Perezcalva Settlement Agreement requires the Company to pay $700,000 over a five-month period of time.  The settlement amount is being paid by issuing Perezcalva Series A common shares.  The price per Share is equal to the volume-weighted average of the closing price of the Series A common shares on the OTCBB for the ten-day period preceding the first day of the month in which a monthly settlement payment is being made.  All payments have been made pursuant to the Perezcalva Settlement Agreement.  Counsel for Mr. Perezcalva is in the process of filing with the Court a Request for Dismissal with prejudice of the entire case.

The Olaechea Litigation

On December 13, 2010, a complaint was filed against the Company by Estudio Olaechea SOC. Civil DE R.L., a Peruvian business entity, in the Superior Court for the State of California, County of San Diego, Case No. 37-2010-00105897.  The complaint alleges a breach of contract arising from our default under a Promissory Note dated August 24, 2010 in the principal amount of $149,469.26.  The complaint sought that amount, plus interest and costs.  We stipulated to a judgment, which was entered on July 13, 2011, in the amount of $161,508.56.  The judgment, however, left unresolved how much attorneys’ fees were to be awarded to Olaechea.  Subsequently, the parties agreed to an amended judgment, which was entered on August 30, 2011.  The amended judgment resolved the remaining issue of the amount of attorneys’ fees by agreeing to the amount of $25,000 for attorneys’ fees, which yielded a total judgment amount of $188,411.31.  In addition, the amended judgment changed the name of the judgment debtor from China Tel Group, Inc. to VelaTel Global Communications, Inc. to reflect our name change.  As of the date of this Report, we have paid $47,500 of the amended judgment and owe the remaining balance.  Estudio Olaechea is undertaking efforts to collect on the unpaid balance of the judgment.

The Chinacomm Litigation

During May and June 2010, we paid $2.75 million into a Hong Kong bank account of Chinacomm Cayman, over which we had joint control with Chinacomm.  These funds were intended for use towards capitalizing Yunji.  However, Chinacomm demanded that the Company would have to make changes to the Gulfstream Subscription Agreement (and to the TCP Subscription Agreement described below) that would give Chinacomm complete control of all bank accounts, revenues, capital expenses, operating expenses and the corporate seal (also known under Chinese business practices as the “chop”) of Yunji.  The Company rejected Chinacomm’s proposal and refused to authorize the release of the funds held in Chinacomm Cayman’s bank account to Yunji.  The Company attempted to negotiate with Chinacomm to resolve the impasse, in order to continue its investment in Chinacomm Cayman for the continued deployment and operation of the Chinacomm Network.  Meanwhile, Chinacomm decided to deploy the Chinacomm Network independent of what we had designed for each of the cities identified above and without our approval.  Chinacomm decided to deploy fully the Chinacomm Network in Beijing and Shanghai.  We are unaware of any other activity by Chinacomm to deploy any of the remaining ten cities included Phase 1 of the deployment plan we designed and paid for in connection with the Chinacomm Network.

There were extensive negotiations over the course of the next year between representatives of the Company and Chinacomm, including face to face negotiations in Beijing on several occasions.  During the fourth quarter of 2011 we retained the Hong Kong law firm of Lawrence K.Y.Lo & Co. to investigate Chinacomm and its affiliated company, CECT Chinacomm Shanghai Co. Ltd.  On November 18, 2011, the Company, along with Trussnet Capital Partners (HK) Ltd. (“the Plaintiffs”), commenced litigation against Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Smart Channel Development Limited, Mong Sin, Qiu Ping, Yuan Yi, Chinacomm and CECT Chinacomm Shanghai Co. Ltd. (“the Defendants”) in The High Court of the Hong Kong Special Administrative Region, Court of First Instance, Action No. 1978 of 2011 (“the Chinacomm Litigation”).  The Chinacomm Litigation arises out of the breach of numerous agreements between the Plaintiffs and some of the Defendants, including, but not limited to, the Framework Agreements and Subscription and Shareholders’ Agreements, related to the joint venture between the parties to those agreements for the deployment of the Chinacomm Network.  In addition, the Chinacomm Litigation arises out of the deceitful representations by certain of the Defendants in connection with the issuance of licenses by applicable regulatory agencies in the PRC for the operation of the Chinacomm Network.  Finally, the Litigation involves the unauthorized removal of Colin Tay as an authorized signatory to a joint bank account Chinacomm Limited has with Standard Chartered Bank (HK) Limited “(Standard Chartered”), one of three Standard Chartered bank accounts in the name of Chinacomm Limited (“the Standard Chartered Accounts”) and into which the Plaintiffs deposited $4,749,599.00.  The Chinacomm Litigation seeks injunctive relief, compensatory damages, including, but not limited to: (i) loss of profits; (ii) restitution; (iii) reinstatement of any funds taken from the Standard Chartered Accounts; (iv) an accounting of any funds taken from the Standard Chartered Accounts; (v) damages for the amounts we spent on: (a) a Request for Proposal; (b) the development of a WBA Deployment Guide Book which includes the specifications for the design and market for each of the 12 cities comprising Phase 1 of the Chinacomm Network, equipment testing and procurement, deployment, office planning and staffing; (c) site acquisition to be utilized in connection with the 12 Phase 1 cities; (d) radio frequency engineering; (e) the architectural and engineering work for each of the 12 Phase 1 cities; and (v) court costs, and further and other relief as the Court may deem appropriate.

On November 18, 2011, the High Court issued an ex parte order granting the Plaintiffs’ application for injunctive relief, ordering that Chinacomm Limited, Thrive Century International Limited, Newtop Holdings Limited, Qiu Ping and Yuan Yi be restrained until further order of the High Court from: (i) dealing in the Standard Chartered Accounts; (ii) incurring any liability, creating charges, mortgages, encumbrances or liens to the detriment of Chinacomm Cayman; (iii) transferring or changing the existing shareholdings or proceeding with deregistration or dissolution of Chinacomm Cayman; and (iv) disposing of any fixed or current assets of Chinacomm Cayman.  In addition, the High Court ordered Qiu Ping, the President of Chinacomm and CECT Chinacomm Shanghai Co. Ltd., and Yuan Yi, the Chairman of the Board of these two companies, from disposing of or otherwise dealing with these companies’ assets locally or worldwide for purposes of the orders in the amount of $4,749,599.  In addition, the High Court ordered Chinacomm, Qiu Ping and Yuan Yi to disclose all relevant information related to the Standard Chartered Accounts within seven days of the aforementioned orders (collectively, the orders referred to herein as “the Injunction Order”). The Injunction Order was to remain in effect until November 25, 2011.

On November 25, 2011, the Injunction Order was continued by the High Court until further order of the High Court.

On April 11, 2012, the High Court denied the Defendants’ request to allow withdrawing any amounts from the Standard Chartered Accounts for legal costs and continued the Injunction Order in effect pending further order of the High Court.

The parties to the Chinacomm Litigation are involved in formal discovery in order to develop the factual support of their respective positions.

Employment and Consulting Agreements

The Company has consulting agreements with outside contractors to provide certain, financial, executive and financial advisory services.  The Agreements are generally for a term of less than 12-months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

On April 1, 2011, but retroactive to an effective date of November 1, 2010, the Company entered into an Executive Employment Agreement with Colin Tay to compensate him at the annual rate of $350,000, to provide him with other employment benefits the Company may provide to its senior management team in the future, and to issue him 669,091 shares of the Company’s Series B Common Stock.  The term of the Executive Employment Agreement commences on November 1, 2010 and ends on December 31, 2013, provided, however, that the term is automatically extended for one additional year on each anniversary of November 1, 2010, unless, not less than 90 days prior to each such date, either Colin Tay or the Company has given notice to the other that he or it does not wish to extend the term.  During the term, Colin Tay will serve as the President of the Company and will have such powers and duties as are normally inherent in such capacity in publicly held Companys of similar size and character as the Company, or as may be prescribed by the Company’s Board of Directors.  Although the term is retroactive, the issuance of the Series B Common Stock is not.  That portion of the Executive Employment Agreement became effective when the shares were issued on April 12, 2011.

During 2011, all officers of the Company were payroll employees who, with the exception of Colin Tay, operated without written employment contracts.  Effective January 16, 2012, all officers of the Company, with the exception of Colin Tay, are employed utilizing independent contractor agreements.

Other Material Agreements

Joinmax  On April 10, 2009, the Company and Joinmax Engineering & Consultants (HK) Ltd. (“Joinmax”) entered into an Agreement for Professional Services (“Joinmax Professional Services Agreement”).  The professional services to be provided to the Company consisted of: (i) architectural and engineering services; (ii) project management services; (iii) site acquisition services; (iv) deployment supervision services; (v) general administrative services; and (vi) any other professional services the Company deems necessary.  The Company is obligated to pay Joinmax for the Services it provides to the Company at Joinmax’ standard hourly rates and/or based upon a fixed fee for specific Services.  The Company has the option to pay any Joinmax invoice by tendering Series A common shares in lieu of a cash payment for the professional services rendered to the Company.  The Series A common shares are to be paid at a price equal to the lesser of: (i) $0.95 or (ii) 80% of the volume weighted average of the closing price of the Series A common shares on the OTCCB for the 30 day period prior to each payment due date of an invoice.

ZTE Global MOU  On August 9, 2010, the Company entered into a binding global memorandum of understating with ZTE Company, a PRC company (“ZTE”), for a strategic partnership to advance both parties’ interest in delivering innovative telecommunications solutions to individual, enterprise and government consumers worldwide (“Global ZTE MOU”).  Under the terms of the Global ZTE MOU, ZTE will be the preferred and primary provider of customized equipment, software, consumer products, operation services and financing for the high-speed WBA telecommunications networks we deploy in the PRC, Peru and other markets the Company enters in the future.  The Company and ZTE will also work together to analyze consumer demand for new products and solutions, develop business plans to manufacture, market and sell ZTE’s products and services, all with the goal to expand the reach of the Company’s WBA.  ZTE is obligated to treat the Company as its preferred customer in the supply of equipment, consumer products, operation services, solutions and financing.  ZTE is also obligated to offer the Company a favorable vendor-financing proposal for each project identified by the parties and use its best efforts to facilitate our applications for debt financing by banks with which ZTE has relationships.  The Company and ZTE will share equal ownership of intellectual property involved in equipment, software, consumer products, services or solutions through their joint efforts.

ZTE Contracts with VelaTel Peru  On August 5, 2010, the Company’s 95% subsidiary, VelaTel Peru, entered into contracts with ZTE for all equipment and services projected to be required for deployment and operation of the VelaTel Peru Network.  The total value of the contracts is up to $41,057,659 for equipment and $6,941,960 for services.  VelaTel Peru also issued purchase orders pursuant to the contracts for the equipment and services projected as necessary to complete deployment of Phase 1 of the VelaTel Peru Network, to provide geographic coverage in the seven cities where VelaTel Peru currently holds licenses. The total of the first purchase orders is approximately $7.0 million for infrastructure equipment, for terminal equipment for resale to Perusat’s subscribers and for engineering and other services, including network design and optimization, equipment installation, training of VelaTel Peru personnel, network operation management for two years, and equipment warranty and spare parts for two years.  Payment terms include 85% vendor financing to be provided by ZTE for infrastructure equipment covered under the first equipment purchase order, payable over two and one-half years, with one year grace period commencing from the first bill of lading date’ in three equal semi-annual installments, including interest at six month LIBOR (London Inter-Bank Offered Rate) plus 2.5% per annum.  Payment terms for subsequent infrastructure equipment purchase orders are 85% bank financing to be provided by commercial lenders in the PRC (to be facilitated by ZTE), payable over six years with a two year grace period, with interest rate and other up-front fees to be negotiated and subject to bank underwriting requirements.  ZTE will issue VelaTel Peru a $3 million payment voucher towards network expansion which VelaTel Peru can apply against up to 20% of the value of future purchase orders issued within three years of the date of the equipment contract.  The duration of the contracts is up to seven years, during which ZTE will honor initial unit pricing.  The contracts are subject to termination under certain commercial circumstances, including VelaTel Peru’s right to terminate at any time except as to purchase orders already issued, if VelaTel Peru determines the quantities already delivered and installed are adequate based on existing and projected subscriber revenue and taking into account the geographic and population coverage of the WBA licenses VelaTel Peru is able to secure.  The Company paid the 15% down payment and other amounts required for ZTE to begin manufacture of the equipment totaling $686,763 on December 22, 2010.

Contractual Obligations for VelaTel Peru Deployment

The Company had the contractual obligations to pay for deployment of the VelaTel Peru Network for approximately $305,000.

NOTE 17   FAIR VALUE MEASUREMENT

The Company adopted the provisions of ASC 825-10 on January 1, 2008.  ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.  ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  ASC 825-10 establishes three levels of inputs that may be used to measure fair value:

Level 1 - Quoted prices in active markets for identical assets or liabilities.

Level 2 - Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 - Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment.  In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement is disclosed and is determined based on the lowest level input that is significant to the fair value measurement.

Upon adoption of ASC 825-10, there was no cumulative effect adjustment to beginning retained earnings and no impact on the consolidated financial statements.

The carrying value of the Company’s cash and cash equivalents, accounts receivable, accounts payable, short-term borrowings (including convertible notes payable), and other current assets and liabilities approximate fair value, because of their short-term maturity.

Items recorded or measured at fair value on a recurring basis in the accompanying consolidated financial statements consisted of the following items as of December 31, 2010:

	Quoted Prices in Active Markets for Identical Instruments Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Derivative Liability	$0	$0	$220,914	$220,914

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining fair value:

Beginning balance as of January 1, 2011	$149,248
Change in value of derivative liability during 2011	71,666
Ending balance as of December 31, 2011	$220,914

The Company's derivative liability was valued using pricing models, and the Company generally uses similar models to value similar instruments.  Where possible, the Company verifies the values produced by its pricing models to market prices.  Valuation models require a variety of inputs, including contractual terms, market prices, yield curves, credit spreads, measures of volatility, and correlations of such inputs.  These financial liabilities do not trade in liquid markets, and, as such, model inputs cannot generally be verified and do involve significant management judgment.  Such instruments are typically classified within Level 3 of the fair value hierarchy.  The change in fair value of the derivative liability is included as a component of other income in the condensed consolidated statements of loss.

NOTE 18   NET LOSS PER SHARE

The Company accounts for net loss per share in accordance with ASC subtopic 260-10, “Earnings Per Share,” which requires presentation of basic and diluted EPS on the face of the statement of operations for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS.

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of Series A common stock outstanding during each period.  It excludes the dilutive effects of potentially issuable Series A common shares such as those related to our convertible notes.  Diluted net loss per share is calculated by including potentially dilutive share issuances in the denominator.  However, diluted net loss per share for the period from April 8, 2008 (date of inception) through December 31, 2010 does not reflect the effects of shares potentially issuable upon conversion of convertible notes and outstanding warrants.  These potentially issuable shares would have an anti-dilutive effect on our net loss per share.

NOTE 19  INCOME TAXES

At December 31, 2011, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $246,000,000, expiring in the year 2031, that may be used to offset future taxable income.  The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized.  Due to possible significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.  Components of deferred tax assets as of December 31, 2011 are as follows: (i) income tax expense for the year ended December 31, 2011 is comprised of state taxes, which primarily are not based on earnings; (ii) no other income taxes were recorded on the earnings in 2011 and 2010 as a result of the utilization of the carry forwards; and all or portion of the remaining valuation allowance may be reduced in future years based on an assessment of earnings sufficient to fully utilize these potential tax benefits.

At December 31, 2011, the significant components of the deferred tax assets (liabilities) are summarized below:

	December 31,	December 31,
	2011	2010

Approximate net operating loss carry forwards expiring in 2028	$246,000,000	$230,000,000

Deferred tax assets:
Federal net operating loss	$84,000,000	$78,000,000
State net operating loss	15,000,000	14,000,000

Total deferred tax assets	99,000,000	92,000,000
Less valuation allowance	(99,000,000)	(92,000,000)
	$-	$-

The reconciliation of the effective income tax rate to the federal statutory rate for the years ended December 31, 2011 and 2010 is as follows:

	December 31,	December 31,
	2011	2010

Federal income tax rate	-34.0%	-34.0%
State tax, net of federal benefit	-6.0%	-6.0%
Stock options	8.0%
Change in derivative liability	0.0%	-1.0%
Increase in valuation allowance	32.0%	41.0%
Effective income tax rate	0.0%	0.0%

The Company has never been audited by either the Internal Revenue Service or any state, and the 2008 to present tax years are still open and could be subject to audit.

NOTE 20    SUBSEQUENT EVENTS

The Company has evaluated events subsequent to December 31, 2011, to assess the need for potential recognition or disclosure in this Report. Such events were evaluated through the date the Company’s financial statements were issued.  Based upon this evaluation, it was determined that no subsequent events occurred that require recognition in the consolidated financial statements and that the following items represent subsequent events that merit disclosure in this Report.

Sino Crossings Fiber Joint Venture

On November 11, 2010, the Company entered into a joint venture agreement pursuant to which the Company will subscribe to 51% of the equity interest in China Crossing Cayman, an entity formed during 2011.  Azur will subscribe to the other 49% of China Crossing Cayman.  China Crossing Cayman will, in turn, subscribe to 49% and YYNT to 51% of the equity in a PRC Company Azur is in the process of forming.  The Company will have the right to appoint a majority of the members of the boards of directors of all entities.  This corporate structure will allow the Company to consolidate the financial activity of this joint venture.  Once formed and licensed to do business in China, YYNT will transfer ownership of certain fiber optic cable to the newly formed joint venture.  Sino Crossings will sell to third party telecommunication providers the right to utilize the fiber it manages and maintains in order for these third party telecommunication providers to connect and transport data to their subscribers for a fee to be charged by Sino Crossings.  The Company expects to utilize the fiber for the same purposes for its PRC based projects, but at a discount compared to amounts charged to third party telecommunication providers. On December 2, 2011 the Company and Azur amended their agreement to require Azur to undertake additional duties.

GBNC Network Joint Venture

On December 13, 2010, the Company and GBNC entered into a Subscription and Shareholder Agreement.  Each is contractually obligated to contribute certain resources in order to deploy and operate a WBA telecommunications network in the PRC.  In particular, GBNC has WBA licenses in the 3.5GHz and 5.8 GHz bandwidth for potentially nine cities within the Fujian Province in China (“GBNC Network”).  It currently holds WBA licenses in Fuzhou and Xiamen.  The Company will have a 49% ownership in the entities comprising its joint venture with GBNC, with majority control of each entity’s board of directors.  This Company expects this corporate structure will allow it to consolidate the financial activity of this joint venture.  The Company is required to finance all capital and operating expenditures needed to complete the GBNC Network, which includes the deployment of at least 77 BTS plus core equipment in Fuzhou and Xiamen.  GBNC has the right to submit applications to obtain additional WBA licenses in at least seven additional cities and/or regions throughout China.  GBNC also holds licenses to act as an internet service provider (“ISP”) in 26 cities and regions in China, and the right to apply for ISP licenses in additional cities and regions nationwide.

The VN Tech Fuel Cell Business

On April 1, 2011, the Company signed a Subscription and Shareholder Agreement with VN Tech.  Under this agreement, the parties will form a joint venture operating company that will manufacture, distribute and sell hydrogen fuel cell systems.  VN Tech is transferring to the joint venture its intellectual property rights and its relationships with key industry members in the PRC in exchange for a 49% stake in the joint venture.  The Company will subscribe to the remaining 51% equity in the joint venture and will have the right to control the boards of directors of the operating company and its offshore holding companies.  The transaction has been structured to allow the Company to report the results of the joint venture’s operations on its consolidated financial statements in the same manner as its other subsidiaries.

The joint venture will deliver fuel cell systems that satisfy the telecommunication industry standard to provide back-up battery power to operate data centers and remotely located infrastructure equipment during periods where primary electrical transmission is interrupted for any reason.  The Company will be entitled to a 10% discount on fuel cell systems it purchases compared to the lowest price charged to any other telecommunications carrier.

Business and Exclusive Services Agreements with NGSN

On October 21, 2011, the Company entered into a Business Agreement with NGSN (“NGSN Business Agreement”).  NGSN was founded from a group of other technology companies to support other PRC owned companies and central government agencies in advancing private network telecommunications technologies.  NGSN holds a PRC-issued value added services license to provide location based tracking services and other information services nationwide.  NGSN’s current activities include projects related to transportation, including GPS tracking technologies, remotely delivered education services, and agriculture technologies.

Under the NGSN Business Agreement, the Company will form a PRC operating company to be jointly owned with NGSN, but subject to the Company’s control.  The operating company will enter into an exclusive services contract with NGSN to deliver the information services and also deploy and operate a 4G WBA network that will employ TD-LTE technology.  The Company will finance the first phase of the joint venture’s deployment, and the joint venture will own the infrastructure equipment.  The operating company will initially provide its services to consumers, wireless carriers, enterprises, automobile manufacturers and original equipment manufacturers in two regions of China.

On February 1, 2012 the Company and NGSN entered into the Exclusive Technical Services Agreement contemplated by the NGSN Business Agreement.  During 2011 and 2012 the Company are completed the formation of the holding company entities contemplated by the NGSN Business Agreement, specifically NGSN Communications Network Co., Ltd. a Cayman Islands Company (“NGSN Cayman”), which was completed in November 2011, and NGSN Communications Network (HK) Co., Ltd., a Hong Kong Company (“NGSN HK”), which was completed in February 2012.  Pending formation of the wholly foreign owned enterprise (“WFOE”) that will be an operating subsidiary of NSGN HK, as contemplated under the NGSN Business Agreement, the Company may begin providing services to NGSN through its existing WFOE, Beijing Yunji Communications Technical Services Company (“Beijing Yunji”).

Business Agreement with Aerostrong

On November 11, 2011, the Company entered into a Business Agreement with Aerostrong (“Aerostrong Business Agreement”) to provide telecommunications services to Aerostrong and its affiliates and customers.  Aerostrong is a subsidiary of China Aerospace Science and Technology Group (“China Aerospace”), a state-owned company in the PRC.  China Aerospace is the main contractor for the PRC’s space program.

Aerostrong holds value added services licenses to provide telecommunication services via satellite nationwide and internet access services in 18 major cities in China.  Aerostrong qualifies to obtain and has applied for radio frequency spectrum licenses to provide WBA services, special network access, cloud computing, application services, content services and integrated solutions.  Part of the corporate mission of Aerostrong is to deploy an internal WBA network and application platform for all of the operating companies that fall under the China Aerospace umbrella, as well as their customers, suppliers and employees.  The China Aerospace WBA network will include an electronic platform for human resources administration, financial management and various application services

Under the Aerostrong Business Agreement, the Company, through its PRC operating subsidiary and WFOE, Beijing Yunji, will enter into an Exclusive Services Agreement with Aerostrong to deliver WBA and related telecommunications services utilizing Aerostrong’s licenses combined with infrastructure equipment the Company will finance.  Aerostrong will pay Beijing Yunji service fees to be established in the Exclusive Services Agreement.  Among other services, Beijing Yunji will deploy and operate the China Aerospace network for China Aerospace and its subsidiaries and affiliated enterprises.

Herlong Acquisition and Novi-Net and Montenegro Networks

On December 6, 2011, the Company entered into a Business Cooperation Agreement with 7L and others to acquire a controlling interest in Herlong and its operating subsidiaries, Novi-Net and Montenegro Connect.  The Republic of Croatia has granted Novi-Net a nationwide license to provide WBA and related services using 42 MHz of radio frequency spectrum in the 3.5 GHz bandwidth to serve Croatia’s 4.5 million citizens.  Since 2006, Novi-Net has been providing WBA services in five counties in northern Croatia under a regional license.  Novi-Net currently owns a data center, a network core and 11 base transceiver stations (“BTS”) to provide WBA and related services to approximately 1,500 subscribers.   Montenegro Connect holds a nationwide license in Montenegro, covering 40 MHz in the 3.5 GHz bandwidth.  Montenegro’s year round population stands at 625,000, but it receives more than one million tourists annually.  Montenegro Connect is a “greenfield” operation with two BTS installed for testing purposes and no commercial operations or subscriber base.  In exchange for its 75% equity stake in Herlong, the Company will contribute all capital and operating expenditures necessary to deploy and operate the Novi-Net and Montenegro Connect Networks until each of Novi-Net and Montenegro Connect attains a positive cash flow.

On April 2, 2012, the Company closed its acquisition of 75% of Herlong by paying a €500,000 (approximately $653,800 based on an exchange rate of €1.00 = $1.31, the approximate rate in effect April 13, 2012) down payment towards the total budgeted capital and operating expenses, plus credit for a €528,086 (approximately $690,525 based on same exchange rate) deposit on an initial equipment order placed with ZTE Company.  Herlong issued the Company 48,843 shares of its common stock, which represents 75% of the total shares issued and outstanding.  Herlong’s board of directors is comprised of three directors, of which the Company has the right to appoint and has appointed two and 7L has the right to appoint one.  The transaction has been structured to allow the Company to report the results of the operations of Herlong, Novi-Net and Montenegro Connect on the Company’s consolidated financial statements in the same manner as its other subsidiaries.

Kerseyco Business Agreement and VeratNet Network

On December 19, 2011, the Company entered into a Standby Business Cooperation Agreement to acquire a controlling interest in Kerseyco and its Serbian operating subsidiary, VeratNet.  VeratNet is one of the leading telecommunications operators and internet service providers in Serbia, offering a full range of telecommunication services, including ADSL broadband service nationwide and WBA services in three cities where it holds radio frequency licenses, including Belgrade which is Serbia’s capital and largest city.  VeratNet also offers specialty services to business customers, such as international private leased circuit services, dedicated wireless internet lines and dedicated web server hosting.  VeratNet currently owns a data center, a network core, and 11 BTS.  VeratNet has more than 50 employees who serve more than 18,000 subscribers.

In exchange for its equity stake, the Company will contribute capital expenditures and operating expenditures necessary to continue VeratNet’s existing operations and to upgrade VeratNet’s existing WBA infrastructure equipment with higher capacity equipment, which will allow VeratNet to add new wireless customers.

Isaac Agreement with the Company Related to the First Note, the Second A&R Isaac SPA and Option to Acquire Interest in VN Tech

On February 23, 2012, the Company entered into the following two agreements with Isaac: (i) Agreement to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, Cancel Stock Purchase Agreement, and Grant Option in VN Tech Agreement (“Extension Agreement”); and (ii) Second Line of Credit Loan Agreement and Promissory Note (“Second Note”).

Although the credit limit under the First Note was $5,000,000 and the Due Date of the First Note was December 31, 2011, Isaac advanced funds to the Company in excess of the credit limit, including advances made after the Due Date.  In entering into the Extension Agreement, the parties agreed to extend the Due Date for the First Note to June 30, 2012 and to increase the credit limit under the First Note to reflect the total amount borrowed, namely $6,385,000 disbursed, plus 5% Holdback fees totaling $336,053, for a total principal balance of $6,721,053.  Interest in the amount of $332,794 had accrued on the principal balance, for a total amount due as of February 23, 2012 of $7,053,847 (“Pre-Extension Total Amount Due”).  In the Extension Agreement, the principal balance of the First Note is increased to $7,425,102 (“Increased Principal Balance”), representing the Pre-Extension Total Amount Due plus an additional 5% Holdback fee of $371,255.  It was agreed that interest will accrue on the Increased Principal Balance at the rate of 10% per annum.

The Extension Agreement provides that Isaac will be granted an option to at any time convert all or any portion of the balance of principal and interest due under the First Note to shares in favor of Isaac or any of its assigns. The details of the conversion feature will be agreed to when the Company has additional authorized Series A common shares available for issuance.

The Extension Agreement also grants Isaac an option to acquire the Company’s 51% joint venture interest in the “VN Tech Agreement.” The Extension Agreement provides that the price of Isaac’s option is to be determined based on Isaac’s due diligence and a mutually agreed valuation of the joint venture.  If Isaac exercises its option to acquire the Company’s 51% interest in the VN Tech Agreement, the agreed value of that interest will be treated as an offset to the amount otherwise due under the First Note.

In the Second Note, the Company promises to pay to the order of Isaac the principal sum of $7,368,421, or so much thereof as may be disbursed to, or for, the benefit of the Company by Isaac, in Isaac’s discretion and subject to Isaac’s approval of budgets identifying the Company’s proposed use of each funding request.  For each funding request, Isaac will retain a 5% Holdback as a set-up fee and compensation for Isaac’s due diligence.  Each Holdback will be added to the principal balance and will accrue interest along with the amount disbursed and outstanding from time to time.  The total potential amount to be disbursed, net of 5% Holdback fees, is $7,000,000.  Amounts borrowed pursuant to the Second Note will bear interest at the rate of 10% per annum.  Interest will be calculated based on the principal balance, as may be adjusted from time to time to reflect additional advances and/or partial repayments made on the Second Note.  Interest will accrue but shall not be due until the principal balance is due on December 31, 2012.

The Second Note provides that Isaac will be granted an option to at any time convert all or any portion of the balance of principal and interest due under the Second Note to Series A common shares to Isaac or any of its assigns. The details of the conversion feature will be agreed to between the Parties when the Company has additional authorized Series A common shares available for issuance.

Line of Credit Promissory Note with Weal Group, Inc.

On March 5, 2012, the Company entered into a Line of Credit Promissory Note with Weal Group, Inc. (“Weal”) in the principal amount of $1,052,632(“Weal Note”). The disbursement amount of the Weal Note is $1,000,000.000.  Weal will retain a 5% Holdback as a set-up fee and compensation for Weal’s due diligence.  The difference between the disbursement amount and the principal amount represents the 5% Holdback fee.  The Maturity Date of the Weal Note is March 5, 2013.  The Company has the right to prepay the Weal Note in whole or in part prior to its Maturity Date without penalty.  The Weal Note bears interest on its principal amount at 10% per annum.  The Weal Note provides, as in the Isaac Second Note, a conversion feature granting an option to convert all or a portion of the balance of principal and interest due under the Weal Note to Series A common shares.  The details of the conversion feature will be agreed to between the parties to the Weal Note when the Company has additional authorized Series A common shares available for issuance and when Isaac and the Company have agreed to a conversion feature as to the Isaac Second Note. Weal will have the same option to convert that Isaac will have when it is agreed to between the Company and Isaac with respect to the Isaac Second Note.  Upon that agreement, the parties to the Weal Note will enter into an amendment to reflect the agreed upon conversion feature.

Increase in the Number of Authorized Series A Common Stock

On or about March 7, 2012, we provided notice to our shareholders that the shareholders of the outstanding shares of our Series A Common Stock and our Series B Common Stock (collectively “Common Stock”) of the Company who, in the aggregate, hold a majority of the voting power of all shares of the Company’s Common Stock entitled to vote have, by written consent in lieu of a regular or special meeting of our shareholders (“Majority Written Consent”), approved an amendment of our Articles of InCompany to increase the number of authorized shares of our Series A Common Stock from 1 billion to 2 billion shares (“the Action”).  It did so after filing a Definitive Information Statement with the SEC and mailing it to all shareholders of record.

In accordance with Section 78-315 and 78.320 of the Nevada Revised Statutes (“NRS”), the Action was approved on February 14, 2012 by Unanimous Written Consent of the Board of Directors of the Company and by the Majority Written Consent of our shareholders.  The Information Statement was filed with the SEC and mailed to our shareholders as of the record date in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, only to inform the shareholders of our Common Stock of the Action before it takes effect.  Pursuant to Rule 14c-2 of the Exchange Act, the Action will not take effect until a date that is at least 20 days after the date the Information Statement was mailed to the shareholders of our Common Stock.  The Information Statement was mailed to the shareholders of our Common Stock on or about March 7, 2012.  The Company’s authorized Series A common shares increased from 1 billion to 2 billion effective March 28, 2012.

Agreement with VN Tech

On April 1, 2011, the Company and VN Tech, a limited liability company organized under the laws of the PRC, entered into a Subscription and Shareholder Agreement (“VN Tech Agreement”).  Pursuant to the VN Tech Agreement, the Company and VN Tech will each contribute certain resources in order to develop technology, patent, manufacture, market, distribute and sell stand-alone electrical power generation or storage media using hydrogen or fuel cells for hydro-chemical energy conversion (“Fuel Cell Systems”).

The material terms of the VN Tech Agreement are as follows:

1.           VN Tech will transfer to a newly formed joint venture its expertise, relationships and past and future contracts related to technology development, patent, manufacturing, marketing, distribution and sale of Fuel Cell Systems.  Within ten days after formation of the entities comprising the joint venture, the Company will pay to VN Tech five million Series A common shares;

2.           The joint venture between VN Tech and the Company is represented by a series of new entities to be created, with interlocking ownership (collectively “VN Tech Entities”), each referred to in the VN Tech Agreement by a fictitious name, with the actual name of each entity to be agreed based on legal and marketing considerations.  The VN Tech Entities are “New Co,” a parent company to be created in the Cayman Islands, “HK Co,” a wholly owned subsidiary of New Co to be created in Hong Kong, and “WFOE,” a wholly owned subsidiary of HK Co to be created in the PRC in a manner so as to qualify as a “wholly owned foreign enterprise” under PRC law.  The Company will subscribe to 51% and VN Tech 49% of the stock of New Co; New Co will subscribe to 100% of the stock of HK Co.; and HK Co will subscribe to 100% of the stock of WFOE.  The same fictitious names are used to describe entities formed or to be formed in connection with other transactions described in this Report.  However, the fictitious names of the actual entities will be separate for each transaction;

3.           The board of directors of each of the VN Tech Entities will be comprised of five directors, three of whom shall be appointed by the Company and two by VN Tech.  The Bylaws of each of the VN Tech Entities will contain various provisions for the protection of majority and minority stockholders as follows: (i) requiring a 75% super-majority vote of shareholders on certain corporate action; (ii) requiring joint signatures on bank accounts (one each by a director or officer appointed by the Company and by a director or officer appointed by VN Tech); and (iii) requiring custody of the corporate seal or “chop” of each of the VN Tech Entities to be held in escrow by a neutral third party;

4.           In addition to the VN Tech Entities, a management company will be created in Hong Kong or other jurisdiction to be agreed between VN Tech and the Company.  The management company will be controlled by the Company, and the Company will enter into a management contract with WFOE to provide marketing, sales and other services to WFOE;

5.           All contracts, capital expenditures, operating expenses and revenue in connection with the business contemplated under the VN Tech Agreement will flow through WFOE;

6.           The Company will be entitled to a 10% price discount on Fuel Cell Systems it purchases compared to the lowest price charged to any other telecommunications network carrier.  The Company’s discount will apply to usage by any telecommunications network carrier in which the Company has at least a 25% direct or indirect ownership interest; and

7.           All profits generated from WFOE’s operations that exceed working capital requirements, payment of tax or provision therefore, outstanding loan obligations and reserves for contingent future liabilities, will be distributed to the shareholders of New Co in full by dividends.

The financial goals of the joint venture include: (i) permitting the Company to fully report the financial results of WFOE as part of the Company’s consolidated financial statements; (ii) permitting New Co and/or HK Co to control the China-based assets managed by WFOE and the revenue to be generated from those assets; (iii) permitting a China-based subsidiary of the Company to qualify under PRC law to conduct equipment leasing activity for Fuel Cell Systems; (iv) creating a vehicle for manufacture of Fuel Cell Systems in China; and (v) eventual public listing of WFOE’s operations on a stock exchange, such as HKSE, NYSE, NASDAQ or London AIM in order to expand the base of equity capital available for deployment and expansion of the joint venture’s WBA networks and to recapture some or all of the respective investments of VN Tech and the Company.

Stock Purchase Agreement with Zapna

On April 3, 2012, the Company, through its wholly owned subsidiary, Gulfstream entered into a Stock Purchase Agreement (“Zapna SPA”) with Zapna and Omair Khan (“Khan”), Zapna’s sole shareholder in exchange for 6,000,000 Series A common shares.  Zapna provides telecommunications solutions and services, including SIM overlay cards and mobile applications to reduce long distance and roaming charges for retail and corporate users.  Zapna also provides a full white label platform service for carrier partners, including voice and SMS terminations.  Zapna is currently providing services in several European countries (Sweden, Finland and Spain). Many of Zapna's existing solutions for telephony services are well suited to VoIP and other data services provided by the Company and other broadband operators. Zapna’s headquarters are in Denmark, with a technical development team in Pakistan.

Closing of the Zapna SPA took place when the contract was signed, with the exchange of the Company’s Series A common shares for 75% of Zapna’s issued and outstanding shares to follow as expeditiously as possible.  Zapna’s board of directors is to be comprised of five directors, of which the Company will have the right to appoint three and Kahn two.  The transaction has been structured to allow the Company to report the results of Zapna’s operations on its consolidated financial statements in the same manner as its other subsidiaries.

The material terms of the Zapna SPA are as follow:

1. Zapna’s capital stock consists of 100 authorized shares (“Zapna Stock”), of which all 100 shares have been issued to Seller.  Seller will cause 75 shares of Zapna Stock (“Purchased Zapna Series A common shares”) to be transferred to Gulfstream;

2. The Purchase Price for the Purchased Zapna Series A common shares is 60,000 shares of our Series A Common Stock (“the Zapna Purchase Price”), which we will cause to be issued in the name of Alhamd Holding Company, a new Danish Company Seller is in the process of forming, or otherwise as Seller shall direct.  The Company warrants the total value of the Series A common shares will be at least $200,000 as measured by the closing price per Share over the ten trading days immediately following the Closing (“Valuation Calculation” and “Valuation Date”).  If the total value of the Series A common shares being issued to Seller is less than $200,000 on the Valuation Date, The Company, will issue and deliver to Seller within ten business days of the Valuation Date that number of additional shares of the Company’s Series A Common Stock that will represent the difference between $200,000 and the total value of the Zapna Purchase Price, based on the Valuation Calculation (“Price Protection Series A common shares”);

3. The Closing took place when the Zapna SPA was signed on April 3, 2012, with the exchange of Series A common shares described above to follow as expeditiously as possible;

4. Seller also intends to hold his remaining 25 shares of Zapna Stock in the name of Alhamd Holding Company.  Seller and/or Alhamd Holding Company have agreed to pledge all 25 shares of Zapna Stock (“Pledged Zapna Series A common shares”) and all 60,000 of the Zapna Purchase Price Series A common shares in favor of Gulfstream as collateral for any liability of Seller to the Company or Gulfstream for any claim for indemnification pertaining to breach of any representation or warranty by Seller to Gulfstream pursuant to the Zapna SPA.  Such pledge of the Zapna Stock and Series A common shares will be pursuant to the pledge agreement attached as Schedule 1 to the Zapna SPA (“Zapna Pledge Agreement”).  Subject to the Zapna Pledge Agreement, the pledge agent will release to Seller or as Seller directs: (i) the Zapna Purchase Price Series A common shares 180 days following the Closing Date; and (ii) the Pledged Zapna Series A common shares on the third anniversary of the Closing Date.;

5. Zapna’s Board of Directors is to be comprised of five Directors, of which Gulfstream shall have the right to appoint three and Seller the right to appoint two. Sellers’ Directors have veto rights over certain fundamental business decisions of Zapna, including purchase of subsidiaries, public listing of Zapna’s Stock, declaring bankruptcy or similar proceedings, or termination of the employment of any of the three members of Zapna’s senior management, Hamad Raza, Omair Khan and Connie Duedahl;

6. Hamad Raza, Omair Khan and Connie Duedahl will be eligible to participate in our 2012 Stock Option and Incentive Plan on the same basis as other senior management representatives of the Company of equal rank and upon similar criteria for award of options, provided that Zapna’s financial performance shall expressly be a criterion. Hamad Raza shall continue to act as Zapna’s Chief Executive Officer at a salary reflected in a 2012 budget Purchaser has approved.  Purchaser has agreed to cover Zapna’s budgeted negative EBITDA, as reflected in the approved 2012 budget;

7. Purchaser has agreed to assist Zapna in obtaining a favorable distributorship and other contractual relationships with Taisys Holding Co., Ltd. and its subsidiaries.  We have also agreed to provide Zapna access to and favorable relationships with each of the Company’s current and future operating subsidiaries.  The Company and Zapna have agreed to develop a strategic plan to exploit synergies between their respective operations as soon as the strategic plan has been approved and signed by the parties to the Zapna SPA, all of which shall occur within three months of the signing of the Zapna SPA; and

8. Seller is granted certain “tag along” rights and rights of first refusal in the event Purchaser seeks to sell a controlling interest in Zapna, upon terms we believe are standard in transactions of this nature.  Seller and the Gulfstream have made certain representations and warranties regarding the corporate and financial status of the Seller and the Purchaser and their respective past operations, also upon terms the Company believes are standard in transactions of this nature.

Sales of Unregistered Securities of the Company

With the exception of the following sale of unregistered securities, all of the information required by Item 701 of Regulation S-K has been included in a Quarterly Report on Form 10-Q, in a Current Report on Form 8-K and in our Annual Reports on Form 10-K since our inception.

Up to a Maximum of 28,500,000 Series A common shares

To be sold by Selling Stockholder

Prospectus

VelaTel Group, Inc.

January 30, 2013

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until __________________2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.  The Company shall pay the expenses.

SEC Registration Fee

 $    872.96

Printing and Engraving Expenses

    1,500.00

Legal Fees and Expenses

  35,000.00

Accounting Fees and Expenses

  15,000.00

Miscellaneous

    2,500.00

TOTAL

$54,872.96

Item 14.  Indemnification of Directors and Officers

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

Stock Issuances during the year beginning January 1, 2012 and through the date of this prospectus

On February 17, 2012, the Company issued 40,552 Series A common shares to Domenico Butler for professional services rendered to the Company’s subsidiary VelaTel Peru pursuant to an agreement for construction services between the VelaTel Peru and

Butler, which resulted in a reduction of $162,206.56 in accounts payable of the Company.

On February 23, 2012, the Company issued 269,385 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to an Agreement for Professional Services, which resulted in a reduction of $2,693,851 in accounts payable of the Company.

On March 2, 2012, the Company issued 63,489 Series A common shares to Mario Navarro for loans Navarro made to the Company’s subsidiary VelaTel Peru, pursuant to the Restated Settlement Agreement between VelaTel Peru, the Company and Navarro, which resulted in a reduction of $353,638 in accounts payable of the Company.

On March 21, 2012, the Company issued 8,163 Series A common shares to Joaquin De Teresa pursuant to a Joaquin De Teresa Settlement Agreement related to the payment of a Convertible Note Purchase Agreement, which resulted in a reduction of $77,062 in debt of the Company.

On April 27, 2012, the Company issued Series A common shares to the persons and entities and for the purposes described as follows:

30,214 Series A common shares to ChangeWave, Inc. dba NBT Communications in full payment of the unpaid balance for services rendered to the Company pursuant to a consulting agreement between the Company and NBT, which resulted in reduction of $67,679 in accounts payable of the Company.

66,667 Series A common shares to Alhamd Holding Company as consideration for the Company’s acquisition of 75% of the capital stock of Zapna, ApS completed on April 3, 2012.

100,000 Series A common shares to Lou Hongye as consideration for the Company’s acquisition of 75% of the capital stock of VN Tech Investment, Ltd. (HK) completed on April 22, 2012.

336,932 Series A common shares and 336,932 warrants to Isaac Organization, Inc. in payment of a promissory note due April 30, 2012, which resulted in reduction of $500,000 in debt of the Company.

On May 15, 2012, the Company issued 16,781 Series A common shares to Domenico Di Gianvito Butler for professional services rendered to the Company’s subsidiary VelaTel Peru pursuant to an agreement for construction services between the VelaTel Peru and Butler, which resulted in a reduction of $32,387 in accounts payable of the Company.

On June 13, 2012, the Company issued 606,124 Series A common shares and 606,124 warrants to Isaac Organization, Inc. in payment of a promissory note due May 15, 2012 which resulted in a reduction of $500,000 in debt of the Company.

In July 2012, the Company issued 1,170,000 Series A common shares in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

In August 2012, the Company issued 531,085 Series A common shares to America Orient, LLC as assignee for Isaac in exchange for the conversion of a note payable and related interest in the amount of $44,877.

In August 2012, the Company issued 8,354,081 Series A common shares as described in the S-8 filing with exhibits totaling $701,743 in settlement of accounts payable attributable to compensation to independent contractors.

On September 13, 2012, the Company issued 2,250,000 Series A common shares to Ironridge Global IV, Ltd.  The second issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the assigned accounts, plus fees and costs.

On September 13, 2012, the Company issued 1,153,961 Series A common shares and 1,153,961 warrants to Isaac Organization, Inc. in partial payment of a promissory note in the amount of $500,000 due June 30, 2012. Each warrant has an exercise price of $0.0276 and an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $5,000 in notes payable of the Company, and payment of accrued interest of $26,849.33.

On September 13, 2012, the Company issued 928,309 Series A common shares and 928,309 warrants to America Orient, LLC in partial payment of a promissory note in the amount of $500,000 due May 31, 2012 in favor of Isaac and assigned to America Orient. Each warrant has an exercise price of $ 0.0299 and an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $25,000 in notes payable of the Company, and payment of accrued interest of $2,756.44.

On October 4, 2012, the Company issued 4,800,000 Series A common shares to Ironridge in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

On October 4, 2012, the Company issued 714,286 Series A common shares to Frost

& Sullivan in full payment for professional services rendered to the Company pursuant to an independent contractor agreement for investor relations and public relations services between the Company and Frost & Sullivan. This sale of Series A common shares resulted in a reduction of $15,000 in accounts payable of the Company.

On October 22, 2012, the Company issued 5,331,505 Series A common shares and 5,331,505 warrants to Weal Group in partial payment of a line of credit promissory note of up to $1,052,631.50. Each warrant has an exercise price of $0.01708, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $91,062.10 in notes payable of the Company, and payment of $0 of accrued interest.

On October 22, 2012, the Company issued 2,883,669 Series A common shares and 2,883,669 warrants to David S. McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each warrant has an exercise price of $0.01708, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $49,253.06 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,036,437 Series A common shares and 3,036,437 warrants to Isaac in partial payment of a promissory note in the amount of $500,000. Each warrant has an exercise price of $0.0247, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $75,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 5,243,446 Series A common shares and 5,243,446 warrants to America Orient, LLC, as assignee of Isaac, in partial payment of a promissory note in the amount of $500,000. Each warrant has an exercise price of $0.0267, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $140,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,475,843 Series A common shares and 3,475,843 warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50. Each warrant has an exercise price of $0.02877, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $100,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 7, 2012, the Company issued 3,302,051 Series A common shares and 3,302,051 warrants to Ryan Alvarez, as assignee of Weal Group, in partial payment of a line of credit promissory note of up to $1,052,631.50.  Each warrant has an exercise price of $0.02877, and has an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $95,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 8, 2012, the Company issued 10,000,000 Series B common shares to Colin Tay as compensation that will equal $10,000 upon mandatory redemption of the Series B common shares in 2023.

On November 14, 2012, the Company issued 2,800,000 Series A common shares to Ironridge in partial settlement of a lawsuit with Ironridge whereby Ironridge took assignment and the Company was relieved of liability for $1,367,693 of accounts payable.

On November 14, 2012, the Company issued 941,915 Series A common shares and 941,915 warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50.  Each warrant has an exercise price of $0.03185, and has an exercise term of three years. This sale of Series A common shares resulted in a principal reduction of $30,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 21, 2012, the Company issued 2,129,520 Series A common shares and 2,129,520 warrants to the Kenneth Hobbs IRA in payment of a promissory note in the amount of $48,421.05. Each warrant has an exercise price of $0.02442, and has an exercise term of three years. The sale of Series A common shares resulted in a principal reduction of $48,421.05 and $3,581.84 of accrued interest.

On November 21, 2012, the Company issued 1,526,792 Series A common shares and 1,526,792 warrants to Kenneth Hobbs in payment of accrued compensation owed to Kenneth Hobbs as an independent contractor.  Each warrant has an exercise price of $0.03053, and has an exercise term of three years. The sale resulted in a reduction of $46,612.95 in accounts payable of the Company.

On November 21, 2012, the Company issued 4,392,411 Series A common shares and 4,392,411 warrants to Carlos Trujillo in payment of accrued compensation owed to Carlos Trujillo as an independent contractor. Each warrant has an exercise price of $0.03053, and has an exercise term of three years. The sale resulted in a reduction of $134,100.30 in accounts payable of the Company.

On November 21, 2012, the Company issued 4,570,651 Series A common shares and 4,570,651 warrants to Isidoro Gutierrez in payment of accrued compensation owed to Isidoro Gutierrez as an independent contractor.  Each warrant has an exercise price of $0.03053, and has an exercise term of three years. The sale resulted in a reduction of $139,541.97 in accounts payable of the Company.

On November 21, 2012, the Company issued 2,047,502 Series A common shares and 2,047,502 warrants to Nathan Alvarez, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc.  Each warrant has an exercise price of $0.02442 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 2,147,766 Series A common shares and 2,147,766 warrants to James Shaw, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc.  Each warrant has an exercise price of $0.02328 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 2,147,766 Series A common shares and 2,147,766 warrants to Nathan Alvarez, as partial assignee of Weal Group, Inc. in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc.  Each warrant has an exercise price of $0.02328 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $50,000 in notes payable of the Company, and payment of $0 of accrued interest.

On November 29, 2012, the Company issued 1,718,213 Series A Shares to Kenneth L. Waggoner in payment of accrued compensation owed to Kenneth L. Waggoner as an independent contractor. This sale of Series A common shares resulted in a reduction of $50,000 in accounts payable of the Company.

On December 12, 2012, the Company issued 2,600,000 Series A common shares to Ironridge. The issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the Assigned Accounts, plus fees and costs.

On December 14, 2012, the Company issued 1,497,696 Series A common shares and 1,497,696 warrants to Isaac Organization, Inc. in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc.  Each warrant has an exercise price of $0.0434 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $65,000 in notes payable of the Company, and payment of $0 of accrued interest.

On December 18, 2012, the Company issued 3,328,082 Series A common shares to Asher Enterprises, Inc. in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Asher.  This sale of Series A common shares resulted in a principal reduction of $125,000 in notes payable of the Company, and payment of $0 of accrued interest.  The Company also issued 3,328,082 warrants to

America Orient.  Each warrant has an exercise price of $0.04507 and an exercise term of three years.

On January 4, 2013, the Company issued 578,501 Series A common shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental.  This sale of Series A common shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest.  The Company also issued 578,501 warrants to America Orient.  Each warrant has an exercise price of $0.057044 and an exercise term of three years.

On January 11, 2013, the Company issued 1,540,832 Series A common shares and 1,540,832 warrants to James Shaw in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor of Weal Group, Inc. and partially assigned to James Shaw.  Each warrant has an exercise price of $0.0649 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $100,000in notes payable of the Company, and payment of $0 of accrued interest.

On January 11, 2013, the Company issued 1,304,859 Series A common shares to Steve O. Smith in payment of accrued compensation owed to Steve O. Smith as an independent contractor. This sale of Series A common shares resulted in a reduction of $97,734 in accounts payable of the Company.

On January 11, 2013, the Company issued 501,519 Series A common shares to Continental Equities, LLC in partial payment of a promissory note in the amount of $500,000 in favor of Isaac Organization, Inc. and assigned by Isaac to America Orient, LLC and partially assigned by America Orient to Continental.  This sale of Series A common shares resulted in a principal reduction of $33,000 in notes payable of the Company, and payment of $0 of accrued interest.  The Company also issued 501,519 warrants to America Orient.  Each warrant has an exercise price of $0.0658 and an exercise term of three years.

On January 15, 2013, the Company issued 4,990,151 Series A common shares and 4,990,151 warrants to Jane M. Morrell Revocable Trust in partial payment of a promissory note of $684,210.52 in favor of Kevin J. Morrell Revocable Trust.  Each warrant has an exercise price of $0.0649 and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $265,000 in notes payable of the Company, and payment of $58,860.84 of accrued interest.

On January 15, 2013, the Company issued 787,106 Series A common shares and 2,505,319 warrants to Kenneth L. Waggoner in payment of accrued compensation owed to Kenneth L. Waggoner as an independent contractor. All of the warrants have an exercise term of three years.  1,718,213 of the warrants have an exercise price of $0.0291 and 787,106 of the warrants have an exercise price of $0.0759.  This sale of Series A common shares resulted in a reduction of $59,741.42 in accounts payable of the Company.

On January 15, 2013, the Company issued 389,754 Series A common shares and 389,754 warrants to McEwen in partial payment of a line of credit promissory note of up to $1,052,631.50 in favor McEwen.  Each warrant has an exercise price of $0.08477, and an exercise term of three years.  This sale of Series A common shares resulted in a principal reduction of $22,852.21 in notes payable of the Company, and payment of $10,187.22 of accrued interest.

On January 17, 2013, the Company issued 9,000,000 Series A common shares to Ironridge. The issuance was pursuant to an Order for Approval of Stipulation for Settlement of Claims between the Company and Ironridge, in settlement of $1,367,693 of accounts payable of the Company which Ironridge had purchased from certain creditors of the Company, in an amount equal to the Assigned Accounts, plus fees and costs.

On January 17, 2013, the Company issued 200,000 Series A common shares to Dian Griesel, sole shareholder of Dian Griesel, Inc., as compensation as called by the contract. The sale resulted in a reduction of $14,000 in accounts payable of the Company.

The restricted Shares issued to the aforementioned entities and individuals relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder, based on the knowledge possessed by those entities or individuals regarding the Company’s operations and financial condition and their experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these Shares. The Series A common shares issued to Ironridge Global IV, LLC are exempt from registration under Section 3(a)(10) of the Securities Act of 1933.

Stock Issuances during the year ended December 31, 2011 were as follows:

On January 10, 2011, the Company issued 53,917 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to an Agreement for Professional Services, which resulted in a reduction of $1,456,295 of accounts payable of the Company.

On January 26, 2011, the Company issued 534 Series A common shares to the Cueva Family Trust in exchange for its Convertible Note and accrued interest of $32,014, which resulted in a reduction of debt of the Company.

On February 10, 2011, the Company issued 5,081 Series A common shares to Perezcalva pursuant to the Perezcalva Settlement Agreement, which resulted in a reduction of $118,750 in debt of the Company.

On February 10, 2011, the Company issued 4,952 Series A common shares to Felipe De Teresa pursuant to the Felipe Settlement Agreement, which resulted in a reduction of $115,739 in debt of the Company.

On February 10, 2011, the Company issued 6,595 Series A common shares to Joaquin De Teresa pursuant to the Joaquin Settlement Agreement, which resulted in a reduction of $154,125 debt of the Company.

On February 18, 2011, the Company issued 44,279 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement, which resulted in a reduction of $1,169,407 of accounts payable of the Company.

On March 7, 2011, the Company issued 6,896 Series A common shares to Joaquin De Teresa pursuant to the Joaquin Settlement Agreement, which resulted in a reduction of $154,125 of debt of the Company.

On March 21, 2011, the Company issued 53,218 Series A common shares to Joinmax Engineering & Consultants (HK) Ltd. for professional services rendered to the Company pursuant to the Joinmax Professional Services Agreement, which resulted in a reduction of $1,379,408 of accounts payable of the Company.

On April 12, 2011, the Company issued 91,585 Series A common shares to Isaac Organization, Inc. pursuant to the A&R Isaac SPA, which included Series A common shares previously subscribed.  Between January 1, 2011 and the date of issuance, the Company received an aggregate of $6,017,000, and Isaac subscribed to a total of 60,170 warrants.

On August 12, 2011, the Company issued 846,302 Series A common shares and 1,137,963 warrants to Isaac Organization, Inc., which represented the sum total of all shares and warrants due Isaac pursuant to the A&R Isaac SPA and the Second A&R Isaac SPA through that date and through the subsequent cancellation of the Second A&R Isaac SPA.  The Company received an aggregate of $1,556,000 pursuant to the Second A&R Isaac SPA, which amounts are over and above a total of $25,109,659 received under the Isaac SPA and the A&R Isaac SPA.

Stock Issuances during the year ended December 31, 2010 were as follows:

The Company issued an aggregate of 159,755 Series A common shares valued at $8,901,195 in exchange for settlement of convertible debentures, previously accrued interest and current period interest expenses of $7,381,085, $902,088 and $618,022, respectively.

The Company issued an aggregate of 53,757 Series A common shares valued at $2,627,948 in exchange for settlement of previously accrued services and current period expenses of $1,903,913 and $773,584, respectively

The Company issued an aggregate of 908,906 Series A common shares to Trussnet Delaware in exchange for settlement of outstanding accounts payable totaling approximately $47.0 million.

The Company issued 4,587 Series A common shares in exchange for $250,000 of an outstanding note payable in connection with the acquisition of Perusat.

The Company issued an aggregate of 588,671 Series A common shares to TCP valued at $24,488,721, to continue to maintain the right to acquire 49% interest in Chinacomm Cayman

The Company issued an aggregate of 23,425 Series A common shares valued at $462,500 in exchange for settlement notes payable related to legal settlements, related accrued interest and accrued expenses of $330,356, $83,574 and $48,570, respectively.

The Company received a total of $19,092,659 and issued an aggregate of 200,076 Series A common shares to Isaac Organization pursuant to the A&R Isaac SPA.  An additional 39,841 Series A common shares were subscribed but not issued during 2010, and a total of 190,927 warrants were subscribed but not issued during 2010.

The restricted Series A common shares issued to the aforementioned persons and entities relied upon exemptions provided for in Sections 4(2) and 4(5) of the Securities Act of 1933, as amended, including Regulation D promulgated thereunder based on the aforementioned knowledge of our operations and financial condition and experience in financial and business matters that allowed them to evaluate the merits and risk of receipt of these securities.

Item 16. Exhibits and Financial Statement Schedules

INDEX TO EXHIBITS

Description of each exhibit and incorporation by reference to any prior filing where the same exhibit has already been attached to that filing.  Reference to VelaTel Global Communications, Inc. and its prior name, China Tel Group, Inc., are to “the Company.”

Plan of Acquisition, Reorganization, Arrangement, Liquidation, or Succession

2.1

Reorganization and Merger Agreement, dated May 21, 2008, among the Company, Chinacomm Acquisition, Inc., Trussnet USA, Inc., a Nevada corporation (“Trussnet Nevada”), and the stockholders of Trussnet Nevada [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

 Articles of Incorporation and Bylaws

3.1

 Articles of Incorporation [Incorporated by reference to the Company’s Registration Statement on Form SB-2 (No. 333-134883) filed on June 9, 2006]

3.2

 Certificate of Amendment of Articles of Incorporation [Incorporated by reference to the Company’s Information Statement on Schedule 14-C filed on February 10, 2011]

3.3

 Bylaws [Incorporated by reference to the Company’s Registration Statement on Form SB-2 (No. 333-134883) filed on June 9, 2006]

3.4

Amended Bylaws [Incorporated by reference to the Company’s Information Statement on Schedule 14-C filed on February 10, 2011]

3.5

 Certificate of Change with the Nevada Secretary of State which occurred on July 18, 2012 (Filed on July 23, 2012) [Incorporated by reference to the Company’s Report on Form 10-Q filed on August 20, 2012]

 Contracts for Professional Services, Employment and/or Strategic Relationships

10.1

 Agreement for Professional Services, dated April 10,2008, between Trussnet Nevada and Trussnet USA, Inc. (“Trussnet Delaware”), a Delaware corporation [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

10.2

First Amendment to Agreement for Professional Services, dated October 1, 2009, between Trussnet Nevada and Trussnet Delaware [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

10.3

 Agreement for Professional Services, dated April 10, 2009, between the Company and Joinmax Engineering & Consultants (HK) Ltd. [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on April 15, 2011].

10.4

 Memorandum of Understanding of Global Strategic Cooperation, dated August 9, 2010, between the Company and ZTE Corporation (ZTE”) [Incorporated by reference to the Company’s Current Report on Form 8-K filed on August 12, 2010]

 Contracts Related to Chinacomm Joint Venture

10.5

 Framework Agreement, dated April 7, 2008, between the Company and CECT-Chinacomm Communications Co., Ltd. (“Chinacomm”) et al. [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

10.6

 Subscription and Shareholder’s Agreement relating to ChinaComm Limited (“Chinacomm Cayman”), dated May 23, 2008, between Gulfstream Capital Partners Ltd.(“Gulfstream Seychelles” (as Investor), Thrive Century Limited, Newtop Holdings Limited (as Founders), Chinacomm Cayman (as Company), Qui Ping and Yuan Yi (as Guarantors) and Chinacomm and CECT Chinacomm Shanghai Co. Ltd. (as Warrantors) [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 15, 2011]

10.7

 Subscription and Shareholder’s Agreement relating to ChinaComm Limited (“Chinacomm Cayman”), dated February 16, 2009, between TCP (as Investor), Thrive Century Limited, Newtop Holdings Limited (as Founders), Chinacomm Cayman (as Company), Qui Ping and Yuan Yi (as Guarantors), Chinacomm and CECT Chinacomm Shanghai Co. Ltd.(“Chinacomm Shanghai”) (as Warrantors) [Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 3, 2011]

10.8

 Addendum to Subscription and Shareholders Agreement, dated February 16, 2009, between TCP and Chinacomm [Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 3, 2011]

10.9

 Asset Purchase Agreement, Promissory Note and Security Agreement, all dated March 9, 2009, between the Company and TCP [Incorporated by reference to the Company’s Current Report on Form 8-K filed on March 10, 2009]

10.10

 Assignment and Subscription Agreement and Cancellation of Promissory Note, dated April 4, 2011, between the Company and TCP [Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 6, 2011]

Contracts Related to Acquisition of Peru Subsidiary VelaTel Peru, S.A. (formerly Perusat, S.A.) and Peru Wireless Broadband Project

10.11

Stock Purchase Agreement, dated February 22, 2009, between Mario Octavio Navarro Alvarez and Rafael Isaias Samanez Zacarias, as sellers, and Gulfstream Seychelles, as buyer, regarding capital stock of Perusat, S.A. [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

10.12

National Wi-MAX Equipment Contract, dated August 5, 2010, between Perusat, S. A and ZTE Corporation (“ZTE” [Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 23, 2010]

10.13

Service Contract for Perusat National Wi-MAX Project, dated August 5, 2010, between Perusat S. A and ZTE Peru [Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 23, 2010]

Contracts Related to Golden Bridge Joint Venture

10.14

Subscription and Shareholder Agreement for “New Co,” dated December 13, 2010, between the Company and Golden Bridge Network Communications Co., Ltd. (“GBNC”) [Incorporated by reference to the Company’s Current Report on Form 8-K filed on December 15, 2010]

Contracts Related to Sino Crossing Joint Venture

10.15

Subscription and Shareholder Agreement for “JV,” dated November 11, 2010, between the Company, Shanghai Ying Yue Network Technology Ltd.(“YYNT”), and Azur Capital SDN BHD (“Azur”) [Incorporated by reference to the Company’s Current Report on Form 8-K filed on November 16, 2010]

10.16

Addendum to Subscription and Shareholder Agreement between Azur and the Company, dated December 2, 2011 [Incorporated by reference to the Company’s Current Report on Form 8-K on December 9, 2011].

Contracts Related to VN Tech Joint Venture

10.17

Subscription and Shareholder Agreement for “New Co,” dated April 1, 2011, between Shenzhen VN Technologies Co., Ltd (“VN Tech”) and the Company [Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 6, 2011]

10.18

Amended and Restated Subscription and Shareholder Agreement, dated April 22, 2012, between Gulfstream Capital Partners, Ltd., Luo Hongye, and Shenzhen VN Technologies Co., ltd. [Incorporated by reference to the Company’s Current Report on Form 8-K on April 24, 2012]

Contracts Related to Equity and Convertible Debt Instruments

10.19

Convertible Note Purchase Agreement, dated February 12, 2008 [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

10.20 Amended and Restated Convertible Note Purchase Agreement, dated November 17, 2008 [Incorporated by reference to the Company’s Annual Report on Form 10-K filed on May 15, 2009]

10.21

Amended and Restated Loan Agreement, dated April 25, 2012, between the Company and Isaac [Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 27, 2012]

10.22

Line of Credit Loan Agreement and Promissory Note dated July 1, 2011 between the Company and Isaac Organization, Inc. [Incorporated by reference to the Company’s Report on Form 10-Q filed on August 15, 2011]

10.23

Agreement to Extend and Increase First Line of Credit Loan Agreement and Promissory Note, To Cancel Stock Purchase Agreement, and To Grant Option in VN Tech Agreement, between the Company and Isaac, dated February 23, 2012 [Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 29, 2012]

10.24

Second Line of Credit Loan Agreement and Promissory Note between the Company and Isaac, dated February 23. 2012 [Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 29, 2012]

10.25

Amended and Restated Loan Agreement between the Company and Isaac dated April 25, 2012 [Incorporated by reference to the Company’s Current Report on Form 8-K filed on April 27, 2012]

10.26

Line of Credit Promissory Note between the Company and Weal Group, Inc., dated March 5, 2012 [Incorporated by reference to the Company’s Current Report on Form 8-K dated March 9, 2012]

10.27

Promissory Note entered into between the Company and the Kevin J. Morrell Revocable Trust dated February 24, 2012 [Incorporated by reference to the Company’s Current Report on Form 8-K dated February 29, 2012]

10.28

Line of Credit Promissory Note between the Company and David S. McEwen dated April 26, 2012 [Incorporated by reference to the Company’s Current Report on Form 8-K dated April 27, 2012].

10.29

Promissory Note, dated February 24, 2012, between the Company and Viking Retirement Assets Custodian, FBO Kenneth Hobbs IRA [Incorporated by reference to the Company’s Current Report on Form 8-K dated February 29, 2012]

Contracts related to NGSN

10.30

Business Agreement with NGSN and the Company dated October 21, 2011 [Incorporated by reference on the Company’s Current Report on Form 8-K on October 25, 2011]

10.31

Exclusive Consulting and Technical Service Agreement between New Generation Special Network Co. Ltd (“NGSN”)  and Gulfstream Seychelles, dated February 1, 2012[Incorporated by reference to the Company’s Current Report on Form 8-K filed on February 6, 2012]

Contracts related to Aerostrong

10.32

Business Agreement with Aerostrong Company Limited (“Aerostrong”) and the Company, dated November 11, 2011 [Incorporated by reference on the Company’s Current Report on Form 8-K on November 14, 2011]

10.33

Strategic Business Agreement between Aerostrong and Beijing Yunji Communications Technical Service Co., Ltd., dated April 19, 2012 [Incorporated by reference on the Company’s Current Report on Form 8-K on April 20, 2012]

Contracts related to Zapna

10.34

Stock Purchase Agreement, dated April 3, 2012, between the Company, Gulfstream Seychelles and Zapna, ApS [Incorporated by reference to the Company’s Current Report on Form 8-K on April 5, 2012]

10.35

Pledge Agreement, dated April 3, 2012, between the Company, Gulfstream Seychelles and Zapna, ApS, and Horwitz, Cron & Armstrong, LLP [Incorporated by reference to the Company’s Current Report on Form 8-K on April 5, 2012]

Contracts related to Herlong

10.36

Business Cooperation Agreement, dated December 6, 2011, between the Company, 7L Capital Partners Emerging Europe LP and other shareholders, to acquire 75% equity interest in Herlong Investments Limited [Incorporated by reference to the Company’s Current Report on Form 8-K on December 9, 2011]

10.37

Software Purchase Contract, dated May 10, 2012, between the Company, Herlong Investments Limited, and ZTE Corporation [Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2012]

10.38

Equipment Contract, dated May 10, 2012, between the Company, Montenegro Connect, d.o.o and ZTE Corporation [Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2011]

10.39

Equipment Contract, dated May 10, 2012, between the Company, Novi-Net, d.o.o and ZTE Corporation [Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 15, 2011]

Contracts related to Kerseyco

10.40

Standby Business Cooperation Agreement by and between the Company, 7L Capital Partners Emerging Europe LP, Kerseyco Trading Limited, Verica Radovic (Shareholder 1), Angelina Jevtic (Shareholder 2), Nikola Zelic (Shareholder 3), Zivana Olbina (Shareholder 4); and Clearcon D.O.O (formerly SECI D.O.O). Boegrad (Shareholder 5) and VeratNet, dated December 19, 2011. [Incorporated by reference on the Company’s Current Report on Form 8-K dated December 19, 2011]

10.41

Termination of Standby Business Agreement between VelaTel Global Communications, Inc., 7L Capital Partners Emerging Europe LP, Kerseyco Trading Limited, Verica Radovic, Angellina Jevtic, Nikola Zelic, Zivana Olbina and CLEARCON D.O.O. dated August 16, 2012 [Incorporated by reference to the Company’s Current Report on Form 10-Q for the period ended June 30, 2012 dated August 20, 2012†

Contracts related to China Motion

10.42

Stock Purchase Agreement between China Motion Telecom International Limited, China Motion Holdings Limited, ChinaMotion InfoServices Limited, collectively on the one part, and Gulstream Capital partners, Ltd. on the Other Part [Incorporated by reference on the Company’s Current Report on Form 8-K dated November 27, 2012]

10.41 Corporate Guaranty of VelaTel Global Communications, Inc. [Incorporated by reference to the Company’s Current Report on Form 8-K dated November 27, 2012

Contracts related to Ironridge Technology Co.

3.1

Certificate of Designations of Preferences, Rights and Limitations of Series B preferred shares

10.42

Stock Purchase Agreement between VelaTel Global Communications, Inc. and Ironridge Technology Co., a division of Ironridge Global IV, Ltd. [Incorporated by reference to the Company’s Current Report on Form 8-K dated December 17, 2012]

10.43

Registration Rights Agreement between VelaTel Global Communications, Inc. and Ironridge Technology Co., a division of Ironridge Global IV, Ltd. [Incorporated by reference to the Company’s Current Report on Form 8-K dated December 17, 2012]

10.44

Line of Credit Promissory Note from VelaTel Global Communications, Inc. to the order of Richard Liu or Tien Han Company. [Incorporated by reference to the Company’s Current Report on Form 8-K dated December 17, 2012]

10.45

Amendment to Stock Purchase Agreement dated December 14, 2012.  [Incorporated by reference to the Company’s Currently Report on Form 8-K dated January 25, 2013]

Miscellaneous Exhibits

5

Consent and Opinion of J.M. Walker & Associates, Attorneys at Law regarding the legality of the securities being registered

11

Statement of Computation of Per Share Earnings - This Computation appears in the Financial Statements.

21

List of Subsidiaries.

23

Consent of Certified Public Accountant.

99.1

China Tel Group, Inc. 2011 Stock Option and Incentive Plan dated May 10, 2011 [Incorporated by reference to the Company’s Current Report on Form 8-K filed on May 13, 2011]

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

        ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

        iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned.

VelaTel Global Communications, Inc.

Date: January 30, 2013	By:	George Alvarez
George Alvarez, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

George Alvarez George Alvarez Carlos Trujillo	Chief Executive Officer and Director Chief Financial Officer/Controller	January 30, 2013 January 30, 2013
Carlos Trujillo

Kenneth L. Waggoner	Director	January 30, 2013
Kenneth L. Waggoner
Mario Alvarez	Director	January 30, 2013
Mario Alvarez